Exhibit 10.6

KKR FINANCIAL CLO 2005-1, LTD.

Issuer

and

KKR FINANCIAL CLO 2005-1, CORP.

Co-Issuer

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

Trustee

INDENTURE

Dated as of March 30, 2005

COLLATERALIZED LOAN OBLIGATIONS

See included Term Sheet and Supplement for certain key terms.

TABLE OF CONTENTS

PRELIMINARY STATEMENT
GRANTING CLAUSES

ARTICLE 1
DEFINITIONS

Section 1.1.	Definitions
Section 1.2.	Assumptions as to Collateral Debt Securities
Section 1.3.	Definitional Provisions

ARTICLE 2
THE NOTES

Section 2.1.	Forms Generally
Section 2.2.	Forms of Securities; Certificate of Authentication
Section 2.3.	Authorized Amount; Interest Rate; Stated Maturity; Denominations
Section 2.4.	Execution, Authentication, Delivery and Dating
Section 2.5.	Registration, Registration of Transfer and Exchange
Section 2.6.	Mutilated, Defaced, Destroyed, Lost or Stolen Securities
Section 2.7.	Payment in Respect of the Securities; Rights Preserved
Section 2.8.	Persons Deemed Owners
Section 2.9.	Cancellation
Section 2.10.	Global Securities; Temporary Securities
Section 2.11.	Securities Beneficially Owned by Non-Permitted Holders
Section 2.12.	Draws Under Delayed Draw Notes
Section 2.13.	Draws Under Revolving Notes
Section 2.15.	Voting Rights Register

ARTICLE 3
CONDITIONS PRECEDENT

Section 3.1.	General Provisions
Section 3.2.	Security for Notes
Section 3.3.	Delivery of Pledged Securities
Section 3.4.	Purchase and Delivery of Collateral Debt Securities and Other Actions During the Initial Investment Period
Section 3.5.	Representations and Warranties Concerning Collateral

ARTICLE 4
SATISFACTION AND DISCHARGE

Section 4.1.	Satisfaction and Discharge of Indenture

Section 4.2.	Application of Trust Money
Section 4.3.	Repayment of Monies Held by Paying Agent

ARTICLE 5
REMEDIES

Section 5.1.	Events of Default
Section 5.2.	Acceleration of Maturity; Rescission and Annulment
Section 5.3.	Collection of Indebtedness and Suits for Enforcement by Trustee
Section 5.4.	Remedies
Section 5.5.	Optional Preservation of Collateral
Section 5.6.	Trustee May Enforce Claims Without Possession of Securities
Section 5.7.	Application of Money Collected
Section 5.8.	Limitation on Suits
Section 5.9.	Unconditional Rights of Holders of Securities to Receive Principal and Interest
Section 5.10.	Restoration of Rights and Remedies
Section 5.11.	Rights and Remedies Cumulative
Section 5.12.	Delay or Omission Not Waiver
Section 5.13.	Control by Securityholders
Section 5.14.	Waiver of Past Defaults
Section 5.15.	Undertaking for Costs
Section 5.16.	Waiver of Stay or Extension Laws
Section 5.17.	Sale of Collateral
Section 5.18.	Action on the Securities

ARTICLE 6
THE TRUSTEE

Section 6.1.	Certain Duties and Responsibilities
Section 6.2.	Notice of Default
Section 6.3.	Certain Rights of Trustee
Section 6.4.	Not Responsible for Recitals or Issuance of Securities
Section 6.5.	May Hold Securities
Section 6.6.	Money Held in Trust
Section 6.7.	Compensation and Reimbursement
Section 6.8.	Corporate Trustee Required; Eligibility
Section 6.9.	Resignation and Removal; Appointment of Successor
Section 6.10.	Acceptance of Appointment by Successor
Section 6.11.	Merger, Conversion, Consolidation or Succession to Business of Trustee
Section 6.12.	Co-Trustees
Section 6.13.	Certain Duties of Trustee Related to Delayed Payment of Proceeds
Section 6.14.	Authenticating Agents
Section 6.15.	Fiduciary for Noteholders Only; Agent for all other Secured Parties
Section 6.16.	Representations and Warranties of the Bank

ARTICLE 7
COVENANTS

Section 7.1.	Payment of Principal and Interest
Section 7.2.	Maintenance of Office or Agency
Section 7.3.	Money for Payments to be Held in Trust
Section 7.4.	Existence of Co-Issuers
Section 7.5.	Protection of Collateral
Section 7.6.	Opinions as to Collateral
Section 7.7.	Performance of Obligations
Section 7.8.	Negative Covenants
Section 7.9.	Statement as to Compliance
Section 7.10.	Co-Issuers May Consolidate, etc., Only on Certain Terms
Section 7.11.	Successor Substituted
Section 7.12.	No Other Business
Section 7.13.	Listing
Section 7.14.	Reaffirmation of Ratings; Annual Rating Review
Section 7.15.	Reporting
Section 7.16.	Calculation Agent
Section 7.17	Certain Tax Matters
Section 7.18.	Hedge Agreement Provisions
Section 7.19.	Purpose Credit

ARTICLE 8
SUPPLEMENTAL INDENTURES

Section 8.1.	Supplemental Indentures Without Consent of Securityholders
Section 8.2.	Supplemental Indentures with Consent of Securityholders
Section 8.3.	Execution of Supplemental Indentures
Section 8.4.	Certain Further Limitations Supplemental Indentures
Section 8.5.	Effect of Supplemental Indentures
Section 8.6.	Reference in Securities to Supplemental Indentures

ARTICLE 9
REDEMPTION OF NOTES

Section 9.1.	Optional Redemption; Election to Redeem
Section 9.2.	Notice to Trustee of Optional Redemption
Section 9.3.	Redemption Procedures
Section 9.4.	Notes Payable on Redemption Date
Section 9.5.	Mandatory Redemption
Section 9.6.	Effective Date Ratings Downgrade
Section 9.7.	Repurchase of Securities
Section 9.8.	Reduction of Commitments of Delayed Draw Notes
Section 9.9.	Repayments and Reduction of Commitments of Revolving Notes

ARTICLE 10
ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1.	Collection of Money; General Account Requirements
Section 10.2.	Collection Account
Section 10.3.

Payment Account, Unused Proceeds Account, Custodial Account; Revolver Funding Account; Synthetic Security Reserve Account; Hedge Collateral Account; Securities Lending Account; Commitment Notes Funding Account; Interest Reserve Account; Expense Reserve Account

Section 10.4.	Reports by Trustee
Section 10.5.	Accountings
Section 10.6.	Release of Securities
Section 10.7.	Reports by Independent Accountants
Section 10.8.	Reports to Rating Agencies; Ratings Changes

ARTICLE 11
APPLICATION OF MONIES

Section 11.1.	Disbursements of Monies from Payment Account

ARTICLE 12
SALE OF COLLATERAL DEBT SECURITIES; SUBSTITUTION

Section 12.1.	Sale of Collateral Debt Securities and Reinvestment
Section 12.2.	Purchase of Additional Collateral Debt Securities and Eligible Investments
Section 12.3.	Securities Lending
Section 12.4.	Synthetic Securities
Section 12.5.	Conditions Applicable to all Transactions Under Article 12
Section 12.6.	Short Positions

ARTICLE 13
NOTEHOLDERS’ RELATIONS

Section 13.1.	Subordination
Section 13.2.	Standard of Conduct
Section 13.3.	Right to List of Holders

ARTICLE 14
MISCELLANEOUS

Section 14.1.	Form of Documents Delivered to Trustee
Section 14.2.	Acts of Securityholders
Section 14.3.	Notices, etc., to Trustee, the Co-Issuers, the Collateral Manager, the Managers, Moody’s and S&P
Section 14.4.	Notices to Holders; Waiver
Section 14.5.	Effect of Headings and Table of Contents
Section 14.6.	Successors and Assigns

Section 14.7.	Separability
Section 14.8.	Benefits of Indenture
Section 14.9.	Governing Law
Section 14.10.	Submission to Jurisdiction
Section 14.11.	Counterparts
Section 14.12.	Pass-Through Conduit Non-Petition; Limited Recourse
Section 14.13.	Liability of Co-Issuers
Section 14.14.	Acts of Issuer.
Section 14.15.	Waiver of Jury Trial
Section 14.16.	Escheat

ARTICLE 15
ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT

Section 15.1.	Assignment of Collateral Management Agreement

Term Sheet

SCHEDULES

Schedule A	Collateral Debt Securities as of the Closing Date
Schedule B-1	S&P Industry Classification Group List
Schedule B-2	Moody’s Industry Classification Group List
Schedule C	LIBOR Formula
Schedule D	Diversity Score Table
Schedule E	Moody’s Rating Definitions
Schedule F	S&P Rating Definition

APPENDICES

Appendix A	Supplement
Appendix B	Term Sheet
Appendix C	Content of Monthly Report
Appendix D	Content of Security Valuation Report

EXHIBITS

Exhibit A	Forms of Notes
Exhibit B	Section 2.5 Transfer Certificate to Regulation S Global Security
Exhibit C	Section 2.5 Transfer Certificate to Rule 144A Global Security
Exhibit D	Section 2.5 Transfer Certificate to Physical Security
Exhibit E	Section 2.5 Transfer Certificate of Commitment Note to Regulation S Global Security
Exhibit F	Section 2.5 Transfer Certificate of Commitment Note to Rule 144A Global Security
Exhibit G	Form of Security Owner Certificate
Exhibit H	Form of Account Agreement
Exhibit I-1	Form of Voting Rights Assignment

v

Exhibit I-2	Form of Revocation of Voting Rights Assignment

INDENTURE, dated as of March 30, 2005, among KKR FINANCIAL CLO 2005-1, LTD., an exempted company incorporated under the laws of the Cayman Islands (the “Issuer”), KKR FINANCIAL CLO 2005-1 CORP., a company organized under the laws of the State of Delaware (the “Co-Issuer,” and together with the Issuer, the “Co-Issuers”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (herein, together with its permitted successors in the trusts hereunder, called the “Trustee”).

PRELIMINARY STATEMENT

The Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the Securities issuable as provided in this Indenture.  All covenants and agreements made by the Co-Issuers herein are for the benefit of the Securityholders and the Trustee and security of the Secured Parties.  The Co-Issuers are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Co-Issuers in accordance with the agreement’s terms have been done.

GRANTING CLAUSES

Subject to the priorities and the exclusions, if any, specified below in these Granting Clauses, the Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, including any Person that was formerly a Hedge Counterparty (to the extent of its interest hereunder, including under the Priority of Payments or the Special Priority of Payments, as applicable), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, all securities, loans, investments, accounts, chattel paper, deposit accounts, instruments, financial assets, investment property, general intangibles, letter of credit rights, and other supporting obligations (in each case, as defined in the UCC), and other property of any type or nature in which the Issuer has an interest relating thereto and all proceeds with respect to the foregoing (subject to the exclusions noted below, the “Collateral”).  Such Grants include, but are not limited to:

(a)           the Collateral Debt Securities, Equity Securities which the Issuer causes to be delivered to the Trustee (directly or through an Intermediary or bailee) on or after the Closing Date, all payments thereon or with respect thereto, and all Synthetic Security Collateral (subject to any prior lien of the related Synthetic Security Counterparty);

(b)           each Account (excluding the Commitment Notes Funding Account and subject, in the case of the Securities Lending Account, to the terms of the applicable Securities Lending Agreement and, in the case of the Hedge Collateral Account, to the terms of the applicable Hedge Agreement) and all Eligible Investments purchased with funds on deposit therein, and all income from the investment of funds therein;

(c)           the Hedge Agreements and all payments thereunder or with respect thereto;

(d)           the Collateral Management Agreement and the Collateral Administration Agreement;

(e)           all Securities Lending Agreements;

(f)            Cash and Money delivered to the Trustee (directly or through an Intermediary or bailee); and

(g)           all proceeds with respect to the foregoing.

Such Grants exclude the Excepted Property.  Such Grants are made in trust to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference of time of issuance or otherwise, except as expressly provided in this Indenture, and to secure, in accordance with the priorities set forth in the Priority of Payments or the Special Priority of Payments, as applicable, (A) the payment of all amounts due on the Securities in accordance with their terms, (B) the payment of all other sums payable under this Indenture, including without limitation, amounts payable to any Hedge Counterparty under a Hedge Agreement and (C) compliance with the provisions of this Indenture, all as provided in this Indenture.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof and agrees to hold the Collateral in trust as provided herein.

ARTICLE 1

DEFINITIONS

Section 1.1.            Definitions.

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Whenever any reference is made to an amount the determination of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision.

“Account”:  The Collection Account, the Payment Account, the Custodial Account, the Unused Proceeds Account, the Commitment Notes Funding Account (if any), the Revolver Funding Account, the Synthetic Security Reserve Account, the Hedge Collateral Account, the Securities Lending Account, the Interest Reserve Account, the Expense Reserve Account and the Closing Expenses Reserve Account.

“Account Agreement”:  An agreement in substantially the form of Exhibit H hereto.

“Accountants’ Letter”:  A letter regarding the application of agreed upon procedures provided by a firm of Independent certified public accountants of national reputation appointed by the Issuer pursuant to Section 10.7(a), which may be the firm of accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer or the Collateral Manager.

“Accredited Investor”:  The meaning specified in Rule 501(a) under Regulation D under the Securities Act.

“Act” and “Act of Securityholders”:  The meanings specified in Section 14.2.

“Administration Agreement”:  The Corporate Services Agreement between the Administrator and the Issuer, as such may be amended from time to time.

“Administrative Expense Limit”:  As set forth in the Supplement.

“Administrative Expense Payment Sequence”:  On each Payment Date, Administrative Expenses payable pursuant to the Priority of Payments or the Special Priority of Payments, as applicable, and with respect to Interest Proceeds as set forth in the Priority of Interest Payments or the Special Priority of Payments, as applicable, not previously paid will be applied (a) first, to the payment of any governmental fee, charge or tax of the Co-Issuers, (b) second, to the payment of amounts due to the Trustee, as such, (c) third, to the payment of amounts due to the Collateral Administrator, (d) fourth, to the payment of amounts due to any Revolving Note Agent, (e) fifth, to the payment of amounts due to any Delayed Draw Note Agent, (f) sixth, pro rata to the payment of fees and expenses (excluding payments in the nature of indemnification or contribution and the Collateral Management Fees) of the Collateral Manager, the Rating Agencies, the Administrator and the Independent accountants, agents and counsel of the Issuer, as directed in writing by the Collateral Manager based on their respective amounts due, and (g) seventh, pro rata to the payment of all other Administrative Expenses (including indemnities) as directed in writing by the Collateral Manager based on their respective amounts due.

“Administrative Expenses”:  Amounts due or accrued with respect to any Payment Date to (i) the Trustee pursuant to Section 6.7; (ii) the Independent accountants, agents and counsel of the Issuer for fees and expenses, including amounts payable to any Revolving Note Agent and any Delayed Draw Note Agent, the Collateral Administrator pursuant to the Collateral Administration Agreement and amounts payable to the Collateral Manager pursuant to the Collateral Management Agreement (other than the Collateral Management Fees); (iii) Moody’s and S&P for fees and expenses in connection with any rating of the Securities, including any on-going surveillance fees and expenses; (iv) the Administrator’s fees and expenses pursuant to the Administration Agreement; (v) any Person in respect of any governmental fee, charge or tax; and (vi) any Person in respect of any other fees, expenses, payments or indemnities permitted under this Indenture and the documents delivered pursuant to or in connection with the Indenture and the Securities.

“Administrator”:  Maples Finance Limited or any successor administrator under the Administration Agreement, solely in its capacity as administrator.

“Affiliate” or “Affiliated”:  With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above.  For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided, that with respect to each Co-Issuer, the definition of “Affiliate” shall not include the Administrator or any other special purpose company controlled by the Administrator.

“Agent Members”:  Members of, or participants in, a Depository.

“Aggregate Excess Funded Spread”:  As of any Measurement Date, the amount obtained by multiplying:

(a)           the amount (not less than zero) equal to LIBOR applicable to the Rated Notes during the Interest Accrual Period in which such Measurement Date occurs minus a certain number (as set forth in the Term Sheet) (such number, the Excess Funded Spread Threshold);

by

(b)             the amount (not less than zero) equal to (i) the Aggregate Principal Balance of the Collateral Debt Securities (excluding Defaulted Securities and any PIK Security and any Partial PIK Security to the extent of any non-cash interest) as of such Measurement Date minus (ii) the Effective Date Target Par.

“Aggregate Funded Spread”:  As of any Measurement Date, the sum of:

(a)           in the case of each floating rate Collateral Debt Security (excluding any Defaulted Security, any REIT Preferred Security, any PIK Security and any Partial PIK Security to the extent of any non-cash interest and the unfunded portion of any Delayed Drawdown Debt Security and Revolving Collateral Debt Security) that bears interest at a spread over a London interbank offered rate based index, (i) the stated interest rate spread on such Collateral Debt Security above such index times (ii) the Principal Balance of such Collateral Debt Security (excluding the unfunded portion of any Delayed Drawdown Debt Security or Revolving Collateral Debt Security);

(b)           in the case of each floating rate Collateral Debt Security (excluding any Defaulted Security, any REIT Preferred Security, any PIK Security and Partial PIK Security to the extent of any non-cash interest and the unfunded portion of any Delayed Drawdown Debt Security and Revolving Collateral Debt Security) that bears interest at a spread over an index other than a London interbank offered rate based index, (i) the excess of the sum of such spread and such index as of the immediately preceding LIBOR Determination Date (which spread or excess may be expressed as a negative percentage) times (ii) the Principal Balance of each such Collateral

Debt Security (excluding the unfunded portion of any Delayed Drawdown Debt Security or Revolving Collateral Debt Security);

(c)           in the case of each REIT Preferred Security (excluding any Defaulted Security), (i) the spread by which the dividend rate on such Collateral Debt Security exceeds LIBOR as of the immediately preceding LIBOR Determination Date times (ii) the Principal Balance of such Collateral Debt Security; and

(d)           in the case of each fixed rate Collateral Debt Security (excluding any Defaulted Security, any REIT Preferred Security, any PIK Security and Partial PIK Security to the extent of any non-cash interest and the unfunded portion of any Delayed Drawdown Debt Security and Revolving Collateral Debt Security), (i) the excess of the coupon rate on such fixed rate Collateral Debt Security above LIBOR as of the immediately preceding LIBOR Determination Date (which spread or excess may be expressed as a negative percentage) times (ii) the Principal Balance of each such Collateral Debt Security (excluding the unfunded portion of any Delayed Drawdown Debt Security or Revolving Collateral Debt Security).

For purposes of calculating the Aggregate Funded Spread, (i) the rate or spread referred to in subclause (i) of clauses (a), (b), (c) and (d) above shall be net of any withholding tax on interest or dividend payments, as applicable, on the related Collateral Debt Security that is not subject to gross-up (determined using withholding tax rates in effect as of the date of determination); and (ii) any fixed rate Collateral Debt Security that is subject to an asset specific hedge shall be considered a floating rate Collateral Debt Security bearing interest at a floating rate equal to the implied spread over LIBOR to be received by the Issuer pursuant to such hedge.

“Aggregate Outstanding Amount”:  On any date of determination, when used with respect to (i) any Class of Notes (other than any Commitment Notes), the aggregate outstanding principal amount of such Notes (in the case of the Mezzanine Notes, including any Deferred Interest previously added to the principal amount of such Notes that remains unpaid) and (ii) any Commitment Notes, until the end of the Draw Period, the Commitment (except that the Drawn Amount shall be used for purposes of any Overcollateralization Test) and thereafter the aggregate outstanding principal amount of such Notes.

“Aggregate Principal Balance”:  When used with respect to Collateral Debt Securities, the sum of the Principal Balances of all the Collateral Debt Securities.

“Aggregate Undrawn Amount”: At any time, with respect to any Commitment Notes, the excess, if any, of (i) the aggregate amount of the Commitments in respect of all Commitment Notes over (ii) the aggregate Drawn Amount.

“Aggregate Unfunded Amount”:  At any time, with respect to Delayed Drawdown Debt Securities and Revolving Collateral Debt Securities, the excess, if any, of (i) the aggregate amount of the commitments with respect to such securities over (ii) the aggregate funded principal amount outstanding on such securities.

“Aggregate Unfunded Spread”:  As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Debt Security and Revolving Collateral Debt Security (other than Defaulted Debt Securities), the commitment fee then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Debt Security and Revolving Collateral Debt Security as of such date.

“Annualized Short Premium”:  As of any Measurement Date, the aggregate amounts payable by the Issuer on the next four Payment Dates on all Short Positions.

 “Applicable Advance Rate”:  For each Collateral Debt Security and for the applicable number of Business Days between the certification date for a sale required by Section 9.3 and the expected date of such sale, the percentage specified below (unless otherwise set forth in the Supplement):

	1-2 days	3-5 days	6-15 days
Cash and Eligible Investments	100%	100%	100%
Senior Secured Loans with a Market Value:
of 90% or more	93%	92%	88%
below 90%	80%	73%	60%
Performing bonds and Non-Senior Secured Loans with a Moody’s Rating of at least “B3” and a Market Value of 90% or more	89%	85%	75%
All other Collateral Debt Securities	75%	65%	45%

“Applicable Issuer”:  With respect to (a) the Co-Issued Securities, the Co-Issuers and (b) the Issued Securities, the Issuer.

“Assumed Reinvestment Rate”:  LIBOR (as determined on the most recent Interest Determination Date in accordance with Schedule C, with respect to Securities having an Index Maturity of three months) minus 0.50% per annum (unless otherwise set forth in the Supplement).

“Authenticating Agent”:  With respect to the Securities or a Class of the Securities, the Person designated by the Trustee to authenticate such Securities on behalf of the Trustee pursuant to Section 6.14 hereof.

“Authorized Denomination”:  The meaning specified in Section 2.3.

“Authorized Officer”:  With respect to the Issuer or the Co-Issuer, any Officer or other Person (including any duly appointed attorney-in-fact) who is authorized to act for the Issuer or the Co-Issuer, as applicable, in matters relating to, and binding upon, the Issuer or the Co-Issuer or, in respect of particular matters for which the Collateral Manager has authority to act on behalf of the Issuer and in respect of which matters the Collateral Manager has determined to act on behalf of the Issuer, any officer, employee or agent of the Collateral Manager who is authorized to act for the Collateral Manager.  With respect to the Collateral Manager, any officer, employee or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the Collateral Manager with respect to the subject matter of the request, certificate or order in question.  With respect to the Trustee, the Bank or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer.  With respect to any Delayed Draw Note Agent (other than the Bank), any officer, employee or agent of the Delayed Draw Note Agent who is authorized to act for the Delayed Draw Note Agent in matters relating to, and binding upon, the Delayed Draw Note Agent with respect to the subject matter of the request, certificate or order in question.  With respect to any Revolving Note Agent (other than the Bank), any officer, employee or agent of the Revolving Note Agent who is authorized to act for the Revolving Note Agent in matters relating to, and binding upon, the Revolving Note Agent with respect to the subject matter of the request, certificate or order in question.  Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Balance”:  On any date, with respect to Cash or Eligible Investments in any account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts, repurchase obligations and Reinvestment Agreements; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”:  JPMorgan Chase Bank, National Association, a national banking association, in its individual capacity, and not as Trustee.

“Bankruptcy Code”:  The U.S. Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

“Bankruptcy Law”:  The Bankruptcy Code and Part V of the Companies Law (2004 Revision) of the Cayman Islands, as amended from time to time.

“Benefit Plan Investor”:  Any (i) ”employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not it is subject to Title I of ERISA, and including, without limitation, foreign and governmental plans, (ii) any “plan” described in Section 4975(e)(1) of the Code, including, without limitation, individual retirement accounts and Keogh plans, or (iii) any entity whose underlying assets include “plan assets” by reason of the investment by an “employee benefit plan” or other “plan” in the entity within the meaning of the Plan Asset Regulation or otherwise.

“Board of Directors”:  With respect to the Issuer, the directors of the Issuer duly appointed by the holders of the ordinary shares of the Issuer or the directors of the Issuer and with respect to the Co-Issuer, the directors of the Co-Issuer duly appointed by the stockholders of the Co-Issuer.

“Board Resolution”:  With respect to the Issuer, a resolution of the Board of Directors of the Issuer and with respect to the Co-Issuer, a resolution of the Board of Directors of the Co-Issuer.

“Business Day”:  Any day other than (i) Saturday or Sunday or (ii) a day on which commercial banks in New York, New York or the city in which the Corporate Trust Office is located are authorized or required by applicable law, regulation or executive order to close or, for final payment of principal, in the relevant place of presentation.

“Calculation Agent”:  The meaning specified in Section 7.16(a).

“Cash”:  Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“CCC Obligations”:  Collateral Debt Securities (other than Defaulted Securities and Current Pay Obligations) with a Moody’s Rating of “Caa1” or lower or an S&P Rating of “CCC+” or lower.

“Certificatable Securities”:  The Commitment Notes and the Subordinated Notes.

“Certificate of Authentication”:  The meaning specified in Section 2.1.

“Certificated Security”:  The meaning specified in Section 8-102(a)(4) of the UCC.

“Certifying Holder”:  Each Holder (or its designee) submitting a certificate substantially in the form of Exhibit G.

“Change in Law”:  The enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs after the Closing Date.

“Class”:  All of the Securities having the same payment terms and Interest Rate (if any), ratings (if any) and Stated Maturity.  For voting purposes, Notes of different Classes that are pari passu in right of payment of interest will vote together as a single Class.

“Class A Notes”:  The meaning specified in the Supplement.

“Class B Notes”:  The meaning specified in the Supplement.

“Class Break-Even Default Rate”:  As of any Measurement Date and with respect to any Class of Rated Notes, the maximum percentage of defaults that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, as determined by S&P, from time to time, through application of the S&P CDO Monitor, that, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments or the Special Priority of Payments, as applicable, will result in sufficient funds remaining for the timely payment of interest and principal on such Class of Senior Notes and the ultimate payment of interest and principal on such Class of Mezzanine Notes.

“Class C Notes”:  The meaning specified in the Supplement.

“Class C/D Coverage Tests”:  The Class C/D Overcollateralization Test and the Class C/D Interest Coverage Test.

“Class C/D Interest Coverage Ratio”:  The ratio (expressed as a percentage) obtained by dividing:

(a)           the aggregate amount of Interest Proceeds (net of any applicable withholding tax to the extent that the Collateral Manager knows or reasonably expects that taxes will be withheld from such payments) that have been received or are expected to be received (other than Interest Proceeds expected to be received from Defaulted Securities, Partial PIK Securities and PIK Securities but including Interest Proceeds actually received from Defaulted Securities, Partial PIK Securities and PIK Securities), in each case during the Due Period in which such Measurement Date occurs, and any net payments (excluding termination payments) expected to be received by the Issuer in respect of any Hedge Agreements on or before the related Payment Date; by

(b)           the sum of (i) amounts payable (or expected as of the Measurement Date to be payable) on the following Payment Date as set forth in the Priority of Interest Payments clauses (A) through and including the clause in which all interest and Deferred Interest on the Class D Notes, if any, is to be paid (without regard to payments as a result of failure of any Coverage Test) plus (ii) amounts payable (or expected as of the Measurement Date to be payable) on the following Payment Date on any Short Positions.

“Class C/D Interest Coverage Test”:  A test satisfied if, as of each Measurement Date on or after a certain date (such date, the Class C/D Interest Coverage Test Start Date) set forth in the Term Sheet, the Class C/D Interest Coverage Ratio is equal to or greater than the Class C/D Interest Coverage Ratio Minimum set forth in the Term Sheet.

“Class C/D Overcollateralization Ratio”:  The ratio (expressed as a percentage) obtained by dividing:

(i)            the Principal Collateral Value (excluding the Aggregate Unfunded Amount); by

(ii)           the sum of the Aggregate Outstanding Amount of the Senior Notes, Class C Notes and Class D Notes.

“Class C/D Overcollateralization Test”:  A test satisfied if, as of each Measurement Date on or after a certain date (such date, the Class C/D Overcollateralization Test Start Date) set forth in the Term Sheet, the Class C/D Overcollateralization Ratio is equal to or greater than the Class C/D Overcollateralization Ratio Minimum set forth in the Term Sheet.

“Class D Notes”:  The meaning specified in the Supplement.

“Class E Notes”:  The meaning specified in the Supplement.

“Class E Overcollateralization Ratio”:  The ratio (expressed as a percentage) obtained by dividing:

(i)            the Principal Collateral Value (excluding the Aggregate Unfunded Amount); by

(ii)           the sum of the Aggregate Outstanding Amount of the Senior Notes, Class C Notes, Class D Notes and Class E Notes.

“Class E Overcollateralization Test”:  A test satisfied if, as of each Measurement Date on or after a certain date (such date, the Class E Overcollateralization Test Start Date) set forth in the Term Sheet, the Class E Overcollateralization Ratio is equal to or greater than the Class E Overcollateralization Ratio Minimum set forth in the Term Sheet.

“Class F Notes”:  The meaning specified in the Supplement.

“Class Default Differential”:  As of any Measurement Date and for any Class of Rated Notes, the rate calculated by subtracting the Class Scenario Default Rate for such Class of Rated Notes at such time from the Class Break-Even Default Rate for such Class of Rated Notes at such time.

“Class Scenario Default Rate”:  As of any Measurement Date and for any Class of Rated Notes, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with the initial S&P Rating of such Class of Rated Notes, determined by application by the Issuer of the S&P CDO Monitor at such time.

“Clearing Agency”:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”:  Any entity included within the meaning of “clearing corporation” under the UCC.

“Clearing Corporation Security”:  A Collateral Debt Security that is a “financial asset” (as defined in the UCC) that is (i) in bearer form or (ii) registered in the name of a Clearing Corporation or the nominee of such Clearing Corporation and, if a Certificated Security, is in either case held in the custody of such Clearing Corporation.

“Clearstream”:  Clearstream Banking Luxembourg, S.A., a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Closing Date”:  As set forth in the Term Sheet.

“Closing Date Invested Par Percentage”:  As set forth in the Term Sheet.

“Closing Expenses Reserve Account”:  The trust account established pursuant to Section 10.3(k).

“Closing Expenses Reserve Account Amount”:  As set forth in the Term Sheet.

“Code”:  The United States Internal Revenue Code of 1986, as amended.

“Co-Issued Securities”:  Unless otherwise set forth in the Supplement, Notes rated “Baa3” or higher by Moody’s or “BBB-” or higher by S&P as of the date of issuance.

“Co-Issuer”:  The Person identified as the Co-Issuer in the first paragraph of this Indenture until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.

“Co-Issuers”:  The Issuer and the Co-Issuer.

“Collateral”:  The meaning specified in the Granting Clauses.

“Collateral Administration Agreement”:  The Collateral Administration Agreement, dated as of the Closing Date, among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time in accordance with the terms thereof.

“Collateral Administrator”:  The Bank (or such other Person named as Collateral Administrator in the Supplement) or any successor under the Collateral Administration Agreement.

“Collateral Debt Security”:  Any debt obligation (including an interest in a bank loan acquired directly by way of sale or assignment), Participation Interest, Synthetic Security or REIT Preferred Security that, as of the time of purchase (or commitment to purchase) by the Issuer:

(A)          is:

(1)           a Registered U.S. Dollar denominated debt security (including Structured Finance Securities) issued by a corporation, limited liability company, partnership or trust that is organized in an Eligible Country;

(2)           an assignment of a Registered U.S. Dollar denominated bank loan on which the borrower is a corporation, limited liability company, partnership or trust that is organized in an Eligible Country or is guaranteed by an entity organized in an Eligible Country, or a Registered Participation Interest in such a loan in which the participating entity is organized in an Eligible Country (or the obligations of the participating entity under the Participation Interest are guaranteed by an entity organized in an Eligible Country) (each, a “Loan”);

(3)           a unit consisting of a debt obligation described in clause (1) or (2) above and an Equity Security (provided that such Equity Security does not constitute Margin Stock);

(4)           a Synthetic Security; or

(5)           a REIT Preferred Security; and

(B)           which in each case:

(1)           is a Zero Coupon Bond or provides for periodic payments in cash no less frequently than annually (although it may provide that such periodic payments be deferred and capitalized);

(2)           with the exception of REIT Preferred Securities, matures on or before the Stated Maturity of the Notes; provided that a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the “Extended Maturity Obligations Percentage”) may mature after the Stated Maturity of the Notes;

(3)           with the exception of REIT Preferred Securities, provides for payment of a fixed amount of principal (or the economic equivalent) in cash, final cash payment or return of collateral by the maturity or scheduled expiration thereof;

(4)           except for Delayed Drawdown Debt Securities, Revolving Collateral Debt Securities and Credit-Linked Obligations, does not require future advances to be made to the borrower in accordance with its Underlying Instrument;

(5)           is eligible to be sold, assigned or participated to the Issuer and, if the consent of the obligor thereunder is required in order for such obligation to be acquired by the Issuer, such consent has been obtained;

(6)           is not a Defaulted Security (other than a Purchased Defaulted Security) or a Credit Risk Security;

(7)           with the exception of REIT Preferred Securities, is not subject to U.S. or foreign withholding tax unless the obligor thereof is required to make “gross-up” payments that cover the full amount of any such withholding tax;

(8)           is not subject to substantial non-credit related risk with respect to repayment as determined by the Collateral Manager in its reasonable business judgment;

(9)           (a) is unconditionally guaranteed as to the payment of principal and interest by the U.S. government or any agency or instrumentality thereof, or (b) if it is not a Purchased Defaulted Security or a Current Pay Obligation, has a Moody’s Rating of at least “Caa2” and an S&P Rating of at least “CCC” and such S&P Rating does not have a “p,” “pi,” “q,” “t” or an “r” subscript;

(10)         cannot be converted at the option of the obligor thereof (and the Issuer may not exercise any right it may have as holder thereof to convert) from payment in U.S. Dollars to payment in another currency;

(11)         will not cause the Issuer (or the Collateral  Manager acting on behalf of the Issuer) to be deemed for tax purposes to have participated in a primary loan origination;

(12)         is not Margin Stock;

(13)         will not cause the Issuer to be deemed to own 5% or more of the voting securities of any Person or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5% or more of the voting securities of any Person, as determined by the Collateral Manager;

(14)         is not acquired for the purpose of accommodating a request from a Securities Lending Counterparty to borrow such obligation;

(15)         is not an Eligible Investment;

(16)         is not a participation in a Participation Interest; and

(17)         if such Collateral Debt Security is a Synthetic Security, the Counterparty Criteria are satisfied.

Notwithstanding the foregoing, the failure of obligations to meet the definition of Collateral Debt Security at any time shall not prevent an obligation which would otherwise be a Collateral Debt Security from being a Collateral Debt Security so long as at the time of purchase (or commitment to purchase) such obligation met the definition of Collateral Debt Security.

“Collateral Management Agreement”:  The Collateral Management Agreement, dated as of the Closing Date, between the Issuer and the Collateral Manager, as amended from time to time in accordance with its terms.

“Collateral Management Fee”:  The Senior Collateral Management Fee, the Intermediate Collateral Management Fee, the Subordinated Collateral Management Fee and, without duplication, the Cumulative Deferred Management Fee.

“Collateral Manager”:  KKR Financial Advisors II, LLC (or such other Person named as Collateral Manager in the Supplement) or any successor under the Collateral Management Agreement.

“Collateral Manager Securities”:  All Securities beneficially owned by the Collateral Manager or any of its Affiliates or by an account or fund for which the Collateral Manager or any of its Affiliates acts as the investment adviser and for which the Collateral Manager or any of its Affiliates is exercising its discretionary voting authority.

“Collateral Quality Test”:  A test satisfied if, as of any Measurement Date, the Collateral Debt Securities (in the aggregate) satisfy each of the requirements set forth below, calculated in each case as required by Section 1.2 herein:

(i)            the Moody’s Weighted Average Rating Factor Test;

(ii)           the Weighted Average Life Test;

(iii)          the Weighted Average Spread Test;

(iv)          the Moody’s Minimum Weighted Average Recovery Rate Test;

(v)           the S&P Minimum Weighted Average Recovery Rate Test;

(vi)          the S&P CDO Monitor Test; and

(vii)         the Moody’s Diversity Test.

For purposes of the calculation of the Collateral Quality Test at any time, Synthetic Securities will have the treatment set forth in the definition of “Synthetic Security”, and except as otherwise provided herein, Defaulted Securities will not be included in the calculation of the Collateral Quality Test.

“Collection Account”:  The trust account established pursuant to Section 10.2(a).

“Commitment”: At any time in respect of any Commitment Note, the maximum aggregate outstanding principal amount of advances (whether at the time funded or unfunded) that the Holder of such Commitment Note is obligated under the Note Purchase Agreement to make to the Issuer from time to time, as specified in the Term Sheet, provided that upon the conversion of any drawn portion of a Delayed Draw Note to a Note of the same Tranche during the Draw Period in accordance with Section 2.5(k), such Commitment will be deemed to be permanently reduced by the principal amount converted into such Note.

“Commitment Fee”: The Commitment Fee with respect to any Commitment Notes specified in the Term Sheet.

“Commitment Fee Amount”: With respect to any Commitment Notes as of any Payment Date, the sum of (i) the aggregate amount of Commitment Fee accrued and unpaid as of such Payment Date plus (ii) interest accrued for the Interest Accrual Period for such Payment Date at the Interest Rate of such Commitment Notes on any accrued and unpaid Commitment Fees that became payable on any prior Payment Date, in each case calculated on the basis of the actual number of days elapsed in a year of 360 days.

“Commitment Notes”:  Revolving Notes and Delayed Draw Notes (if any).

“Controlling Class”: Unless otherwise specified in the Supplement, the Class A Notes, so long as any Class A Notes are Outstanding, then the Class B Notes, so long as any Class B Notes are Outstanding, then the Class C Notes, so long as any Class C Notes are Outstanding, then the Class D Notes, so long as any Class D Notes are Outstanding, then the Class E Notes, so long as any Class E Notes are Outstanding, then the Class F Notes, so long as any Class F Notes are Outstanding, then the Subordinated Notes.

“Corporate Trust Office”:  The corporate trust office of the Trustee currently located at 600 Travis Street, 50th Floor, Houston, Texas 77002, Attention: Institutional Trust Services — KKR CLO Financial 2005-1, Ltd., telephone number (713) 216—4181, or such other address as the Trustee may designate from time to time by notice to the Noteholders, the Collateral Manager and the Issuer or the principal corporate trust office of any successor Trustee.

“Counterparty Criteria”:  Unless otherwise specified in the Supplement, with respect to any (i) Participation Interest, (ii) Synthetic Security, (iii) Collateral Debt Security issued by an obligor Domiciled in a country whose foreign currency issuer credit rating by S&P is below “AA”, or (iv) Securities Lending Agreement, a criterion that will be met if immediately after giving effect to such acquisition in the case of (i), (ii) or (iii), or giving effect to such loan in the case of (iv), the percentage of the Principal Collateral Value that consists in the aggregate of (A) Participation Interests with Selling Institutions that have the same or a lower credit rating, (B) Synthetic Securities with Synthetic Security Counterparties that have the same or a lower credit rating, (C) Collateral Debt Securities with obligors located in a country whose foreign currency issuer credit rating by S&P is below “AA” and whose S&P Rating is the same or lower and (D) Securities Lending Agreements with Securities Lending Counterparties that have the same or lower credit rating, does not exceed the “Aggregate Percentage Limit” or “Individual Percentage Limit” set forth below for such credit rating:

Credit Rating of Entity (at or below)		Aggregate	Individual
Moody’s	S&P	Percentage Limit	Percentage Limit
Aaa	AAA	20%	10%
Aa1	AA+	10%	10%
Aa2	AA	10%	10%
Aa3	AA-	10%	5%
A1(1)	A+	5%	5%
A2(1)	A	5%	5%

(1)   If the applicable Moody’s short-term unsecured debt rating is below “P-1” or is on any ratings watch list with negative implications, then such Moody’s rating for calculating the Counterparty Criteria will be below A2.

“Coverage Tests”:  The Senior Coverage Tests, the Class C/D Coverage Tests and the Class E Overcollateralization Test.

“Credit Event”:  With respect to a Credit-Linked Obligation, as defined in such Credit-Linked Obligation.

“Credit Improved Criteria”:  The criteria that will be met if (i) with respect to Collateral Debt Securities other than Loans, the change in price (stated as a percentage) of such Collateral Debt Security during the period from the date on which it was acquired by the Issuer to the date of determination either is more positive, or less negative as the case may be, than the percentage change in the Merrill Lynch High Yield Index, Bloomberg ticker JOAO, Average Price Option plus 3.00%, over the same period or (ii) with respect to Loans, the change in price (stated as a percentage) of such Collateral Debt Security during the period from the date on which it was acquired by the Issuer to the date of determination either is more positive, or less negative, as the case may be, than the percentage change in the average price of an Eligible Loan Index plus 0.50% over the same period.

“Credit Improved Security”:  Any Collateral Debt Security that, in the Collateral Manager’s reasonable business judgment, has significantly improved in credit quality after it was acquired by the Issuer; provided, however, that on a day on which the Restricted Trading Condition is applicable, a Collateral Debt Security will qualify as a Credit Improved Security only if, since it was acquired by the Issuer, one or both of the following conditions are satisfied (i) its issuer, obligor or other rating has been upgraded by any Rating Agency at least one rating subcategory or has been placed and remains on credit watch for possible upgrade by any Rating Agency or (ii) the applicable Credit Improved Criteria are satisfied with respect to such Collateral Debt Security.

“Credit-Linked Obligation”:  A Synthetic Security that is one or more swap transactions (other than a Short Position), securities or instruments that, taken together,

(a)           (i)            are classified as debt for U.S. federal income tax purposes,

(ii)           are entered into or acquired pursuant to guidelines that were prepared by counsel and with respect to which the Issuer has obtained an opinion of counsel to the effect that, if the Issuer complies with such guidelines, the Issuer will not be treated as providing a guarantee or engaging in a trade or business within the United States, or

(iii)          with respect to which the Issuer has obtained an opinion of counsel to the effect that the Issuer will not be treated as providing a guarantee or engaging in a trade or business within the United States as a result of the acquisition, disposition or ownership by the Issuer of such swap transaction, security or instrument, and

(b)           provide for:

(i)            periodic cash payments from the Synthetic Security Counterparty to the Issuer calculated at a stated rate or spread on an amount stated therein,

(ii)           early termination, redemption or maturity thereof upon the occurrence of a Credit Event,

(iii)          upon such early termination, redemption or maturity as a result of a Credit Event,

(A)          a final cash settlement payment (or release of Collateral) by the Issuer to the Synthetic Security Counterparty or by the Synthetic Security Counterparty to the Issuer in a stated amount calculated by reference to the change in the market value thereof or the market value or a stated reference price of the related Reference Obligation at the time of termination, redemption or maturity and/or

(B)           physical delivery by the Synthetic Security Counterparty to the Issuer of one or more Deliverable Obligations, and

(iv)          if no Credit Event has occurred, a final cash settlement payment or return of collateral, as applicable, by the Synthetic Security Counterparty to the Issuer (or, in the case of clause (B) below, by the Issuer to the Synthetic Security Counterparty, if applicable) in a stated amount equal to:

(A)          an initial payment or initial posting of collateral, as applicable, if any, made at the time of purchase thereof or other stated amount if there is no early termination or

(B)           a termination amount or redemption payment determined in accordance with a specified methodology if an early termination, redemption or maturity occurs for any reason other than as a result of a Credit Event.

“Credit Risk Criteria”:  The criteria that will be met if (i) with respect to Collateral Debt Securities other than Loans, the change in price (stated as a percentage) of such Collateral Debt Security during the period from the date on which it was acquired by the Issuer to the date of determination either is more negative, or less positive, as the case may be, than the percentage change in the Merrill Lynch High Yield Index, Bloomberg ticker JOAO, Average Price Option less 3.00%, over the same period or (ii) with respect to Loans, the change in price (stated as a percentage) of such Collateral Debt Security during the period from the date on which it was acquired by the Issuer to the date of determination either is more negative, or less positive, as the case may be, than the percentage change in the average price of an Eligible Loan Index less 0.50% over the same period.

“Credit Risk Security”:  Any Collateral Debt Security that, in the Collateral Manager’s reasonable business judgment, has a significant risk of declining in credit quality or price related to the credit risk of the Collateral Debt Security or, with the passage of time, becoming a Defaulted Security; provided, however, that on a day on which the Restricted Trading Condition is applicable, a Collateral Debt Security will qualify as a Credit Risk Security only if, since its acquisition date, one or both of the following conditions are satisfied:  (i) its issuer, obligor or other rating has been downgraded at least one rating subcategory by any Rating Agency or has been placed and remains on credit watch for possible downgrade by any Rating Agency or (ii) the applicable Credit Risk Criteria are satisfied with respect to such Collateral Debt Security.

“Cumulative Deferred Management Fee”:  With respect to any Payment Date, (i) the aggregate amount of all Current Deferred Management Fees deferred by the Collateral Manager on or prior to such Payment Date, minus (ii) the aggregate amount of all Cumulative Deferred Management Fees distributed to the Collateral Manager in accordance with the Priority of Payments or the Special Priority of Payments prior to such Payment Date.

“Current Deferred Management Fee”:  With respect to any Payment Date, the amount of all or any portion of the Senior Collateral Management Fee, Intermediate Collateral Management Fee, or Subordinated Collateral Management Fee, as applicable, then due and owing to the Collateral Manager in accordance with the Priority of Payments or the Special Priority of Payments, which the Collateral Manager elects to defer by delivery of an election notice to the

Trustee on or before the immediately preceding Determination Date preceding such Payment Date.

“Current Pay Obligation”:  Except as otherwise specified in the Supplement, a Collateral Debt Security that would otherwise satisfy clauses (b), (c), (d) or (g) of the definition of “Defaulted Security,” but as to which (a) no prior unpaid interest remains outstanding, the most recent interest payment due was paid in Cash and the Collateral Manager has certified to the Trustee that it expects that subsequent scheduled interest and principal payments will be paid in Cash when due and principal will be paid at maturity, (b) the Moody’s Rating of such Collateral Debt Security is at least “Caa2,” (c) if the obligor of such Collateral Debt Security is subject to a bankruptcy, insolvency, receivership or similar proceeding, the relevant court has authorized the payment of interest due and payable on such Collateral Debt Security, and (d) its Market Value at the time of purchase was greater than or equal to (i) 85% of its outstanding principal amount, in the case of a Collateral Debt Security with a Moody’s Rating of Caa2,” or (ii) 80% of its outstanding principal amount, in the case of any other Collateral Debt Security.    For purposes of the S&P CDO Monitor Test, that portion of Current Pay Obligations up to and including 10% of the Principal Collateral Value (with the highest aggregate Market Value) will be treated as having an S&P Rating of the higher of (i) the rating assigned to such Collateral Debt Security by S&P or (ii) “CCC-,” and that portion of Current Pay Obligations in excess of 10% of the Principal Collateral Value will be treated as having an S&P Rating of “D.”

“Current Portfolio”:  At any Measurement Date, the portfolio of Collateral Debt Securities and Eligible Principal Investments then held by the Issuer.

“Current Portfolio Annual Interest”:  As of any date of determination, the sum of the products obtained by multiplying (i) the Principal Balance of each Collateral Debt Security (excluding Defaulted Securities, PIK Securities and Partial PIK Securities) and each Eligible Investment by (ii) the per annum coupon rate in effect with respect to such Collateral Debt Security or Eligible Investment as of such date.

“Current Portfolio Minimum Interest”:  As of any date of determination, the sum of the products obtained by multiplying (a) the Principal Balance of each Collateral Debt Security (excluding Defaulted Securities, PIK Securities and Partial PIK Securities) and each Eligible Investment by (b) LIBOR as of the immediately preceding LIBOR Determination Date plus the Minimum Spread.

“Current Voting Rights Assignee”: The meaning specified in Section 2.14(b).

“Custodial Account”:  The account established pursuant to Section 10.3(c).

“Default”:  Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Interest”:  Any interest (and in the case of any Commitment Notes, any Commitment Fee Amount) due and payable in respect of any Senior Notes or, if no Senior Notes are Outstanding, in respect of the Tranche of Outstanding Mezzanine Notes that ranks highest in the Order of Priority or any interest on such Defaulted Interest which is not punctually paid or duly provided for on the applicable Payment Date or at the Stated Maturity of the applicable Note.

“Defaulted Loaned Collateral Debt Security”:  Any Collateral Debt Security which is subject to a Securities Lending Agreement, under which Securities Lending Agreement an event of default (as such term is defined by the applicable Securities Lending Agreement) has occurred.

“Defaulted Participation Security”:  As defined in clause (g) of the definition of Defaulted Security.

“Defaulted Security”:  Unless otherwise specified in the Supplement, any Collateral Debt Security or any other obligation included in the Collateral (including a Deliverable Obligation delivered upon the early termination of a Synthetic Security) for which:

(a)           (i) the obligor thereof has defaulted in the payment of principal and/or interest for five Business Days (without regard to any waiver or grace period provided in the related Underlying Instrument) (the “Cure Period”), but only until such default has been cured through the payment of all past due interest and/or principal; provided, however, that such Cure Period shall only be available if the Collateral Manager has certified to the Trustee in writing that, in the Collateral Manager’s reasonable business judgment such default resulted from non-credit related causes, or (ii) the maturity of all or a portion of the principal amount of such Collateral Debt Security (excluding Current Pay Obligations) has been accelerated as a consequence of a default (other than a payment default) under the related Underlying Instrument and such acceleration has not been rescinded or any applicable default or event of default has not been cured or waived; provided, that a Collateral Debt Security shall not constitute a Defaulted Security under this clause (a) if it is a Partial PIK Security or PIK Security that in each case is current in the payment of principal; provided further, however, that a PIK Security for which interest has been deferred or capitalized for more than two consecutive interest accrual periods shall constitute a Defaulted Security under this clause (a);

(b)           any bankruptcy, insolvency or receivership proceeding has been initiated in connection with the obligor of such Collateral Debt Security and is unstayed and undismissed; provided, however, that, if such proceeding is an involuntary proceeding, the condition of this clause (b) will not be applicable and such Collateral Debt Securities will not be a Defaulted Security until the earliest of the following:  (A) the related obligor consents to such proceeding, (B) an order for relief under the Bankruptcy Code, or any substantially similar order under a proceeding not taking place under the Bankruptcy Code, has been entered and (C) such proceeding remains unstayed and undismissed for 60 days; provided, further, that a Current Pay Obligation or DIP Collateral Debt Security will not constitute a Defaulted Security under this clause (b) notwithstanding such bankruptcy, insolvency or receivership proceeding;

(c)           the Collateral Manager has actual knowledge that the obligor thereof is in default (without giving effect to any applicable grace period or waiver) as to payment of principal and/or interest on another obligation of such obligor (and such default has not been cured), and at least one of the  following conditions is met:  (A) both such other obligation and the Collateral Debt

Security are full recourse unsecured obligations and the other obligation is senior to or pari passu with the Collateral Debt Security in right of payment or (B) all of the following conditions (1), (2) and (3) are satisfied:  (1) both such other obligation and the Collateral Debt Security are full recourse secured obligations secured (in whole or in part) by identical collateral, (2) the security interest securing the other obligation is senior to or pari passu with the security interest securing the Collateral Debt Security and (3) the other obligation is senior to or pari passu with the Collateral Debt Security in right of payment; provided, however, that a Collateral Debt Security shall not constitute a Defaulted Security under this clause (c) if it is a Current Pay Obligation or DIP Collateral Debt Security;

(d)           such Collateral Debt Security (i) has an S&P Rating of  “D” or “SD,” (ii) an S&P Rating cannot be determined by reference to Schedule F and is not expected to be determinable within 30 days, (iii) if it is a Structured Finance Security, (A) it has an S&P Rating of  “CC” or lower or had an S&P Rating of “CC” or lower that was withdrawn or (B) it has a Moody’s Rating below “Caa3”, or (iv) has any obligation that is senior or pari passu in right of payment to such Collateral Debt Security that has an S&P Rating of  “D” or “SD”; provided, however, that a Collateral Debt Security shall not constitute a Defaulted Security under this clause (d) if it is a Current Pay Obligation or it is a DIP Collateral Debt Security with a rating or a rating estimate by S&P higher than “D” or “SD” or with respect to which the Issuer has requested a rating estimate from S&P;

(e)           such Collateral Debt Security is a Synthetic Security referencing a Reference Obligation with respect to which a Credit Event has occurred and is continuing, which Credit Event is, or with notice or passage of time or both, will be, the basis for (A) a reduction in the principal amount payable to the Issuer under such Synthetic Security (in the case of a credit-linked note) or (B) a Cash settlement or delivery of a related Deliverable Obligation to the Issuer (in the case of a Credit-Linked Obligation) (a “Defaulted Synthetic Security”);

(f)            such Collateral Debt Security is a Synthetic Security (other than a Defaulted Synthetic Security) with respect to which the Synthetic Security Counterparty has defaulted in the performance of any of its payment obligations under the Synthetic Security;

(g)           such Collateral Debt Security is a Participation Interest in a loan or other debt security that would, if such loan or other debt security were a Collateral Debt Security, constitute a Defaulted Security under any other clause of this definition (a “Defaulted Participation Security”);

(h)           such Collateral Debt Security is a Participation Interest in a loan or in a security (other than a Defaulted Participation Security) with respect to which the Selling Institution has defaulted in the performance of any of its payment obligations under the related participation agreement;

(i)            the principal balance of such Collateral Debt Security (or the relevant portion thereof) comprises all or part of that portion of the aggregate principal balance of Current Pay Obligations (with the highest aggregate Market Value) that exceeds 10% of the Principal Collateral Value; or

(j)            there has been effected any distressed exchange or other distressed debt restructuring where the obligor of such Collateral Debt Security has offered the holder or holders of such Collateral Debt Security a new security or package of securities that, in the reasonable business judgment of the Collateral Manager, amounts to a diminished financial obligation.

Notwithstanding clauses (a) through (j) of this definition, the Collateral Manager may declare any Collateral Debt Security to be a Defaulted Security if, in Collateral Manager’s reasonable business judgment, (i) the credit quality of the obligor of such Collateral Debt Security (or, in the case of a Synthetic Security, the credit quality of the Reference Obligor with respect thereto) has significantly deteriorated such that there is a reasonable expectation of payment default as of the next scheduled payment date with respect to such Collateral Debt Security, (ii) the terms of such Collateral Debt Security were amended while such Collateral Debt Security was in default and such amendments resulted in a materially diminished value of such Collateral Debt Security or (iii) collateral received in exchange for collateral securing a Collateral Debt Security that has been restructured has materially diminished in value as compared to the value of the collateral surrendered in the restructuring.

“Defaulted Synthetic Security”:  As defined in clause (e) of the definition of Defaulted Security.

“Deferred Interest”:  With respect to any Class of Mezzanine Notes, interest that is deferred and added to the outstanding principal balance of the Notes of such Class pursuant to Section 2.7(a).

“Delayed Draw Note Agent”:  The Bank (or such other Person named as Delayed Draw Note Agent in the Term Sheet) pursuant to the Note Purchase Agreement, or any successor under the Note Purchase Agreement.

“Delayed Draw Notes”:  As defined in the Supplement, if any.

“Delayed Draw Rating Criteria”:  Criteria that will be satisfied on any date with respect to any purchaser of any Delayed Draw Notes if the short-term debt, deposit or similar obligations of such purchaser (or its guarantor) are on such date rated at least “P-1” by Moody’s and “A-1” by S&P.

“Delayed Drawdown Debt Security”:  A Collateral Debt Security that (i) requires the Issuer to make one or more future advances to the obligor under the Underlying Instruments relating thereto, (ii) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (iii) does not permit the re-borrowing of any amount previously repaid by the obligor thereof; provided, however, that any such Collateral Debt Security will be a Delayed Drawdown Debt Security only until all commitments by the Issuer to make advances to the obligor thereof are fully funded, expire or are terminated or reduced to zero.

“Deliver” or “Delivered”:  The taking of the following steps:

(i)            in the case of each Certificated Security or Instrument (other than a Clearing Corporation Security or an Instrument referred to in clause (vii) below), (A) causing the delivery of such Certificated Security or Instrument to an Intermediary registered in the name of the Intermediary or its affiliated nominee or endorsed to an Intermediary or in blank, (B) causing the Intermediary to continuously identify on its books and records that such Certificated Security or Instrument is credited to the relevant Account and (C) causing the Intermediary to maintain continuous possession of such Certificated Security or Instrument;

(ii)           in the case of each Uncertificated Security (other than a Clearing Corporation Security), (A) causing such Uncertificated Security to be continuously registered on the books of the obligor thereof to an Intermediary and (B) causing the Intermediary to continuously identify on its books and records that such Uncertificated Security is credited to the relevant Account;

(iii)          in the case of each Clearing Corporation Security, causing (A) the relevant Clearing Corporation to continuously credit such Clearing Corporation Security to the securities account of an Intermediary at such Clearing Corporation and (B) the Intermediary to continuously identify on its books and records that such Clearing Corporation Security is credited to the relevant Account;

(iv)          in the case of any Financial Asset that is maintained in book-entry form on the records of an FRB, causing (A) the continuous crediting of such Financial Asset to a securities account of an Intermediary at any FRB and (B) the Intermediary to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(v)           in the case of each Financial Asset not covered by the foregoing clauses (i) through (iv), causing the transfer of such Financial Asset to an Intermediary in accordance with applicable law and regulation and causing the Intermediary to continuously credit such Financial Asset to the relevant Account;

(vi)          in the case of each general intangible (including any participation interest that is not, or the debt underlying which is not, evidenced by an Instrument or Certificated Security) notifying the obligor thereunder of the Grant to the Trustee (unless no applicable law requires such notice);

(vii)         in the case of each Participation as to which the underlying debt is represented by an Instrument, obtaining the acknowledgment of the Person in possession of such Instrument (which may not be the Issuer) that it holds such Instrument for the benefit of the Trustee;

(viii)        in the case of any “deposit account” as defined in Article 9 of the UCC, causing the institution with which such deposit account is maintained to maintain such deposit account in accordance with the Account Agreement; and

(ix)           in all cases, the filing of an appropriate Financing Statement in the appropriate filing office in accordance with the Uniform Commercial Code as in effect in any relevant jurisdiction.

“Deliverable Obligation”:  A debt obligation or other security that is to be delivered to the Issuer upon the occurrence of certain Credit Events under a Synthetic Security that satisfies the definition of “Collateral Debt Security” at the time it is delivered to the Issuer, except that such debt obligation or other security may be a Defaulted Security at the time delivered to the Issuer; provided that with respect to any Credit-Linked Obligation, such security may, if specified therein, (a) consist of a class of securities or indebtedness of a specific seniority or a specific issuance of outstanding securities and/or (b) be subject to replacement with other obligations of the issuer of such security upon specified conditions.  An obligation that is delivered to the Issuer under a Synthetic Security that does not satisfy the definition of “Collateral Debt Security” will be treated as a Defaulted Security.

“Depository”:  The Depository Trust Company, its nominees, and their respective successors.

“Determination Date”:  The last day of each Due Period.

“DIP Collateral Debt Security”:  Unless otherwise specified in the Supplement, any interest in a loan or financing facility having a rating or rating estimate by S&P or for which a rating estimate has been requested from S&P and that is explicitly rated by Moody’s (including any estimated rating by Moody’s) that is purchased directly by way of assignment which is (i) an obligation of (a) a debtor in possession as described in §1107 of the Bankruptcy Code or any similar provision of any other applicable bankruptcy law, including, without limitation, any bankruptcy, insolvency, reorganization or similar law enacted by any other applicable jurisdiction or (b) any Person for whom a trustee has been appointed (if appointment of such trustee has been ordered pursuant to §1104 of the Bankruptcy Code or any similar provision of any other applicable bankruptcy law, including, without limitation, any bankruptcy, insolvency, reorganization or similar law enacted by any other applicable jurisdiction) (in either such case, a “Debtor”) organized under the laws of the United States or any state therein, (ii) the terms of which have been approved by an order of the United States Bankruptcy Court, the United States District Court, or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that:  (a) (1) such DIP Collateral Debt Security is fully secured by liens on the Debtor’s otherwise unencumbered assets pursuant to §364(c)(2) of the Bankruptcy Code or any similar provision of any other applicable bankruptcy law, including, without limitation, any bankruptcy, insolvency, reorganization or similar law enacted by any other applicable jurisdiction; or (2) such DIP Collateral Debt Security is secured by liens of equal or senior priority on property of the Debtor’s estate that is otherwise subject to a lien pursuant to §364(d) of the Bankruptcy Code or any similar provision of any other applicable bankruptcy law, including, without limitation, any bankruptcy, insolvency, reorganization or similar law enacted by any other applicable jurisdiction; and (b) such DIP Collateral Debt Security is fully secured based upon a current valuation or appraisal report, and (iii) if such DIP Collateral Debt Security is publicly rated by S&P, such rating is not lower than “CCC-.”  Notwithstanding the foregoing, such a loan will not be deemed to be a DIP Collateral Debt Security following the emergence of the related obligor from bankruptcy protection under the Bankruptcy Code or any similar provision of any other bankruptcy law, including, without limitation, any bankruptcy, insolvency, reorganization or similar law enacted by any other applicable jurisdiction.  Any notices related to the restructuring or amendment of any DIP Collateral Debt Security will be forwarded to each Rating Agency.  If the Issuer has requested a rating estimate on a DIP Collateral Debt Security from S&P and such rating estimate has not been received, such DIP Collateral Debt Security shall be treated as having an S&P rating estimate of “CCC-” until a rating estimate is received.

“Discount Obligation”:  A Collateral Debt Security having a purchase price of less than (i) a certain percentage (as set forth in the Term Sheet) in the case of loans (such percentage, the Discount Loan Minimum Price) or less than a certain percentage (as set forth in the Term Sheet) in the case of debt securities (such percentage, the Discount Bond Minimum Price) if such obligation is rated “B3” or higher by Moody’s at the time of purchase or (ii) a certain percentage (as set forth in the Term Sheet) in the case of loans (such percentage, the Discount Below B3 Loan Minimum Price) or less than a certain percentage (as set forth in the Term Sheet) in the case of debt securities (such percentage, the Discount Below B3 Bond Minimum Price) if such Collateral Debt Security was rated less than “B3” by Moody’s at the time of purchase, of the outstanding principal amount thereof (or in the case of a Synthetic Security, where the Reference Obligation has a market value of less than 80% at the time of acquisition).

“Discretionary Sales”:  The meaning specified in Section 12.1(f).

“Distribution”:  Any payment of principal or interest or any dividend or premium payment made on, or any other distribution in respect of, a Pledged Security.

“Diversity Score”:  A single number that indicates collateral concentration in terms of both obligor and industry concentration, calculated as set forth in Schedule D or such other schedule provided to the Issuer and the Trustee by the Collateral Manager for which Rating Agency Confirmation has been obtained from Moody’s.  For the purposes of the calculation of the Diversity Score, obligors that are Affiliates will be considered one obligor; provided, however, that an Affiliate of an obligor that is in a different industry from such obligor will be treated as a separate obligor if Rating Agency Confirmation has been obtained from Moody’s.  If Moody’s modifies its industrial classification groups, the Collateral Manager may elect to have any or all of the Collateral Debt Securities reallocated among such modified industrial classification groups for purposes of determining the Industry Diversity Score (as defined in Schedule D) and the Diversity Score so long as (i) the Collateral Manager has provided written notice of such election to Moody’s, the Trustee and the Collateral Administrator and (ii) Rating Agency Confirmation has been obtained from Moody’s.

“Dollar” or “$”:  A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Domicile”:  With respect to any Collateral Debt Security obligor, either (a) if it is organized in the Netherlands Antilles, Bermuda, the Cayman Islands, the Bahamas, Guernsey, Jersey, the Isle of Man or the British Virgin Islands, the country in which a majority of its assets are located, directly or through subsidiaries, as determined by the Collateral Manager or (b) otherwise, its country of incorporation or organization.

“Draw”:  With respect to (i) any Delayed Draw Notes, the meaning specified in Section 2.12(a) and (ii) any Revolving Notes, the meaning specified in Section 2.13(a).

“Draw Date”:  With respect to (i) any Delayed Draw Notes, the meaning specified in Section 2.12(a) and (ii) any Revolving Notes, the meaning specified in Section 2.13(a).

“Draw Period”: The period commencing on the Closing Date and ending on the earlier of (i) the date set forth in the Term Sheet (the Draw Period End Date) or (ii) the date the Commitment terminates.

“Drawn Amount”: At any time, with respect to any Commitment Notes, the aggregate principal amount of the Commitment Notes funded on the Closing Date or by one or more Draws after the Closing Date and, in the case of Revolving Notes, not repaid.

“DTC”:  The Depository Trust Company, its nominees, and their respective successors.

“Due Date”:  Each date on which a distribution is due on a Pledged Security in accordance with its terms.

“Due Period”:  With respect to any Payment Date, the period commencing immediately following the 10th day prior to the preceding Payment Date (or, on the Closing Date, in the case of the Due Period relating to the first Payment Date) and ending on the 10th day prior to such Payment Date (or, in the case of a Due Period that is applicable to the Payment Date relating to the Stated Maturity of any Note, or the Maturity of all Outstanding Notes, ending on the day preceding such Payment Date); provided, however, that in any case, if the last day of the Due Period falls on a day that is not a Business Day, the last day of such Due Period shall be the immediately preceding Business Day.

“Effective Date”:  The earlier of a certain date set forth in the Term Sheet (the Outside Effective Date) (or the next succeeding Business Day if such date is not a Business Day) or the date selected by the Collateral Manager and upon which the Collateral Debt Securities purchased by the Issuer (including binding commitments to purchase) have an Aggregate Principal Balance greater than or equal to the Effective Date Target Par.

“Effective Date Target Par”:  As set forth in the Term Sheet.

“Effective Date Target Par Ratio”:  The ratio obtained by dividing the Effective Date Target Par by the sum of the aggregate original principal amounts of the Senior Notes, Class C Notes and Class D Notes.

“Eligible Country”:  Any of the United States, Canada, a European Country, Bermuda or the Cayman Islands or any other country that has a Moody’s foreign currency rating of at least “Aa2” and an S&P foreign issuer credit rating of at least “AA.”

“Eligible Investment”:  Any Dollar-denominated investment that, at the time it is delivered to the Trustee (directly or through a securities intermediary or bailee), is one or more of the following obligations or securities:

(a)           direct Registered obligations, and Registered obligations of, the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of

America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America;

(b)           demand and time deposits in, certificates of deposit of trust accounts with bankers’ acceptances issued by, or federal funds sold by any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Bank or the commercial department of any successor Trustee, as the case may be; provided, however, that such Person otherwise meets the criteria specified herein) and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depositary institution or trust company (or, in the case of the principal depositary institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings; provided, however, that any investment in commercial paper or bankers’ acceptances will not have a maturity in excess of 183 days;

(c)           unleveraged repurchase or forward obligations with respect to (A) any security described in clause (a) above or (B) any other Registered security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depositary institution or trust company (acting as principal) described in clause (b) above (including, the Bank or the commercial department of any successor Trustee, as the case may be; provided, however, that such Person otherwise meets the criteria specified herein) or entered into with an entity (acting as principal) with, or whose parent company has, the Eligible Investment Required Ratings; provided, further, that no such repurchase obligation will extend for a term in excess of 183 days;

(d)           Registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that have a credit rating of not less than the Eligible Investment Required Ratings at the time of such investment or contractual commitment providing for such investment;

(e)           commercial paper or other short-term obligations of an obligor (including the Bank or the commercial department of any successor Trustee, as the case may be, or any Affiliate thereof) with the Eligible Investment Required Ratings and that either are bearing interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance;

(f)            a Reinvestment Agreement issued by any bank (if treated as a deposit by such bank), including the Bank, or a Reinvestment Agreement or guaranteed investment issued by any insurance company or other corporation or entity, in each case with the Eligible Investment Required Ratings;

(g)           shares or other securities of non-United States money market funds which funds have, at all times, credit ratings of “Aaa” or “MR1+” by Moody’s and “AAAm” or “AAAm-G” by S&P, respectively; and

(h)           Cash;

which, in each case (x) is purchased at par or below and (y) matures or is putable at par to the obligor thereof (after giving effect to any applicable grace period) no later than the Business Day prior to the next Payment Date, unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; provided, however, that:

(i)            Eligible Investments on deposit in the Revolver Funding Account will be invested in overnight funds that are Eligible Investments;

(ii)           Eligible Investments purchased with funds in the Collection Account will be held until maturity except as otherwise specifically provided herein; and

(iii)          none of the foregoing obligations or securities will constitute Eligible Investments if:

(A)          such obligation or security has a “p,” “pi,” “q,” “r” or “t” subscript assigned to any rating by S&P,

(B)           all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments,

(C)           such obligation or security is subject to U.S. withholding tax,

(D)          such obligation or security is subject to any withholding tax unless the obligor of the obligation or security is required to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis pursuant to the Underlying Instrument with respect thereto,

(E)           such obligation or security is a mortgage-backed security or is secured by real property, or

(F)           such obligation or security is the subject of an Offer.

Any investment which otherwise qualifies as an Eligible Investment, may (1) be made by the Trustee with or through the Bank or any of its Affiliates, and (2) be made in securities of any entity for which the Bank or any of its Affiliates serves as offeror, distributor, advisor or other service provider.

“Eligible Investment Required Ratings”:  Unless otherwise specified in the Supplement, short-term credit ratings of “P-1” from Moody’s and “A-1+” from S&P or, in the case of any Eligible Investment with a maturity of longer than 91 days, long-term credit ratings of at least “Aa2” from Moody’s and “AAA” from S&P (or, in the case of Registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, “AA” by S&P); provided, however, that on any date of purchase of an Eligible Investment, up to 20% of the Principal Collateral Value may consist of Eligible Investments with a short-term credit rating of “A-1” (rather than “A-1+”) by S&P after giving effect to such purchase.

“Eligible Loan Index”:  With respect to each Collateral Debt Security that is a Senior Secured Loan, one of the following indices as selected by the Collateral Manager in writing delivered to the Trustee upon acquisition of such Collateral Debt Security:  CSFB Leveraged Loan Indices (formerly DLJ Leveraged Loan Index Plus), the Deutsche Bank Leveraged Loan Index, the Goldman Sachs/Loan Pricing Corporation Liquid Leveraged Loan Index, the Banc of America Securities Leveraged Loan Index, the S&P/LSTA Leveraged Loan Indices or any other loan index for which Rating Agency Confirmation has been obtained.

“Eligible Principal Investments”:  Eligible Investments purchased with Principal Proceeds (including amounts designated as Principal Proceeds pursuant to the Priority of Payments) or the proceeds of the offering of the Notes.

“Equity Security”:  (i) Any equity security or other security that is not eligible for purchase by the Issuer as a Collateral Debt Security or (ii) any security purchased as part of a “unit” with a debt obligation that otherwise meets the definition of Collateral Debt Security and that itself is not eligible for purchase by the Issuer as a Collateral Debt Security; provided that an Equity Security will be deemed to have a principal balance and an interest rate of zero for purposes of the Portfolio Profile Test, any Coverage Test and the Collateral Quality Test.

“ERISA”:  The United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Section”:  With respect to any representation letter or certificate required to be provided hereunder, the section or sections of such letter or certification pertaining to matters related to ERISA, Benefit Plan Investors, Plans, Controlling Persons, “employee benefit plans” (within the meaning of Section 3(3) of ERISA) or in any way addressing matters in any way similar to the foregoing.

“ERISA Securities”:  The Issued Securities.

“Euroclear”:  Euroclear Bank S.A./N.V. as the operator of the Euroclear system and any successor or successors thereto.

“European Countries”:  Any Group I European Country, Group II European Country, Group III European Country or Group IV European Country.

“Event of Default”:  The meaning specified in Section 5.1.

“Excepted Property”: $500 (comprised of $250 of proceeds in connection with the issuance of the ordinary shares of the Issuer and $250 received as a fee for issuing the Securities), together with the bank account of the Issuer in the Cayman Islands in which such money is deposited and any interest thereon.

“Excess Interest”:  As of any date of determination, the greater of (i) zero and (ii) Current Portfolio Annual Interest as of such date minus Current Portfolio Minimum Interest as of such date.

“Excess Weighted Average Spread”:  As of any Measurement Date, an amount equal to the product obtained by multiplying (a) the excess, if any, of the Weighted Average Spread over the Minimum Spread by (b) the sum of (i) the Principal Balance of each Collateral Debt Security (excluding any Defaulted Security and any PIK Security or Partial PIK Security to the extent of any non-cash interest) that is not a Revolving Collateral Debt Security or a Delayed Drawdown Debt Security, plus (ii) the outstanding principal amount of each such Revolving Collateral Debt Security or Delayed Drawdown Debt Security, and subtracting from such product the Annualized Short Premium.

“Exchange Act”:  The United States Securities Exchange Act of 1934, as amended.

“Exchange Class”:  The meaning specified in Section 2.5(g)(i).

“Exchange Transaction”:  A transaction pursuant to Section 12.2(b).

“Exchanged Defaulted Security”:  The meaning specified in Section 12.2(b).

“Expense Reserve Account”:  The trust account established pursuant to Section 10.3(j).

“Expense Reserve Account Amount”:  As set forth in the Term Sheet.

“Extended Maturity Obligations Percentage”:  As set forth in the Term Sheet.

“Federal Funds Effective Rate”:  With respect to Revolving Notes (if any), for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Revolving Note Agent from three Federal Funds brokers of recognized standing selected by the Revolving Note Agent.

 “Fee Basis Amount”:  On any Payment Date, the sum of (i) the Aggregate Principal Balance of the Collateral Debt Securities, (ii) the aggregate principal amount of Eligible Principal Investments, and (iii) amounts on deposit in the Unused Proceeds Account, in each case as of the first day of the related Due Period.

“Financial Asset”: The meaning specified in the UCC.

“Financial Market Publisher”:  Publishers of financial data designated by the Collateral Manager on behalf of the Issuer from time to time.

“Financing Agreement”:  An agreement or agreements among the Issuer, the Financing Party and other parties pursuant to which the Financing Party provides financing for the acquisition of debt obligations prior to the Closing Date.

“Financing Party”:  One or more parties (which may be the Manager or the Collateral Manager or one or more of their Affiliates) that provides funds to the Issuer pursuant to a Financing Agreement.

“Financing Statement”:  The meaning specified in the UCC.

“Fixed Rate Notes”:  As of any date of determination, all Rated Notes that bear interest at a fixed rate during the related Interest Accrual Period.

“Floating Amounts”:  With respect to each Class of Floating Rate Notes, the Interest Amount applicable to such Class.

“Floating Rate Notes”:  As of any date of determination, all Rated Notes that bear interest at a floating rate during the related Interest Accrual Period.

“Floating Rates”:  With respect to each Class of Floating Rate Notes, the Interest Rate applicable to such Class.

“FRB”:  Any Federal Reserve Bank.

“Funding Rate”:  With respect to the Revolving Notes held by a Pass-Through CP Conduit and any Interest Accrual Period, the sum of (x)(i) if such Notes are funded through the issuance of commercial paper by such Pass-Through CP Conduit, the weighted daily averaged interest rate payable in respect of such Pass-Through CP Conduit’s commercial paper during such Interest Accrual Period (determined in the case of discount commercial paper notes by converting the discount to an interest bearing equivalent rate per annum), or (ii) if such Notes are funded under a Pass-Through CP Conduit’s committed program-wide liquidity loan agreement or otherwise than through the issuance of commercial paper, Pass-Through CP Conduit LIBOR plus a certain spread (the CP Conduit Spread) as set forth in the Term Sheet, and (y) (without duplication) the commissions and charges charged by the applicable placement agent or commercial paper dealer with respect to such commercial paper expressed as a percentage of the face amount thereof and converted to an interest-bearing equivalent rate per annum.

“Global Certificatable Securities”:  The meaning specified in Section 2.5(e)(iv).

“Global Rated Notes”:  Rated Notes held in the form of Global Securities.

“Global Security”:  Each Rule 144A Global Security and Regulation S Global Security.

“Global Subordinated Notes”:  Subordinated Notes held in the form of Global Securities.

“Grant”:  To grant, bargain, sell, alienate, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against.  A Grant of the Pledged

Securities, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Pledged Securities, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring legal or other proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group I European Countries”:  Unless otherwise specified in the Supplement, the United Kingdom.

“Group II European Countries”:  Unless otherwise specified in the Supplement, Germany, Ireland, Sweden, Switzerland and the Netherlands.

“Group III European Countries”:  Unless otherwise specified in the Supplement, Austria, Belgium, Denmark, Finland, France, Liechtenstein, Luxembourg, Norway and Spain.

“Group IV European Countries”:  Unless otherwise specified in the Supplement, Italy, Portugal and Greece and any other member states of the European Union not included in the definition of Group I European Countries, Group II European Countries or Group III European Countries.

“Hedge Agreements”:  The interest rate cap and swap agreements entered into between the Issuer and each Hedge Counterparty, as amended from time to time, and any additional or replacement interest rate cap or swap agreements or other agreements that address interest rate exposure entered into between the Issuer and each Hedge Counterparty in accordance with the terms hereof, as amended from time to time, provided that Rating Agency Confirmation has been received.

“Hedge Collateral Account”:  Each trust account established pursuant to Section 10.3(f).

“Hedge Counterparty”:  Any institution or institutions with whom the Issuer enters into interest rate cap or swap agreements or other agreements that address interest rate exposure and with respect to which Rating Agency Confirmation shall have been received, or any permitted assignees or successors of such institutions under any Hedge Agreements with respect to which Rating Agency Confirmation shall have been received; provided that each Hedge Counterparty or its credit support provider shall have ratings not less than the Hedge Counterparty Minimum Ratings (as set forth in the Term Sheet).

“Hedge Payment Amount”:  With respect to the Hedge Agreements and any Payment Date, the amount, if any, of any payments (other than termination payments) including any amounts deferred from the previous Payment Date together with interest thereon at the rate set forth in the applicable Hedge Agreement then payable by the Issuer to the Hedge Counterparties.

“Holder” or “Securityholder”:  With respect to any Security, the Person in whose name such Security is registered in the Security Register.

“Indemnifiable Tax”:  Any Tax imposed by any governmental authority of the Cayman Islands by withholding or deduction from a payment under a Revolving Note other than (a) a Tax that would not have been imposed but for (i) a present or former connection between the Cayman Islands and the Holder of the Revolving Note, any Person holding an interest in the Revolving Note through a partnership, trust, financial intermediary or otherwise or any Person related to the Holder or Person holding an interest in the Revolving Note (other than a connection arising solely from having received a payment under, or enforced, a Revolving Note) or (ii) presentation of a Revolving Note for payment (where presentation is required) on a day more than 30 Business Days after the date on which such payment became due except to the extent that additional amounts would have been payable on account of the withholding or deduction of Taxes had presentation been made on such thirtieth Business Day, (b) any Tax imposed on account of the location of the paying agent, (c) any estate, inheritance, gift, sales, transfer, personal property, wealth or similar Tax, (d) any Tax imposed due to the inability or the failure of the affected Holder or Person to deliver, to the Issuer and Trustee or to such governmental authority as the Issuer may direct, any document, form or certification required or reasonably requested in writing in order to allow the Issuer to make a payment without any deduction or withholding for or on account of any Tax, (e) any Tax imposed with respect to a payment to a Holder that is not the beneficial owner of the Revolving Notes that would not have been imposed had the beneficial owner directly held such Revolving Notes, (f) any Tax which is collectible otherwise than by withholding or deduction from payments of principal, interest, redemption amount or Commitment Fee Amount or (g) any combination of (a), (b), (c), (d), (e) and (f) above.

“Indenture”:  This instrument, including all Schedules, Appendices (including, for the avoidance of doubt, the Supplement and the Term Sheet) and Exhibits hereto, as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”:  As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers or any investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions.  “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Index Maturity”:  With respect to the first Payment Date, the number of months for which the London interbank offered rate for Eurodollar deposits is quoted that is closest to but less than the period of time from the Closing Date to the end of the first Interest Accrual Period, and with respect to each Payment Date thereafter, three months; provided, that in the case of the Interest Accrual Period applicable to any Draw of Commitment Notes, the Index Maturity shall be the related Interest Accrual Period.

“Initial Investment Period”:  The period from the Closing Date to and including the Effective Date.

“Instrument”:  The meaning specified in Article 9 of the UCC.

“Interest Accrual Period”:  The period from and including the Closing Date to but excluding the first Payment Date (or, with respect to any Draw with respect to any Commitment Notes, the period from and including such Draw to, but excluding, the Payment Date immediately following such Draw) and each succeeding period from and including each Payment Date to but excluding the following Payment Date until Stated Maturity (unless the Notes are redeemed earlier).

In determining any Interest Accrual Period, (i) in the case of Floating Rate Notes, if any Payment Date is not a Business Day, then the Interest Accrual Period ending on such Payment Date shall be extended to but excluding the date on which payment is required to be made pursuant to this Indenture and the succeeding Interest Accrual Period shall begin on and include such date, and (ii) in the case of Fixed Rate Notes, the Payment Date shall be assumed to be the date of the month set forth in the definition of Payment Date without regard to whether such day is a Business Day.

“Interest Amount”:  With respect to each Floating Rate Note and each LIBOR Determination Date, the amount of interest for the related Interest Accrual Period payable in respect of each $100,000 principal amount of such Class of Notes.

“Interest Distribution Amount”:  With respect to any Class or Classes of Rated Notes on any Payment Date, (i) the aggregate amount of interest accrued, at the applicable Interest Rate, during the related Interest Accrual Period on the Aggregate Outstanding Amount of the applicable Rated Notes on the first day of such Interest Accrual Period (after giving effect to any redemption of such Rated Notes on any preceding Payment Date) and (ii) any Defaulted Interest with respect to such Class of Rated Notes.

“Interest Proceeds”:  With respect to any Payment Date, the sum of the following amounts received during the related Due Period:

(i)            all Cash payments of interest (including capitalized interest and amounts that are the economic equivalent of interest) or dividends on the Pledged Securities (other than Credit-Linked Obligations), including in the Collateral Manager’s judgment (determined as of the trade date), accrued interest (other than Principal Financed Accrued Interest) received in connection with a sale of Pledged Securities (to the extent such accrued interest was not applied to the purchase of Collateral Debt Securities);

(ii)           all amendment and waiver fees (unless otherwise designated as Principal Proceeds by the Collateral Manager in writing to the Trustee), all late payment fees, prepayment fees, call premiums, commitment fees and all other fees and commissions received during such Due Period in connection with the Pledged Securities (other than fees and commissions received in connection with the purchase, sale, restructuring or default of Pledged Securities);

(iii)          all payments pursuant to any Hedge Agreements scheduled to be received on or prior to such Payment Date (other than payments in connection with termination (including reduction of the notional amount) of a Hedge Agreement);

(iv)          all periodic payments received pursuant to Credit-Linked Obligations during such Due Period (other than payments in respect of termination, maturity or redemption);

(v)           Unused Proceeds designated by the Collateral Manager as Interest Proceeds prior to the end of the first Due Period in accordance with Section 10.3(b); and

(vi)          all payments of principal on Eligible Investments purchased with Interest Proceeds;

provided, however, that Interest Proceeds shall not include the following amounts:

(i)            that portion of the aggregate amounts received with respect to a Defaulted Security that does not exceed the outstanding principal amount of such Defaulted Security;

(ii)           the sum of amounts transferred or to be transferred from the Interest Reserve Account to the Payment Account on or about the Business Day preceding such Payment Date;

(iii)          all amounts received with respect to Short Positions;

(iv)          any upfront payments received upon entry into a Synthetic Security;

(v)           any portion of Interest Proceeds that were applied to make payments with respect to Synthetic Securities (other than Short Positions);

(vi)          with respect to the first interest payment after acquisition of a Collateral Debt Security, that portion of such interest payment that constitutes Principal Financed Accrued Interest;

(vii)         amounts designated as Principal Proceeds by the Collateral Manager in connection with confirmation of the ratings on the Rated Notes as of the Effective Date; and

(viii)        amounts that were accrued with respect to the period ending on the Closing Date and are required to be paid to the Financing Party under the Financing Agreement.

“Interest Rate”:  With respect to each Class of Notes, as set forth in the Term Sheet.

“Interest Reserve Account”:  The trust account established pursuant to Section 10.3(i).

“Interest Reserve Amount”:  Unless otherwise specified in the Supplement, with respect to each Payment Date, to the extent that the aggregate Principal Balance of Non-Quarterly Pay

Obligations as of the related Determination Date is greater than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Interest Reserve Threshold), one-half of the amount of interest received during the related Due Period on Non-Quarterly Pay Obligations in excess of the Interest Reserve Percentage of the Principal Collateral Value (as selected and determined by the Collateral Manager).

“Interim Target”:  As set forth in the Supplement.

“Interim Target Date”:  As set forth in the Supplement.

“Intermediary”:  The entity maintaining an Account pursuant to an Account Agreement.

“Intermediate Assignee”:  The specified meaning in Section 2.14(b).

“Intermediate Collateral Management Fee”:  The intermediate collateral management fee payable to the Collateral Manager in arrears on each Payment Date in accordance with the Priority of Payments or the Special Priority of Payments, as applicable, in an amount equal to such percentage per annum as set forth in the Term Sheet (such percentage, the Intermediate Collateral Management Fee Percentage) of the Fee Basis Amount.

“Investment Company Act”:  The United States Investment Company Act of 1940, as amended.

“Investment Criteria”:  The meaning specified in Section 12.2(a).

“Issued Securities”:  Unless otherwise set forth in the Supplement, Securities other than the Co-Issued Securities.

“Issuer”:  The Person identified as the Issuer in the first paragraph of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order”:  A written order or request (which may be in the form of a standing order or request) dated and signed in the name of the Issuer by an Authorized Officer of the Issuer or the Co-Issuer, or by an Authorized Officer of the Collateral Manager where permitted pursuant to the Collateral Management Agreement, as the context may require or permit.

“Knowledgeable Employee”:  The meaning given such term in Rule 3c-6 under the Investment Company Act.

“LIBOR”:  The meaning set forth in Schedule C attached hereto.

“LIBOR Business Day”:  The meaning set forth in Schedule C attached hereto.

“LIBOR Determination Date”:  The meaning set forth in Schedule C attached hereto.

“Loan”:  As defined in clause (A)(2) of the definition of Collateral Debt Security.

“Lowest CCC Obligations”:  CCC Obligations (including, in no more than one case, a portion of a CCC Obligation) (a) with an aggregate principal balance equal to the excess, if any, of the aggregate principal balance of all CCC Obligations as of such date over a certain percentage (as is set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Lowest CCC Threshold) and (b) with the lowest possible aggregate Market Value among such CCC Obligations.

“Majority”:  With respect to any Class or Classes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Securities of such Class or Classes, as the case may be.  With respect to the Securities collectively, the Holders of more than 50% of the sum of the Aggregate Outstanding Amount of all Outstanding Notes; provided that, in any case where any Commitment Notes are voting together with any other Class or Classes of Notes, the Aggregate Outstanding Amount of such Commitment Notes shall mean the Commitment of such Notes at such time; and provided further that, in any case where any Commitment Notes are voting as a separate Class and the Drawn Amount is zero (other than as the result of an “Event of Default” as defined in the Note Purchase Agreement) the Aggregate Outstanding Amount of such Commitment Notes shall mean the Commitment.

“Make Whole Amount”:  Except as otherwise specified in the Supplement, with respect to the Fixed Rate Notes, an amount, expressed in U.S. Dollars, equal to the present value of the remaining payments of the principal amount of and interest (exclusive of payments that otherwise would have been payable on the Redemption Date and Deferred Interest) on such Note, as applicable, calculated on a 30/360 day count basis (i) assuming that the entire remaining outstanding principal amount (exclusive of payments that otherwise would have been payable on the Redemption Date and Deferred Interest) of each such Class of Notes will be paid on the Payment Date following the Remaining Average Life Date, and that each payment of interest is made on its related Payment Date, including interest from the Payment Date prior to the Remaining Average Life Date up to the end of such Remaining Average Life (that is, that no such interest is deferred), and (ii) using a discount factor equal to the Reinvestment Yield.

“Managers”:  As set forth in the Term Sheet.

“Managers Addresses”:  The meaning specified in the Supplement.

“Mandatory Redemption”:  Any redemption of Notes, in whole or in part, required in accordance with the Priority of Payments as a result of failure (i) to satisfy any Coverage Test, or (ii) to obtain Rating Agency Confirmation in connection with the Effective Date.

“Margin Stock”:  “Margin Stock” as defined under Regulation U issued by the Board of Governors of the Federal Reserve System.

“Market Value”:  On any Measurement Date, for any Collateral Debt Security (and in all cases as shall be certified in writing by the Collateral Manager to the Trustee), (i) the average bid price value determined by a Qualified Pricing Service selected by the Collateral Manager; or (ii) (A) if a Qualified Pricing Service is not available or, if the bid price determined by such service is deemed by the Collateral Manager in its reasonable discretion to be unreliable, based on the Collateral Manager’s knowledge of the current market for such Collateral Debt Security, then either (1) the average of the bid side prices determined by three Independent broker-dealers selected by the Collateral Manager who are active in the trading of such securities, or (2) if only two such bid prices are available, the lower of such two bid prices, provided, that if only one such bid price is available, the Market Value shall be such bid price or (B) if the determinations of such broker-dealers are not made available, then for up to 30 days the bid side market value of such Collateral Debt Security as determined by the Collateral Manager, using its reasonable business judgment consistent with customary market practice, and thereafter zero.  Equity Securities will be deemed to have a Market Value of zero.

“Maturity”:  With respect to any Security, the date on which the outstanding principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Measurement Date”:  Each of the following:  (i) the Effective Date, (ii) after the Effective Date, any date on which there is a sale, purchase, substitution or other disposition of any Collateral Debt Security (or, if earlier, the date the Issuer enters into an irrevocable commitment with respect to any such sale, purchase, substitution or other disposition), (iii) each Determination Date, (iv) the date of determination of the Monthly Report, and (v) with reasonable notice, any other Business Day requested by either Rating Agency.

“Merging Entity”:  The meaning specified in Section 7.10.

“Mezzanine Notes”:  As specified in the Supplement.

“Minimum Denominations”:  Unless otherwise specified in the Supplement, the meaning specified in Section 2.3.

“Minimum Spread”:  As set forth in the Term Sheet.

“Money”:  The meaning specified in Article 1 of the UCC.

“Monthly Report”:  Each report containing the information set forth on Appendix C, as the same may be modified and amended by mutual agreement between the Trustee and the Collateral Manager, that is delivered pursuant to Section 10.5(a).

“Monthly Report Date”:  As specified in the Supplement.

“Monthly Report Period”:  With respect to (i) the first Monthly Report following a Payment Date, the period commencing immediately following last day of the preceding Due Period and ending on the first Monthly Report Date thereafter, and (ii) the second Monthly Report following a Payment Date, the period commencing immediately following last day of the preceding Monthly Report Period and ending on the first Monthly Report Date thereafter.

“Moody’s”:  Moody’s Investors Service, Inc. and its successors and assigns.

“Moody’s Actual Weighted Average Rating Factor”:  The number determined by summing the products obtained by multiplying the Principal Balance of each Collateral Debt Security by its Moody’s Rating Factor, dividing such sum by the aggregate of the Principal Balances of all such Collateral Debt Securities and rounding the result up to the nearest whole number.

“Moody’s Default Probability Rating”:  Unless otherwise specified in the Supplement, with respect to any Collateral Debt Security as of any date of determination, the rating determined for such Collateral Debt Security as set forth on Schedule E or such other schedule provided by Moody’s to the Issuer, the Trustee and the Collateral Manager for which Rating Agency Confirmation has been obtained from Moody’s.

“Moody’s Derived Rating”:  Unless otherwise specified in the Supplement, with respect to any Collateral Debt Security whose Moody’s Rating or Moody’s Default Probability Rating cannot otherwise be determined pursuant to the definitions thereof, the rating determined for such Collateral Debt Security as set forth on Schedule E or such other schedule provided by Moody’s to the Issuer, the Trustee and the Collateral Manager for which Rating Agency Confirmation has been obtained from Moody’s.

“Moody’s Diversity Test”:  A test satisfied if as of any Measurement Date the Diversity Score is greater than or equal to a certain number set forth in the Term Sheet (such number, the Moody’s Minimum Diversity Score).

“Moody’s Industry Classification”:  The industry classification set forth in Schedule B-2, as such industry classification will be updated at the option of the Collateral Manager if Moody’s publishes revised industry classifications and Moody’s or the Collateral Manager provides written notice thereof to the Trustee.

“Moody’s Maximum Weighted Average Rating Factor”:  As of any Measurement Date, the Applicable Moody’s Rating Factor applicable to the Diversity Score as of such Measurement Date, determined by reference to Moody’s Weighted Average Rating Factor Matrix set forth in the Supplement, plus the Moody’s Weighted Average Rating Factor Adjustment as of such date; provided, that notwithstanding the foregoing, the Moody’s Maximum Weighted Average Rating Factor as of any Measurement Date will not exceed the factor set forth in the Supplement (such factor, the Moody’s Weighted Average Rating Factor Ceiling).

“Moody’s Minimum Weighted Average Recovery Rate Test”:  A test satisfied if as of any Measurement Date the Moody’s Weighted Average Recovery Rate is greater than or equal to a certain percentage set forth in the Term Sheet (such percentage, the Moody’s Minimum Recovery Rate).

“Moody’s Rating”:  Unless otherwise specified in the Supplement, with respect to any Collateral Debt Security as of any date of determination, the rating determined for such Collateral Debt Security as set forth on Schedule E or such other schedule provided by Moody’s to the Issuer, the Trustee and the Collateral Manager for which Rating Agency Confirmation has been obtained from Moody’s.

“Moody’s Rating Factor”:  Unless otherwise specified in the Supplement, for each Collateral Debt Security, a number set forth to the right of the applicable Moody’s Default Probability Rating below:

Moody’s	Moody’s
Rating	Rating Factor
Aaa	1
Aa1	10
Aa2	20
Aa3	40
A1	70
A2	120
A3	180
Baa1	260
Baa2	360
Baa3	610
Ba1	940
Ba2	1,350
Ba3	1,766
B1	2,220
B2	2,720
B3	3,490
Caa1	4,770
Caa2	6,500
Caa3	8,070
Ca, not rated or withdrawn	10,000

For purposes of calculating the Moody’s Weighted Average Rating Factor Test and the Moody’s Weighted Average Rating Factor Adjustment, (i) each Defaulted Security will be excluded, and (ii) if a Collateral Debt Security is not rated by Moody’s and no other security or obligation of the obligor is rated by Moody’s, and the Issuer or the Collateral Manager has requested a rating or rating estimate from Moody’s, then until such rating or rating estimate is received, the Moody’s Rating Factor of such security will be deemed to be the lesser of (a) the Moody’s Rating Factor corresponding to such security’s rating as determined pursuant to the definition of Moody’s Default Probability Rating and (b) 10,000.

“Moody’s Recovery Amount”:  With respect to any Collateral Debt Security, the amount equal to the product of (i) the applicable Moody’s Recovery Rate and (ii) the Principal Balance of such Collateral Debt Security.

“Moody’s Recovery Rate”:  Unless otherwise specified in the Supplement, with respect to any Collateral Debt Security, as of any Measurement Date, the recovery rate specified in Table I below corresponding to such type of Collateral Debt Security:

Table I
Moody’s Recovery Rates

Type of Collateral Debt Security	Recovery Rate
Senior Secured Loans	The recovery rate determined by reference to Table II below
Non-Senior Secured Loans	The recovery rate determined by reference to Table III below
Debt securities	The recovery rate determined by reference to Table IV below
Synthetic Securities and Structured Finance Securities	As determined by Moody’s on a case by case basis
DIP Collateral Debt Securities	50%
REIT Preferred Securities	The recovery rate specified in the Supplement (such rate, the REIT Preferred Securities Recovery Rate).

Table II

Moody’s Recovery Rates for Senior Secured Loans

Number of rating sub-categories by which the Moody’s Rating exceeds the Moody’s Default Probability Rating	Recovery Rate
-3 or less	20%
-2	30%
-1	40%
0	45%
1	50%
2 or more	60%

Table III

Moody’s Recovery Rates for Non-Senior Secured Loans

Number of rating sub-categories by which the Moody’s Rating exceeds the Moody’s Default Probability Rating	Recovery Rate
-3 or less	10.0%
-2	15.0%
-1	30.0%
0	40.0%
1	42.5%
2 or more	45.0%

Table IV

Moody’s Recovery Rates for Debt Securities

Number of rating sub-categories by which the Moody’s Rating exceeds the Moody’s Default Probability Rating	Recovery Rate*
-3 or less	2%
-2	10%
-1	15%
0	30%
1	35%
2 or more	40%

*      The recovery rate for a subordinated debt security will be 15% if its Moody’s Rating has been determined by reference to the definition of “Moody’s Derived Rating.”

“Moody’s Weighted Average Rating Factor Adjustment”:  As set forth in the Supplement.

“Moody’s Weighted Average Rating Factor Matrix”: As set forth in the Supplement.

“Moody’s Weighted Average Rating Factor Test”:  A test that is satisfied on any Measurement Date if the Moody’s Actual Weighted Average Rating Factor of the Collateral Debt Securities is equal to or less than the Moody’s Maximum Weighted Average Rating Factor.

“Moody’s Weighted Average Recovery Rate”:  As of any Measurement Date, the number, expressed as a percentage, obtained by (i) summing the Moody’s Recovery Amount for each Collateral Debt Security (excluding Defaulted Securities), (ii) dividing such sum by the Aggregate Principal Balance of all Collateral Debt Securities (excluding Defaulted Securities), and (iii) rounding up to the nearest tenth of a percent.

“Moody’s Weighted Average Spread Adjustment”:  As of any Measurement Date, the number obtained by dividing:

(i)            the amount equal to (A) the Aggregate Funded Spread, plus (B) the Aggregate Unfunded Spread, minus (C) the Annualized Short Premium,

by

(ii)           the Aggregate Principal Balance of the Collateral Debt Securities (excluding Defaulted Securities and any PIK Security and any Partial PIK Security to the extent of any non-cash interest).

“Non-Call Period”:  As set forth in the Term Sheet.

“Non-Permitted Holder”: The meaning specified in Section 2.11(b).

“Non-Quarterly Pay Obligations”:  Debt obligations (excluding Eligible Principal Investments) the terms of which provide for the payment of interest less frequently than quarterly.

“Non-Senior Secured Loans”:  Any assignment of or Participation Interest in or other interest (including a Synthetic Security) in a loan that is not a Senior Secured Loan.

“Non-Voting Class A-1 Notes”: The meaning specified in Section 2.14(a).

“Non-Voting Commitment Notes”: The meaning specified in Section 2.14(a).

“Non-Voting Notes”: The meaning specified in Section 2.14(a).

“Note Payment Sequence”:  The application in accordance with the Priority of Payments, in the following order, to the payment of:

(i)            principal of the Class A Notes until the Class A Notes have been paid in full;

(ii)           principal of the Class B Notes until the Class B Notes have been paid in full;

(iii)          any accrued and unpaid interest on the Class C Notes, and then to payment of any Deferred Interest with respect to the Class C Notes and interest thereon, until such amounts have been paid in full;

(iv)          principal of the Class C Notes until the Class C Notes have been paid in full;

(v)           any accrued and unpaid interest on the Class D Notes, and then to payment of any Deferred Interest with respect to the Class D Notes and interest thereon, until such amounts have been paid in full;

(vi)          principal of the Class D Notes until the Class D Notes have been paid in full;

(vii)         any accrued and unpaid interest on the Class E Notes, and then to payment of any Deferred Interest with respect to the Class E Notes and interest thereon, until such amounts have been paid in full;

(viii)        principal of the Class E Notes until the Class E Notes have been paid in full;

(ix)           any accrued and unpaid interest on the Class F Notes, and then to payment of any Deferred Interest with respect to the Class F Notes and interest thereon, until such amounts have been paid in full; and

(x)            principal of the Class F Notes until the Class F Notes have been paid in full.

“Note Purchase Agreement”:  The Note Purchase Agreement among the Co-Issuers and (i) in the case of Revolving Notes, the Revolving Note Agent and the Holders of the Revolving Notes (if any) and (ii) in the case of Delayed Draw Notes, the Delayed Draw Note Agent and the Holders of the Delayed Draw Notes (if any), in each case as of the Closing Date.

“Noteholder”:  With respect to any Note, the Person in whose name such Note is registered in the Security Register.

“Notes”:  The Senior Notes, the Mezzanine Notes and the Subordinated Notes and any other Class of Notes, collectively, authorized by, and authenticated and delivered under, this Indenture or any supplemental indenture.

“Notice of Revocation”: The meaning specified in Section 2.14(c).

“Offer”:  With respect to any debt obligation, (i) any offer by the issuer of such debt obligation or by any other Person made to all of the holders of such debt obligation to purchase or otherwise acquire such debt obligation (other than pursuant to any redemption in accordance with the terms of the related Underlying Instruments) or to convert or exchange such debt obligation into or for Cash, securities or any other type of consideration or (ii) any solicitation by the issuer of such debt obligation or any other Person to amend, modify or waive any provision of such debt obligation or any related Underlying Instrument.

“Offering Memorandum”:  As specified in the Supplement.

“Officer”:  With respect to the Issuer, the Co-Issuer and any other corporation, the Chairman of the Board of Directors, any Director, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity or other Person authorized by such entity; with respect to any partnership, any general partner thereof; and with respect to any bank or trust company acting as trustee of an express trust or as custodian, any Trust Officer.

“Opinion of Counsel”:  A written opinion addressed to the Trustee and each Rating Agency (except as otherwise provided herein), in form and substance reasonably satisfactory to the Trustee and each applicable Rating Agency, of an attorney at law admitted to practice before the highest court of any state of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Collateral Manager, and which attorney shall be reasonably satisfactory to the Trustee.

“Optional Redemption”:  A redemption in accordance with Section 9.1.

“Outstanding”:

(i)            With respect to each Class of Securities, as of any date of determination, all of such Class of Securities theretofore authenticated and delivered under this Indenture except:

(a)           Securities theretofore canceled by the Security Registrar or delivered to the Security Registrar for cancellation;

(b)           Securities or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; provided, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)           Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Securities are held by a holder in due course; and

(d)           Securities alleged to have been mutilated, destroyed, lost or stolen for which replacement Securities have been issued as provided in Section 2.6; and

(ii)           with respect to all Securities, in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the following shall be disregarded and deemed not to be Outstanding: (A) Securities owned by the Issuer or the Co-Issuer, or by any other obligor upon the Securities; and (B) Collateral Manager Securities, but only with respect to a vote to terminate the Collateral Manager for “cause” (as defined in the Collateral Management Agreement).  In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the Trustee knows to be so owned shall be so disregarded.  Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, the Co-Issuer or any other obligor upon the Securities or any Affiliate of the Issuer, the Co-Issuer or such other obligor.

“Overcollateralization Ratios”:  The Senior Overcollateralization Ratio, the Class C/D Overcollateralization Ratio and the Class E Overcollateralization Ratio.

“Overcollateralization Tests”:  The Senior Overcollateralization Test, the Class C/D Overcollateralization Test and the Class E Overcollateralization Test.

“Partial PIK Security”:  A Collateral Debt Security on which the interest, in accordance with its Underlying Instrument, is currently being (i) partly paid in Cash and (ii) partly deferred, or paid by the issuance of additional debt securities identical to such debt security or through additions to the principal amount thereof; provided, however, that such Collateral Debt Security will cease to be a Partial PIK Security at such time as it (a) ceases to defer interest or to pay any interest through the issuance of additional debt securities or through additions to the principal amount thereof, (b) pays in Cash all accrued interest that was previously paid-in-kind and (c) commences payment of all current interest in Cash, or it ceases paying any interest in Cash.

“Participation Interest”:  Unless otherwise specified in the Supplement, a participation interest in a loan that is represented by a contractual obligation of a Selling Institution that at the time of acquisition by the Issuer has at least a short-term rating of “A-1” (or a long-term rating of “A”) by S&P and a short-term rating of “P-1” (and is not on negative credit watch) by Moody’s, or a long-term rating of “A2” and a short-term rating of “P-1” by Moody’s (if such Selling Institution has both a long-term and a short-term rating by Moody’s) or a long-term rating of “A2” by Moody’s (if such Selling Institution has only a long-term rating by Moody’s); provided that the underlying loan would otherwise satisfy the definition of Collateral Debt Security if it were acquired directly by the Issuer.

“Pass-Through CP Conduit”: A Holder of Revolving Notes (if any) that (i) is a special purpose conduit entity that obtains a portion of its financing, either directly or indirectly, through the issuance of commercial paper notes, (ii) has requested the Issuer to designate it as a “Pass-Through CP Conduit,” (iii) has been designated by the Issuer as a “Pass-Through CP Conduit” and (iv) has entered into a liquidity agreement with one or more financial institutions whose short-term certificates of deposit and/or commercial paper are rated at least P-1 by Moody’s and A-1+ by S&P, which agreement shall (a) be in form and substance satisfactory to the Revolving Note Agent, the Issuer and the Co-Issuer, (b) provide for the draw down of all funds available from such liquidity lender under such agreement if such liquidity lender refuses to extend such agreement and (c) provide for commitments by such financial institution(s) to make funds available to such Pass-Through CP Conduit to fund any Draw requested from such Pass-Through CP Conduit pursuant to the terms of the Indenture.

“Pass-Through CP Conduit LIBOR”: With respect to a Pass-Through CP Conduit (if any), the rate determined by the Pass-Through CP Conduit to be the applicable rate for the Draw during any period or for any one or more days therein, calculated on the basis of the offered rates of the reference banks for United States dollar deposits for periods or days selected by the Pass-Through CP Conduit on the basis of the duration of such Draw, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on the date or dates selected by the Pass-Through CP Conduit for purposes of making such calculation. If such rate does not appear on Telerate Page 3750, the rate for such date or dates will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on such date or dates to prime banks in the London interbank market for a period equal to the relevant period or portions thereof as selected by the Pass-Through CP Conduit.  The Pass-Through CP Conduit will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such date or dates will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for such date or dates will be the arithmetic mean of the rates quoted by major banks in New York, selected by the Pass-Through CP Conduit, at approximately 11:00 a.m., New York time, on such date or dates for loans in United States dollars to leading European banks for a period equal to the relevant period or portions thereof as selected by the Pass-Through CP Conduit. In calculating the rate that shall be Pass-Through CP Conduit LIBOR hereunder, when rates are not offered or quoted for an individual day or more than one individual day during any period in a timely manner for purposes of making the necessary calculation, the Pass-Through CP Conduit may (a) estimate the rate that would be offered or quoted for such day or days by any method it deems fair and reasonable or (b) elect to have the Federal Funds Effective Rate apply as the quoted or offered rate for such day or days. The reasonable establishment of Pass-Through CP Conduit LIBOR by a Pass-Through CP Conduit shall be final and binding, absent manifest error.

“Paying Agent”:  Any Person authorized by the Issuer to pay any amounts to be paid on any Securities on behalf of the Issuer as specified in Section 7.2.

“Payment Account”:  The trust account established pursuant to Section 10.3(a).

“Payment Date”:  As set forth in the Term Sheet.

“Permissible Replacement Collateral Debt Security”:  Unless otherwise specified in the Supplement, any debt obligation or REIT Preferred Security (a) with a Moody’s Default Probability Rating of “Caa1” or below that is purchased with the Sale Proceeds of a Collateral Debt Security with a Moody’s Default Probability Rating of “Caa1” or below and that has a Moody’s Default Probability Rating no lower than the Collateral Debt Security that was sold or otherwise disposed of (provided that if 10% or more of the Principal Collateral Value consists of Collateral Debt Securities with a Moody’s Default Probability Rating of “Caa1” or below, such replacement obligation must have a rating of “Caa1”); or (b) with an S&P Rating of “CCC+” or below that is purchased with the Sale Proceeds of a Collateral Debt Security with an S&P Rating of “CCC+” or below and that has an S&P Rating no lower than the Collateral Debt Security that was sold or otherwise disposed of (provided that if 10% or more of the Principal Collateral Value consists of Collateral Debt Securities with an S&P Rating of “CCC+” or below, such replacement debt obligation must have a rating of “CCC+”); and (c) in each case, the credit quality of which, in the Collateral Manager’s reasonable business judgment is better than the credit quality of the Collateral Debt Security that was sold or otherwise disposed of.

“Person”:  An individual, corporation (including a business trust or a limited liability company), partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Physical Commitment Notes”:  Commitment Notes held in the form of Physical Securities.

“Physical Securities”:  Physical Commitment Notes and Physical Subordinated Notes.

“Physical Subordinated Notes”:  The meaning specified in Section 2.2(b).

“PIK Security”:  An obligation that is currently deferring all interest or paying all interest “in kind,” which interest is otherwise payable in Cash.

“Placement Agents”:  As set forth in the Term Sheet.

“Plan Asset Regulation”:  The U.S. Department of Labor’s regulation 29 C.F.R. Section 2510.3-101.

“Plans”:  Any “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, any “plan” described in Section 4975(e)(1) of the Code subject to Section 4975 of the Code and any entity whose underlying assets include the assets of any such employee benefit plan and/or plan.

“Pledged Securities”:  On any date of determination, the Collateral Debt Securities, Eligible Investments and Equity Securities that have been Granted to the Trustee and form part of the Collateral.

“Portfolio Profile Test”:  A test satisfied if, as of any Measurement Date with respect to each of the requirements set forth below, the Collateral Debt Securities as a whole comply with all of the requirements set forth below (or if any requirement is not satisfied, compliance with such requirement must be maintained or improved):

(1)           at least a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Minimum Senior Secured Loan Percentage) will consist of Senior Secured Loans; provided that for purposes of these calculations, Eligible Principal Investments will be considered to be Loans; and provided further, that if a Loan satisfies the definition of Second Lien Loan, such Loan shall not be treated as a Senior Secured Loan for purposes of this clause (1);

(2)           no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Convert Percentage) will consist of securities that provide for conversion into or exchange for an Equity Security at the option of the holder thereof, (and with respect to each such security, on the date of acquisition by the Issuer the value of such right to conversion or exchange does not account for more than a certain percentage (as set forth in the Term Sheet) of the purchase price (such percentage, the Convert Right Price Percentage); provided that the Issuer will not exercise such conversion right unless it simultaneously sells the resulting Equity Security, and provided, further, that no such security may provide for conversion into or exchange for an Equity Security at the option of the issuer thereof at any time over its life;

(3)           (A) no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Zero Coupon Percentage) will consist of Zero Coupon Bonds (provided that such percentage shall be reduced by the percentage of the Principal Collateral Value represented by Defaulted Securities that have not been sold within 36 months of the date they became Defaulted Securities); and (B) no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum PIK Percentage) will consist in the aggregate of PIK Securities and Partial PIK Securities; provided that no such Collateral Debt Security is deferring and capitalizing such payments on the date of purchase (or commitment to purchase) by the Issuer and, in the reasonable business judgment of the Collateral Manager, no deferred interest will be outstanding as of the next scheduled payment distribution date for such Collateral Debt Securities;

(4)           no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Short-Term Obligations Percentage) will consist of Short-Term Obligations;

(5)           no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Revolver Percentage) will consist of the aggregate commitment amount of Delayed Drawdown Debt Securities and Revolving Collateral Debt Securities;

(6)           no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Bond and Second Lien Loan Percentage) will consist of debt securities and Second Lien Loans;

(7)           if it has a Moody’s Rating of “Caa1” (or such other rating as set forth in the Term Sheet) (such rating, the Moody’s Caa Threshold) or below or an S&P Rating of “CCC+” (or such other rating as set forth in the Term Sheet) (such rating, the S&P CCC Threshold) or below, (1) if it is not a Permissible Replacement Collateral Debt Security, no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum CCC Purchase Percentage) will consist of Collateral Debt Securities (excluding Defaulted Securities, Current Pay Obligations and DIP Collateral Debt Securities) with a Moody’s Rating of the Moody’s Caa Threshold or below or an S&P Rating of the S&P CCC Threshold or below as a result of such purchase and (2) no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum CCC Replacement Percentage) will consist of Collateral Debt Securities (excluding Defaulted Securities but including Permissible Replacement Collateral Debt Securities) with a Moody’s Rating of the Moody’s Caa Threshold or below;

(8)           no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Equity Exposure Percentage) will consist of (A) securities that provide for conversion into or exchange for an Equity Security at the option of the holder thereof and (B) units comprised of a Collateral Debt Security and an Equity Security, and the Equity Security in each such unit shall have a valuation at the time of purchase not exceeding a certain percentage (as set forth in the Term Sheet) of the purchase price of such unit (such percentage, the Warrants Price Percentage), except that up to a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Warrants Exceptions Percentage) may consist of units with Equity Securities having a valuation at the time of purchase in excess of the Warrants Price Percentage, but not exceeding a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Warrants Price Percentage), of the purchase price of such unit; which valuation, in each case, shall be based upon the reasonable business judgment of the Collateral Manager (without regard to the issuer’s valuation of such unit or the related Equity Security under generally accepted accounting principles or for federal income tax purposes);

(9)           no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Offers Percentage) will consist of Collateral Debt Securities that are subject to an offer or notice of redemption of which the Collateral Manager has actual knowledge; provided that any such offer must include payment in cash of an amount at least equal to the par amount of the Collateral Debt Security (or accreted value, in the case of a Zero Coupon Bond);

(10)         no more than (A) a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Single Obligor Percentage) will consist of obligations of any one obligor (together with its Affiliates); provided that in up to a certain number of cases (as set forth in the Term Sheet) (such number, the Single Obligor Exception), a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Single Obligor Exception Percentage) may consist of obligations of any one obligor (together with its Affiliates); (B) a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Structured Finance Single Obligor Percentage) will consist of Structured Finance Securities of the same obligor (together with its Affiliates); and (C) a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Single Obligor High Yield Percentage) will consist of high-yield debt securities of the same obligor (together with its Affiliates) that (i) are senior unsecured and have a Moody’s Rating below a certain level (as set forth in the Term Sheet) (such level, the Moody’s High Yield Minimum Rating) or an S&P Rating below a certain level (as set forth in the Term Sheet) (such level, the S&P High Yield Minimum Rating) or (ii) are subordinated (regardless of rating);

(11)         no more than (A) a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum S&P Single Industry Percentage) will consist of obligations issued by obligors in any one industry determined by the S&P Industry

Classification; provided, that in up to a certain number of cases (as set forth in the Term Sheet) (such number, the Maximum S&P Industry Exceptions), a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum S&P Industry Exceptions Percentage) may consist of obligations issued by obligors in such number of industries determined by the S&P Industry Classification and (B) a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Moody’s Single Industry Percentage) will consist of obligations issued by obligors in any one industry determined by the Moody’s Industry Classification; provided, that in up to a certain number of cases (as set forth in the Term Sheet) (such number, the Maximum Moody’s Industry Exceptions), a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Moody’s Industry Exceptions Percentage) may consist of obligations issued by obligors in such number of industries determined by the Moody’s Industry Classification;

(12)         (A) all of the Collateral Debt Securities must be issued by obligors Domiciled in Eligible Countries and no more than the percentage of the Principal Collateral Value set forth in the table entitled Maximum Country Exposure Percentages in the Term Sheet may have obligors or guarantors that are Domiciled in the country or countries set forth opposite the corresponding percentages in such table and (B) no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Non-Senior Secured Eligible Country Percentage) may consist of Non-Senior Secured Loans issued by obligors Domiciled in Eligible Countries other than the United States, Canada and Group I European Countries;

(13)         for so long as any Notes rated by S&P are Outstanding, (i) no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum S&P Foreign Obligor Risk Percentage) may consist of obligations issued by obligors organized in a country (other than the United States) whose foreign currency issuer credit rating from S&P is less than “AAA,” and (ii) no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum S&P Bi-Variant Risk Percentage) may consist of (A) Synthetic Securities with Synthetic Security Counterparties (or the guarantors under the Synthetic Security) whose rating from S&P is less than “AAA,” (B) Participation Interests with Selling Institutions (or guarantors under the Participation Interests) with an S&P Rating lower than “AAA,” and (C) loaned Collateral Debt Securities subject to a Securities Lending Agreement with a term greater than one year;

(14)         no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Small Obligor Percentage) will consist of obligations (other than Structured Finance Securities) of a single obligor where the total potential indebtedness of such obligor under all loan agreements, indentures and other underlying instruments is less than a certain amount (as set forth in the Term Sheet) (such amount, the Small Obligor Threshold);

(15)         no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Fixed Rate Percentage) will consist of obligations bearing interest (or dividends in the case of REIT Preferred Securities) at a fixed rate;

(16)         no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Non-Quarterly Pay Percentage) (or such greater percentage for which Rating Agency Confirmation is obtained) will consist of Non-Quarterly Pay Obligations;

(17)         no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum DIP and Current Pay Percentage) will consist of DIP Collateral Debt Securities and Current Pay Obligations; provided that no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Single Obligor DIP and Current Pay Percentage) may consist of DIP Collateral Debt Securities and Current Pay Obligations from any one obligor; and provided further that Collateral Debt Securities representing no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Purchased Current Pay Percentage) may consist of Current Pay Obligations that were Current Pay Obligations at the time of their purchase (or commitment to purchase) by the Issuer;

(18)         Collateral Debt Securities representing no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum PIK and Partial PIK Percentage) may consist of PIK Securities and Partial PIK Securities;

(19)         (A) no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Structured Finance and REIT Preferred Percentage) will consist of Structured Finance Securities and REIT Preferred Securities; and (B) no Structured Finance Securities will have a Moody’s Rating below a certain level (as set forth in the Term Sheet) (such level, the Moody’s Structured Finance Minimum Rating) or an S&P Rating below a certain level (as set forth in the Term Sheet) (such level, the S&P Structured Finance Minimum Rating) at the time of acquisition by the Issuer;

(20)         no more than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum REIT Preferred Percentage) will consist of REIT Preferred Securities; and

(21)         the Counterparty Criteria are satisfied.

For purposes of the foregoing calculations with respect to this definition, the numerator used to calculate the applicable percentages will be calculated using the Principal Balances of the applicable Collateral Debt Securities, unless otherwise specified.

“Prepaid Collateral Debt Security”:  A Collateral Debt Security that has been prepaid, in whole or in part, whether by tender, redemption prior to the stated maturity of such Collateral Debt Security, exchange or other prepayment.

“Principal Balance”:  Unless otherwise specified in the Supplement, as of any date of determination, the Principal Balance of any Collateral Debt Security will equal the outstanding principal amount of such Collateral Debt Security, except that:

(i)            the Principal Balance of a Revolving Collateral Debt Security or a Delayed Drawdown Debt Security (including any Revolving Collateral Debt Security or a Delayed Drawdown Debt Security which is also a DIP Collateral Debt Security) will be the outstanding principal amount of such Revolving Collateral Debt Security or Delayed Drawdown Debt Security, plus any undrawn commitments that have not been irrevocably reduced with respect to such Revolving Collateral Debt Security or Delayed Drawdown Debt Security;

(ii)           the Principal Balance of any Equity Security and any Short Position will be zero;

(iii)          the Principal Balance of a Synthetic Security will be the actual outstanding principal amount or notional amount of such Synthetic Security, unless the Collateral Manager determines otherwise and receives Rating Agency Confirmation;

(iv)          the Principal Balance of a REIT Preferred Security (A) during the Reinvestment Period will be its liquidation preference unless its Market Value is less than a certain percentage (as set forth in the Term Sheet) of its liquidation preference (such percentage, the REIT Market Value Percentage), in which case it will be its Market Value, and (B) after the Reinvestment Period will be its Market Value;

(v)           the Principal Balance of a Zero Coupon Bond will be its accreted value; and

(vi)          solely for purposes of (1) Discretionary Sales and sales of Credit Improved Securities after the Reinvestment Period, (2) clauses (v) and (vi) of the definition of Investment Criteria, (3) determination of whether a Purchased Defaulted Security may be purchased with the proceeds of an Exchanged Defaulted Security (except with respect to determination of the Portfolio Profile Test in connection therewith) and (4) calculation of the Overcollateralization Tests:

(A)          the Principal Balance of any Collateral Debt Security that has become a PIK Security or Partial PIK Security will be the outstanding principal amount thereof excluding any capitalized interest; provided, however, that, solely for purposes of calculating the Coverage Tests, if such PIK Security or Partial PIK Security has been paying interest through the issuance of additional debt securities identical to such PIK Security or Partial PIK Security or through an addition to the principal amount thereof for (A) the lesser of six consecutive months and one missed payment period, if such PIK Security or Partial PIK Security has a rating of “Ba1” or lower from Moody’s or “BB+” or lower from S&P or (B) the lesser of 12 consecutive months and two missed payment periods, if such PIK Security or Partial PIK Security has a rating higher than “Ba1” from Moody’s or “BB+” from S&P, the Principal Balance of such PIK Security or Partial PIK Security shall be the lower of (1) the Market Value and (2) the Recovery Value of such PIK Security or Partial PIK Security;

(B)           the Principal Balance of a Defaulted Security will be the lower of (1) the Market Value and (2) the Recovery Value of such Defaulted Security; provided, however, that the Principal Balance of any Defaulted Security held longer than three years after it became a Defaulted Security shall be zero;

(C)           to the extent that the aggregate outstanding principal amount of Current Pay Obligations exceeds 5% of the Principal Collateral Value (as measured without giving effect to this provision), each Current Pay Obligation comprising such excess shall be treated as a Defaulted Security for purposes of this definition;

(D)          with respect to any Collateral Debt Security (other than a Defaulted Security) having a purchase price of less than (A) in the case of a Collateral Debt Security that has a Moody’s Rating of “B3” or higher at the time of purchase (i) in the case of loans, the Discount Loan Minimum Price (as set forth in the definition of Discount Obligation) of its par amount and (ii) in the case of bonds, the Discount Bond Minimum Price (as set forth in the definition of Discount Obligation) of its par amount or (B) in the case of a Collateral Debt Security that does not have a Moody’s Rating of “B3” or higher at the time of purchase (i) in the case of loans, the Discount Below B3 Loan Minimum Price (as set forth in the definition of Discount Obligation) and (ii) in the case of debt securities, the Discount Below B3 Bond Minimum Price (as set forth in the definition of Discount Obligation), such Collateral Debt Security will have a Principal Balance equal to its Market Value until after it trades for a period of 30 consecutive calendar days at (i) in the case of loans, a certain percentage (as set forth in the Term Sheet) of its par amount (such percentage, the Discount Loan Reset Percentage) and (ii) in the case of debt securities, a certain percentage (as set forth in the Term Sheet) of its par amount (such percentage, the Discount Bond Reset Percentage);

(E)           to the extent that the aggregate principal balance of CCC Obligations exceeds the Lowest CCC Threshold percentage (as set forth in the definition of Lowest CCC Obligation) of the Principal Collateral Value as of the current Determination Date, the Principal Balance of the Lowest CCC Obligations shall be their Market Value;

(F)           the Principal Balance of any Defaulted Loaned Collateral Debt Security shall be the outstanding amount of the related Securities Lending Collateral;

(G)           the Principal Balance of any REIT Preferred Security with respect to which Interest Proceeds have not been received for two consecutive payment dates shall be a certain percentage (as set forth in the Term Sheet) of its liquidation preference (such percentage, the REIT Unpaid Interest Percentage); and

(H)          to the extent that Collateral Debt Securities (other than Collateral Debt Securities that include a “put option” by the holder thereof at a price of at least par prior to the Stated Maturity of the Notes) consisting of obligations that mature after the Stated Maturity exceed the Extended Maturity Obligations Percentage of the Principal Collateral Value (as measured without giving effect to this provision), the Principal Balance of each such Collateral Debt Security comprising such excess (as determined pursuant to the last paragraph of this definition) will equal the Market Value of each such Collateral Debt Security.

Notwithstanding the foregoing, the Principal Balance of any Collateral Debt Security will include any Principal Financed Accrued Interest with respect to such Collateral Debt Security.  For purposes of determining which Collateral Debt Securities constitute the excess amounts referred to above in clause (vi)(C) above, the Collateral Manager shall select the applicable Collateral

Debt Securities based on their Market Values (expressed as a percentage of par), beginning with the Collateral Debt Securities having the lowest such Market Values (expressed as a percentage of par).  If a Collateral Debt Security meets the criteria set forth in more than one clause of this definition, its Principal Balance shall be the lowest applicable Principal Balance.

“Principal Collateral Value”:  As of any date of determination, the sum of (i) the Aggregate Principal Balance of the Collateral Debt Securities and (ii) the aggregate principal amount of all Eligible Principal Investments; provided, however, that with respect to a date of determination on or after a Determination Date and before the related Payment Date, such calculation shall, except as otherwise expressly provided for herein, give effect to any distribution to be made on such Payment Date pursuant to the Priority of Payments or the Special Priority of Payments, as applicable.

“Principal Financed Accrued Interest”:  With respect to any Collateral Debt Security, an amount equal to the amount of Principal Proceeds or proceeds of the offering of the Notes, if any, applied towards the purchase of accrued interest with respect to such Collateral Debt Security.

“Principal Proceeds”:  With respect to any Payment Date, all amounts received during the Due Period (and not designated for reinvestment or required to be deposited in the Synthetic Reserve Account or the Revolver Funding Account) that do not constitute Interest Proceeds (and are not used or designated for use to purchase accrued interest in connection with the purchase of a Collateral Debt Security).

“Priority of Interest Payments”:  The priority of payment of Interest Proceeds specified in Section 11.1(a)(i).

“Priority of Payments”:  The meaning specified in Section 11.1(a).

“Priority of Principal Payments”:  The priority of payment of Principal Proceeds specified in Section 11.1(a)(ii).

“Proceeding”:  Any suit in equity, action at law or other judicial or administrative proceeding.

“Proposed Portfolio”:  As of any Measurement Date, the portfolio of Collateral Debt Securities and Eligible Principal Investments resulting from the proposed acquisition, sale, maturity or other disposition of a Collateral Debt Security or a proposed reinvestment in an additional Collateral Debt Security, as the case may be.

“Protected Purchaser”:  A protected purchaser as defined in Article 8 of the UCC.

“Purchased Defaulted Security”:  The meaning specified in Section 12.2(b).

“QIB”:  Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Securities, is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

“QIB/QP”:  Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Securities, is both a QIB and a Qualified Purchaser.

“Qualified Pricing Service”:  In the case of loans (including Participation Interests), LPC, LoanX and DebtX, and in the case of debt securities, Interactive Data Corporation (in each case if Independent from the Collateral Manager) or any other pricing service Independent from and selected by the Collateral Manager for which Rating Agency Confirmation has been obtained.

“Qualified Purchaser”:  Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Securities, is a qualified purchaser for purposes of Section 3(c)(7) of the Investment Company Act.

“Rated Notes”:  Unless otherwise set forth in the Supplement, all Notes other than the Subordinated Notes.

“Rating Agency”:  Each of Moody’s and S&P, in each case only for so long as Securities rated by such entity on the Closing Date are Outstanding and rated by such entity.

“Rating Agency Confirmation”:  Confirmation in writing (which may be evidenced by an exchange of electronic messages or facsimiles) from each Rating Agency (or the specified Rating Agency) that any proposed action or designation will not cause the then-current ratings of the Rated Notes to be reduced or withdrawn by such Rating Agency.

“Record Date”:  With respect to any Payment Date, the date on which the Holders of Securities entitled to receive a payment on such Payment Date are determined, such date as to any Payment Date being the 15th day (whether or not a Business Day) prior to the applicable Payment Date.

“Recovery Value”:  With respect to any Collateral Debt Security as of any date of determination, the Recovery Value will be the lower of Moody’s Recovery Amount and the S&P Recovery Amount.

“Redemption by Liquidation”:  The meaning specified in Section 9.1(b).

“Redemption by Refinancing”:  The meaning specified in Section 9.1(b).

“Redemption Date”:  Any date on which an optional redemption occurs pursuant to Article 9.

“Redemption Date Statement”:  The meaning specified in Section 10.5(e).

“Redemption Price”:  In the case of (i) Floating Rate Notes, (a) 100% of the aggregate outstanding principal amount of such Notes plus (b) accrued and unpaid interest thereon (including any Defaulted Interest and Deferred Interest and interest thereon) plus (c) in the case of any Commitment Notes only, (1) the accrued and unpaid Commitment Fee Amount, (2) any accrued and unpaid Revolving Note Increased Costs, and (3) any Revolving Note Tax Gross-Up Amounts, in each case as of the Redemption Date; (ii) Fixed Rate Notes, (a) 100% of the

aggregate outstanding principal amount of such Notes that would otherwise have been payable on the Redemption Date in accordance with the Priority of Payments or the Special Priority of Payments, as applicable if redemption did not occur, plus (b) accrued and unpaid interest thereon (including any Defaulted Interest and Deferred Interest and interest thereon) plus (c) the greater of (i) 100% of the principal amount of such Notes to be redeemed only because of such optional redemption and (ii) the applicable Make Whole Amount; and (iii) each Subordinated Note, its pro rata share of all remaining proceeds of the Collateral after giving effect to the payment of the Redemption Prices of the Rated Notes and all other amounts payable senior to the Subordinated Notes under the Special Priority of Payments.

“Reference Banks”:  The meaning specified in Schedule C attached hereto.

“Reference Obligation”:  A debt security or other obligation upon which a Synthetic Security is based, which debt security or other obligation (i) is not itself a Synthetic Security, (ii) satisfies (and, if owned by the Issuer, would satisfy) the definition of Collateral Debt Security except it may be payable in a currency other than U.S. Dollars and may be subject to withholding tax that is not “grossed-up” and (iii) could be purchased directly by the Issuer under the Investment Criteria (without regard to the definition of Collateral Debt Security other than in the previous clause (ii)); provided, however, that with respect to any Credit-Linked Obligation, such security may, if specified therein, (i) consist of a class of securities or indebtedness of a specific seniority rather than a specific issuance of outstanding securities and/or (ii) be subject to replacement with other obligations of the issuer of such security upon specified conditions.

“Reference Obligor”:  Any reference obligor specified in a Synthetic Security.

“Registered”:  With respect to any debt obligation, a debt obligation that is issued after July 18, 1984 and that is in registered form for purposes of the Code.

“Registered Holder”:  With respect to any Security, the Person whose name appears on the Security Register as the registered Holder of such Security.

“Registered Office”:  The registered office of the Issuer, which shall be located outside of the United States.

“Regulation S”:  Regulation S under the Securities Act.

“Regulation S Global Security”:  The meaning specified in Section 2.2(b).

“Regulation U”:  Regulation U issued by the Board of Governors of the Federal Reserve System.

“Reinvestment Agreement”:  A guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity; provided, however, that such agreement provides that it is terminable by the purchaser, without penalty, in the event that the rating assigned to such agreement by either Rating Agency is at any time lower than the rating required pursuant to the terms of this Indenture to be assigned to such agreement in order to permit the purchase thereof.

“Reinvestment Period”:  As set forth in the Term Sheet.

“Reinvestment Yield”:  With respect to each Class of Fixed Rate Notes, a certain percentage (as defined in the Supplement) (such percentage, the Reinvestment Yield Percentage with respect to such Class) above the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the tenth Business Day preceding the related Redemption Date on the display designated as “Page 7677” on the Telerate Access Service (or such other display as may replace Page 7677 on the Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported for the latest day for which such yields have been so reported as of the tenth Business Day preceding the Redemption Date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life.  Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

“REIT Preferred Security”:  A preferred security issued by a publicly-traded real estate investment trust organized under the laws of the United States, or any state or the District of Columbia.

“Remaining Average Life”:  With respect to each Class of Fixed Rate Notes and any proposed Redemption Date, the number of years (calculated to the nearest one-twelfth year) from such Redemption Date to the Remaining Average Life Date.

“Remaining Average Life Date”:  With respect to each Class of Fixed Rate Notes, the date that corresponds to the end of the expected weighted average life of such Class of Notes, assuming that no Collateral Debt Securities or Eligible Investments experience defaults and that all of the Collateral Debt Securities and Eligible Investments mature in accordance with their respective then current maturity schedules.

“Replacement Notes”:  The meaning specified in Section 9.1(b).

“Restricted Trading Condition”:  So long as any Rated Notes are rated by Moody’s, unless otherwise specified in the Supplement, each day during which (i) the Moody’s rating of any Class of Senior Notes is one or more subcategories below its initial rating, (ii) the Moody’s rating of any Class of Class C Notes is two or more subcategories below its initial rating, (iii) the Moody’s rating of any Class of Class D Notes is three or more subcategories below its initial rating, (iv) the Moody’s rating of any Class of Class E Notes or Class F Notes is four or more subcategories below its initial rating or (v) the Moody’s rating of any Class of Rated Notes has been withdrawn and not reinstated; provided, however, that if the Restricted Trading Condition is in effect, the Majority of the Notes of the Controlling Class may elect to waive such condition, which waiver shall remain in effect until the earlier of (A) revocation of such waiver by the

Majority of the Notes of the Controlling Class and (B) a further downgrade or withdrawal of the rating of any Class of Notes that, notwithstanding such waiver, would cause the Restricted Trading Condition.

“Revolver Funding Account”:  The trust account established pursuant to Section 10.3(d).

“Revolver Funding Reserve Amount”:  An amount equal to (i) the aggregate principal amounts of the undrawn and outstanding commitments under each Revolving Collateral Debt Security and Delayed Drawdown Debt Security minus (ii) the Aggregate Undrawn Amount of any Revolving Notes.

“Revolving Collateral Debt Security”:  Any Collateral Debt Security (other than a Delayed Drawdown Debt Security) that is an obligation (including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the obligor by the Issuer; provided, however, that any such Collateral Debt Security will be a Revolving Collateral Debt Security only until all commitments by the Issuer to make advances to the obligor thereof expire, are terminated, or are irrevocably reduced to zero.

“Revolving Note Agent”:  JPMorgan Chase Bank, National Association (or such other Person named as Revolving Note Agent in the Term Sheet) pursuant to the Note Purchase Agreement, or any successor under the Note Purchase Agreement.

“Revolving Notes”:  As defined in the Supplement, if any.

“Revolving Note Rating Criteria”:  As defined in the Supplement.

“Revolving Note Increased Costs”: With respect to any Payment Date, the amount (other than any amount that is a tax or a stamp, registration, documentation or similar tax), as set forth in a certificate of a Holder of a Revolving Note, or in the case of any Pass-Through CP Conduit, of any of its Support Providers, delivered to the Issuer and the Trustee on or prior to the related Determination Date, necessary to compensate such Holder or Support Provider, for (a) any increase in the cost of making or maintaining any loan or asset purchase under the Note Purchase Agreement relating to such Revolving Notes (or of maintaining its obligation to make any such loan or asset purchase) resulting from a Change in Law applicable to such Holder or Support Provider, (b) any reduction in any amount received or receivable by such Holder under the Note Purchase Agreement resulting from a Change in Law applicable to such Holder or Support Provider, and (c) any reduction in the rate of return on the capital of such Holder or Support Provider or its bank holding company resulting from a Change in Law applicable to such Holder or bank holding company to a level below that which such Holder or Support Provider or bank holding company could have achieved but for such Change in Law.

“Revolving Note Tax Gross-Up Amount”: The meaning specified in Section 7.1(c).

“Rule 144A”:  Rule 144A under the Securities Act.

“Rule 144A Global Security”:  The meaning specified in Section 2.2(b).

“Rule 144A Information”:  The meaning specified in Section 7.15.

“S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

“S&P CDO Monitor”:  (i) A dynamic, analytical computer model developed by S&P, made available to the Collateral Manager and the Collateral Administrator and used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Debt Securities consistent with a specified benchmark rating level based upon certain assumptions and S&P’s proprietary corporate default studies or (ii) any other model used similarly for which Rating Agency Confirmation as has been obtained from S&P.

“S&P CDO Monitor Test”:  A test that, on any Measurement Date on which Rated Notes rated by S&P are outstanding, after giving effect to the sale of a Collateral Debt Security (excluding Defaulted Securities) or the purchase of an additional Collateral Debt Security (excluding Defaulted Securities), will be (i) satisfied if each Class Default Differential of the Proposed Portfolio is positive and (ii) improved if each Class Default Differential of the Proposed Portfolio is greater than the corresponding Class Default Differential of the Current Portfolio.

“S&P Derived Rating”:  An S&P Rating derived by reference to a Moody’s rating.

“S&P Industry Classification”:  The S&P Industry Classifications set forth in Schedule B–1, which industry classifications may be updated at the option of the Collateral Manager if S&P publishes revised industry classifications and S&P or the Collateral Manager provides written notice thereof to the Trustee.

“S&P Minimum Weighted Average Recovery Rate Test”:  A test satisfied if as of any Measurement Date the S&P Weighted Average Recovery Rate is greater than or equal to a certain percentage set forth in the Term Sheet (such percentage, the S&P Minimum Recovery Rate).

“S&P Non-Notching Security”:  Unless otherwise specified in the Supplement, any non-U.S. structured finance security, guaranteed security, CDO of structured finance and/or real estate security, CDO of CBO security, CLO of distressed debt security, mutual fund fee security, catastrophe bond, first loss tranche of any securitization, synthetic, synthetic CBO security, combination security, Re-REMIC security, market value CDO security, net interest margin security (NIM) synthetic security, debtor-in-possession loan or other security, or repackaged security (including but not limited to DIP Collateral Debt Securities, Structured Finance Securities and Synthetic Securities).

“S&P Preferred Format”:  An electronic file format which specifies the data elements and constraints for asset and transactional information that S&P requires for its surveillance and analysis as shall be mutually agreed between S&P and the Trustee; provided that such format shall not result in unreasonable additional expense to the Issuer without the agreement of the Issuer and the Collateral Manager.

“S&P Rating”:  Unless otherwise specified in the Supplement, the S&P Rating of any Collateral Debt Security will be determined as set forth on Schedule F or such other schedule provided to the Issuer, the Trustee and the Collateral Manager for which Rating Agency Confirmation is obtained from S&P.

“S&P Recovery Amount”:  With respect to any Collateral Debt Security, the amount equal to the product of (i) the applicable S&P Recovery Rate and (ii) the Principal Balance of such Collateral Debt Security.

“S&P Recovery Rate”:  The meaning specified in the Supplement.

“S&P Weighted Average Recovery Rate”:  As of any Measurement Date, the number, expressed as a percentage, obtained by (i) summing the S&P Recovery Amount of each Collateral Debt Security (excluding Defaulted Securities), (ii) dividing such sum by the Aggregate Principal Balance of all Collateral Debt Securities (excluding Defaulted Securities) and (iii) rounding to the nearest tenth of a percent.

“Sale”:  The meaning specified in Section 5.17(a).

“Sale Proceeds”:  All proceeds (including Principal Financed Accrued Interest but excluding any accrued interest purchased with Interest Proceeds) that are received with respect to sales or other dispositions of Collateral Debt Securities, Eligible Principal Investments and Equity Securities net of any amounts expended by the Collateral Manager or the Trustee in connection with such sale or other disposition that are reimbursable pursuant to this Indenture.

“Schedule of Collateral Debt Securities”:  The Collateral Debt Securities listed on Schedule A hereto and supplemented by Collateral Debt Securities delivered on or before the Effective Date, which Schedule shall include the Principal Balance, interest rate (if the obligation bears interest at a fixed rate) or the spread (if the obligation bears interest at a floating rate), the stated maturity and the Moody’s Default Probability Rating and S&P Rating of each Collateral Debt Security on such date.

“Scheduled Distribution”:  With respect to any Pledged Security, for each Due Date, the scheduled payment of principal and/or interest due on such Due Date with respect to such Pledged Obligation, determined in accordance with the assumptions specified in Section 1.2 hereof.

“Second Lien Loan”:  An assignment of, a Participation Interest in, or other interest (including a Synthetic Security) in a loan that (i) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of such loan (other than a Senior Secured Loan) with respect to the liquidation of such obligor or the collateral for such loan and (ii) is secured by a valid second priority lien or security interest on specified assets securing the obligor’s obligations with respect to such loan, which specified assets do not consist solely of intangibles or common stock issued by the obligor or any of its Affiliates.

“Secured Parties”:  Unless otherwise specified in the Supplement (i) each Securityholder and (ii) any Hedge Counterparty, in each case, to the extent provided in the Granting Clauses of this Indenture.

“Securities”:  The Securities described in the Supplement and any Replacement Notes.

“Securities Act”:  The United States Securities Act of 1933, as amended.

“Securities Lending Account”:  Each trust account established pursuant to Section 10.3(g).

“Securities Lending Agreement”:  A securities lending agreement that satisfies the requirements of Section 12.3 and is substantially in the form of the then-current standard Bond Market Association Master Securities Loan Agreement or such other agreement (or master agreement) for which Rating Agency Confirmation is obtained.

“Securities Lending Collateral”:  As defined in Section 12.3(a).

“Securities Lending Counterparty”:  Any bank, broker-dealer or other financial institution (other than an insurance company) that has the following ratings at the time of entering into the Securities Lending Agreement (provided that any actively monitored Moody’s rating of such counterparty (x) on watch for upgrade shall be treated as upgraded by one rating subcategory or (y) on watch for downgrade shall be treated as downgraded by one rating subcategory):

(a)           in the case of a loan with a term of 90 days or less, a short-term rating of “P-1” by Moody’s and “A-1” by S&P; or

(b)           in the case of a loan with a term of longer than 90 days but no more than one year, (i) either (x) a long-term rating of at least “A1” by Moody’s or (y) both a long-term rating of “A2” by Moody’s and a short-term rating of “P-1” by Moody’s, and (ii) either (x) a long-term rating of at least “A+” by S&P or (y) both a long-term rating of “A” by S&P and a short-term rating of “A-1” by S&P; or

(c)           in the case of a loan for a term of more than one year, a long-term senior unsecured debt rating at least equal to the long-term ratings set forth in the table below; provided that the Aggregate Principal Balance of Collateral Debt Securities loaned to any one Securities Lending Counterparty for more than one year may not exceed the percentage set forth opposite the long-term rating of such Securities Lending Counterparty under the caption “Individual Securities Lending Counterparty Percentage”; provided, further, that the Aggregate Principal Balance of Collateral Debt Securities loaned to all Securities Lending Counterparties for more than one year with the same long-term rating may not exceed the percentage set forth below opposite such rating under the caption “Aggregate Securities Lending Counterparty Percentage”:

Minimum Long-Term Senior Unsecured Debt Rating of Securities Lending Counterparty		Individual Securities Lending Counterparty Percentage		Aggregate Securities Lending Counterparty Percentage
		Term of More Than		Term of More Than
Moody’s	S&P	1 year	2 years	1 year	2 years
Aaa	AAA	10.0%	10.0%	20.0%	10.0%
Aa1	AA+	10.0%	10.0%	20.0%	10.0%
Aa2	AA	10.0%	10.0%	20.0%	10.0%
Aa3	AA-	10.0%	***	15.0%	7.5%
A1	A+	10.0%	***	10.0%	5.0%
A2*	A**	5.0%	***	5.0%	2.5%
Below A2	Below A	***	***	***	***

*      Applies only if the counterparty has a Moody’s short-term rating of “P-1.”

**   Applies only if the counterparty has an S&P short-term rating of “A-1.”

*** Rating Agency Confirmation required.

“Security Register” and “Security Registrar”:  The respective meanings specified in Section 2.5(a).

“Security Valuation Report”:  Each report containing the information set forth on Appendix D, as the same may be modified and amended by mutual agreement between the Trustee and the Collateral Manager, that is delivered pursuant to Section 10.5(b).

“Securityholder”:  See “Holder,” above.

“Selling Institution”:  The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

“Senior Collateral Management Fee”: The senior fee payable to the Collateral Manager in arrears on each Payment Date in accordance with the Priority of Payments or the Special Priority of Payments, as applicable, in an amount equal to such percentage per annum as set forth in the Term Sheet (such percentage, the Senior Collateral Management Fee Percentage) of the Fee Basis Amount.

“Senior Coverage Tests”:  The Senior Overcollateralization Ratio Test and the Senior Interest Coverage Test.

“Senior Interest Coverage Ratio”:  The ratio (expressed as a percentage) obtained by dividing:

(a)           the aggregate amount of Interest Proceeds (net of any applicable withholding tax to the extent that the Collateral Manager knows or reasonably expects that taxes will be withheld from such payments) that have been received or are expected to be received (other than Interest Proceeds expected to be received from Defaulted Securities, Partial PIK Securities and PIK Securities but including Interest Proceeds actually received from Defaulted Securities, Partial PIK Securities and PIK Securities), in each case during the Due Period in which such Measurement Date occurs, or any net payments (excluding termination payments) expected to be received by the Issuer in respect of any Hedge Agreements on or before the related Payment Date; by

(b)           the sum of (i) amounts payable (or expected as of the Measurement Date to be payable) on the following Payment Date as set forth in the Priority of Interest Payments, clauses

(A) through and including the clause in which all interest (and Deferred Interest, if any) on the most junior Tranche of Senior Notes is to be paid (without regard to payments as a result of failure of any Coverage Test) plus (ii) amounts payable (or expected as of the Measurement Date to be payable) on the following Payment Date on any Short Positions.

“Senior Interest Coverage Test”:  A test satisfied if, as of each Measurement Date on or after a certain date (such date, the Senior Interest Coverage Test Start Date) set forth in the Term Sheet, the Senior Interest Coverage Ratio is equal to or greater than the Senior Interest Coverage Ratio Minimum set forth in the Term Sheet.

“Senior Notes”:  The meaning specified in the Supplement.

“Senior Overcollateralization Ratio”:  The ratio (expressed as a percentage) obtained by dividing:

(i)            the Principal Collateral Value (excluding the Aggregate Unfunded Amount); by

(ii)           the Aggregate Outstanding Amount of the Senior Notes.

“Senior Overcollateralization Test”:  A test satisfied if, as of each Measurement Date on or after a certain date (such date, the Senior Overcollateralization Test Start Date) set forth in the Term Sheet, the Senior Overcollateralization Ratio is equal to or greater than the Senior Overcollateralization Ratio Minimum set forth in the Term Sheet.

“Senior Secured Loan”:  Any assignment of, Participation Interest in or other interest (including a Synthetic Security) in a loan (i) that is not (and cannot by its terms become) subordinate in right of payment to any unsecured obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) that is secured by the pledge of collateral and (iii) unless secured by a first priority security interest, (a) with respect to which the Collateral Manager determines in good faith that the value of the collateral securing the loan on or about the time of origination equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral, and (b) if the obligation is rated by Moody’s, such rating is not lower than the senior implied Moody’s rating of such issuer (if any); provided that for purposes of the definition of “S&P Recovery Rate,” clause (b) shall not apply.

“Short Position”:  Unless otherwise specified in the Supplement, a credit default swap with a stated notional amount where the Issuer is the purchaser of credit protection and with a term no longer than five years, provided that (i) if the Reference Obligation is a bank loan that otherwise satisfies clause (A)(2) of the definition of Collateral Debt Security, it need not be an assignment or a Participation Interest, (ii) the terms thereof provide for cash settlement and may provide for physical settlement at the option of the Issuer only, (iii) the obligor of the Reference Obligation is organized in a country rated at least “Aa2” by Moody’s and (iv) with respect to which Rating Agency Confirmation has been received, provided, however, that if a proposed Short Position is documented on a Form-Approved Short Agreement, Rating Agency

Confirmation shall be deemed to have been received when the Issuer provides a copy of such documentation to the applicable Rating Agency.

“Short Settlement Draws”:  As defined in the Note Purchase Agreement.

“Short-Term Obligation”:  Any Collateral Debt Security (i) that is incurred in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a Person, restructuring or similar transaction, (ii) that, by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than any additional borrowing or refinancing if one or more financial institutions shall have provided the underlying borrower or other obligor of such debt obligation with a binding written commitment to provide the same) and (iii) that, prior to its purchase by the Issuer, has been assigned a Moody’s Default Probability Rating and an S&P Rating, neither of which shall be an implied rating.

 “Similar Law” means any applicable federal, state or local laws, rules or regulations that are substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

“Special Priority of Payments”:  The priority of payments specified in Section 5.7 hereof.

“Stated Maturity”:  With respect to any obligation, the date specified in such obligation, and with respect to any Note, the date specified in such Note and in the Term Sheet, as the fixed date on which the final payment of the principal amount of such obligation or Note, as the case may be, is due and payable, or, if such date is not a Business Day, the next following Business Day.

“Structured Finance Security”:  A non-recourse or limited-recourse debt obligation issued by a special purpose vehicle and secured solely by the assets thereof (including, without limitation, a mortgage backed security, an asset backed security, a collateralized bond obligation or a collateralized loan obligation (or any combination thereof)).

The Moody’s Default Probability Rating and the Moody’s Rating of a Structured Finance Security shall be determined pursuant to clause (i) of the definition of “Moody’s Rating.”  For purposes of determining the S&P Rating of a Structured Finance Security, the Structured Finance Security shall be deemed to have a rating equal to the S&P rating of such Structured Finance Security or, if such Structured Finance Security is not rated by S&P, the S&P Rating of such Structured Security shall be the rating as may be assigned by S&P upon request of the Issuer or Collateral Manager.

“Subordinate Interests”:  The meaning specified in Section 13.1.

“Subordinated Collateral Management Fee”:  The subordinate fee payable to the Collateral Manager in arrears on each Payment Date in accordance with the Priority of Payments or the Special Priority of Payments, as applicable, in an amount equal to such percentage per annum as set forth in the Term Sheet (such percentage, the Subordinated Collateral Management Fee Percentage) of the Fee Basis Amount.

“Subordinated Notes”:  The meaning specified in the Supplement.

“Subscription and Private Placement Agency Agreement”:  One or more agreements dated on or prior to the Closing Date by and among the Co-Issuers, the Managers and/or the Placement Agents, relating to the offer, sale and placement of the Securities, as amended from time to time.

“Subsequent Assignee”:  The meaning specified in Section 2.14(b).

“Successor”:  The meaning specified in Section 7.10(a).

“Supplement”:  The Supplement to this Indenture attached hereto as Appendix A.

“Support Provider”:  Any Person providing liquidity or credit enhancement support for a Pass-Through CP Conduit in connection with the transactions contemplated pursuant to the Indenture or any Affiliate thereof; provided that (a) such Person or Affiliate, or a Person providing a guarantee of the obligations of such Person or Affiliate in respect of such liquidity or enhancement support for such Pass-Through CP Conduit, shall have a commercial paper or certificate of deposit rating of at least “A-1+” from S&P, or at least “P-1” from Moody’s and (b) such Person has been approved by the Collateral Manager (which approval shall not be unreasonably withheld).

“Synthetic Security”:  Unless otherwise set forth in the Supplement, any U.S. Dollar denominated swap transaction, debt security, security issued by a trust or similar vehicle or other investment (Registered, in the case of a U.S. obligor) (including Credit-Linked Obligations and Short Positions) purchased from or entered into by the Issuer with a Synthetic Security Counterparty, the returns on which (as determined by the Collateral Manager) are linked to the credit performance of one or more Reference Obligations, but which may provide for a different currency, maturity, payment dates, interest rate, credit exposure or other credit or non-credit related characteristics than such Reference Obligation (including a credit default swap entered into to offset a Short Position); and that meets the following requirements:

(i)            other than Credit-Linked Obligations and Short Positions, it will not require the Issuer to make any payment to the Synthetic Security Counterparty after the initial purchase by the Issuer (other than the payments to the Synthetic Security Counterparty of any Synthetic Security Collateral);

(ii)           its ownership and disposition will not subject the Issuer to net income tax or cause the Issuer to be treated as engaged in a United States trade or business;

(iii)          all scheduled payments are at a fixed interest rate, are at a variable interest rate based on an interest rate used for borrowings or financings in domestic or international markets or are linked to the payments on one or more Reference Obligations (which payments are themselves at a fixed interest rate or a variable interest rate based on an interest rate used for borrowings or financings in domestic or international markets);

(iv)          it will not constitute a commodity option, leverage transaction or futures contract that is subject to the jurisdiction of the U.S. Commodities Futures Trading Commission;

(v)           its documentation will provide non-petition and limited recourse protection with respect to the Issuer;

(vi)          (i) Rating Agency Confirmation from S&P is received for the purchase of such Synthetic Security unless such Synthetic Security conforms to a form for which Rating Agency Confirmation from S&P has been obtained and (ii) it (A) is publicly rated by Moody’s or a rating, rating estimate or Moody’s Rating Factor has been assigned by Moody’s upon the request of the Issuer or the Collateral Manager and (B) has been assigned a Moody’s Recovery Rate;

(vii)         any Credit Event thereunder is limited to either “bankruptcy” and/or “failure to pay”;

(viii)        other than Short Positions, it must provide for both cash and physical settlement at the option of the Issuer only;

(ix)           if the Reference Obligation is a Senior Secured Loan, the Deliverable Obligation must also be a Senior Secured Loan that ranks at least pari passu with the Reference Obligation; and

(x)            the Deliverable Obligation is denominated in U.S. Dollars.

For purposes of the Coverage Tests, the definition of Collateral Debt Security, and clauses (3), (7), (13), (15) and (16) of the Portfolio Profile Test, a Synthetic Security shall be included as a Collateral Debt Security having the relevant characteristics of the Synthetic Security and not of the related Reference Obligation and the amount thereof shall be equal to the applicable notional amount (provided, that the maturity of a Credit-Linked Obligation shall be the stated date of the final payment described in clause (b)(iv) of the definition of Credit-Linked Obligation), unless the Collateral Manager determines otherwise and receives Rating Agency Confirmation.

For purposes of the Collateral Quality Test and the Portfolio Profile Test (other than clauses (3), (7), (13), (15) and (16)), a Synthetic Security shall be included as a Collateral Debt Security having the relevant characteristics of the related Reference Obligation (and the issuer of such Synthetic Security shall be deemed to be the issuer of the related Reference Obligation) and not of the Synthetic Security, unless the Collateral Manager determines otherwise and receives Rating Agency Confirmation.

The Moody’s Default Probability Rating and the Moody’s Rating of a Synthetic Security shall be determined pursuant to clause (i) of the definition of “Moody’s Rating.”  For purposes of determining the S&P Rating of a Synthetic Security, the Synthetic Security shall be deemed to have a rating equal to the S&P rating of such Synthetic Security or, if such Synthetic Security is not rated by S&P, the S&P Rating of such Synthetic Security shall be the rating as may be assigned by S&P upon request of the Issuer or Collateral Manager.

The interest rate or coupon of a fixed rate Synthetic Security shall be a fraction, expressed as a percentage and annualized, the numerator of which is the current stated periodic payments scheduled to be received by the Issuer from the related Synthetic Security Counterparty (in the case of a Credit-Linked Obligation, as described in clause (b)(i) of the definition thereof) and the denominator of which is the notional balance of such Synthetic Security.  The interest rate or spread of a floating rate Synthetic Security shall be a fraction, expressed as a percentage and annualized, the numerator of which is the current stated periodic spread over LIBOR scheduled to be received by the Issuer from the related Synthetic Security Counterparty and the denominator of which is the notional balance of such Synthetic Security (in the case of a Credit-Linked Obligation, as described in clause (b)(i) of the definition thereof).

“Synthetic Security Collateral”: With respect to any Synthetic Security, collateral required to be acquired or transferred, or specified rights of the Issuer under such Synthetic Security required to be assigned, by the Issuer to secure the payment obligations of the Issuer to a Synthetic Security Counterparty under such Synthetic Security and that must be applied in accordance with the terms of such Synthetic Security.

“Synthetic Security Counterparty”:  Unless otherwise specified in the Supplement, any entity (other than the Issuer) (a) required to make payments on a Synthetic Security (including any guarantor), which entity or guarantor, or the long-term senior unsecured debt of such entity or guarantor (or its secured debt if such entity or guarantor is a trust and its debt is secured by a Reference Obligation), at the date of purchase or execution thereof, has a short-term rating of at least “A-1” (or a long-term rating of at least “A-”) by S&P or (b) in the case of a Synthetic Security that represents an ownership interest in debt obligations of a special purpose vehicle, required to make payments to such special purpose vehicle.

“Synthetic Security Reserve Account”:  Each trust account established pursuant to Section 10.3(e).

“Tax”: Any present or future tax, levy, impost, duty, charge, assessment, deduction, withholding or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority other than a stamp, registration, documentation or similar tax.

“Term Sheet”:  The Term Sheet set forth in Appendix B to this Indenture.

“Terminated Loss Short Position”:  With respect to each Payment Date, each Short Position that was sold, assigned or terminated on or prior to such Payment Date where (i) the Issuer was required to make a payment in connection with such sale, assignment or termination, and (ii) as of the date of such sale, assignment or termination, the Class C/D Overcollateralization Ratio was less than or equal to the Terminated Loss Short Position Threshold (as set forth in the Term Sheet).

“Terminated Loss Short Position Payment”:  With respect to each Terminated Loss Short Position, the amount of Principal Proceeds the Issuer paid in connection with the sale, assignment or termination of such Short Position.

“Terminated Loss Short Recapture Amount”:  With respect to each Payment Date and each Terminated Loss Short Position, the lesser of (i) the excess of the Terminated Loss Short Position Payment over the aggregate amounts actually deposited into the Collection Account as Principal Proceeds with respect to such Terminated Loss Short Position on all prior Payment Dates pursuant to the Priority of Payments or the Special Priority of Payments, as applicable, and (ii) the quarterly payment the Issuer was required to make with respect to such Terminated Loss Short Position, without regard to its sale, assignment, termination, expiration or maturity.

“Tranche”:  All Notes of all Classes of Notes bearing the same alphabetic designation and ranking pari passu with respect to principal payments; for example Class B-1 Notes and Class B-2 Notes, if any, would be of the same Tranche.  The Subordinated Notes shall constitute a separate Tranche.

“Transfer Agent”:  The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Securities.

“Transfer Certificate”:  A duly executed transfer certificate substantially in the form of Exhibit B, C, D, E, or F, as applicable.

“Trust Officer”:  When used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee) authorized to act for and on behalf of the Trustee, including any vice president, assistant vice president, officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject.

“Trustee”:  The Person identified as the Trustee in the first paragraph of this Indenture until a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Person.

“UCC”:  The Uniform Commercial Code as in effect from time to time in the State of New York.

“U.S. Person”:  For purposes of Article 7 and Section 2.5(c), a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

“Uncertificated Security”:  The meaning specified in Article 8 of the UCC.

“Underlying Instrument”:  The indenture or other agreement pursuant to which a Pledged Security has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Pledged Security or of which the holders of such Pledged Security are the beneficiaries.

“Unregistered Securities”:  The meaning specified in Section 5.17(c).

“Unused Proceeds”:  That portion of the net proceeds of the sale of Securities on the Closing Date that was not deposited in the Closing Expenses Reserve Account, Interest Reserve Account, Expense Reserve Account, the Synthetic Security Reserve Account or the Revolver Funding Account on the Closing Date or used to pay the purchase price of Collateral Debt Securities purchased on the Closing Date and to repurchase participations sold and repay indebtedness incurred to finance the acquisition of Collateral Debt Securities prior to the Closing Date.

“Unused Proceeds Account”:  The trust account established pursuant to Section 10.3(b).

“Voting Rights Assignment”:  The meaning specified in Sections 2.14(a) and 2.14(b), respectively.

“Voting Rights Assignee”:  The meaning specified in Section 2.14(a) and 2.14(b), respectively.

“Voting Rights Register”:  The meaning specified in Section 2.15.

“Voting Rights Registrar”:  The meaning specified in Section 2.15.

“Weighted Average Life”:  As of any Measurement Date, the number obtained for each Collateral Debt Security (other than a Defaulted Security or a REIT Preferred Security) by (i) summing the products of (A) the number of years from such date of determination to the respective dates of each successive scheduled payment of principal of a Collateral Debt Security and (B) the related amounts of the principal of such scheduled payment and (ii) dividing such sum by the sum of all successive scheduled payments of principal of such Collateral Debt Security.  For Structured Finance Securities, the projections of payment amounts and dates prepared by the Collateral Manager shall be deemed to be the scheduled payments on such securities.

“Weighted Average Life Test”:  A test that will be satisfied (i) on the Effective Date, if the weighted average (by outstanding principal amount) of the Weighted Average Lives of all Collateral Debt Securities (excluding Defaulted Securities and REIT Preferred Securities) is less than or equal to a certain number of years set forth in the Term Sheet (such number of years, the Weighted Average Life Maximum) and (ii) after the Effective Date, if the weighted average (by outstanding principal amount) of the Weighted Average Lives of all Collateral Debt Securities (excluding Defaulted Securities and REIT Preferred Securities) is less than or equal to (A) the Weighted Average Life Maximum minus (B) (1) the number of months that have elapsed since the Effective Date divided by (2) 12.

“Weighted Average Spread”:  As of any Measurement Date, the number obtained by dividing:

(i)            the amount equal to (A) the Aggregate Funded Spread, plus (B) the Aggregate Unfunded Spread, plus (C) the Aggregate Excess Funded Spread, minus (D) the Annualized Short Premium;

by

(ii)           an amount equal to the lesser of (A) the Effective Date Target Par and (B) the Aggregate Principal Balance of the Collateral Debt Securities (excluding Defaulted Securities and any PIK Security and any Partial PIK Security to the extent of any non-cash interest).

“Weighted Average Spread Test”:  A test that is satisfied, as of any Measurement Date, if the Weighted Average Spread is greater than or equal to the Minimum Spread.

“Withholding Tax Event”:  Any new, or change in any, U.S. or foreign tax statute, treaty, regulation, rule, ruling, practice, procedure or judicial decision or interpretation which results in any portion of any payment due from any issuer or obligor under any Collateral Debt Security becoming properly subject to the imposition of U.S. or foreign withholding tax (other than withholding taxes with respect to commitment fees associated with Collateral Debt Securities constituting a Revolving Collateral Debt Security or Delayed Drawdown Debt Security), which withholding tax is not compensated for by a “gross up” provision under the terms of the Collateral Debt Securities, and such a tax or taxes amount, in the aggregate, to five percent (5%) or more of the aggregate interest payments for the related Due Period on all of the Collateral Debt Securities during the related Due Period.

“Zero Coupon Bond”:  A debt obligation that does not bear interest for all or part of the period that it is outstanding or that provides for periodic payments in cash less frequently than semi-annually or that pays interest only at its stated maturity.

Section 1.2.            Assumptions as to Collateral Debt Securities.

(a)           In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Pledged Security, or any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Collateral Debt Securities, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Securities and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.2 shall be applied.  The provisions of this Section 1.2 shall be applicable to any determination or calculation that is covered by this Section 1.2, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision.

(b)           All calculations with respect to Scheduled Distributions on the Pledged Securities securing the Securities shall be made on the basis of information as to the terms of each such Pledged Security and upon report of payments, if any, received on such Pledged Security that are furnished by or on behalf of the issuer of such Pledged Security and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.

(c)           For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Securities or scheduled interest on PIK Securities or payments (including under any Hedge Agreement) as to which the Collateral Manager or the Issuer has actual knowledge that such payments will not be made unless or until such payments are actually made.

(d)           For each Due Period and as of any date of determination, the Scheduled Distribution on any Pledged Security (other than a Defaulted Security or a PIK Security, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) shall be the sum of (i) the total amount of payments and collections to be received during such Due Period in respect of such Pledged Security (including the Sale Proceeds from the sale of such Pledged Security received and, in the case of sales which have not yet settled, to be received during the Due Period and not reinvested in additional Collateral Debt Securities or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if paid as scheduled, will be available in the Collection Account at the end of the Due Period and (ii) any such amounts received in prior Due Periods that were not disbursed on a previous Payment Date.

(e)           Each Scheduled Distribution receivable with respect to a Pledged Security (other than a PIK Security) shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate.  All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture.  Except as otherwise specified herein, for purposes of the applicable determinations required by Section 10.5(b), Article 12, the Senior Interest Coverage Ratio and Class C/D Interest Coverage Ratio, the expected interest on Floating Rate Notes and floating rate Collateral Debt Securities will be calculated using the then current interest rates applicable thereto.  If a Collateral Debt Security provides for a decrease in (i) the scheduled interest rate (in the case of a Collateral Debt Security that bears interest at a fixed rate) or (ii) the spread above a stated index (in the case of a Collateral Debt Security that bears interest at a floating rate) at predetermined dates (without regard to the occurrence of future events), the lowest permissible rate or spread with respect to such predetermined dates applicable to such Collateral Debt Security shall be used for purposes of the Collateral Quality Tests, the Investment Criteria and the calculation of Excess Interest.

(f)            For purposes of any vote, request, demand, authorization, direction, notice, consent or waiver, each Holder of a Security will vote, request, demand, authorize, direct, or give notice, consent or waiver with respect to the Aggregate Outstanding Amount of such Security.

(g)           Except as otherwise provided herein, Defaulted Securities, PIK Securities and any Partial PIK Security to the extent of any non-cash interest will not be included in the calculation of the Collateral Quality Test (other than the S&P CDO Monitor Test).

(h)           For purposes of calculating the Coverage Tests during the three Business Days commencing on and including the date of any Short Settlement Draw, the Interest Rate for any Commitment Notes shall be calculated without regard to the proviso thereto.

(i)            In calculating whether Collateral Debt Securities represent a given percentage of the Principal Collateral Value, the Principal Balance of such Collateral Debt Securities shall be divided by the Principal Collateral Value.

(j)            Whenever the term “principal amount” is used with respect to Subordinated Notes, such term shall mean amounts distributable to Holders of Subordinated Notes from Principal Proceeds or in connection with redemption of the Subordinated Notes, and whenever the term “interest” is used with respect to Subordinated Notes, such term shall mean that portion of Interest Proceeds distributable to Holders of Subordinated Notes pursuant to the Priority of Interest Payments.

Section 1.3.            Definitional Provisions.

All references in this instrument to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed.  Unless otherwise specified, the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.  The words “include,” “including” and “included” shall be illustrative and shall not imply any limitation or exclusion unless the context clearly indicates otherwise; and the word “or” shall not indicate exclusivity and shall be interpreted to mean both “and” and “or” unless the context clearly indicates otherwise.  To the extent any Class or Tranche of Notes referred to herein is not issued under this Indenture on the Closing Date, all references herein to such Class or Tranche shall be deemed stricken from this Indenture and all cross-references shall be deemed modified accordingly.

To the extent that there is any inconsistency between anything set forth in a Section of this Indenture and anything set forth in the Supplement or the Term Sheet, the information set forth in the Supplement or the Term Sheet shall prevail.

ARTICLE 2

THE NOTES

Section 2.1.            Forms Generally.

The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Applicable Issuer executing such Securities as evidenced by their execution of such Securities.  Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

Section 2.2.            Forms of Securities; Certificate of Authentication.

(a)           The forms of the Securities (including the Certificate of Authentication) shall be as set forth in Exhibit A.

(b)           Global and Physical Securities.  Except as provided below, the Securities shall be issued in either global or certificated form.  All of the Securities may be Global Securities except for (i) Commitment Notes, (ii) Subordinated Notes sold to Accredited Investors or Knowledgeable Employees and (iii) purchasers requesting or required to hold a Physical Security, which, in each case, must be Physical Securities.

The Global Rated Notes and the Global Subordinated Notes sold outside the United States to non-U.S. Persons (as defined in Regulation S) in reliance on Regulation S shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto (with appropriate modifications thereto), respectively, added to the form of such Securities (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Securities represented thereby with the Trustee as custodian for the Depository and registered in the name of a nominee of the Depository for the respective accounts of Euroclear and Clearstream, duly executed by the Applicable Issuer and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

The Global Rated Notes and the Global Subordinated Notes sold in reliance on Rule 144A shall be issued initially in the form, respectively, of one or more permanent global securities in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto (with appropriate modifications thereto), respectively, added to the form of such Securities (each, a “Rule 144A Global Security”), which shall be deposited on behalf of the subscribers for such Securities represented thereby with the Trustee as custodian for the Depository and registered in the name of a nominee of the Depository, duly executed by the Co-Issuers and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

Commitment Notes, if any, shall be issued in the form of one or more Physical Commitment Notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibit A (with appropriate modifications thereto) added to the form of such Commitment Note (each, a “Physical Commitment Note”), which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Subordinated Notes may, and in the case of Subordinated Notes held by Accredited Investors or Knowledgeable Employees shall, be issued initially in the form of one or more certificated Subordinated Notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibit A added to the form of such certificated Security (each, a “Physical Subordinated Note”), which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Co-Issuers and authenticated by the Trustee as hereinafter provided.

(c)           Book-Entry Provisions.  This Section 2.2(c) shall apply only to Global Securities deposited with or on behalf of the Depository.

The Applicable Issuer shall execute and the Trustee shall, in accordance with this Section 2.2(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the nominee of the Depository for such Global Security or Global Securities and (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee’s agent as custodian for the Depository.

Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Trustee, as custodian for the Depository or under the Global Security, and the Depository may be treated by the Applicable Issuer, the Trustee, and any agent of the Co-Issuers or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Applicable Issuer, the Trustee, or any agent of the Co-Issuers or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Security.

(d)           Physical Securities.  Except as provided in Sections 2.5(e)(iv), 2.5(e)(v) and 2.10 hereof, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

Section 2.3.            Authorized Amount; Interest Rate; Stated Maturity; Denominations.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to the sum total of the original principal amount of the Notes set forth in the Term Sheet, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.5, 2.6, 2.10 or 8.6 of this Indenture and Securities issued pursuant to supplemental indentures in accordance with Article 8 and a Redemption by Refinancing in accordance with Article 9.

The Securities shall be divided into Classes having designations, original principal amounts, Interest Rates (if any), ratings (if any) and Stated Maturities as set forth in the Term Sheet.

Except as otherwise set forth in the Supplement, the Securities shall be issuable in the minimum denominations and integral multiples in excess thereof set forth in the following table (each, an “Authorized Denomination”).

Securities	Minimum Denomination	Integral Multiples in Excess Thereof
Global Rated Notes	$1,000,000	$1
Physical Commitment Notes	$1,000,000	$1
Global Subordinated Notes	$1,000,000	$1
Physical Subordinated Notes	$1,000,000	$1

Transfers of Securities will not be permitted unless, following such transfer, both the transferee and the transferor (if the transferor retains any Securities) will each hold Securities in an Authorized Denomination; provided, however that a limited number of exceptions to the required Minimum Denominations may be made on the Closing Date as set forth in the Supplement.  In such event, the Holder of such Securities may not transfer less than 100% of its holdings, and if the transferee of any Securities in an amount less than the required Minimum Denominations combines such Securities with other Securities of the same Class held by it, subsequent transfers will be required to satisfy the Authorized Denominations.

Section 2.4.            Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Applicable Issuer by one of the Authorized Officers of the Applicable Issuer.  The signature of such Authorized Officer may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Applicable Issuer shall bind the Applicable Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of issuance of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Applicable Issuer may deliver Securities executed by it, to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

Each Security authenticated and delivered by the Trustee or the Authenticating Agent to or upon Issuer Order on the Closing Date shall be dated as of the Closing Date.  All other Securities that are authenticated after the Closing Date for any other purpose under the Indenture shall be dated the date of their authentication.

Securities issued upon transfer, exchange or replacement of other Securities shall be issued in Authorized Denominations reflecting the original aggregate principal amount of the Securities so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Securities so transferred, exchanged or replaced.  In the event that any

Security is divided into more than one Security in accordance with this Article 2, the original principal amount of such Security shall be proportionately divided among the Securities delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 2.5.            Registration, Registration of Transfer and Exchange.

(a)           The Issuer shall cause to be kept a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and the registration of transfers of Securities.  The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of such Securities.  Upon any resignation or removal of the Security Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Security Registrar.  The Security Registrar shall provide the Issuer with a copy of the Security Register promptly following its request and promptly following any change thereto.  The Issuer may rely conclusively upon any information contained in the Security Register.  The Security Registrar shall provide to the Issuer any information it has with respect to Holders of any Commitment Notes upon request.

If a Person other than the Trustee is appointed by the Issuer as Security Registrar, the Issuer will give the Trustee prompt notice of the appointment of a Security Registrar and of the location, and any change in the location, of the Security Registrar, and the Trustee shall have the right to inspect the Security Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Security Registrar by an Officer thereof as to the names and addresses of the Holders and the principal amounts and numbers of such Securities.

Subject to this Section 2.5, upon surrender for registration of transfer of any Securities at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2, the Applicable Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any Authorized Denomination and of like terms and a like aggregate principal amount.

At the option of the Holder, Securities may be exchanged for Securities, of like terms, in any Authorized Denominations and of like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency.  Whenever any Security is surrendered for exchange, the Applicable Issuer shall execute and the Trustee shall authenticate and deliver the Securities that the Securityholder making the exchange is entitled to receive.

All Securities issued and authenticated upon any registration of transfer or exchange of Securities shall be the valid obligations of the Applicable Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Except in the case of a transfer of an interest in Commitment Notes registered in the name of the Administrative Agent (as defined in the Note Purchase Agreement) made pursuant to a participation or assignment of an interest under the Note Purchase Agreement, every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Applicable Issuer and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Securities, but the Trustee or Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Co-Issuers shall not be required to issue, register the transfer of or exchange any Security beginning at the opening of business on the Record Date for any redemption (unless the notice of redemption is withdrawn).

(b)           No Security may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt under applicable state securities laws.

No Security may be offered, sold or delivered (i) as part of the distribution by the Managers at any time or (ii) otherwise until 40 days after the Closing Date, within the United States or to, or for the benefit of, U.S. Persons (as defined in Regulation S) except in accordance with Rule 144A or an exemption from the registration requirements of the Securities Act, to Persons purchasing for their own account or for the accounts of one or more QIBs, for which the purchaser is acting as fiduciary or agent.  Securities may be sold or resold, as the case may be, in offshore transactions to non-U.S. Persons in reliance on Regulation S.  In addition, no Rule 144A Global Security may at any time be held by or on behalf of U.S. Persons that are not QIB/QPs, and no Regulation S Global Security may at any time be held by or on behalf of U.S. Persons.  None of the Co-Issuers, the Trustee or any other Person may register the Securities under the Securities Act or any state securities laws.

Until the end of the Draw Period, transfers of beneficial interests in any Commitment Notes will be permitted only to transferees that satisfy the Delayed Draw Rating Criteria or the Revolving Note Rating Criteria, as applicable.  In addition to the requirements of this Section 2.5 and Section 2.4, all transfers of beneficial interests in any Commitment Notes prior to the end of the Draw Period shall be made in accordance with the Note Purchase Agreement relating to such Commitment Notes.

A proposed transfer will not be permitted, and the Trustee shall not register any such proposed transfer, of an ERISA Security to a proposed transferee that has represented that it is a Benefit Plan Investor.

(c)           For so long as any of the Securities are Outstanding, the Issuer shall not register the transfer of any ordinary shares of the Issuer to U.S. Persons and the Co-Issuer shall not register the transfer of any stock of the Co-Issuer to U.S. Persons.

(d)           Upon final payment due on the Maturity of a Security, the Holder thereof shall present and surrender such Security at the Corporate Trust Office of the Trustee or at the office of any Paying Agent (outside the United States if then required by applicable law in the case of a definitive Note issued in exchange for a beneficial interest in the Regulation S Global Security pursuant to Section 2.5(e)(iv) or Section 2.10); provided, however, that if there is delivered to the Applicable Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Applicable Issuer or the Trustee that the applicable Security has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.

(e)           So long as a Global Security remains Outstanding and is held by or on behalf of the Depository, transfers of a Global Security, in whole or in part, shall only be made in accordance with Section 2.2(c) and this Section 2.5(e).

(i)            Subject to clauses (ii), (iii) and (iv) of this Section 2.5(e), transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii)           Rule 144A Global Security to Regulation S Global Security.  If a Holder of a beneficial interest in a Rule 144A Global Security deposited with the Depository wishes at any time to exchange its interest in such Rule 144A Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Rule 144A Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such Holder, provided such Holder or, in the case of a transfer, the transferee is not a U.S. Person, may, subject to the rules and procedures of the Depository, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the Regulation S Global Security.  Upon receipt by the Trustee, as Security Registrar, of:

(A)          instructions given in accordance with the Depository’s procedures from an Agent Member directing the Trustee, as Security Registrar, to cause to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Rule 144A Global Security, in an Authorized Denomination, to be exchanged or transferred,

(B)           a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and, in the case of an exchange or transfer pursuant to and in accordance with

Regulation S, the Euroclear or Clearstream account to be credited with such increase and

(C)           a Transfer Certificate in the form of Exhibit B given by the Holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities including that the Holder or the transferee, as applicable, is not a U.S. Person, and is obtaining such beneficial interest in a transaction pursuant to and in accordance with Regulation S, and in the case of ERISA Securities, is not a Benefit Plan Investor, the Trustee, as Security Registrar, shall instruct the Depository to reduce the principal amount of the Rule 144A Global Security and to increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Rule 144A Global Security to be exchanged, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Rule 144A Global Security.

(iii)          Regulation S Global Security to Rule 144A Global Security.  If a Holder of a beneficial interest in a Regulation S Global Security deposited with the Depository wishes at any time to exchange its interest in a Regulation S Global Security for an interest in a Rule 144A Global Security or to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Rule 144A Global Security, such Holder may, subject to the rules and procedures of Euroclear, Clearstream or the Depository, as the case may be, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in a Rule 144A Global Security.  Upon receipt by the Trustee, as Security Registrar, of:

(A)          instructions from Euroclear, Clearstream or the Depository, as the case may be, directing the Trustee, as Security Registrar, to cause to be credited a beneficial interest in a Rule 144A Global Security in an amount equal to the beneficial interest in such Regulation S Global Security, in an Authorized Denomination, to be exchanged or transferred, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and

(B)           a Transfer Certificate in the form of Exhibit C given by the Holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Rule 144A Global Security is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, and is also a Qualified Purchaser or that, in the case of an exchange, the Holder is a QIB/QP and, in the case of ERISA Securities, is not a Benefit Plan Investor, then Euroclear or Clearstream or the Trustee, as Security Registrar, as the case may be, will instruct the Depository to reduce the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred or exchanged and the Trustee, as Security Registrar, shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

(iv)          Global Certificatable Security to Physical Security.  If a Holder of a beneficial interest in a Certificatable Security represented by an interest in a Global Security (together, “Global Certificatable Securities”) wishes at any time to transfer its interest in such Security to a Person who wishes to take delivery thereof in the form of a Physical Security of the same Class, as applicable, such Holder may, subject to the rules and procedures of Euroclear, Clearstream or the Depository, as the case may be, transfer or cause the transfer of such interest for an equivalent beneficial interest in one or more such Physical Securities of the same Class as described below.  Upon receipt by the Trustee, as Security Registrar, of:

(A)          instructions given in accordance with the Depository’s procedures from an Agent Member, or instructions from Euroclear, Clearstream or the Depository, as the case may be, directing the Trustee to deliver one or more such Physical Securities, designating the registered name or names, address, payment instructions, the Class and the number and principal amounts of the Physical Securities to be executed and delivered (the Class and the aggregate principal amounts of such Physical Securities being equal to the aggregate principal amount of the Global Security to be transferred), in an Authorized Denomination, and

(B)           a Transfer Certificate in the form of Exhibit D given by the transferee of such beneficial interest, and the Trustee, as Security Registrar, will instruct the Depository to reduce the applicable Global Security by the aggregate principal amount of the beneficial interest in such Global Security to be transferred and the Trustee, as Security Registrar, shall record the transfer in the Security Register in accordance with Section 2.5(a) and shall instruct the Applicable Issuer to execute the Physical Securities and the Trustee shall authenticate and deliver the Physical Securities of the appropriate Class registered in the names specified in the Transfer Certificate above in principal amounts designated by the transferee (the aggregate of such amounts being equal to the beneficial interest in the Global Securities to be transferred) and an Authorized Denomination.  Any purported transfer in violation of the foregoing requirements shall be null and void ab initio, and the Trustee shall not register any such purported transfer and shall not authenticate and deliver such Physical Securities.

If a Holder of a beneficial interest in a Global Certificatable Security wishes at any time to exchange such interest for an interest in one or more Physical Securities of the applicable Class, such Holder may exchange or cause the exchange of such interest for an equivalent beneficial interest in one or more such Physical Securities as provided below.  Upon receipt by the Trustee, as Security Registrar, of:

(A)          instructions given in accordance with the Depository’s procedures from an Agent Member, or instructions from Euroclear, Clearstream or the Depository, as the case may be, directing the Trustee to deliver one or more Physical Securities and

(B)           written instructions from such Holder designating the registered name or names, address, payment instructions, the Class and the number and principal amounts of the applicable Physical Securities to be executed and delivered (the Class and the aggregate principal amounts of such Physical Securities being the same as the beneficial interest in the Global Certificatable Security to be exchanged), the Trustee, as Security Registrar, shall instruct the Depository to reduce the Global Security by the aggregate principal amount of the beneficial interest in the Global Security to be exchanged, shall record the exchange in the Security Register in accordance with Section 2.5(a) and shall instruct the Applicable Issuer to execute the Physical Securities and the Trustee shall authenticate and deliver the Physical Securities of the appropriate Class registered as specified in the instructions described in clause (B) above, in an Authorized Denomination.  Any purported exchange in violation of the foregoing requirements shall be null and void ab initio, and the Trustee shall not register any such purported exchange and shall not authenticate and deliver such Physical Securities.

(v)           Other Exchanges.  In the event that a Global Security is exchanged for Securities in definitive registered form without interest coupons pursuant to Section 2.5(e)(iv) or Section 2.10 hereof, such Securities may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above or in Section 2.5(f)(iv), as applicable (including certification requirements intended to insure that such transfers are made only to Holders who are Qualified Purchasers and comply with Rule 144A or to non-U.S. Persons, or otherwise comply with Regulation S, as the case may be), and as may be from time to time adopted by the Applicable Issuer and the Trustee.

(vi)          Restrictions on U.S. Transfers.  Transfers of interests in Regulation S Global Securities and Physical Securities sold pursuant to Regulation S to “U.S. persons” (as defined in Regulation S) shall be restricted.  Transfers may only be made pursuant to the provisions of Section 2.5(e)(iii) from a Regulation S Global Security to a Rule 144A Global Security and Section 2.5(e)(iv) from a Global Security to a Physical Security.

(f)            So long as a Physical Security remains outstanding, transfers and exchanges of a Physical Security, in whole or in part, shall only be made in accordance with this Section 2.5(f).

(i)            Physical Security to Regulation S Global Security.  If a Holder of a beneficial interest in one or more Physical Securities representing a Security that may be held in the form of a Global Security wishes at any time to exchange its interest in such Physical Security for an interest in the Regulation S Global Security of the same Class, or to transfer its interest in such Physical Security to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Security of the same Class, such Holder, (provided such

Holder or, in the case of a transfer, the transferee is not a U.S. Person and, in the case of ERISA Securities, is not a Benefit Plan Investor), may exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Regulation S Global Security of the same Class.  Upon receipt by the Trustee, as Security Registrar, of:

(A)          such Physical Security properly endorsed for such transfer and written instructions from such Holder directing the Trustee, as Security Registrar, to cause to be credited a beneficial interest in the Regulation S Global Security of the same Class in an amount equal to the beneficial interest in the Physical Security and in an Authorized Denomination, to be exchanged or transferred,

(B)           a written order containing information regarding the Euroclear or Clearstream account to be credited with such increase and

(C)           a Transfer Certificate in the form of Exhibit B by the transferor of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities (including that the Holder or the transferee, as applicable, is not a U.S. Person and, in the case of ERISA Securities, is not a Benefit Plan Investor) and pursuant to and in accordance with Regulation S, the Trustee, as Security Registrar, shall cancel such Physical Security in accordance with Section 2.9, record the transfer in the Security Register in accordance with Section 2.5(a) and instruct the Depository to increase the principal amount of the applicable Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Physical Security to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security of the same Class equal to the amount specified in the instructions received pursuant to clause (A) above.

(ii)           Physical Security to Rule 144A Global Security.  If a Holder of a beneficial interest in one or more Physical Securities representing a Security that may be held in the form of a Global Security wishes at any time to exchange its interest in such Physical Security for an interest in the Rule 144A Global Security of the same Class, or to transfer its interest in such Physical Security to a Person who wishes to take delivery thereof in the form of an interest in the Rule 144A Global Security of the same Class, such Holder may exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Rule 144A Global Security of the same Class.  Upon receipt by the Trustee, as Security Registrar, of:

(A)          such Physical Security properly endorsed for such transfer and written instructions from such Holder directing the Trustee, as Security Registrar, to cause to be credited a beneficial interest in the Rule 144A Global Security of the same Class in an amount equal to the beneficial interest in the Physical Security and in an Authorized Denomination, to be exchanged or transferred,

(B)           a written order containing information regarding the DTC account to be credited with such increase, and

(C)           a Transfer Certificate in the form of Exhibit C by the transferor of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Physical Security reasonably believes that the Person acquiring such interest in a Rule 144A Global Security is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction, and is also a Qualified Purchaser or that, in the case of an exchange, the Holder is a QIB/QP and, in the case of ERISA Securities, is not a Benefit Plan Investor, the Trustee, as Security Registrar, shall cancel such Physical Security in accordance with Section 2.9, record the transfer in the Security Register in accordance with Section 2.5(a) and instruct the Depository to increase the principal amount of the applicable Rule 144A Global Security by the aggregate principal amount of the beneficial interest in the Physical Security to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security of the same Class equal to the amount specified in the instructions received pursuant to clause (A) above.

(iii)          Transfer of Physical Securities.  If a Holder of a beneficial interest in a Physical Security wishes at any time to transfer its interest in such Physical Security to a Person who wishes to take delivery thereof in the form of one or more Physical Securities of the same Class, such Holder may transfer or cause the transfer of such interest for an equivalent beneficial interest in one or more such Physical Securities of the same Class as provided below.  Upon receipt by the Issuer and the Trustee, as Security Registrar, of:

(A)          such Holder’s Physical Security properly endorsed for assignment to the transferee (except in the case of a transfer of an interest in a Commitment Note registered in the name of the Administrative Agent (as defined in the Note Purchase Agreement) made pursuant to a participation or an assignment of an interest under the Note Purchase Agreement),

(B)           a Transfer Certificate in the form of Exhibit D given by the transferee of such beneficial interest, and

(C)           in the case of a transfer of a Subordinated Note to an Accredited Investor that is not also a Qualified Institutional Buyer, an opinion of counsel that such transfer would not be required to be registered under the Securities Act, the Trustee, as Security Registrar, shall cancel such Physical Security (except in the case of a transfer of an interest in a Commitment Note registered in the name of the Administrative Agent (as defined in the Note Purchase Agreement) made pursuant to a participation or an assignment of an interest under the Note Purchase Agreement) in accordance with Section 2.9, record the transfer in the Security Register in accordance with Section 2.5(a) and shall instruct the Applicable Issuer to execute the Physical Securities (except in the case of a transfer of an interest in a Commitment Note registered in the name of the Administrative Agent (as defined in the Note Purchase Agreement) made pursuant to a participation or an assignment of an interest under the Note Purchase Agreement) and the Trustee shall authenticate and deliver Physical Securities (except in the case of a transfer of an interest in a Commitment Note registered in the name of the Administrative Agent (as defined in the Note Purchase Agreement) made pursuant to a participation or an assignment of an interest under the Note Purchase Agreement) bearing the same designation as the Physical Securities of the appropriate Class endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the Class and the aggregate of such amounts being the same as the beneficial interest in the Physical Securities surrendered by the transferor), and in Authorized Denominations.  Any purported transfer in violation of the foregoing requirements shall be null and void ab initio, and the Trustee shall not register any such purported transfer and shall not authenticate and deliver such Physical Securities.

(iv)          Exchange of Physical Securities.  If a Holder of a beneficial interest in one or more Physical Securities wishes at any time to exchange such Physical Securities for one or more such Physical Securities of different principal amounts in the same Class, such Holder may exchange or cause the exchange of such interest for an equivalent beneficial interest in the Physical Securities of the same Class bearing the same designation as the Physical Securities endorsed for exchange as provided below.  Upon receipt by the Trustee, as Security Registrar, of:

(A)          such Holder’s Physical Securities properly endorsed for such exchange and

(B)           written instructions from such Holder designating the number and principal amounts of the applicable Physical Securities to be issued (the Class and the aggregate principal amounts of such Physical Securities being the same as the Physical Securities surrendered for exchange), the Trustee, as Security Registrar, shall cancel such Physical Securities in accordance with Section 2.9, record the exchange in the Security Register in accordance with Section 2.5(a) and shall instruct the Co-Issuers or the Issuer, as applicable, to execute the Physical Securities and the Trustee shall authenticate and deliver one or more Physical Securities of the same Class bearing the same designation as the Physical Securities endorsed for exchange, registered in the same names as the Physical Securities surrendered by such Holder or such different names as are specified in the endorsement described in clause (A) above, in different principal amounts designated by such Holder (the Class and the aggregate principal amounts being the same as the beneficial interest in the Physical Securities surrendered by such Holder), and in Authorized Denominations.

(g)           If Securities are issued upon the transfer, exchange or replacement of Securities bearing the applicable legends set forth in Exhibit A hereto, and if a request is made to remove such applicable legend on such Securities, the Securities so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Applicable Issuer such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Applicable Issuer to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Section 4(2) of the Securities Act or Regulation S, as applicable, or the Investment Company Act.  Upon provision of such satisfactory evidence, the Trustee, at the direction of the Applicable Issuer, shall authenticate and deliver Securities that do not bear such applicable legend.

(h)           Each Person who becomes a Holder of a beneficial interest in a Rule 144A Global Security will be deemed to have represented and agreed as follows (terms used in this subsection that are defined in Rule 144A or Regulation S are used herein as defined therein):

(1)           The Holder (i) is a Qualified Institutional Buyer that is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of issuers that are not Affiliated Persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of the plan, (ii) is aware that the sale of the Securities to it is being made in reliance on the exemption from registration provided by Rule 144A under the Securities Act and (iii) is acquiring the Securities for its own account or for one or more accounts, each of which is a Qualified Institutional Buyer, and as to each of which the Holder exercises sole investment discretion, and in an Authorized Denomination for such Security for the Holder and for each such account.  The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities, and the Holder and any accounts for which it is acting are each able to bear the economic risk of its investment.

(2)           The Holder understands that the Securities are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Securities have not been and will not be registered under the Securities Act, and, if in the future the Holder decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only in accordance with the legend on such Securities.  The Holder acknowledges that no representation is made by the Applicable Issuer, the Placement Agents, or the Managers as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Securities.

(3)           The Holder and each account for which the Holder is acquiring Securities is a Qualified Purchaser for purposes of Section 3(c)(7) of the Investment Company Act, the Holder (or if the Holder is acquiring Securities for any account, each such account) is acquiring the Securities as principal for its own account for investment and not for sale in connection with any distribution thereof, the Holder and each such account was not formed solely for the purpose of investing in the Securities and is not a (i) partnership, (ii) common trust fund or (iii) special trust, pension fund, or  retirement plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, and the Holder and each such account agrees that it shall not hold such Securities for the benefit of any other Person and shall be the sole beneficial owner thereof for all purposes and that it shall not sell participation interests in the Securities or enter into any other arrangement pursuant to which any other Person shall be entitled to a beneficial interest in the distributions on the Securities and further that the Securities purchased directly or indirectly by it constitute an investment of no more than 40% of the Holder’s and each such account’s assets.  The Holder understands and agrees that any purported transfer of the Securities to a Holder that does not comply with the requirements of this paragraph shall be null and void ab initio.

(4)           The Securities may not at any time be held by or on behalf of U.S. Persons that are not Qualified Institutional Buyers.  Before any interest in a Rule 144A Global Security may be offered, resold, pledged or otherwise transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, the transferor will be required to provide the Trustee with a Transfer Certificate, as to compliance with the transfer restrictions.

(5)           The Holder understands that an investment in the Securities involves certain risks, including the risk of loss of a substantial part of its investment under certain circumstances.  The Holder has had access to such financial and other information concerning the Co-Issuers or the Issuer, as applicable, and the Securities as it deemed necessary or appropriate in order to make an informed investment decision with respect to its acquisition of such Securities, including an opportunity to ask questions of and request information from the Co-Issuers or the Issuer, as applicable.

(6)           In connection with the purchase of the Securities (provided that no such representation is made with respect to the Collateral Manager by any Affiliate of the Collateral Manager):  (i) none of the Co-Issuers or the Issuer as applicable, the Placement Agents, the Managers or the Collateral Manager or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for the Holder; (ii) the Holder is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers or the Issuer, as applicable, the Placement Agents, the Managers or the Collateral Manager or any of their respective Affiliates other than any in a current offering memorandum for such Securities and any representations expressly set forth in a written agreement with such party; (iii) none of the Co-Issuers or the Issuer, as applicable, the Placement Agents, the Managers or the Collateral Manager or any of their respective Affiliates has given to the Holder (directly or indirectly through any other Person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of its purchase or the documentation for the Securities; (iv) the Holder has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the documentation for the Securities) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Co-Issuers or the Issuer, as applicable, the Placement Agents, the Managers or the Collateral Manager or any of their respective Affiliates; (v) the Holder has determined that the rates, prices or amounts and other terms of the purchase and sale of the Securities reflect those in the relevant market for similar transactions; (vi) the Holder is purchasing the Securities with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; and (vii) the Holder is a sophisticated investor familiar with transactions similar to its investment in the Securities.

(7)           If such Global Security represents Securities other than ERISA Securities, on each day that the Holder holds such Securities, the Holder, and any account on behalf of which the Holder is acquiring the Securities, either (i) is not and will not be a Plan, an entity whose underlying assets include the assets of any such Plan, or a governmental plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (ii) its purchase, holding and disposition of such Securities will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law) unless an exemption is available (all of the conditions of which have been satisfied) or in any other violation of an applicable requirement of ERISA, the Code or other applicable law.

(8)           The Holder will not, at any time, offer to buy or offer to sell the Securities by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

(9)           The Holder is not purchasing such Securities with a view to the resale, distribution or other disposition thereof in violation of the Securities Act.

(10)         The Holder will provide notice to each Person to whom it proposes to transfer any interest in the Securities of the transfer restrictions and representations set forth in this Section 2.5, including the exhibits referenced herein.

(11)         The Holder understands that the Issuer has the right under the Indenture to compel any Non-Permitted Holder to sell its interest in the Securities or may sell such interest in the Securities on behalf of such owner.

(12)         The Holder is aware that each Global Security will bear the applicable legend set forth in Exhibit A and will be represented by one or more Global Securities.

(13)         The Holder is not a member of the public in the Cayman Islands.

(14)         The Holder understands that the Issuer may receive a list of participants holding positions in the Securities from one or more book-entry depositories.

(15)         If such Global Security represents ERISA Securities, on each day that the Holder holds such Securities, the Holder, and any account on behalf of which the Holder is acquiring the Securities, is not and will not be (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) whether or not subject to the fiduciary responsibility provisions of Title I of ERISA, including any U.S. governmental plan or foreign governmental or private pension plan, (ii) a “plan” described in Section 4975(e)(1) of the Code (the Persons or entities described in clauses (i) and (ii) being referred to herein as “Benefit Plans”) or (iii) any Person or entity that is, or would be deemed to be, using the assets of any Benefit Plan to purchase or hold its interest in any Applicable Securities (the Persons and entities described in this clause (iii), together with Benefit Plans, being referred to as “Benefit Plan Investors”).  The Holder and any fiduciary of the Holder causing the Holder to acquire such Securities agrees to indemnify and hold harmless the Co-Issuers, the Collateral Manager, the Trustee, the Administrator, the Placement Agents and the Managers and their respective Affiliates from any cost, damage or loss incurred by them as a result of the Holder being or being deemed to be a Benefit Plan Investor.  The Holder understands and agrees that any purported transfer of such Securities to a purchaser that does not comply with the requirements of this paragraph shall be null and void ab initio.

(16)         If such Global Security represents Subordinated Notes, the Holder understands that an investment in the Securities involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances.  The Holder understands that the Securities will be highly illiquid and are not suitable for short term trading.  The Securities are a leveraged investment in a portfolio of high yield debt securities and loans, which may expose the Securities to disproportionately large changes in value.  Payments with respect to the Securities are not guaranteed as they are dependent on the performance of the portfolio of Collateral Debt Securities.  The Holder understands that it is possible that, due to the structure of the transaction and the performance of the portfolio, payments on the Securities may be deferred, reduced or eliminated entirely.  Furthermore, the Securities will rank below the Securities that have a superior prior claim on the portfolio.  The Securities will rank behind certain creditors of the Issuer, including, without limitation, the Holders of certain other Securities and any Hedge Counterparties, as specified in the Priority of Payments or Special Priority of Payments.  The Issuer has assets limited to the Collateral Debt Securities and the Eligible Investments for payment of all Classes of the Securities and the Securities bear the first risk of loss.  The Holder has had access to such financial and other information concerning the Issuer and the Securities as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Securities, including an opportunity to ask questions of and request information from the Issuer.

(17)         If such Global Security represents Subordinated Notes and if the Holder is a bank organized outside the United States, (i) it is acquiring the Securities as a capital markets investment and will not for any purpose treat the assets of the Issuer as loans acquired in its banking business; (ii) it has not proposed or identified, and will not propose or identify, any security or loan for inclusion in the assets of the Issuer, (iii) it and its affiliates have not originated, and will not originate, any of the loans to be acquired by the Issuer, (iv) it and its affiliates have not sold, and will not sell, directly or indirectly, any loans to the Issuer, (v) none of the loans to be acquired by the Issuer have been or will be selected in consultation with, or with the knowledge of, the Holder or any of its affiliates because of a client relationship between the obligor on the loans and the Holder or any of its affiliates, and (vi) any funding that is arranged by it or its affiliates in connection with the acquisition or holding of the Securities either (a) will be obtained from an unrelated party on market terms that are not affected by the terms on which it acquires the Securities or (b) will not be obtained as part of a plan having as one of its principal purposes the avoidance of U.S. withholding taxes.

(i)            Each Person who becomes a Holder of Securities represented by an interest in a Regulation S Global Security will be deemed to have made the representations set forth in clauses (5) through (17) of Section 2.5(h) and to have further represented and agreed as follows:

(1)           The Holder and each beneficial owner of the Securities that it holds is not, and will not be, a U.S. Person as defined in Regulation S under the Securities Act or a U.S. resident for purposes of the Investment Company Act, and its purchase of the Securities will comply with all applicable laws in any jurisdiction in which it resides or is located.  The Holder is aware that the sale of such Securities to it is being made in reliance on the exemption from registration provided by Regulation S.

(2)           The Securities may not at any time be held by or on behalf of U.S. Persons as defined in Regulation S under the Securities Act.  Before any interest in a Regulation S Global Security may be offered, resold, pledged or otherwise transferred to a Person who takes delivery in the form of an interest in a Rule 144A Global Security or a Physical Security, the transferor (or the transferee) will be required to provide the Trustee with a Transfer Certificate hereto as to compliance with the transfer restrictions.

(j)            Any purported transfer of a Security not in accordance with Section 2.5 shall be null and void and shall not be given effect for any purpose hereunder.

(k)           After the Draw Period, a Holder of a Delayed Draw Note, so long as no Voting Rights Assignment is outstanding and unrevoked with respect to such Note, may convert such Note into a Note of another Class in the same Tranche of the same Interest Rate and outstanding principal amount, by written request to the Trustee, as Security Registrar, and upon compliance with the conversion and transfer provisions of this Section 2.5(k).  In addition, at any time during the Draw Period, if 100% of the Holders of Delayed Draw Notes so request, such Holders may convert the outstanding principal amount of all funded Draws of such Delayed Draw Notes into the corresponding Notes of another Class in the same Tranche, in each case of the same outstanding principal amount, by written request to the Trustee, as Security Registrar, and upon compliance with the conversion and transfer provisions of this Section 2.5(k).  Upon such conversion, such Notes may only be held in the form of Global Securities.  Delayed Draw Notes may not at any time be held in the form of Global Securities.

(i)            Physical Security to Regulation S Global Security.  If a Holder of a beneficial interest in one or more Delayed Draw Notes wishes at any time to convert the outstanding principal amount of such Notes into Notes of a different Class of the same Tranche with the same Interest Rate and simultaneously exchange its interest in such Note for an interest in the Regulation S Global Security of the converted Class, or to convert its interest into Notes of a different Class of the same Tranche and simultaneously transfer its interest in such Note to a Person who wishes to take delivery of such converted Note in the form of an interest in the Regulation S Global Security of the converted Class, such Holder, (provided such Holder or, in the case of a transfer, the transferee is not a U.S. Person), may convert such Delayed Draw Note into Notes of a different Class of the same Tranche and simultaneously exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the

Regulation S Global Security of Notes of the converted Class, upon receipt by the Trustee, as Security Registrar, of:

(A)          such Physical Security properly endorsed for such transfer and written instructions from such Holder directing the Trustee, as Security Registrar, to convert such Delayed Draw Note into Notes of a different Class of the same Tranche with the same Interest Rate (or the outstanding principal amount thereof in the case of a conversion during the Draw Period) and to cause to be credited a beneficial interest in the Regulation S Global Security of the converted Class in an amount equal to the outstanding principal amount of the beneficial interest in the Physical Security and in an Authorized Denomination, to be converted and exchanged or transferred,

(B)           a written order containing information regarding the Euroclear or Clearstream account to be credited with such increase, and

(C)           if applicable, a Transfer Certificate in the form of Exhibit E by the transferor of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities (including that the Holder or the transferee, as applicable, is not a U.S. Person) and pursuant to and in accordance with Regulation S, the Trustee, as Security Registrar, shall (i) cancel such Physical Security in accordance with Section 2.9, (ii) in the case of a conversion during the Draw Period, issue a new Physical Security reflecting the reduced Commitment and maximum outstanding principal amount, (iii) record the transfer in the Security Register in accordance with Section 2.5(a) and (iv) instruct the Depository to increase the principal amount of the applicable converted Class Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Delayed Draw Note Physical Security to be converted and exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security of the applicable converted Class equal to the amount specified in the instructions received pursuant to clause (A) above.

(ii)           Physical Security to Rule 144A Global Security.  If a Holder of a beneficial interest in one or more Delayed Draw Notes wishes at any time to convert the outstanding principal amount of such Notes into Notes of a different Class of the same Tranche with the same Interest Rate and simultaneously exchange its interest in such Note for an interest in the Rule 144A Global Security of the converted Class, or to convert its interest into Notes of a different Class of the same Tranche and simultaneously transfer its interest in such Note to a Person who wishes to take delivery of such converted Note in the form of an interest in the Rule 144A Global Security of the converted Class, such Holder may convert such Delayed Draw Note into Notes of the different Class of the same Tranche with the same Interest Rate and simultaneously exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Rule 144A Global Security of the Notes of such different Class of the same Tranche, upon receipt by the Trustee, as Security Registrar, of:

(A)          such Physical Security properly endorsed for such transfer and written instructions from such Holder directing the Trustee, as Security Registrar, to convert such Delayed Draw Note into Notes of a different Class of the same Tranche with the same Interest Rate (or the outstanding principal amount thereof in the case of a conversion during the Draw Period) and to cause to be credited a beneficial interest in the Rule 144A Global Security of the converted Class in an amount equal to the outstanding principal amount of the beneficial interest in the Physical Security and in an Authorized Denomination, to be converted and exchanged or transferred,

(B)           a written order containing information regarding the DTC account to be credited with such increase and

(C)           a Transfer Certificate in the form of  Exhibit F by the transferor of such beneficial interest stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Physical Security reasonably believes that the Person acquiring such interest in a Rule 144A Global Security is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with an applicable securities laws of any state of the United States or any other jurisdiction, and is also a Qualified Purchaser or that, in the case of an exchange, the Holder is a QIB/QP, the Trustee, as Security Registrar, shall (i) cancel such Physical Security in accordance with Section 2.9, (ii) in the case of a conversion during the Draw Period, issue a new Physical Security reflecting the reduced Commitment and maximum outstanding principal amount, (iii) record the transfer in the Security Register in accordance with Section 2.5(a) and (iv) instruct the Depository to increase the principal amount of the applicable Rule 144A Global Security by the aggregate principal amount of the beneficial interest in the Delayed Draw Note Physical Security to be converted and exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security of the applicable converted Class of Notes equal to the amount specified in the instructions received pursuant to clause (A) above.

(l)            A Pass-Through CP Conduit that is a Holder of a beneficial interest in Revolving Notes shall be permitted to transfer or agree to transfer a participation interest or to make an assignment of all or a portion of its interest in such Revolving Notes to a Support Provider without providing a Transfer Certificate to the Trustee and without giving rise to any required registration, surrender, exchange or replacement of Notes hereunder; provided that the transfer of the participation interest or assignment interest complies with the requirements of Section 2.5(b) (as if such participation interest or assignment interest were a Revolving Note for purposes of such requirements).  In addition, a Support Provider may transfer its right, title, interest and obligations in, to, and under its participation interest or make an assignment of all or a portion of its interest in a Revolving Note to another Support Provider of the same Pass-Through CP Conduit without providing a Transfer Certificate to the Trustee and without giving rise to any required registration, surrender, exchange or replacement of Notes hereunder, provided that the transfer complies with the requirements of this Section 2.5(l) and Section 2.5(b) (as if such participation interest or assignment interest were a Revolving Note for purposes of such requirements).  No transfer of a participation interest or assignment interest pursuant to this Section 2.5(l) shall be made unless such participation interest or assignment interest entitles such transferee Support Provider to all of the payments on such Revolving Notes in a principal amount not less than the Authorized Denomination of the Revolving Notes.  All transfers made pursuant to this Section 2.5(l) shall be made in accordance with the Note Purchase Agreement.

By making or agreeing to make a transfer of a participation interest or assignment interest under this Section 2.5(l), a Pass-Through CP Conduit shall be deemed to have represented, as of the earlier of the date of transfer of the participation interest or assignment interest or the date of agreement to transfer the participation interest or assignment interest, (i) that each such Support Provider has been advised of the requirements of Section 2.4 and 2.5 and has acknowledged that such transfer complies with the requirements of this Section 2.5(l) as to each such Support Provider and (ii) that each such Support Provider has made the representations contained in the Transfer Certificate as to such Support Provider (as if such participation interest or assignment interest were a Revolving Note for purposes of such requirements).  By making or agreeing to make a transfer of a participation interest to another Support Provider of a Pass-Through CP Conduit, a Support Provider of such Pass-Through CP Conduit shall be deemed to have represented, as of the earlier of the date of transfer of the participation interest or assignment interest or the date of agreement to transfer the participation interest or assignment interest, (i) that each such transferee Support Provider has been advised of the requirements of Section 2.4 and 2.5 and has acknowledged that such transfer complies with the requirements of this Section 2.5(l) as to each such Support Provider and (ii) that each such transferee Support Provider has made the representations contained in the applicable Transfer Certificate as to such transferee Support Provider (as if such participation interest or assignment interest were a Revolving Note for purposes of such requirements).

The transfer of a participation interest under this Section 2.5(l) shall vest in the transferee no rights against the Collateral, the Issuer, the Co-Issuer, the Trustee or any of their respective agents.  No participation interest in a Note may be transferred except in accordance with this Section 2.5(l).

Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Securities Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, the rules of any Depositary, ERISA, the Code or the Investment Company Act; provided that if a certificate is specifically required by the express terms of this Section 2.5 to be delivered to the Trustee or the Securities Registrar by a purchaser or transferee of a Note, the Trustee or the Securities Registrar, as the case may be, shall be under a duty to receive and examine the same to determine whether the certificate thereby substantially complies on its face with the express terms of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms.

Section 2.6.            Mutilated, Defaced, Destroyed, Lost or Stolen Securities.

If (i) any mutilated or defaced Security is surrendered to a Transfer Agent, or if there shall be delivered to the Applicable Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of such Security, and (ii) there is delivered to the Applicable Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Applicable Issuer, the Trustee or such Transfer Agent that such Security has been acquired by a Protected Purchaser, the Applicable Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Security, a new Security, of like tenor (including the same date of issuance) and equal principal amount registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Security and bearing a number not contemporaneously outstanding.

If, after delivery of such new Security, a Protected Purchaser of the predecessor Security presents for payment, transfer or exchange such predecessor Security, the Applicable Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Security from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Applicable Issuer, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Security has become due and payable, the Applicable Issuer may in its discretion, instead of issuing a new Security pay such Security without requiring surrender thereof except that any mutilated Security shall be surrendered.

Upon the issuance of any new Security under this Section 2.6, the Applicable Issuer or the Trustee or any Transfer Agent may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Applicable Issuer, and such new Security shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities.

Section 2.7.            Payment in Respect of the Securities; Rights Preserved.

(a)           Interest shall accrue on the outstanding principal amount of the Rated Notes (other than any Commitment Notes) and, in the case of any Commitment Notes, the Drawn Amount, during each Interest Accrual Period at the applicable Interest Rate specified in the Term Sheet and will be payable in arrears on each Payment Date.  The Commitment Fee, if any, shall also accrue during each Interest Accrual Period and will be payable on each Payment Date, as applicable.  Any Revolving Note Increased Costs shall accrue as specified in the definition thereof and shall be payable in arrears on each Payment Date in accordance with the Priority of Payments or the Special Priority of Payments, as applicable.  Any Revolving Note Tax Gross-Up Amounts shall accrue as specified in the definition thereof and shall be payable in arrears on each Payment Date in accordance with the Priority of Payments.  Any portion of any Revolving Notes held by a Pass-Through CP Conduit shall bear interest on the Drawn Amount at a rate equal to the spread applicable to such Notes as set forth in the Term Sheet plus the lesser of (i) that Pass-Through Conduit’s Funding Rate for the Interest Accrual Period and (ii) LIBOR for such Interest Accrual Period.

Interest on the Rated Notes shall be due and payable on each Payment Date immediately following the related Interest Accrual Period; provided, however, that payments of interest (including Defaulted Interest and Deferred Interest, if any) and any Commitment Fees are subordinated to the payment on each Payment Date of other amounts (including payments on more senior Classes of Notes) due in accordance with the Priority of Payments or the Special Priority of Payments, as applicable.

With respect to interest on each Class of Mezzanine Notes, so long as the Notes of such Class are not all or part of the Controlling Class, any portion of the interest due on the Notes of such Class that is not available to be paid in accordance with the Priority of Payments or the Special Priority of Payments, as applicable, on any Payment Date shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) and shall be added to the outstanding principal amount of the Notes of such Class.

Payment of interest on the Subordinated Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Rated Notes (including Defaulted Interest and Deferred Interest, if any), and other amounts in accordance with the Priority of Payments or the Special Priority of Payments, as applicable.  So long as any Rated Notes are Outstanding, the Subordinated Notes will receive that portion of the Interest Proceeds payable in accordance with the Priority of Payments or the Special Priority of Payments, as applicable, unless Holders of two-thirds or more of the aggregate principal amount of such Notes direct the Issuer and the Trustee to treat such amounts as Principal Proceeds as described in the Priority of Interest Payments.  The failure to pay any amounts to the Holders of the Subordinated Notes on any Payment Date shall not be an Event of Default unless sufficient funds are available therefor in accordance with the Priority of Payments or the Special Priority of Payments, as applicable.

Interest will cease to accrue on each Rated Note or, in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless Default is otherwise made with respect to such payments of principal.  To the extent lawful and enforceable, interest on any Deferred Interest and on any Defaulted Interest shall accrue at the applicable Interest Rate until paid as provided herein.

(b)           The principal amount of each Note (other than the Commitment Notes) and in the case of any Commitment Notes, the Drawn Amount, shall be due and payable no later than the Stated Maturity thereof unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise, all in accordance with the Priority of Payments or Special Priority of Payments, as applicable (or, with respect to the Revolving Notes, as a repayment in accordance with the provisions of this Indenture).  Except in the case of a redemption pursuant to Section 9.5, payments of principal are subordinated to the payment on each Payment Date of other amounts (including payments on more senior Classes of Notes) due in accordance with the Priority of Payments or, if applicable, the Special Priority of Payments.  The payment of principal of the Subordinated Notes may only occur after principal of the Rated Notes has been paid in full.

(c)           As a condition to payments on any Security without the imposition of U.S. withholding tax, the Trustee or the Applicable Issuer shall require certification acceptable to them to enable the Applicable Issuer, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Security under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

(d)           Payments on any Security other than the Physical Securities shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Depository or its nominee or, if a wire transfer cannot be effected, by a Dollar check in immediately available funds delivered to the Depository or its nominee.  Payments, if any, on the Physical Securities shall be made by the Issuer by wire transfer in immediately available funds to a Dollar account maintained by the Holder or as otherwise directed by the Holder, or its nominee; provided, that the Holder thereof shall have provided wiring instructions to the Trustee on or before the related Record Date.  The Co-Issuers expect that the Depository or its nominee, upon receipt of any payment of any of the principal amount of and interest on a Global Security held by the Depository or its nominee, will immediately credit the applicable Agent Members’ accounts with payments in amounts proportionate to the respective beneficial interests in such Global Security as shown on the records of the Depository or its nominee.  The Co-Issuers also expect that payments by Agent Members to owners of beneficial interests in such Global Security held through Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers.  Such payments will be the responsibility of the Agent Members.  Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided, however, that if there is delivered to the Applicable Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the

Applicable Issuer or the Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.

If any Global Securities remain Outstanding 15 Business Days prior to the Stated Maturity, the Trustee, in consultation with the Collateral Manager shall determine if all liquidation proceeds will be received such that final payments will be made with respect to such Global Securities on the Stated Maturity in accordance with the Priority of Payments.  If the Trustee, together with the Collateral Manager, determines that (due to delayed payment of certain liquidation proceeds or otherwise) full and final payment may be delayed beyond the Stated Maturity, the Trustee shall promptly notify the Depository and shall request the Depository to post on its system notices deemed to be acceptable and appropriate under the circumstances by the Collateral Manager and the Trustee and subject to Depository procedures and take such other action that the Trustee, in consultation with the Collateral Manager deems to be appropriate under the circumstances, to ensure that final payments will be distributed to the Depository for payment to the Holders of such Global Securities in accordance with the Priority of Payments when the funds become available.  None of the Co-Issuers, the Trustee nor any Paying Agent will have any responsibility or liability for any aspects of the records maintained by the Depository or its nominee or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in, a Regulation S Global Security or a Rule 144A Global Security.  In the case where any final payment of any of the principal amount of and interest on any Note (other than on the Stated Maturity thereof) is to be made, the Applicable Issuer or, upon Issuer Order, the Trustee, in the name and at the expense of the Applicable Issuer shall, not more than 30 nor less than 10 days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Security Register, a notice which shall state the date on which such payment will be made, the amount of such payment per $100,000 initial principal amount of Notes and shall specify the place where such Notes may be presented and surrendered for such payment.

(e)           Subject to the provisions of Sections 2.7(a) and (b) hereof, the Holders of Securities as of the Record Date in respect of a Payment Date shall be entitled to all amounts payable to such Holders on such Payment Date in accordance with the Priority of Payments or the Special Priority of Payments, as applicable.  All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Applicable Issuer, to be maintained as provided in Section 7.2.

(f)            Payments on any Rated Note (which are payable and punctually paid or duly provided for on any Payment Date) shall be paid to the Person in whose name that Security (or one or more predecessor Security) is registered at the close of business on the Record Date in respect of such Payment Date.  Payments (other than repayments on any Revolving Notes) on the Notes of each Class shall be made to Holders in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date.  Repayments to Holders of any Revolving Notes shall be made in the proportion that the portion of the Drawn Amount in respect of the Revolving Note registered on the Record Date for such repayment bears to the aggregate Drawn Amount of the Revolving Notes on such date.

(g)           Payment of any Defaulted Interest may be made in any other lawful manner in accordance with the Priority of Payments or the Special Priority of Payments, as applicable, if notice of such payment is given by the Trustee to the Co-Issuers and the Holders of the applicable Classes of Notes, and such manner of payment shall be deemed practicable by the Trustee.

(h)           Interest accrued with respect to the Floating Rate Notes and any Commitment Fee, Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amounts shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.  Interest accrued with respect to Fixed Rate Notes (if any) shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.  To the extent that any Notes bear interest at a floating rate for a period of time and at a fixed rate for a period of time, interest will be calculated in accordance with the method for Floating Rate Notes for the period at which such Notes bear interest at a floating rate and in accordance with the method for Fixed Rate Notes for the period at which such Notes bear interest at a fixed rate.

(i)            All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments made on any Payment Date shall be binding upon all future Holders of such Securities and of any Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Security.

(j)            Notwithstanding any other provision herein, the obligations of the Applicable Issuer with respect to the Securities and this Indenture are limited recourse obligations of the Applicable Issuer payable solely from the Collateral and following realization of the Collateral, any claims of the Trustee and the Secured Parties shall be extinguished.  No recourse shall be had for the payment of any amount owing in respect of the Securities against any Officer, director, employee, stockholder or incorporator of the Co-Issuers, the Securityholders, the Collateral Manager, the Trustee, the Managers, the Administrator, their respective Affiliates or any of their successors or assigns for any amounts payable under the Securities or this Indenture.  It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Securities or secured by this Indenture until such Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished.  It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Securities or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(k)           Subject to the foregoing provisions of this Section 2.7, each Security delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to unpaid interest, principal, premium, fees and expenses (if any) that were carried by such other Securities.

Section 2.8.            Persons Deemed Owners.

The Applicable Issuer, the Trustee, and any of their respective agents may treat the Person in whose name any Security is registered as the owner of such Security on the Security Register on the applicable Record Date for the purpose of receiving payments on such Security and on any other date for all other purposes whatsoever (whether or not such payments are overdue), and neither the Applicable Issuer nor the Trustee nor any of their respective agents shall be affected by notice to the contrary; provided, however, that the Depository, or its nominee, shall be deemed the owner of the Global Securities, and owners of beneficial interests in Global Securities will not be considered the owners of any Securities for the purpose of receiving notices.

Section 2.9.            Cancellation.

All Securities surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, shall be promptly canceled by it and may not be reissued or resold.  No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.9, except as expressly permitted by this Indenture.  All canceled Securities held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Applicable Issuer shall direct by an Issuer Order that they be returned to it.  Any Securities purchased by the Issuer pursuant to Section 9.7 hereof shall be immediately delivered to the Trustee for cancellation.

Section 2.10.          Global Securities; Temporary Securities.

(a)           Except as provided in Section 2.5(e)(iv), a Global Security deposited with the Depository pursuant to Section 2.2 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.5 of this Indenture and the Depository notifies the Applicable Issuer that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a “Clearing Agency” registered under the Exchange Act and a successor depository is not appointed by the Applicable Issuer within 90 days after such notice.

(b)           Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.10 shall be surrendered by the Depository to the Trustee’s office located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Securities of Authorized Denominations.  Any portion of a Rule 144A Global Security transferred pursuant to this Section 2.10 shall be executed, authenticated and delivered only in Authorized Denominations.  Any Security delivered in exchange for an interest in a Global Security shall, except as otherwise provided by Section 2.5(g), bear the applicable legend and shall be subject to the transfer restrictions referred to in such applicable legends.  The Holder of such a registered individual Security may transfer such Security by surrendering it at the office or agency maintained by the Co-Issuers for this purpose in New York, New York, which initially will be the Corporate Trust Office of the Trustee or at the office of any Paying Agent.

(c)           Subject to the provisions of Section 2.10(b) above, the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)           If either of the events specified in paragraph (a) of this Section 2.10 occur, the Applicable Issuer will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.  The definitive Securities shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Officers executing such definitive Securities.  Pending the preparation of such definitive Securities, the Applicable Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Securities, which temporary Securities shall be exchanged for definitive Securities as soon as reasonably practicable.

Section 2.11.          Securities Beneficially Owned by Non-Permitted Holders.

(a)           Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Securities to a Non-Permitted Holder shall be null and void ab initio and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer, the Trustee and any Paying Agent, Revolving Note Agent or Delayed Draw Note Agent for all purposes.

(b)           If any Person that is not a non-U.S. person for purposes of Regulation S or a QIB/QP (or in the case of Subordinated Notes, an Accredited Investor and Qualified Purchaser or Knowledgeable Employee) becomes the beneficial owner of any Security or, with respect to any ERISA Securities, any Person for which deemed representations or representations made by such Person in the ERISA Section in any representation letter or Transfer Certificate required to be delivered by such Person are untrue (each, a “Non-Permitted Holder”), the Issuer shall, promptly after discovery of any such Non-Permitted Holder by the Issuer, the Co-Issuer or the Trustee (and notice by the Trustee or the Co-Issuer to the Issuer, if either of them makes the discovery), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer the applicable Securities or interest to a Person that is not a Non-Permitted Holder within 30 days of the date of such notice.  If such Non-Permitted Holder fails to so transfer the applicable Securities or interest, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Securities or interest in Securities to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose.  The Issuer, or the Trustee acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Securities, and selling such Securities or interest to the highest such bidder.  However, the Issuer or the Trustee may select a purchaser by any other means determined by it in its sole discretion.  The Holder of each Security, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the applicable Securities, agrees to cooperate with the Issuer and the Trustee to effect such transfers.  The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder.  The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and neither the Issuer nor the Trustee shall be liable to any Person having an interest in the Securities sold as a result of any such sale or the exercise of such discretion.

Section 2.12.          Draws Under Delayed Draw Notes.

(a)           If Delayed Draw Notes have been issued, on any Business Day during the Draw Period, amounts may be drawn by the Issuer under the Delayed Draw Notes (together with any amounts paid by Holders of Delayed Draw Notes on the Closing Date, each a “Draw”) at the direction of the Collateral Manager acting pursuant to the Collateral Management Agreement; provided, in each case that (i) the applicable conditions to such Draw specified in the Note Purchase Agreement are satisfied on the date of such Draw (a “Draw Date”), except as may otherwise be provided in such Note Purchase Agreement, and (ii) in no event may the aggregate amount of Draws outstanding under the Delayed Draw Notes exceed the aggregate amount of Commitments to fund Draws in respect of the Delayed Draw Notes.  If Delayed Draw Notes have been issued, the Aggregate Undrawn Amount will be drawn on the last day of the Draw Period and deposited into the Collection Account as Principal Proceeds.  The total number of Draws shall not exceed the Maximum Number of Draws set forth in the Term Sheet, and such Draws shall occur on or about the dates specified in the Term Sheet.

(b)           Notice of any Draw with respect to any Delayed Draw Note shall be given by the Issuer to the Delayed Draw Note Agent, the Collateral Manager and the Trustee in accordance with the Note Purchase Agreement.

(c)           Except as otherwise provided by the Note Purchase Agreement, any Draw shall be made pro rata according to the unfunded Commitments in respect of any Delayed Draw Notes.

(d)           If any Holder of an interest in Delayed Draw Notes shall at any time during the Draw Period fail to satisfy the Delayed Draw Rating Criteria, the Issuer will enforce its rights under the Note Purchase Agreement relating to such Delayed Draw Notes.

(e)           If the Trustee has actual knowledge that a Holder of a Delayed Draw Note does not satisfy the Delayed Draw Rating Criteria, it shall promptly notify the Issuer and the Collateral Manager.  Notwithstanding any provision to the contrary herein, the Trustee shall not have any obligations with respect to the failure of a Delayed Draw Note Holder to meet the Delayed Draw Rating Criteria other than to provide such notice and, in its capacity as Trustee, accept any Cash delivered by a Delayed Draw Note Holder in accordance with the Note Purchase Agreement.

(f)            The Issuer will not issue Delayed Draw Notes if it issues Revolving Notes.

Section 2.13.          Draws Under Revolving Notes.

(a)           On any Business Day during the Draw Period, amounts may be borrowed by the Issuer under the Revolving Notes (together with amounts paid by Holders of Revolving Notes on the Closing Date, each a “Draw”) at the direction of the Collateral Manager acting pursuant to the Collateral Management Agreement; provided, in each case that (i) each applicable condition to such Draw specified in the Note Purchase Agreement is satisfied on the date of such Draw (a

“Draw Date”), except as otherwise provided in the Note Purchase Agreement, (ii) in no event may the aggregate amount of Draws outstanding under the Revolving Notes exceed the aggregate amount of Commitments to make advances in respect of the Revolving Notes; and (iii) Aggregate Draws under the Revolving Notes must not exceed the aggregate Commitment.  The Issuer may not make any Draws unless, after giving effect to the Draw and the portion of such Draw deposited to the Revolver Funding Account, the amount on deposit in such account plus the amount of any unfunded Commitments will equal or exceed the Revolver Funding Reserve Amount.

(b)           Notice of any Draw shall be given by the Issuer to the Revolving Note Agent, the Collateral Manager and the Trustee in accordance with the Note Purchase Agreement.  The Note Purchase Agreement shall provide that each Holder of Revolving Notes will fund its pro rata share of each Draw within two Business Days of request.

(c)           The aggregate principal amount of any Draw in respect of the Revolving Notes (taken as a whole) shall be an integral multiple of U.S.$1 and at least U.S.$1,000,000 (or the remaining unfunded Commitment, if less).  Except as otherwise provided by the Note Purchase Agreement, any Draw shall be allocated among the Holders of Revolving Notes pro rata to the unfunded Commitments in respect of the Revolving Notes.

(d)           If any Holder of an interest in Revolving Notes shall at any time during the Draw Period fail to satisfy the Revolving Note Rating Criteria, then pursuant to the Note Purchase Agreement, such Holder will be required to immediately give written notice of such fact to the Issuer (with a copy to the Collateral Manager), the Revolving Note Agent, the Trustee and each Rating Agency and to transfer its rights and obligations in respect of the Revolving Notes to a Qualified Purchaser that satisfies the Revolving Note Rating Criteria not later than 60 days after such Holder first obtains knowledge that it does not satisfy the Revolving Note Rating Criteria.

(e)           The Note Purchase Agreement shall provide that if at any time during the Draw Period, regardless of any pending transfer to a purchaser that satisfies the Revolving Note Rating Criteria, a Holder of an interest in Revolving Notes shall have (i) a short-term rating of “P2” or lower from Moody’s, then (A) the Issuer (or the Collateral Manager on its behalf) must request a Borrowing from such Holder in an amount equal to the lesser of (x) the aggregate principal amounts of the undrawn and outstanding commitment amounts under each Revolving Collateral Debt Security and Delayed Drawdown Debt Security minus the Cash on deposit in the Revolver Funding Account and (y) the undrawn portion of such Holder’s Commitment (a “Ratings Failure Draw”) or (B) the Holder must post collateral in an amount equal to the undrawn portion of such Holder’s Commitment or must take other measures necessary to receive Rating Agency Confirmation within 30 Business Days of the date the Holder ceases to meet the Revolving Note Rating Criteria (such collateral or measures, “Credit Support”) or (ii) a short-term rating lower than “A-1” from S&P, then (A) the Issuer (or the Collateral Manager on its behalf) must request a Borrowing from such Holder in an amount equal to the undrawn portion of such Holder’s Commitment or (B) the Holder must transfer its entire Commitment (both funded and unfunded) to a transferee that is rated at least “A-1” by S&P and meets all other transfer requirements under this Indenture and the Note Purchase Agreement.  A Holder must maintain any Credit Support until (a) the Holder has come into compliance with the Revolving Note Rating Criteria; (b) the

Holder has transferred its entire Commitment (both funded and unfunded) to a transferee that satisfies the Revolving Note Rating Criteria and meets all other transfer requirements under this Indenture and the Note Purchase Agreement; (c) the Issuer reduces the Commitment of such Holder to zero; or (d) the Draw Period expires.

(f)            If the Trustee has actual knowledge that a Holder of a Revolving Note does not satisfy the Revolving Note Rating Criteria, it shall promptly notify the Issuer and the Collateral Manager.  Notwithstanding any provision to the contrary herein, the Trustee shall not have any obligations with respect to the failure of a Revolving Note Holder to meet the Revolving Note Rating Criteria other than to provide such notice and, in its capacity as Trustee, accept any Cash delivered by a Revolving Note Holder in accordance with the Note Purchase Agreement.

Section 2.14.          Voting Rights Assignment.

(a)           On or about the Closing Date, the Managers may assign the voting and consent rights of all or a portion of the Class A Notes under this Indenture (a “Voting Rights Assignment”) to any Person (each such Person, a “Voting Rights Assignee” with respect to which the representations set forth in Section 2.5(h) or Section 2.5(i) hereunder are true (or if such Person is a trust, such representations are true with respect to the trustee and the settlor thereof) by notice to the Issuer and the Voting Rights Registrar, which notice shall be in the form of Exhibit I-1.

With respect to the aggregate principal balance of Class A-1 Notes that is assigned to each Voting Rights Assignee on or about the Closing Date, the Issuer shall issue, and upon Issuer Order, the Trustee shall authenticate a Rule 144A Global Security and a Regulation S Global Security which shall have a unique securities identification number (i.e. CUSIP and ISIN) and descriptions (collectively, the “Non-Voting Class A-1 Notes”).  Such Global Security shall be deposited on behalf of the beneficial owners as subscribers for such Securities represented thereby with the Trustee as custodian for the Depository and registered in the name of a nominee of the Depository, duly executed by the Applicable Issuer and authenticated by the Trustee as herein provided.  The aggregate principal amount of such Global Securities may from time to time be decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as herein provided.

With respect to the aggregate principal balance and Commitment of Commitment Notes that are assigned to each Voting Rights Assignee on or about the Closing Date, the Issuer shall issue, and upon Issuer Order, the Trustee shall authenticate a Physical Commitment Note registered in the name of the Holder, which shall have a unique securities identification number (i.e. CUSIP and ISIN).  All such Commitment Notes in the form of Physical Securities shall be referred to as the “Non-Voting Commitment Notes.”  If any such Physical Commitment Note is converted into a Class A-1 Note pursuant to Section 2.5(k), a new Rule 144A Global Security and Regulation S Global Security shall be issued by the Co-Issuers with unique securities identification numbers (i.e. CUSIP and ISIN) and descriptions and such converted Class A-1 Note shall also be referred to as “Non-Voting Class A-1 Notes.”  The Non-Voting Class A-1  Notes and the Non-Voting Commitment Notes together constitute the “Non-Voting Notes”

On the Closing Date, (i) the aggregate principal amount of the Class A-1 Notes (including the Non-Voting Class A-1 Notes) shall not exceed the aggregate original principal amount for the Class A-1 Notes and (ii) the aggregate principal amount of and the Commitment with respect to the Commitment Notes (including the Non-Voting Commitment Notes) shall not exceed the aggregate original principal amount of and the original Commitment with respect to the Commitment Notes, in each case as set forth in Section 2.3.  For purposes of this Indenture, unless otherwise provided in this Section 2.14 or the context otherwise requires it, reference to the Class A-1 Notes and the Commitment Notes shall include the Non-Voting Class A-1 Notes and Non-Voting Commitment Notes, respectively.  Payments on the Class A-1 Notes (including the Non-Voting Class A-1 Notes) shall be made pro-rata and payments on the Commitment Notes (including the Non-Voting Commitment Notes) shall be made pro-rata.

(b)           Each initial Voting Rights Assignee may assign all or part of its voting rights in Non-Voting Notes (also a “Voting Rights Assignment”) to any Person with respect to which the representations set forth in Section 2.5(h) or Section 2.5(i) hereunder are true (or if such Person is a trust, such representations are true with respect to the trustee and the settlor thereof) by delivering to the Voting Rights Registrar notice in the form of Exhibit I-1 executed by such Voting Rights Assignee (in such capacity, an “Intermediate Assignee”) and the Person to whom it is assigning such rights (each such Person, a “Subsequent Assignee” and also a “Voting Rights Assignee”).  For the avoidance of doubt, a Subsequent Assignee may not assign its voting rights in Non-Voting Notes to any Person.  The last Person registered in the Voting Rights Register as a Voting Rights Assignee shall be referred to as the “Current Voting Rights Assignee”.

(c)           A Voting Rights Assignment shall remain in effect until revoked by the Holder (in case of Physical Notes), the beneficial owner (in the case of Global Securities) or the Current Voting Rights Assignee by delivery to the Voting Rights Registrar of a notice in the form of Exhibit I-2 (“Notice of Revocation”) and such other information as the Trustee and the Security Registrar may require (including, without limitation, a Medallion signature guarantee).  Upon receipt of the Notice of Revocation, the Voting Rights Registrar shall forward such Notice of Revocation of the Current Voting Rights Assignee registered in the Voting Rights Register.  The Notice of Revocation shall not become effective until a copy of such Notice of Revocation is delivered to the Current Voting Rights Assignee.

(d)           Upon receipt of a Notice of Revocation and such other documents as the Voting Rights Registrar or the Trustee may request pursuant to this Indenture, the Voting Rights Registrar shall:

(i)            With respect to a Notice of Revocation by the beneficial owner:

(A)          cancel the Voting Rights Assignment in the Voting Rights Register; and

(B)           (x)  after the beneficial owner gives appropriate instructions to the Depository, in accordance with the Depository’s standard procedures to reduce its position on the applicable Non-Voting Note and to increase its position on the applicable Rule 144A Global Security or Regulation S Global Security (without the unique securities identifying number established pursuant to Section 2.14(a)), as the case may be, and (y) in accordance with the Revocation Notice, to decrease the principal amount of the applicable Non-Voting Note and to increase the principal amount of the applicable Rule 144A Global Security or Regulation S Global Security, as the case may be.

(ii)           with respect to a revocation by an Intermediate Assignee, cancel the Voting Rights Assignment in the Voting Rights Register and reinstate the Intermediate Assignee as the Current Voting Rights Assignee;

(iii)          with respect to a revocation by a Holder of a Physical Commitment Note, upon surrender of the duly endorsed Non-Voting Commitment Note:

(A)          cancel the Voting Right Assignment in the Voting Rights Register;

(B)           cause the Securities Registrar to cancel the registration of the Non-Voting Commitment Note in the Security Register; and

(C)           instruct the Co-Issuers to execute, and the Trustee to authenticate and deliver, a new Commitment Note in the applicable principal amount (and with the same Commitment amount) registered in accordance with Notice of Revocation and cause the Securities Registrar to register the new Commitment Note (without the unique securities identifying number established pursuant to Section 2.14(a)) in the Securities Register.

The Security Registrar shall not register any transfer or exchange of Non-Voting Notes, except as provided above.

(e)           If the Trustee is required to provide any notice, including a notice of a vote, or request the consent, waiver or other similar exercise of rights of a Holder of any Class A Notes with respect to which a Voting Rights Assignment shall be in effect in accordance with this Section 2.14, the Trustee shall provide such notice and request such consent, vote, waiver or other similar exercise of rights from the applicable Current Voting Rights Assignee of the Non-Voting Notes.  The Co-Issuers and the Trustee shall only abide by the vote, consent, waiver or other similar exercise of rights received from the Current Voting Rights Assignee with respect to the Non-Voting Notes, and shall disregard any vote, consent, waiver or other similar exercise of rights by any Intermediate Assignee (if not the Current Voting Rights Assignee), the Holder or beneficial owner of the applicable Non-Voting Notes.

(f)            If a Voting Rights Assignment is revoked in accordance with Section 2.14(c), other than a revocation by a Subsequent Assignee, no Voting Rights Assignment with respect to such Notes may thereafter be made by the Voting Rights Assignee or any Holder or beneficial owner of the Notes.  Revocations of Voting Rights Assignments by Subsequent Assignees will not prevent future assignments to Subsequent Assignees by a Voting Rights Assignee.

(g)           Subject to Section 2.14(h), in the case of a dispute between or among instructions received from a Holder or beneficial owner of a Non-Voting Note and any related Voting Rights Assignee, Intermediate Assignee or Subsequent Assignee, the Co-Issuers, the Voting Rights

Registrar, the Securities Registrar and the Trustee shall be fully protected in acting in accordance with the instructions received from the Current Voting Rights Assignee registered in the Voting Rights Register, and shall not be liable to any Person for following such instructions.

(h)           Notwithstanding the foregoing clause (g), for avoidance of doubt, the Voting Rights Registrar, the Securities Registrar and the Trustee shall be fully protected in complying with a Revocation Notice provided in accordance with Section 2.14(c), even if a Voting Rights Assignee (including the initial Voting Rights Assignee, any Intermediate Assignee or any Subsequent Assignee) objects to such Revocation Notice after notice is given in accordance with Section this 2.14.  Such Voting Rights Assignee, Holder or beneficial owner, as applicable, will reimburse, indemnify and hold harmless the Voting Rights Registrar, the Trustee and their respective Affiliates, directors, officers, shareholders, partners, members, managers, agents and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims of any nature (including the reasonable fees and expenses of counsel and other experts) in respect of or arising from any acts or omissions performed or omitted by the Voting Rights Registrar, the Trustee and their respective affiliates, directors, officers, shareholders, agents or employees hereunder in good faith and without willful misfeasance, negligence or reckless disregard of its duties under this Section 2.14.

(i)            Notwithstanding anything contained herein to the contrary, none of the Trustee, the Voting Rights Registrar or the Securities Registrar shall be responsible for ascertaining whether any Person is the actual beneficial owner of a Non-Voting Note; provided, that if a certificate is specifically required by the express terms of this Section 2.14 to be delivered to the Trustee or the Voting Right Registrar by a Holder, beneficial owner or Voting Rights Assignee, the Trustee or the Voting Right Registrar, as the case may be, shall be under a duty to receive and examine the same to determine whether such certificate substantially complies on its face with the express terms of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms

Section 2.15.          Voting Rights Register.

The Issuer shall cause to be kept a register (the “Voting Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Voting Rights Assignments.  The Trustee is hereby initially appointed “Voting Rights Registrar” for the purpose of registering any Voting Rights Assignment.  Upon any resignation or removal of the Voting Rights Registrar, the Issuer shall promptly appoint a successor.  The Voting Rights Registrar shall not register any Voting Rights Assignment or the revocation thereof in the Voting Rights Register except as provided in Section 2.14.  For the avoidance of doubt, the Voting Rights Registrar shall be afforded the same rights, protections and prerogatives as the Trustee is afforded under this Indenture.

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1.            General Provisions.

The Securities to be issued on the Closing Date shall be executed by the Applicable Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order, upon compliance with Section 3.2 and upon receipt by the Trustee of the following:

(a)           Officer Certificate.  An Officer’s certificate of each of the Co–Issuers (A) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture, and in the case of the Issuer, the Note Purchase Agreement (if any Commitment Notes have been issued), the Collateral Management Agreement, the Collateral Administration Agreement, the Hedge Agreements and the execution, authentication and delivery of the Securities applied for by it and specifying the Stated Maturity, the principal amount and the Interest Rate for each Class of Notes issued by it, and (B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

(b)           No Governmental Approvals Required.  Either (A) a certificate of each of the Co-Issuers or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer satisfactory in form and substance to the Trustee that the Trustee is entitled to rely thereon and that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Securities applied for by it, or (B) an Opinion of Counsel of the Issuer satisfactory in form and substance to the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Securities except as may have been given; and

(c)           U.S. Counsel Opinion.  Opinions of Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel to the Co-Issuers (which opinions shall be limited to the laws of the State of New York, the federal law of the United States and the corporate law of the State of Delaware and may assume, among other things, the correctness of the representations and warranties deemed made by the Holders of Securities pursuant to Sections 2.5(h) and (i)), satisfactory in form and substance to the Trustee, dated the Closing Date;

(d)           Cayman Counsel Opinion.  An opinion of Maples and Calder, Cayman Islands counsel to the Issuer (which shall be limited to the laws of the Cayman Islands), satisfactory in form and substance to the Trustee, dated the Closing Date;

(e)           No Default.  An Officer’s certificate of each of the Co–Issuers stating that it is not in Default under this Indenture and that the issuance of the Securities applied for by it will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Memorandum of Association or Articles of Association (in the case of the Issuer) or Certificate of Incorporation and By-Laws (in the case of the Co–Issuer), any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Securities applied for by it have been complied with; and that all expenses due or accrued with respect to the offering of the Securities or relating to actions taken on or in connection with the Closing Date have been paid or provided for;

(f)            Accountants’ Certificate.  An accountants’ certificate (i) confirming the information with respect to each Collateral Debt Security set forth on the Schedule of Collateral Debt Securities attached hereto as Schedule A, by reference to such sources as shall be specified therein, (ii) specifying the procedures undertaken by them to review data and computations relating to the Collateral Debt Securities and confirming that, except as noted in such Accountants’ Certificate, the composition of the Collateral Debt Securities included in the Collateral on the Closing Date satisfies the requirements of Section 3.2(e) and (iii) setting forth the Moody’s Actual Weighted Average Rating Factor, the Weighted Average Spread, the Moody’s Weighted Average Recovery Rate and the Diversity Score, in each case, as of the Closing Date; and

(g)           Executed Agreements.  An executed counterpart of the Collateral Management Agreement, the Collateral Administration Agreement, the Hedge Agreement (if any), the Note Purchase Agreement (if any Commitment Notes have been issued) and such other documents as the Trustee may reasonably require.

Section 3.2.            Security for Notes.

The Securities shall be executed by the Applicable Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon delivery by the Issuer to the Trustee, and receipt by the Trustee, of the following:

(a)           Grant of Collateral Debt Securities.  The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Debt Securities and Equity Securities purchased by the Issuer on the Closing Date (as set forth in the Schedule of Collateral Debt Securities) to the Trustee.  By the Closing Date the Issuer shall have purchased or entered into agreements to purchase Collateral Debt Securities with an aggregate principal balance representing a percentage of the Effective Date Target Par that is not less than the Closing Date Invested Par Percentage (as set forth in the Term Sheet).

(b)           Certificate of the Issuer.  A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that, in the case of each Collateral Debt Security and Equity Security pledged to the Trustee for inclusion in the Collateral on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

(i)            the Issuer is the owner of such Collateral Debt Security and Equity Security free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date and except for those Granted pursuant to this Indenture and encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Collateral Debt Security or Equity Security prior to the first Payment Date and owed by the Issuer to the seller of such Collateral Debt Security or Equity Security;

(ii)           the Issuer has acquired its ownership in such Collateral Debt Security and Equity Security in good faith without notice of any adverse claim as defined in Article 8 of the UCC, except as described in paragraph (i) above;

(iii)          the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Debt Security or Equity Security (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(iv)          the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Debt Security and Equity Security to the Trustee;

(v)           the information set forth with respect to such Collateral Debt Security or Equity Security in the Schedule of Collateral Debt Securities is correct;

(vi)          as of its date of purchase or commitment to purchase, each such Collateral Debt Security satisfied the requirements of the definition of “Collateral Debt Security” and, together with any Equity Security, is transferred to the Trustee as required by Section 3.2(a); and

(vii)         upon Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral, (assuming that any Clearing Corporation, Intermediary or other entity not within the control of the Issuer involved in the Delivery of Collateral takes the actions required of it for perfection of such security interest).

(c)           Rating Letters.  An Officer’s certificate of the Issuer to the effect that attached thereto are true and correct copies of letters signed by Moody’s and S&P and confirming the ratings for the Securities set forth in the Term Sheet.

(d)           Accounts.  Evidence of the establishment of each of the Accounts.

(e)           Purchase of Collateral Debt Securities.  Evidence that, as of the Closing Date, the Issuer has purchased or entered into agreements to purchase Collateral Debt Securities with an aggregate principal balance representing a percentage of the Effective Date Target Par that is not less than the Closing Date Invested Par Percentage (as set forth in the Term Sheet).

Section 3.3.            Delivery of Pledged Securities.

(a)           Subject to the limited right to remove or transfer Pledged Securities set forth in Section 7.5(b) and to lend Pledged Securities set forth in Section 12.3, the Trustee shall hold all Cash and Pledged Securities purchased in accordance with this Indenture in the relevant Account established and maintained pursuant to Article 10, as to which in each case the Trustee and the Issuer shall have entered into an Account Agreement, providing, inter alia, that the establishment and maintenance of such Account will be governed by the law of a jurisdiction satisfactory to the Issuer and the Trustee.

(b)           Each time that the Issuer, or the Collateral Manager on behalf of the Issuer, shall direct or cause the acquisition of any Collateral Debt Security, Equity Security or Eligible Investment, the Issuer or the Collateral Manager on behalf of the Issuer shall, if such Collateral Debt Security, Equity Security or Eligible Investment has not already been transferred to the relevant Account, cause such Collateral Debt Security, Equity Security or Eligible Investment to be Delivered.  The security interest of the Trustee in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Trustee, be released.  The security interest of the Trustee shall nevertheless come into existence and continue in such Collateral Debt Security, Equity Security or Eligible Investment so acquired, including all rights of the Issuer in and to any contracts related to and proceeds of such Collateral Debt Security, Equity Security or Eligible Investment.

Section 3.4.            Purchase and Delivery of Collateral Debt Securities and Other Actions During the Initial Investment Period.

(a)           The Issuer will use its commercially reasonable efforts to have purchased or to have entered into binding agreements to purchase, by the Effective Date, Collateral Debt Securities in accordance with the provisions hereof.

(b)           On or prior to the 15th Business Day after each Interim Target Date:

(i)            the Collateral Manager will report to the Rating Agencies and the Trustee the aggregate principal amount of Collateral Debt Securities purchased as of such Interim Target Date; and

(ii)           the Collateral Manager shall submit to the Rating Agencies (A) a statement showing compliance with the Interim Target for such Interim Target Date or (B) if the Interim Target is not satisfied, a plan which the Collateral Manager certifies is, in its reasonable business judgment, sufficient to result in the acquisition of Collateral Debt Securities having an aggregate outstanding principal amount equal to the Effective Date Target Par on or before the Effective Date.

(c)           Within 15 Business Days following the Effective Date, the Issuer (or the Collateral Manager on behalf of the Issuer) will request each Rating Agency to provide Rating Agency Confirmation and promptly provide a copy of such confirmation to the Trustee.  If the Issuer fails to obtain Rating Agency Confirmation from any Rating Agency before the next Determination Date, the Issuer will use its reasonable commercial efforts to take one or more of the following actions if such actions would permit each Rating Agency to provide Rating Agency Confirmation:  (a) payment of principal on the Notes, in accordance with the Note Payment Sequence on the following Payment Date, (b) designation of a portion of Interest Proceeds as Principal Proceeds; provided that, after giving effect to such designation as of the Effective Date, the Class C/D Interest Coverage Test would be satisfied, and application of such redesignated proceeds to the purchase of additional Collateral Debt Securities, or (c) the imposition of any additional conditions to the purchase by the Issuer of Collateral Debt Securities.

(d)           The Issuer (or the Collateral Manager on its behalf) shall obtain and deliver to the Trustee and each Rating Agency an Accountants’ Letter dated as of the Effective Date (a) confirming the information with respect to each Collateral Debt Security on the Schedule of Collateral Debt Securities and the information provided by the Issuer with respect to every other asset included in the Collateral, by reference to such sources as shall be specified therein, (b) confirming (1) the Collateral Quality Test was satisfied and (2) the Collateral Debt Securities complied with all of the requirements of the Portfolio Profile Test; and (c) specifying the procedures undertaken by them to review data and computations relating to the foregoing statement.

(e)           The Issuer shall cause to be delivered to the Trustee an Opinion of Counsel dated as of the Effective Date confirming the matters set forth in the Opinion of Counsel regarding perfection of security interests furnished on the Closing Date with respect to the Collateral Debt Securities Granted to the Trustee after the Closing Date.

Section 3.5.            Representations and Warranties Concerning Collateral.

The Issuer represents and warrants on the Closing Date (which representations and warranties shall (except as otherwise provided) survive the execution of this Indenture and be deemed to be repeated on each date on which Collateral is Delivered as if made at and as of that time and may not be waived except with the approval of S&P) that:

(a)           This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Collateral in favor of the Trustee for the benefit of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)           The Issuer owns the Collateral free and clear of any lien, claim or encumbrance of any Person, other than the security interest created under this Indenture.

(c)           The Issuer has received all consents and approvals required by the terms of any item of Collateral to the transfer to the Trustee of its interest and rights in the Collateral hereunder.

(d)           All Collateral other than the Accounts has been credited to one or more Accounts other than any “general intangibles” within the meaning of the applicable Uniform Commercial Code and any instruments evidencing debt underlying a participation.

(e)           The Intermediary for each Account has agreed to treat all assets credited to each Account as “financial assets” within the meaning of the applicable Uniform Commercial Code.

(f)            The Issuer has taken all steps necessary to cause the Intermediary to identify in its records the Trustee as the person having the security entitlement against the Intermediary in each of the Accounts.  The Accounts are not in the name of any person other than the Issuer or the Trustee.  The Issuer has not consented for the Intermediary of any Account to comply with entitlement orders of any person other than the Trustee.

(g)           The counterparty under any participation interest evidenced by an instrument that is not credited to an Account has possession of any such instrument, and the Issuer has received a written acknowledgment from such counterparty that such counterparty is holding such instrument for the benefit of the Trustee.

(h)           None of the promissory notes that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than to the Trustee.

(i)            The Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate Financing Statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral Granted to the Trustee hereunder.

(j)            Other than pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except for those which are being released on or prior to the Closing Date.  The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer other than any Financing Statement relating to the security interest granted to the Trustee under this Indenture and any Financing Statement which is being terminated or released on or prior to the Closing Date.  The Issuer is not aware of any judgment, tax lien filing or Pension Benefit Guaranty Corporation lien filing against the Issuer.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1.            Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and shall cease to be of further effect with respect to the Collateral except as to:

(i)            rights of registration of transfer and exchange,

(ii)           substitution of mutilated, defaced, destroyed, lost or stolen Securities,

(iii)          rights of Holders of Securities to receive payments of principal thereof and interest thereon and any Commitment Fees, Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amounts as provided herein,

(iv)          the rights, obligations and immunities of the Trustee hereunder,

(v)           the rights and obligations of the Collateral Manager hereunder and under the Collateral Management Agreement, and

(vi)          the rights of Secured Parties and Hedge Counterparties as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them; and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(A)          either:

(1)           all Securities theretofore authenticated and delivered (other than (x) Securities which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (y) Securities for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(2)           all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption pursuant to Section 9.1 under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Applicable Issuer pursuant to Section 9.3 and the Issuer or the Co-Issuer, in the case of this subsection (2), has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash, non-callable direct obligations of the United States of America; provided, that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “Aaa” by Moody’s and “AAA” by S&P, in an amount sufficient, as verified by a firm of certified public accountants which are internationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest and any Commitment Fees, Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amounts to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or their Redemption Date, as the case may be; provided, however, that this subsection (2) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded;

(B)           the Co-Issuers have paid or caused to be paid all other sums payable hereunder and under the Collateral Management Agreement by the Co-Issuers; and

(C)           the Co-Issuers have delivered to the Trustee Officer’s certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Trustee, any Delayed Draw Note Agent, any Revolving Note

Agent and, if applicable, the Securityholders, as the case may be, under Sections 2.7, 2.14, 4.2, 5.4(d), 5.9, 5.18, 6.7, 7.1, 13.1, 14.12 and 14.13 hereof shall survive.

(D)          Notwithstanding the satisfaction and discharge of this Indenture pursuant to Section 4.1, to the extent that any Collateral remains in the possession of the Trustee, the Trustee shall change the names of record with respect to any Accounts to delete any reference in such names that indicate such Accounts are held in trust, and shall (1) retain possession of the Collateral, (2) administer the Collateral in accordance with the terms of this Indenture and (3) make payments of any fees and expenses (including fees and expenses payable to the Trustee, the Collateral Administrator, any Delayed Draw Note Agent, any Revolving Note Agent and the Collateral Manager), until such time as the Issuer by Issuer Order directs the Trustee to transfer all Collateral in the possession of the Trustee to or at the direction of the Issuer and to discontinue performing the duties set forth herein.  To the extent the Trustee is obliged to take any action or perform any duties pursuant to this Section 4.1, such actions and duties shall be in the capacity as agent for the Issuer and not as trustee.  The Trustee shall not be required to take any action or perform any duties pursuant to this Section 4.1 if it shall have reasonable grounds to believe that the Issuer will be unable to continue to pay the amounts due to the Trustee pursuant to Section 6.7.

Section 4.2.            Application of Trust Money.

All Monies deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Securities and this Indenture, including, without limitation, the Priority of Payments or the Special Priority of Payments, as applicable, to the payment of principal and interest and any Commitment Fees, Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amounts, either directly or through any Paying Agent, as the Trustee may determine, to the Person entitled thereto of such amounts for whose payment such Money has been deposited with the Trustee; but such Money shall be segregated from other funds to the extent required herein or required by law.

Section 4.3.            Repayment of Monies Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Securities, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Applicable Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments or the Special Priority of Payments, as applicable, and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

ARTICLE 5

REMEDIES

Section 5.1.            Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           a default in the payment when the same becomes due and payable of any interest on any Senior Note or any Commitment Fee Amount, so long as Senior Notes are Outstanding, and thereafter on any Note of the Controlling Class, in each case which default continues for a period of three Business Days;

(b)           a default in the payment of any principal amount (including Deferred Interest) of any (i) Rated Note at Stated Maturity or the Redemption Date or (ii) Subordinated Note at Stated Maturity;

(c)           the failure on any Payment Date to disburse amounts available in the Payment Account in accordance with the Priority of Payments or Special Priority of Payments, as applicable, and continuation of such failure for a period of five Business Days;

(d)           on any Measurement Date, failure to maintain a Principal Collateral Value at least equal to 100% of the Aggregate Outstanding Amount of the Senior Notes;

(e)           either of the Co-Issuers or the Collateral becomes an investment company required to be registered under the Investment Company Act;

(f)            except as otherwise provided in this Section 5.1, a default in the performance, or breach, of any other covenant, warranty or other agreement of the Issuer or the Co-Issuer in this Indenture (it being understood, without limiting the generality of the foregoing, that any failure to satisfy the limits set forth in the definition of Interim Target during the Initial Investment Period or to meet the Portfolio Profile Test, the Collateral Quality Test and the Coverage Tests shall not constitute an Event of Default under this clause), or the failure of any representation or warranty of the Issuer or the Co-Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in all material respects when the same shall have been made, and the continuation of such default, breach or failure for a period of 30 days after notice thereof shall have been given by registered or certified mail or overnight courier to the Co-Issuers and the Collateral Manager by the Trustee, or to the Applicable Issuer, the Collateral Manager and the Trustee by a Majority of the Notes of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(g)           the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(h)           the institution by the Issuer or the Co-Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, the passing of a resolution for the Issuer to be wound up voluntarily or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Law or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer or the Co-Issuer in furtherance of any such action.

Upon the occurrence of an Event of Default, the Co-Issuers shall promptly notify the Trustee, the Collateral Manager, the Holders of Securities and each Rating Agency.

Section 5.2.            Acceleration of Maturity; Rescission and Annulment.

(a)           If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(g) and (h)), the Trustee may, and shall, upon the written direction of a Majority of the Notes of the Controlling Class, by notice to the Co-Issuers (with a copy to the Collateral Manager and each Hedge Counterparty) declare the principal of all the Securities to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest (if any) thereon, any accrued and unpaid Commitment Fee Amount, any Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amount and other amounts payable hereunder, shall become immediately due and payable and the Reinvestment Period shall terminate.  If an Event of Default specified in Sections 5.1(g) or (h) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Securities, any Commitment Fee Amount, Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amount and other amounts payable hereunder shall automatically become due and payable in accordance with Section 5.7 and without any declaration or other act on the part of the Trustee or any Securityholder.

(b)           At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article 5, a Majority of the Notes of the Controlling Class, by notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)            the Applicable Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)          all unpaid installments of interest on and the principal amount of the Securities and any Commitment Fees, Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amounts then due (other than as a result of the acceleration), and

(B)           all unpaid taxes and Administrative Expenses and other sums paid or advanced by the Trustee hereunder and any other amounts then payable by the Co-Issuers hereunder; or

(ii)           the Trustee has determined that all Events of Default, other than the non-payment of the interest on or principal amount of Securities and any Commitment Fee that have become due solely by such acceleration, have been cured and a Majority of the Notes of the Controlling Class by notice to the Trustee has agreed with such determination (which agreement shall not be unreasonably withheld) or waived as provided in Section 5.14.

In addition, the Trustee shall rescind and annul any acceleration of maturity of the Securities and its consequences if neither of the conditions set forth in Section 5.5(a)(i) or 5.5(a)(ii) is satisfied; provided, however, that if the conditions specified in either of Section 5.5(a)(i) or 5.5(a)(ii) are satisfied at any time before such Event of Default is cured or waived, the Securities may be accelerated pursuant to the first paragraph of this Section 5.2, notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this paragraph.  At any such time as the Trustee shall rescind and annul such declaration and its consequences, the Trustee shall preserve the Collateral in accordance with the provisions of Section 5.5.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c)           Any Hedge Agreement existing at the time of an acceleration pursuant to paragraph (a) may not be terminated unless and until liquidation of the Collateral has commenced or any annulment or rescission of such acceleration pursuant to paragraph (b) is no longer possible.

Section 5.3.            Collection of Indebtedness and Suits for Enforcement by Trustee.

The Applicable Issuer covenants that if a Default shall occur in respect of the payment of any principal, interest or the Commitment Fee, if any, the Applicable Issuer, will, upon demand of the Trustee or any affected Holder of such Security, pay to the Trustee, for the benefit of the Holder of such Security, the whole amount, if any, then due and payable for the principal amount of and interest on such Security and any Commitment Fee, Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amounts, with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest and any Commitment Fee, Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amounts, at the applicable Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Applicable Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may, and shall upon direction of a Majority of the Notes of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Applicable Issuer or any other obligor upon the Securities and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Collateral.

If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall upon written direction of a Majority of the Notes of the Controlling Class (and, if the action of the Applicable Issuers pursuant to such written direction would have a material adverse affect on the Hedge Counterparty, with the consent of the Hedge Counterparty), proceed to protect and enforce its rights and the rights of the Securityholders by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee or as the Trustee may be directed by a Majority of the Notes of the Controlling Class), to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer or any other obligor upon the Securities under Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Securities, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Trustee, regardless of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)           to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders of the Securities allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Securities or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

(b)           unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities, upon the direction of such Holders, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

(c)           to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders of the Securities and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders of the Securities to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders of the Securities, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder of the Securities, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of the Securities in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys and counsel, shall be for the ratable benefit of the Secured Parties in accordance with the Priority of Payments or the Special Priority of Payments, as applicable.

In any Proceedings brought by the Trustee on behalf of the Holders of the Securities (including any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all such Holders.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 only in accordance with Section 5.5(a).

Section 5.4.            Remedies.

(a)           If an Event of Default shall have occurred and be continuing, and the Securities have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Co-Issuers agree that the Trustee may (after notice to the Holders of Securities), and shall, upon direction by a Majority of the Notes of the Controlling Class (and, if the action required of the Applicable Issuers or the Trustee pursuant to such direction would have a material adverse affect on the Hedge Counterparty, with the consent of the Hedge Counterparty), to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)            institute Proceedings for the collection of all amounts then payable on the Securities or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral Monies adjudged due;

(ii)           sell or cause the sale of all or a portion of the Collateral or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17;

(iii)          institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iv)          exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Secured Parties hereunder; and

(v)           exercise any other rights and remedies that may be available at law or in equity.

Notwithstanding the above remedies, the Trustee may sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.4 only in accordance with Section 5.5(a).

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Collateral to make the payments required hereunder and any amounts due to the Hedge Counterparties, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)           If an Event of Default as described in Section 5.1(f) hereof shall have occurred and be continuing the Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Notes of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)           Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Securityholder or other Secured Party may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Co-Issuers, the Trustee and the Securityholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)           Notwithstanding any other provision of this Indenture, the Trustee may not, prior to the date which is one year and one day or, if longer, the applicable preference period then in effect, after the payment in full of all Securities and the reduction of the Commitment to zero in the case of any Commitment Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under Cayman Islands or U.S. federal or state bankruptcy or similar laws.  Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day period (or, if longer, the applicable preference period then in effect) in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or the Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

Section 5.5.            Optional Preservation of Collateral.

(a)           Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing, the Trustee shall not sell or liquidate the Collateral (except as otherwise expressly permitted or required by Article 10 and Article 12,), shall collect and cause the collection of the proceeds thereof and make and shall apply all payments and deposits and maintain all accounts in respect of the Collateral and the Securities in accordance with the Special Priority of Payments and the provisions of Article 10, Article 12 and Article 13 unless:

(i)            the Trustee determines that the anticipated proceeds of a sale or liquidation of the Collateral would be sufficient to discharge in full the amounts then due and unpaid on the Rated Notes for principal and interest (including Deferred Interest) and any accrued and unpaid Commitment Fee Amount, any Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amount, any Hedge Payment Amount (including the cost of terminating Hedge Agreements), any unpaid Administrative Expenses and any other fees and expenses of the Co-Issuers (including amounts due and payable to the Collateral Manager under the Collateral Management Agreement other than Collateral Management Fees) as limited by subclause (A) of the Priority of Interest Payments and the Collateral Management Fee (unless approved otherwise by the Collateral Manager), and the Holders of at least two-thirds of the Aggregate Outstanding Amount of the Controlling Class agree with such determination; or

(ii)           the liquidation of the Collateral is directed (subject to the provisions of this Indenture) by (a) the Holders of at least two-thirds of the Aggregate Outstanding Amount of the Controlling Class if an Event of Default related to payments on the Securities has occurred and is continuing and has not been cured or waived or (b) the Holders of at least two-thirds of the Aggregate Outstanding Amount of each Class of the Rated Notes (voting separately) with respect to all other Events of Default;

provided, however, that, notwithstanding clauses (i) and (ii) above, the Collateral Manager, on behalf of the Issuer, may direct the Trustee, and the Trustee shall in the manner directed, deliver assets in connection with the terms of any contractual arrangement entered into prior to the occurrence of an Event of Default and accept any Offer or tender offer made to all holders of any Collateral Debt Securities at a price equal to or greater than its par amount (or accreted value, in the case of zero coupon bonds) plus accrued interest; and provided, further, that the Issuer must continue to hold funds on deposit in the Revolver Funding Account and the Synthetic Reserve Account to the extent required to meet the Issuer’s obligations in connection with the Aggregate Unfunded Amount with respect to Revolving Collateral Debt Securities, Delayed Drawdown Debt Securities or Synthetic Securities, as the case may be.

The Trustee shall give notice of the retention of the Collateral to the Issuer with a copy to the Co-Issuer and the Collateral Manager.  So long as such Event of Default is continuing, any prohibition against selling or liquidating the Collateral pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) exist.  Until all Events of Default shall have been cured or waived, if the Collateral is sold or liquidated, the proceeds thereof shall be applied in accordance with the Special Priority of Payments.

(b)           Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Collateral if the conditions set forth in Section 5.5(a) are not satisfied.  Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral if prohibited by applicable law or if the Trustee is directed to liquidate the Collateral by the Holders of at least two-thirds of the Aggregate Outstanding Amount of each Class of Rated Notes pursuant to Section 5.5(a)(ii).

(c)           In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee shall obtain prices with respect to each obligation contained in the Collateral by reference to (i) the prices or values provided by an Independent pricing service (as specified by the Collateral Manager), (ii) if no such information is available from an Independent pricing service, than the average of the indicative bid prices for such security provided by at least two Independent nationally-recognized dealers (as specified by the Collateral Manager in writing), or (iii) if no such dealer bid prices are available for such security, then the price or value of such security as determined in good faith by the Collateral Manager consistent with customary market practice.  The Trustee shall then compute the anticipated proceeds of sale or liquidation on the basis of such prices for each such security.  In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Collateral in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain, and rely on an opinion of, an Independent investment banking firm of national reputation.

The Trustee shall deliver to the Noteholders and the Collateral Manager a report stating the results of any determination made pursuant to Section 5.5(a)(i) no later than ten days after any sale or liquidation of the Collateral.  The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and, at the request of a Majority of the Controlling Class, at any time during which the Trustee is prohibited from liquidating the Collateral by Section 5.5(a); provided, however, that once the Trustee has made a determination as to whether the condition specified in Section 5.5(a)(i) exists following an Event of Default, the Trustee need not make another determination following a subsequent Event of Default caused by the same or similar facts and circumstances occurring as of or continuing through a subsequent date, until the earlier of (i) two years following the most recent determination or (ii) within 30 days after the Trustee receives a request to make such a determination from the Holders of a Majority of any Class of Notes.

Section 5.6.            Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7.            Application of Money Collected.

Any Money collected by the Trustee with respect to the Securities pursuant to this Article 5 and any Money that may then be held or thereafter received by the Trustee with respect to the Securities hereunder shall be applied subject to Section 13.1 and on the date or dates fixed by the Trustee in accordance with the following provisions of this Section 5.7.

Notwithstanding the provisions of the Priority of Payments, (i) if the Collateral has been or is being liquidated following an Event of Default pursuant to Sections 5.4 or 5.5 hereof, (ii) declaration of acceleration of the maturity of the Notes has occurred following an Event of Default and such Event of Default is continuing and has not been cured or waived (regardless of whether such declaration of acceleration has been rescinded) or (iii) in connection with a Redemption by Liquidation (including any auction of the Collateral) pursuant to Section 9.1 hereof, proceeds in respect of the Collateral will be applied in the following order of priority (the “Special Priority of Payments“) to the payment of:

(1)           accrued and unpaid Administrative Expenses in accordance with the Administrative Expense Payment Sequence, up to an aggregate limit paid pursuant to this clause (1) on such Payment Date and on the previous three Payment Dates equal to the Administrative Expense Limit;

(2)           (i) the amounts required to be paid to any Hedge Counterparty under any Hedge Agreement (other than any payments due in respect of the complete or partial termination of such Hedge Agreement) and scheduled payments due with respect to any Short Positions; and then (ii) all amounts due to any Hedge Counterparty or Short Position counterparty with respect to termination (or partial termination) of any Hedge Agreement or any Short Position where the Issuer is the sole affected or defaulting party (in each case, pro rata based upon the amounts due);

(3)           (i) the Senior Collateral Management Fee for such Payment Date, and then (ii) any Senior Collateral Management Fee due on an earlier Payment Date that was not paid because funds were not available in accordance with the Priority of Payments or the Special Priority of Payments, as applicable;

(4)           accrued and unpaid interest on the Class A Notes and any Commitment Fee Amount;

(5)           principal of the Class A Notes until the Class A Notes have been paid in full;

(6)           accrued and unpaid interest on the Class B Notes;

(7)           principal of the Class B Notes until the Class B Notes have been paid in full;

(8)           (i) the Intermediate Collateral Management Fee for such Payment Date, and then (ii) any Intermediate Collateral Management Fee due on an earlier Payment Date that was not paid because funds were not available in accordance with the Priority of Payments or the Special Priority of Payments, as applicable;

(9)           (i) any accrued and unpaid interest on the Class C Notes, and then (ii) any Deferred Interest with respect to the Class C Notes and interest thereon, until such amounts have been paid in full;

(10)         principal of the Class C Notes until the Class C Notes have been paid in full;

(11)         (i) any accrued and unpaid interest on the Class D Notes, and then (ii) any Deferred Interest with respect to the Class D Notes and interest thereon, until such amounts have been paid in full;

(12)         principal of the Class D Notes until the Class D Notes have been paid in full;

(13)         (i) any accrued and unpaid interest on the Class E Notes, and then (ii) any Deferred Interest with respect to the Class E Notes and interest thereon, until such amounts have been paid in full;

(14)         principal of the Class E Notes until the Class E Notes have been paid in full;

(15)         (i) any accrued and unpaid interest on the Class F Notes, and then (ii) any Deferred Interest with respect to the Class F Notes and interest thereon, until such amounts have been paid in full;

(16)         principal of the Class F Notes until the Class F Notes have been paid in full;

(17)         (i) any accrued and unpaid Administrative Expenses to the extent not paid pursuant to clause (1) above as a result of the Administrative Expense Limit in accordance with the Administrative Expense Payment Sequence, and then (ii) any Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amounts, (allocated pro rata based upon the amounts due);

(18)         (i) the Subordinated Collateral Management Fee for such Payment Date, minus the amount of any Current Deferred Management Fee with respect to such Subordinated Collateral Management Fee for such Payment Date, and then (ii) any Subordinated Collateral Management Fee due on an earlier Payment Date that was not paid because funds were not available in accordance with the Priority of Payments or the Special Priority of Payments, as applicable;

(19)         all amounts due to a Hedge Counterparty or a Short Position counterparty with respect to termination (or partial termination) of any Hedge Agreement or any Short Position where the Issuer is not the sole affected or defaulting party, (pro rata based upon the amounts due);

(20)         any Cumulative Deferred Management Fee that the Collateral Manager has not elected to waive; and

(21)         all remaining amounts to the Holders of Subordinated Notes.

Section 5.8.            Limitation on Suits.

No Holder of any Security shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           such Holder has previously given to the Trustee written notice of an Event of Default;

(b)           except as otherwise provided in Section 5.9, the Trustee also has received a written request from the Holders of at least 25% of the then Aggregate Outstanding Amount of the Notes of the Controlling Class to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(c)           the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(d)           no direction inconsistent with such request has been given to the Trustee during such 30-day period by a Majority of the Notes of the Controlling Class;

it being understood and intended that no one or more Holders of Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Securities of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of the same Class subject to and in accordance with Section 13.1, the Priority of Payments and the Special Priority of Payments.

If the Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Notes of the Controlling Class, each representing less than a Majority of the Notes of the Controlling Class, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.9.            Unconditional Rights of Holders of Securities to Receive Principal and Interest.

(a)           Notwithstanding any other provision in this Indenture (other than Section 2.7), the Holder of any Rated Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Security (and any Commitment Fee, Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amounts), as applicable, as such principal and interest and any Commitment Fee, Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amounts become due and payable in accordance with the Priority of Payments or the Special Priority of Payments, as applicable, and Section 13.1, and subject to the provisions of Section 5.8, to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

(b)           Notwithstanding any other provision in this Indenture (other than Section 2.7), the Holder of any Subordinated Note shall have the right, which is absolute and unconditional, to receive payment of the principal amount of such Subordinated Note and Interest Proceeds, as such principal amounts and Interest Proceeds become due and payable in accordance with Section 13.1 and the Priority of Payments or the Special Priority of Payments, as applicable.  Holders of Subordinated Notes shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Rated Notes remain Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder.

(c)           Only the Holders of Notes of the Controlling Class shall be entitled to any payment on a claim against the Issuer.

Section 5.10.          Restoration of Rights and Remedies.

If the Trustee or any Securityholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Securityholder, then and in every such case the Co-Issuers, the Trustee and the Securityholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Securityholder shall continue as though no such Proceeding had been instituted.

Section 5.11.          Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12.          Delay or Omission Not Waiver.

No delay or omission of the Trustee or any Securityholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default.  Every right and remedy given by this Article 5 or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

Section 5.13.          Control by Securityholders.

A Majority of the Notes of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceedings for any remedy available to the Trustee; provided, that:

(a)           such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b)           the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received indemnity as set forth below);

(c)           the Trustee shall have been provided with indemnity reasonably satisfactory to it; and

(d)           notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Collateral shall be made pursuant to and in accordance with Sections 5.4 and 5.5.

Section 5.14.          Waiver of Defaults.

Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article 5, a Majority of the Notes of the Controlling Class may on behalf of the Holders of all the Securities waive any Default and its consequences, except a Default:

(a)           in the payment of principal of any Security, interest on the Controlling Class or the Commitment Fee; or

(b)           in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Security or each Hedge Counterparty adversely affected thereby; or

(c)           arising under Section 5.1(g) or (h).

In the case of any such waiver, the Co-Issuers, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.  The Trustee shall promptly give notice of any such waiver to the Collateral Manager and each Holder and, in respect of any waiver of a Default relating to a breach of representations in Section 3.5, each Rating Agency.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or any other Default or impair any right consequent thereto.

Section 5.15.          Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Notes of the Controlling Class, or to any suit instituted by any Securityholder for the enforcement of the payment of amounts due and payable with respect to any Securities on or after the Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16.          Waiver of Stay or Extension Laws.

The Co-Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Co-Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17.          Sale of Collateral.

(a)           The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts secured by the Collateral shall have been paid.  The Trustee may upon notice to the Holders of Securities and shall, upon direction of a Majority of the Notes of the

Controlling Class from time to time postpone any Sale by public announcement made at the time and place of such Sale.  The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided, that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 hereof.

(b)           The Trustee may bid for and acquire any portion of the Collateral in connection with a public Sale thereof, and may deduct the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof.  The Securities need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Securities.  The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)           If any portion of the Collateral consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained, seek a no-action position from the Securities and Exchange Commission or any other relevant federal or state regulatory authorities, regarding the legality of a public or private sale of such Unregistered Securities.

(d)           The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a sale thereof.  In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale.  No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

Section 5.18.          Action on the Securities.

The Trustee’s right to seek and recover judgment on the Securities or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Securityholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer or the Co-Issuer.

ARTICLE 6

THE TRUSTEE

Section 6.1.            Certain Duties and Responsibilities.

(a)           Except during the continuance of an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform.  If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Holders of Securities.

(b)           In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Notes of the Controlling Class, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Co-Issuer or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Notes of the Controlling Class (or other Class if required or permitted by the terms hereof) relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability does not exceed the amount payable to the Trustee pursuant to subclause (A) of the Priority of Interest Payments net of the amounts specified in Section 6.7(a) and any other Administrative Expenses for which the Trustee is then entitled to payment, the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to its ordinary services, including under Article 5.

(d)           For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.1(d), 5.1(e), 5.1(g) or 5.1(h) or any Default described in Section 5.1(f) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities generally, the Issuer, the Co-Issuer, the Collateral or this Indenture.  For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

Section 6.2.            Notice of Default.

Promptly (and in no event later than three Business Days) after the occurrence of any Default known to the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall give notice to the Collateral Manager, each Rating Agency and all Holders (and, upon request, Certifying Holders) of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

Section 6.3.            Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a)           the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order;

(c)           whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cashflows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)           as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents, but the Trustee, in its discretion, may and, upon the direction of a Majority of the Notes of the Controlling Class, and each Rating Agency shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and, the Trustee shall be entitled, on reasonable prior notice to the Co-Issuers and the Collateral Manager, to examine the books and records relating to the Securities and the Collateral and the premises of the Co-Issuers and the Collateral Manager, personally or by agent or attorney during the Co-Issuers’ or the Collateral Manager’s normal business hours; provided, that the Trustee shall, and shall cause its agents, to hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory authority and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that the Trustee shall not be responsible for any misconduct or negligence on the part of any non-affiliated agent appointed and supervised, or non-affiliated attorney appointed, with due care by it hereunder;

(h)           the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder; and

(i)            the permissive rights of the Trustee to take or refrain from taking any action enumerated in this Indenture shall not be treated as a duty.

Section 6.4.            Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, other than the Certificate of Authentication thereon, shall be taken as the statements of the Applicable Issuer and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the

Trustee’s obligations hereunder), the Collateral or the Securities.  The Trustee shall not be accountable for the use or application by the Co-Issuers of the Securities or the proceeds thereof or any Money paid to the Co-Issuers pursuant to the provisions hereof.

Section 6.5.            May Hold Securities.

The Trustee, any Paying Agent, Security Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Co-Issuers or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 6.6.            Money Held in Trust.

Money held by the Trustee hereunder shall be held in trust to the extent required herein.  The Trustee shall be under no liability for interest on any Money received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7.            Compensation and Reimbursement.

(a)           The Issuer agrees:

(i)            to pay the Trustee on each Payment Date reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)           except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5 or 10.7, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith); provided, that the securities transaction charges referred to above shall, in the case of certain Eligible Investments specified by the Collateral Manager, be waived to the extent of any amounts received by the Trustee during a Due Period from a financial institution in consideration of purchasing such Eligible Investments;

(iii)          to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

(iv)          to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13 hereof.

(b)           The Trustee shall receive amounts pursuant to this Section 6.7 as provided in Priority of Payments and the Special Priority of Payments only to the extent that funds are available for the payment thereof.  Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder and hereby agrees not to cause the filing of a petition in bankruptcy against the Co-Issuers for the nonpayment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Securities (and the reduction of the Commitment in respect of any Commitment Notes to zero) issued under this Indenture.  No direction by a Securityholder shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

If on any date when a fee shall be payable to the Trustee pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee not so paid shall be deferred and payable on such later date on which a fee shall be payable and sufficient funds are available therefor.

Section 6.8.            Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $200,000,000, subject to supervision or examination by federal or state authority, having a long-term debt rating of at least “Baa1” by Moody’s and a long-term debt rating of at least “BBB+” by S&P, and having an office within the United States.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.9.            Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.  The indemnification in favor of the Trustee in Section 6.7 hereof shall survive any resignation or removal (to the extent of any indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to such resignation or removal).

(b)           The Trustee may resign at any time by giving notice thereof to the Co-Issuers, the Collateral Manager, the Holders of Securities and each Rating Agency.  Upon receiving such notice of resignation, the Co-Issuers shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees, together with a copy to each Holder of Securities and the Collateral Manager; provided, that such successor Trustee shall be appointed only upon the consent of a Majority of the Securities or at any time when an Event of Default shall have occurred and be continuing or when a successor trustee is appointed pursuant to Section 6.10.  If no successor trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, or any Holder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c)           The Trustee may be removed at any time by Act of a Majority of the Notes at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Notes of the Controlling Class, delivered to the Trustee and to the Co-Issuers with a copy to S&P.

(d)           If at any time:

(i)            the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after request therefor by the Co-Issuers or by a Majority of the Notes of the Controlling Class; or

(ii)           the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (subject to Section 6.9(a)), (A) the Co-Issuers, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Co-Issuers, by Issuer Order, shall promptly appoint a successor Trustee.  If the Co-Issuers shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by Act of a Majority of the Notes of the Controlling Class delivered to the Issuer and the retiring Trustee.  The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Co-Issuers.  If no successor Trustee shall have been so appointed by the Co-Issuers or such Holders and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing notice of such event by first class mail, postage prepaid, to each Rating Agency and to the Holders of the Securities.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.  If the Co-Issuers fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Co-Issuers.

Section 6.10.          Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Co-Issuers and the retiring Trustee an instrument accepting such appointment.  Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Co-Issuers or a Majority of any Class of Notes or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(b). Upon request of any such successor Trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11.          Merger, Conversion, Consolidation or Succession to Business of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that the Trustee shall give notice thereof to the Co-Issuers, the Collateral Manager, the Holders of Securities, and each Rating Agency.  In case any of the Securities have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.12.          Co-Trustees.

(a)           At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Co-Issuers and the Trustee shall have power to appoint one or more Persons to act as co-trustee (subject to the written approval of the Rating Agencies), jointly with the Trustee, of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to

Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee.  If the Co-Issuers do not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.

Should any written instrument from the Co-Issuers be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers.  The Co-Issuers agree to pay (but only from and to the extent of the Collateral), to the extent funds are available therefor under the Priority of Payments or the Special Priority of Payments for any reasonable fees and expenses in connection with such appointment.

(b)           Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(i)            the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(ii)           the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(iii)          the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Co-Issuers.  A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(iv)          no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(v)           the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(vi)          any Act of Securityholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

Section 6.13.          Certain Duties of Trustee Related to Delayed Payment of Proceeds.

In the event that in any month the Trustee shall not have received a payment with respect to any Pledged Security on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Trustee, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall request the issuer of such Pledged Security, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request.  In the event that such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Collateral Manager shall direct.  Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture.  In the event that the Issuer or the Collateral Manager requests a release of a Pledged Security and/or delivers a Collateral Debt Security in connection with any such action under the Collateral Management Agreement, such release and/or substitution shall be subject to Section 10.6 and Article 12 of this Indenture, as the case may be.  Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Pledged Security or any substituted Collateral Debt Security received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and Section 10.2(a) and such payment shall not be deemed part of the Collateral.

Section 6.14.          Authenticating Agents.

Upon the request of the Co-Issuers, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Securities in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Securities.  For all purposes of this Indenture, the authentication of Securities by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Securities “by the Trustee.”

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Co-Issuers.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Applicable Issuer.  Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.7.  The provisions of Sections 2.9, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15.          Fiduciary for Noteholders Only; Agent for all other Secured Parties.

With respect to the security interests created hereunder, the pledge of any item of Collateral to the Trustee is to the Trustee as representative of the Noteholders and agent for each of the other Secured Parties; in furtherance of the foregoing, the possession by the Trustee of any item of Collateral, the endorsement to or registration in the name of the Trustee of any item of Collateral (including as entitlement holder of the Accounts) are all undertaken by the Trustee in its capacity as representative of the Noteholders and agent for each of the other Secured Parties.  The Trustee shall have no fiduciary duties to any of the other Secured Parties.  The foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

Section 6.16.          Representations and Warranties of the Bank.

The Bank hereby represents and warrants as follows:

(a)           Organization.  The Bank has been duly organized and is validly existing as a national banking association and has the power to conduct its business and affairs as a trustee.

(b)           Authorization; Binding Obligations.  The Bank has the corporate power and authority to perform the duties and obligations of Trustee under this Indenture.  The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto.  Upon execution and delivery by the Bank, this Indenture will constitute the legal, valid and binding obligation of the Bank enforceable in accordance with its terms.

(c)           Eligibility.  The Bank is eligible under Section 6.8 hereof to serve as Trustee hereunder.

(d)           No Conflict.  Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party or by which it or any of its property is bound.

ARTICLE 7

COVENANTS

Section 7.1.            Payment of Principal and Interest.

(a)           The Applicable Issuer will duly and punctually pay the principal of and interest (including Interest Proceeds on the Subordinated Notes) on the Securities and any Commitment Fees, Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amounts in accordance with the terms of such Securities and this Indenture.  Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Holder of such amounts shall be considered as having been paid by the Issuer and the Co-Issuer, as applicable, to such Holder for all purposes of this Indenture.

(b)           Failure of a Holder of a Security to provide the Trustee or any Paying Agent and the Issuer with appropriate tax certifications may result in amounts being withheld from the payment to such Holders.

(c)           All payments under any Revolving Notes to any Holder thereof will be made by the Issuer without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If the Issuer is so required to deduct or withhold, then the Issuer will: (i) notify the Trustee (which will notify each affected Holder) of such requirement no later than ten days prior to the date of the payment from which amounts are required to be withheld (provided that, despite the failure of the Issuer to give such notice, amounts withheld pursuant to applicable laws shall be considered as having been paid by the Co-Issuers as provided above); (ii) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by the Issuer to an affected Holder by reason of clause (iv) below) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the affected Holder; (iii) promptly forward to the affected Holder documentation reasonably acceptable to the affected Holder evidencing such payment to such authorities; and (iv) if such Tax is an Indemnifiable Tax, pay to the affected Holder the additional amount (a “Revolving Note Tax Gross-Up Amount”)

necessary to ensure that the net amount received by the affected Holder after deduction or withholding of such Indemnifiable Tax equals the full amount the affected Holder would have received had no such deduction or withholding been required.

Section 7.2.            Maintenance of Office or Agency.

The Co-Issuers hereby appoint the Trustee as a Paying Agent for payments with respect to the Securities and the Co-Issuers hereby appoint the Bank, at its New York City office located at 4 New York Plaza, Ground Floor, New York, NY 10004, Attention:  Institutional Trust Services (Houston) – KKR Financial CLO 2005-1, as their agent where notices and demands to or upon the Issuer or the Co-Issuer in respect of the Securities or this Indenture may be served and where Securities may be surrendered for registration of transfer or exchange.

The Issuer shall, upon listing of any Securities on the Irish Stock Exchange, appoint RSM Robson Rhodes LLP in Dublin, Ireland as a Paying Agent in Ireland for the payment of amounts due on the Securities; provided, that unless such Paying Agent shall be rated “P-1” by Moody’s and “A-1+” by S&P, it may not hold funds pursuant to this Indenture overnight.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served and, where the Securities may be presented and surrendered for payment; provided, further, that no paying agent shall be appointed in a jurisdiction which subjects payments on the Securities to withholding tax; and provided, further, that so long as any of the Securities are listed on the Irish Stock Exchange and such stock exchange shall so require, the Co-Issuers shall maintain a Paying Agent in Ireland.  The Co-Issuers shall give prompt notice to the Trustee, each Rating Agency, and the Holders of Securities of the appointment or termination of any such Paying Agent or agent for notices and of the location and any change in the location of any such office or agency.

If at any time the Co-Issuers shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Co-Issuers, and Securities may be presented and surrendered for payment to the appropriate Paying Agent at its main office and the Co-Issuers hereby appoint each Paying Agent as their agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3.            Money for Payments to be Held in Trust.

All payments of amounts due and payable with respect to any Securities that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Applicable Issuer by the Trustee or a Paying Agent with respect to payments on the Securities.

When the Applicable Issuer shall have a Paying Agent that is not also the Security Registrar, they shall furnish, or cause the Security Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Securities held by each such Holder.

Whenever the Applicable Issuer shall have a Paying Agent other than the Trustee, they shall, on or before the Business Day next preceding each Payment Date or Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due with respect to the Classes of Securities for which it acts as Paying Agent (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Applicable Issuer shall promptly notify the Trustee of its action or failure so to act.  Any Monies deposited with a Paying Agent with respect to the Classes of Securities for which it acts as Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the applicable Securities with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article 10.

The initial Paying Agent for the Securities shall be as set forth in Section 7.2.  Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided, however, that, so long as any Securities are rated by a Rating Agency, with respect to any additional or successor Paying Agent, either (i) such Paying Agent has a rating of “Aa3” or higher or “P–1” by Moody’s and “AA” or higher or “A-1+” by S&P, or (ii) Rating Agency Confirmation shall have been received.  In the event that such successor Paying Agent ceases to have any such rating, and Rating Agency Confirmation is not received, the Co-Issuers shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Co-Issuers shall not appoint any Paying Agent (other than the initial Paying Agent or any Paying Agent in Ireland) that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities.  The Co-Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

(a)           allocate all sums received for payment to the Holders of Securities for which it acts as Paying Agent on each Payment Date and Redemption Date among such Holders in the proportion specified in the applicable report to the extent permitted by applicable law;

(b)           hold all sums held by it for the payment of amounts due with respect to the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)           if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Securities if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)           if such Paying Agent is not the Trustee, immediately give the Trustee notice of any Default by the Issuer or the Co-Issuer (or any other obligor upon the Securities) in the making of any payment required to be made; and

(e)           if such Paying Agent is not the Trustee at any time during the continuance of any such Default, upon the request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Applicable Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Applicable Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Applicable Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Any Money deposited with the Trustee or any Paying Agent in trust for the payment on any Securities and remaining unclaimed for two years after such amounts have become due and payable will be paid to the Applicable Issuer on Issuer Order; and the Holder of such Security will thereafter, as an unsecured general creditor, look only to the Applicable Issuer for payment of such amounts and all liability of the Trustee or such Paying Agent with respect to such trust Money (but only to the extent of the amounts so paid to the Applicable Issuer) shall thereupon cease.  The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Co-Issuers, any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Securities have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4.            Existence of Co-Issuers.

(a)           To the extent possible under applicable laws, the Issuer and the Co-Issuer shall maintain in full force and effect their existence and rights as companies incorporated under the laws of the Cayman Islands and organized under the laws of the State of Delaware, respectively, and shall obtain and preserve their qualification to do business as foreign corporations in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Securities or any of the Collateral; provided, however, that the Issuer and the Co-Issuer shall be entitled to change its jurisdiction of incorporation from the Cayman Islands and the State of Delaware, respectively, to any other jurisdiction reasonably selected by the Issuer or the Co-Issuer, respectively, so long as (i) such change is not disadvantageous in any material respect to any of the Holders of the Securities, (ii) notice of such change shall have been given by the Trustee to the Holders of the Securities and each Rating

Agency and (iii) on or prior to the fifteenth Business Day following such notice the Trustee shall not have received notice from a Majority of the Notes of the Controlling Class objecting to such change; and provided, further, that the Issuer shall be entitled to take any action required by this Indenture within the United States notwithstanding any provision of this Indenture requiring the Issuer to take such action outside of the United States so long as prior to taking any such action the Issuer receives a legal opinion from nationally recognized counsel to the effect that it is not necessary to take such action outside of the United States or any political subdivision thereof in order to prevent the Issuer from becoming subject to any United States federal, state or local withholding or other taxes.

(b)           The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding their respective existences (including holding regular board of directors’ and shareholders’ meetings) are followed.  Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding.  Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries, (ii) the Co-Issuer shall not have any subsidiaries, and (iii) the Issuer and the Co-Issuer shall not (A) have any employees (other than their respective directors) or (B) except as contemplated by the Collateral Management Agreement or the Administration Agreement, engage in any transaction with any shareholder that would constitute a conflict of interest.

Section 7.5.            Protection of Collateral.

(a)           The Collateral Manager, on behalf of the Issuer, shall take or cause to be taken such action within the Collateral Manager’s control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Collateral and shall from time to time execute and deliver all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

(i)            Grant more effectively all or any portion of the Collateral;

(ii)           maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or to carry out more effectively the purposes hereof;

(iii)          perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)          enforce any of the Pledged Securities or other instruments or property included in the Collateral;

(v)           preserve and defend title to the Collateral and the rights therein of the Trustee, and the Secured Parties against the claims of all Persons and parties; or

(vi)          pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Issuer hereby appoints the Trustee its agent and attorney-in-fact for the purpose of preparing, executing and filing (i) a Financing Statement in connection with the Grant pursuant to this Indenture identifying as collateral “all assets in which the Issuer now or hereafter has rights” and (ii) any other Financing Statement, continuation statement or other instrument, as such may be required pursuant to an Issuer Order; provided that such appointment shall not impose upon the Trustee any of the Issuer’s or Collateral Manager’s obligations under this Section 7.5.

(b)           The Trustee shall not, except in accordance with Section 10.6(a), (b) or (c), as applicable, permit the removal of any portion of the Collateral or transfer any portion of the Collateral from the Account to which it is credited, or cause or permit any change in the notice, delivery or registration made pursuant to Section 3.3 with respect to any general intangible or participation, as applicable, if after giving effect thereto the jurisdiction governing the perfection of security interest by the Trustee in such Collateral is different from the jurisdiction governing perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c)), unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

(c)           The Issuer shall pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Pledged Securities that secure the Securities.

(d)           The Issuer shall enforce all of its material rights and remedies under the Collateral Management Agreement, Note Purchase Agreement (if any) and the Collateral Administration Agreement.

Section 7.6.            Opinions as to Collateral.

For so long as any Rated Notes are Outstanding, on or before March 31 in each calendar year, commencing in the calendar year that begins at least nine months after Closing Date, the Issuer shall furnish to the Trustee and Moody’s an Opinion of Counsel stating that, in the opinion of such counsel, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Collateral remains in effect, confirming the matters set forth in the Opinion of Counsel furnished pursuant to Section 3.1(c), with regard to the perfection and priority of such security interest and stating that no further action (other than as specified in such Opinion of Counsel) needs to be taken (under the UCC) to ensure the continued effectiveness and perfection of such lien and security interest until June 30 in the following calendar year.

Section 7.7.            Performance of Obligations.

The Co-Issuers may contract with other Persons, including the Collateral Manager and the Collateral Administrator, for the performance of actions and obligations to be performed by the Co-Issuers hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral as set forth in the Collateral Management Agreement and the Collateral Administration Agreement, respectively.  Notwithstanding any such arrangement, the Co-Issuers shall remain primarily liable with respect thereto.  In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Co-Issuers; and the Co-Issuers will punctually perform, and use their best efforts to cause the Collateral Manager, the Collateral Administrator or such other Person to perform, all of its obligations and agreements contained in the Collateral Management Agreement, the Collateral Administration Agreement or such other agreement.

Section 7.8.            Negative Covenants.

(a)           The Issuer will not and, with respect to clauses (ii), (iii), (iv) and (v) hereof, the Co-Issuer will not, except, in each case, as expressly permitted by this Indenture:

(i)            sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Collateral;

(ii)           claim any credit on, or make any deduction from, or dispute the enforceability of the amounts payable in respect to the Securities (other than amounts withheld in accordance with the Code or any applicable laws of the Cayman Islands) or assert any claim against any present or future Securityholder, by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(iii)          (A) incur or assume or guarantee any indebtedness, other than the Securities (including any Replacement Notes) and this Indenture and the transactions contemplated hereby, or (B)(1) issue any additional class of securities (other than any Replacement Notes), or (2) issue any additional shares, in the case of the Issuer, or shares of stock, in the case of the Co-Issuer;

(iv)          (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Securities, except as may be expressly permitted hereby, or by the Collateral Management Agreement, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture and, in the case of Synthetic Security Collateral, the lien in favor of the related Synthetic Security Counterparty) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral (or, in the case of Synthetic Security Collateral, a second priority security interest subject only to the lien in favor of the related Synthetic Security Counterparty);

(v)           for so long as any of the Securities are Outstanding, the Issuer shall not register the transfer of any ordinary shares of the Issuer to U.S. persons and the Co-Issuer shall not transfer any stock of the Co-Issuers to U.S. Persons; or

(vi)          except for any agreements involving the purchase and sale of Collateral Debt Securities having customary purchase or sale terms and documented with customary loan trading documentation (but not excepting any investment in a Synthetic Security or any Hedge Agreement), enter into any agreements that provide for a material financial obligation on the part of the Issuer unless such agreements contain “non-petition” and “limited recourse” provisions, or amend any such provisions unless Rating Agency Confirmation is received from S&P.

(b)           Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral except as expressly permitted by this Indenture and the Collateral Management Agreement.

(c)           The Co-Issuer will not invest any of its assets in “Securities” as such term is defined in the Investment Company Act, and will keep all of its assets in Cash.

Section 7.9.            Statement as to Compliance.

On or before March 31 in each calendar year, commencing in the calendar year that begins at least nine months after Closing Date, or immediately if there has been a Default under this Indenture, the Issuer shall deliver to the Trustee, the Collateral Manager, each Holder or Certifying Holder upon request, and each Rating Agency, an Officer’s certificate stating, as to each signer thereof, that:

(a)           a review of the activities of the Issuer and of the Issuer’s performance under this Indenture during the prior calendar year (or from the Closing Date until the following December 31st, in the case of the first such Officer’s certificate) has been made under his or her supervision; and

(b)           to the best of his or her knowledge, based on such review, no Default, Event of Default, or other matter required to be brought to the Trustee’s attention has occurred during such year, or, if there has been a Default, Event of Default, or other matter required to be brought to the Trustee’s attention, specifying each such Default, Event of Default or other matter known to him and the nature and status thereof.

Section 7.10.          Co-Issuers May Consolidate, etc., Only on Certain Terms.

Neither the Issuer nor the Co–Issuer (as applicable, the “Merging Entity”) shall consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by Cayman Islands law (in the case of the Issuer) or United States and Delaware law (in the case of the Co–Issuer) and unless:

(a)           the Merging Entity shall be the surviving corporation, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor”) shall be a company incorporated and existing under the laws of the Cayman Islands (in the case of the Issuer) or Delaware (in the case of the Co–Issuer) or such other jurisdiction approved by a Majority of the Notes of the Controlling Class; provided, that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4; provided, further, that such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, each Securityholder and the Collateral Manager, the due and punctual payment of principal, interest on, any Commitment Fees, any Revolving Note Increased Costs and any Revolving Note Tax Gross-Up Amounts and other payments on all Securities and the performance of every covenant of this Indenture on its part to be performed or observed, all as provided herein;

(b)           with respect to such consolidation or merger, the Trustee shall have received Rating Agency Confirmation;

(c)           if the Merging Entity is not the surviving corporation, the Successor shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey  the Collateral or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d)           if the Merging Entity is not the surviving corporation, the Successor shall have delivered to the Trustee and each Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether in a proceeding in equity or at law); that, if the Merging Entity is the Issuer, immediately following the event which causes such Person to become the successor to the Merging Entity, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Collateral (or in the case of Synthetic Security Collateral, a second priority security interest subject only to the lien in favor of the related Synthetic Security Counterparty) securing, in the case of a consolidation or merger of the Issuer, all of the Securities or, in the case of any transfer or conveyance of the Collateral securing any of the Securities, such Securities, (B) the Trustee continues to have a valid perfected first priority security interest in the Collateral and (C) such other matters as the Trustee or any Holder of Securities may reasonably require;

(e)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(f)            the Merging Entity shall have notified each Rating Agency of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Holder of Securities an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Holders of the Securities;

(g)           after giving effect to such transaction, neither of the Co-Issuers will be required to register as an investment company under the Investment Company Act; and

(h)           after giving effect to such transaction, the outstanding stock of the Merging Entity  will not be beneficially owned within the meaning of the Investment Company Act by any U.S. Person.

Section 7.11.          Successor Substituted.

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 7.10 hereof, in which the Merging Entity is not the surviving entity, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, and shall be bound by each obligation and covenant of, the Merging Entity, under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein.  In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” or the “Co-Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Securities and from its obligations under this Indenture.

Section 7.12.          No Other Business.

From and after the Closing Date, the Issuer shall not engage in any business or activity other than issuing and selling the Securities (including any Replacement Notes) pursuant to this Indenture and acquiring, owning, holding and pledging Collateral Debt Securities and other Collateral in connection therewith and lending Collateral Debt Securities pursuant to a Securities Lending Agreement, and the Co-Issuer shall not engage in any business or activity other than issuing and selling the Securities (including any Replacement Notes) pursuant to this Indenture, and with respect to the Issuer and the Co-Issuer, such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The Issuer and the Co-Issuer will not amend their Memorandum of Association or Articles of Association and Certificate of Incorporation or By-laws, respectively, without receiving Rating Agency Confirmation.

Section 7.13.          Listing.

So long as any listed Securities remain Outstanding, the Co-Issuers shall use all reasonable efforts to maintain the listing of such listed Securities on the Irish Stock Exchange (and/or such other stock exchange on which Securities are issued in connection with the initial offering of the Securities or any Replacement Notes); provided, however, that the Issuer will not be required to maintain a listing on a stock exchange in the European Union if compliance with requirements of the European Commission or a relevant member state becomes burdensome in the sole judgment of the Collateral Manager.

Section 7.14.          Reaffirmation of Ratings; Annual Rating Review.

(a)           The Issuer will request each Rating Agency to confirm, within 15 Business Days after the Effective Date, that it has not reduced or withdrawn the ratings assigned by it on the Closing Date to the Rated Notes.

(b)           So long as any of the Rated Notes remain Outstanding, on or before March 31 in each calendar year, commencing in the calendar year that begins at least nine months after Closing Date, the Co-Issuers shall request and pay for the ongoing surveillance of the rating of the Rated Notes by each of the Rating Agencies.  The Co-Issuers shall notify promptly each of the Trustee (which shall notify promptly the Holders) and the Irish Stock Exchange (if and for so long as any Class of Securities is listed on the Irish Stock Exchange) if at any time the rating of any of the Classes of Rated Notes has been changed or withdrawn.

Section 7.15.          Reporting.

At any time when the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Security, the Co-Issuers shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Security designated by such Holder or beneficial owner or to the Trustee for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A in connection with the resale of such Security by such Holder or beneficial owner.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.16.          Calculation Agent.

(a)           The Co-Issuers hereby agree that for so long as any Floating Rate Notes remain Outstanding there will at all times be an agent (which is not an Affiliate of the Issuer or the Collateral Manager) appointed to calculate LIBOR in respect of each Interest Accrual Period in accordance with the terms of Schedule C hereto (the ”Calculation Agent”).  The Co-Issuers have initially appointed the Trustee as Calculation Agent for purposes of determining LIBOR for each Interest Accrual Period.  The Calculation Agent may be removed by the Co-Issuers at any time.

If the Calculation Agent is unable or unwilling to act as such or is removed by the Co-Issuers or fails to determine any of the information required to be calculated pursuant to subsection (b), the Co-Issuers will promptly appoint a replacement Calculation Agent that does not control or is not controlled by or under common control with the Co-Issuers or their Affiliates.  No resignation or removal of the Calculation Agent shall be effective without a successor having been duly appointed.

(b)           The Calculation Agent shall be required to agree that, as soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date (as defined in Schedule C hereto), but in no event later than 11:00 a.m. (London time) on the LIBOR Business Day immediately following each LIBOR Determination Date, the Calculation Agent will calculate the Floating Rates for the Interest Accrual Period and the Floating Amounts (rounded to the nearest cent, with half a cent being rounded upwards) on the related Payment Date, and will communicate such rates and amounts to the Co-Issuers, the Trustee, the Collateral Manager, Euroclear, Clearstream and each Paying Agent.  The Calculation Agent will also specify to the Co-Issuers and the Collateral Manager the quotations upon which the Floating Rates are based, and in any event the Calculation Agent shall notify the Co-Issuers and the Collateral Manager before 5:00 p.m. (London time) on each LIBOR Determination Date that either:  (i) it has determined or is in the process of determining the Floating Rates and the Floating Amounts, or (ii) it has not determined and is not in the process of determining the Floating Rates and the Floating Amounts, together with its reasons therefor.

(c)           The Calculation Agent will cause the Floating Rates, Floating Amounts, Interest Accrual Period and Payment Date to be communicated to Euroclear, Clearstream and the Irish Stock Exchange (as long as any of the Notes are listed thereon) by the LIBOR Business Day immediately following each LIBOR Determination Date.  The determination of the Floating Rates and Floating Amounts by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties (including the Holders of the Securities).

Section 7.17.          Certain Tax Matters.

(a)           The Issuer shall provide to any Holder (or Certifying Holder) of an interest in either Subordinated Notes or, if requested, Issued Securities other than the Subordinated Notes (or such Holder’s designee), within 90 days of the end of the Issuer’s tax year (i) all information that a U.S. shareholder making a “qualified electing fund” election (as defined in the Code) is required to obtain for U.S. federal income tax purposes and (ii) a “PFIC Annual Information Statement” as described in Treasury Regulation 1.1295-1 (or any successor Internal Revenue Service release or Treasury Regulation), including all representations and statements required by such statement, and will take any other reasonable steps necessary to facilitate such election by such Holder.

(b)           The Issuer will not elect to be treated as a partnership for U.S. federal income tax purposes.

(c)           The Issuer shall not file, or cause to be filed, any income or franchise tax return in any state of the United States unless it shall have obtained an Opinion of Counsel prior to such filing that, under the laws of such jurisdiction, the Issuer is required to file such income or franchise tax return.

(d)           The Issuer will provide, upon request of a Holder of Issued Securities, any information that such Holder reasonably requests to assist such Holder with regard to any filing requirements the Holder may have as a result of the controlled foreign corporation rules under the Code.

(e)           Notwithstanding anything to the contrary in this Indenture, the Co-Issuer shall not have any legal, equitable or beneficial interest in the Collateral.

(f)            The Issuer (or the Collateral Manager acting on behalf of the Issuer) will not acquire a Collateral Debt Security if the purpose of the acquisition of such Collateral Debt Security is to accommodate a request from a Securities Lending Counterparty to borrow such Collateral Debt Security under a Securities Lending Agreement.

(g)           The Issuer will treat each purchase of Collateral Debt Securities as a “purchase” for tax accounting and reporting purposes.

(h)           The Issuer shall not (i) become the owner of any asset (A) that is treated as an equity interest in an entity that is treated as a partnership or other fiscally transparent entity for United States federal income tax purposes, (B) the gain from the disposition of which will be subject to United States federal income or withholding tax under section 897 or section 1445, respectively, of the Code or (C) if the ownership or disposition of such asset would cause the Issuer to be engaged, or deemed to be engaged, in a trade or business within the United States for United States federal income tax purposes or (ii) engage in any activity that would cause the Issuer to be subject to United States federal income tax on a net income basis; provided, that the Issuer shall be entitled to receive, and shall be fully protected in relying on, an Opinion of Counsel in making each such determination.

(i)            The Security Registrar shall provide to the Independent accountants of the Issuer such information contained in the Security Register as is requested by them to comply with this Section 7.17.

Section 7.18.          Hedge Agreement Provisions.

(a)           Unless otherwise set forth in the Supplement, the Issuer, with the consent of each Hedge Counterparty (other than counterparties to Hedge Agreements that are concurrently being terminated or assigned), may enter into one or more Hedge Agreements for which Rating Agency Confirmation has been obtained or pursuant to a form for which Rating Agency Confirmation has been obtained.  The Issuer also must obtain Rating Agency Confirmation prior to amendment or termination of any Hedge Agreement.

(b)           The Issuer will not enter into any replacement hedge agreement unless, in the event of any early termination of a Hedge Agreement with respect to which the Hedge Counterparty is the sole “defaulting party” or “affected party” (each, as defined in the Hedge Agreements), (i) any termination payment paid by the Hedge Counterparty to the Issuer up to the cost of entering into any replacement Hedge Agreement will be paid directly to the replacement counterparty and any excess will be paid to the Issuer and (ii) any proceeds received from a replacement counterparty up to the amount of the required termination payment will be paid directly to the counterparty to the Hedge Agreement being terminated and any excess will be paid to the Issuer.

(c)           Following an early termination of a Hedge Agreement, the Collateral Manager will use commercially reasonable efforts to cause the Issuer to enter into a replacement Hedge Agreement unless Rating Agency Confirmation is obtained.

(d)           The Trustee, as directed by the Issuer (or the Collateral Manager on behalf of the Issuer) shall, upon receiving written notice of the exposure calculated under a credit support annex to any Hedge Agreement, if applicable, make a demand to the relevant Hedge Counterparty and its credit support provider, if applicable, for securities having a value under such credit support annex equal to the required credit support amount.

(e)           Each Hedge Agreement will, at a minimum, permit the Issuer to terminate such agreement (with the Hedge Counterparty bearing the costs of any replacement Hedge Agreement) if:

(i)            the Hedge Counterparty does not provide credit support within five local business days (as defined in the Hedge Agreement) of any date on which such Hedge Counterparty (or its guarantor) ceases to satisfy the Hedge Collateralization Ratings (as set forth in the Term Sheet); and

(ii)           the Hedge Counterparty does not assign the Hedge Agreement within a certain number of days (as set forth in the Term Sheet) (such number of days, the Hedge Substitution Period) after the date on which such Hedge Counterparty (or its guarantor) ceases to satisfy the Hedge Substitution Ratings (as set forth in the Term Sheet).

In addition, if the Hedge Agreement has not been assigned during the Hedge Substitution Period, the Hedge Counterparty must provide credit support with respect to which Rating Agency Confirmation has been obtained from S&P while a replacement Hedge Counterparty is being sought.

The Issuer will give prompt notice to each Rating Agency of any such assignment or termination or provision of credit support.  Any Collateral received from a Hedge Counterparty under a Hedge Agreement shall be deposited in the Hedge Collateral Account.  Notwithstanding the foregoing, the Issuer may waive such requirements under a Hedge Agreement if the Issuer receives Rating Agency Confirmation with respect to the waiver of such requirements.

(f)            The Issuer will enter into Hedge Agreements solely for the purpose of managing interest rate and other risks in connection with the Issuer’s issuance of, and payments on, the Notes and the Issuer’s ownership and disposition of the Collateral Debt Securities.

(g)           The amounts payable to the Hedge Counterparties shall be limited to the amounts payable under the Priority of Payments or the Special Priority of Payments, as applicable, and under Section 7.18(b)(ii) and the claims of each Hedge Counterparty (if there is more than one) shall rank equally.

Section 7.19.                             Purpose Credit.

No proceeds of any Draw shall be used in violation of applicable law or, directly or indirectly, (i) to extend Purpose Credit (as defined in Regulation U) or (ii) to purchase, otherwise acquire or carry Margin Stock in any manner that would result in a violation of U.S. margin requirements.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.1.            Supplemental Indentures Without Consent of Securityholders.

Without the consent of the Holders of any Securities (except as provided below), the Co-Issuers, when authorized by Board Resolutions, and the Trustee, at any time and from time to time subject to the requirement provided below in this Section 8.1 with respect to the ratings on the Notes, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee for any of the following purposes:

(a)           to evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer or the Co-Issuer herein and in the Securities; provided, that in the event of an amendment to the Indenture evidencing the succession of another person as Issuer or Co-Issuer, a new application to list the listed Securities shall be filed with the Irish Stock Exchange;

(b)           to add to the covenants of the Issuer and the Co-Issuer, if applicable, or the Trustee for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Co-Issuers;

(c)           to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Securities;

(d)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(e)           to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or to subject to the lien of this Indenture any additional property;

(f)            to reduce the permitted Authorized Denominations;

(g)           to take any action necessary or advisable to prevent the Issuer or the Trustee from being subject to withholding or other taxes, fees or assessments or to prevent the Issuer from being treated as engaged in a United States trade or business or otherwise being subjected to United States federal, state or local income tax on a net income tax basis;

(h)           to take any action necessary or advisable to prevent the Issuer, the Co-Issuer or the pool of Collateral from being required to register under the Investment Company Act;

(i)            to enter into any additional agreements not expressly prohibited by the Indenture as well as any amendment, modification or waiver if the Issuer determines that such amendment, modification or waiver would not, upon or after becoming effective, materially and adversely affect the rights or interests of Holders of any Class of Securities;

(j)            subject to continued exemption from registration of the Securities under the Securities Act and of the Co-Issuers under the Investment Company Act, to make such changes as shall be necessary or advisable in order for the listed Securities to be listed on an exchange, including the Irish Stock Exchange;

(k)           subject to Section 9.7, to make such changes as may be necessary to permit the Issuer to enter into transactions to purchase or tender for the Notes in the order of most senior to most junior as set forth in Article 13 or as otherwise contemplated by this Indenture;

(l)            to amend, modify, enter into or accommodate the execution of any contract relating to a Synthetic Security if such amendment, modification or waiver would not, upon or after becoming effective, materially and adversely affect the rights or interest of Holders of any Class of Securities;

(m)          with the consent of the Holders of a Majority of any Commitment Notes, to amend any requirements relating solely to the manner, timing and conditions of Draws;

(n)           to modify Sections 3.3 or 3.5 to conform with applicable law and/or Rating Agency requirements;

(o)           to correct any inconsistency or manifest error or cure any ambiguity or defect in this Indenture or to conform this Indenture to the final Offering Memorandum;

(p)           with the consent of the applicable Rating Agency, to modify Schedule E or Schedule F hereto; or

(q)           to make any other change that does not materially and adversely affect the rights of the Holders of any Class of Securities.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

If any Class of Rated Notes is Outstanding and rated by S&P, the Trustee shall not enter into any such supplemental indenture until (i) it has received Rating Agency Confirmation from S&P or (ii) it has received the consent of each Holder of each Outstanding Security of each Class materially and adversely affected thereby.  The Trustee may, or may rely on an Opinion of Counsel to, determine whether or not the Holders of Securities would be materially and adversely affected by such change if such a determination is a condition of such change.  At the cost of the Co-Issuers, the Trustee shall provide to each Securityholder and, if any Class of Rated Notes is Outstanding, each Rating Agency, a copy of any proposed supplemental indenture (or a description of the substance thereof) at least ten days prior to the execution thereof by the Trustee and a copy of the executed supplemental indenture after its execution.

Section 8.2.            Supplemental Indentures with Consent of Securityholders.

(a)           With the consent of a Majority of any Class of Securities materially and adversely affected thereby, by Act of said Holders delivered to the Trustee and the Co-Issuers, the Trustee and Co-Issuers may enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Securities of such Class under this Indenture; provided that notwithstanding anything in this Indenture to the contrary, no such proposed supplemental indenture shall, without the consent of each Hedge Counterparty materially and adversely affected and each Holder of each Outstanding Security of each Class materially and adversely affected thereby:

(i)            change the Stated Maturity of the Notes or the due date of any installment of interest or any Commitment Fee Amount, Revolving Note Increased Costs or Revolving Note Tax Gross-Up Amount; reduce the principal amount thereof or the Interest Rate (if any) thereon or the Redemption Price with respect thereto; change the earliest date on which any Notes may be redeemed pursuant to Section 9.1(a); change the provisions of this Indenture relating to the application of proceeds of any Collateral to the payment of principal, interest, any Commitment Fee Amount, Revolving Note Increased Costs or Revolving Note Tax Gross-Up Amount, or any other amounts payable with respect to Notes; change any place where, or the coin or currency in which, any Security or the principal thereof, interest thereon or any Commitment Fee Amount, Revolving Note Increased Costs or Revolving Note Tax Gross-Up Amount is payable; or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(ii)           reduce the percentage of the Aggregate Outstanding Amount of Securities of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture;

(iii)          materially impair or materially and adversely affect the Collateral except as otherwise permitted in this Indenture;

(iv)          except as permitted by the Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral (other than Synthetic Security Collateral) or terminate such lien on any property at any time subject hereto or deprive any Secured Party of the security afforded by the lien of this Indenture;

(v)           reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class whose consent is required to request the Trustee to sell or liquidate the Collateral pursuant to Section 5.4 or 5.5;

(vi)          modify any of the provisions of this Section 8.2, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security adversely affected thereby;

(vii)         modify the definition of the term “Outstanding,” the Special Priority of Payments set forth in Section 5.7, the Priority of Payments set forth in Section 11.1(a), or any of Sections 7.18(b), 8.4(b) or 13.1; or

(viii)        modify any of the provisions of this Indenture in such a manner as to affect the methodology for calculation of the amount of any payment with respect to any Security on any Payment Date or to modify Article 9 so as to affect the rights of the Holders of Securities to the benefit of any provisions for the redemption of the Notes contained in this Indenture.

Notwithstanding the foregoing, after the Non-Call Period, the consent of Noteholders of any particular Class shall not be required (regardless of whether such Noteholders are affected) with respect to any amendments that facilitate redemption in whole of such Class simultaneously with all other Classes of Notes Outstanding (if any) of the same Tranche; provided that such amendment does not (i) in the reasonable business judgment of the Collateral Manager, materially and adversely affect the likelihood that the Issuer will have sufficient proceeds available on the Redemption Date to redeem such Class in whole, (ii) alter the Reinvestment Period, (iii) reduce the Redemption Price applicable to such Class or any other amounts such Class is entitled to receive upon redemption, (iv) reduce the principal amount or Make-Whole Amount (if any) of such Class, or (v) alter the priority of or allocation to such Class relative to other Classes (if any) of the same Tranche with respect to interest, principal or other amounts due.

Not later than ten Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.2(a), the Trustee, at the expense of the Issuer and the Co-Issuer, if applicable, shall mail to the Holders of the Securities, any Delayed Draw Note Agent, any Revolving Note Agent, the Collateral Manager and, if any Class of Rated Notes is Outstanding, each Rating Agency, a copy of such supplemental indenture and a notice reciting in substance the provisions of the next following sentence.  The Trustee may, or may rely on an Opinion of Counsel to, determine whether or not the Holders of Securities would be affected or materially and adversely affected, as applicable, by such change (after giving notice of such change to the Holders of such Securities).  Such determination shall be conclusive and binding on all present and future Holders.  The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3 hereof.

Promptly after the execution by the Co-Issuers and the Trustee of any supplemental indenture pursuant to this Section 8.2(a), the Trustee, at the expense of the Issuer and the Co-Issuer, if applicable, shall mail to the Holders of the Securities, any Delayed Draw Note Agent, any Revolving Note Agent, the Collateral Manager and, if any Class of Rated Notes is Outstanding, each Rating Agency, a copy thereof.  Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

If any Class of Rated Notes is Outstanding and rated by S&P, the Trustee shall not enter into any such supplemental indenture until (i) it has received Rating Agency Confirmation by S&P or (ii) it has received the consent of each Holder of each Outstanding Security of each Class materially and adversely affected thereby.

(b)           In connection with a Redemption by Refinancing as described in Section 9.1(b) hereof, with the consent of two-thirds of the Aggregate Outstanding Amount of the Subordinated Notes and a Majority of each other Class of Notes that will remain Outstanding following such a Redemption by Refinancing to the extent such Class is materially and adversely affected thereby, by Act of the Holders of such Notes delivered to the Trustee and the Co-Issuers, the Trustee and Co-Issuers may enter into one or more indentures supplemental hereto to permit the issuance of Replacement Notes and to fix the terms of such notes.

If any Class of Rated Notes is Outstanding and rated by S&P, the Trustee shall not enter into any such supplemental indenture until it has received Rating Agency Confirmation from S&P with respect to any Class of Rated Notes not being redeemed in connection with the Redemption by Refinancing.

Not later than ten Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.2(b), the Trustee, at the expense of the Issuer and the Co-Issuer, if applicable, shall mail to the Holders of the Securities, the Collateral Manager and, if any Class of Rated Notes is Outstanding, each Rating Agency, a copy of such supplemental indenture.

Promptly after the execution by the Co-Issuers and the Trustee of any supplemental indenture pursuant to this Section 8.2(b), the Trustee, at the expense of the Issuer and the Co-Issuer, if applicable, shall mail to the Holders of the Securities, any Delayed Draw Note Agent, any Revolving Note Agent, the Collateral Manager and each Rating Agency, a copy thereof.  Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture substantially in the form to be executed.

Section 8.3.            Execution of Supplemental Indentures.

It shall not be necessary for any Act of Securityholders under Section 8.1 or 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3 hereof) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise; provided, however, that with respect to any amendment or supplement to this Indenture which would (i) increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Manager, (ii) modify the restrictions on the sales of Collateral Debt Securities described under Article 12 or (iii) materially expand or restrict the Collateral Manager’s discretion, the Collateral Manager shall not be bound thereby unless the Collateral Manager shall have consented thereto in writing, such consent not to be unreasonably withheld, delayed or conditioned.

Section 8.4.            Certain Further Limitations on Supplemental Indentures.

(a)           Notwithstanding anything to the contrary herein, the Issuer and the Co-Issuer agree that they will not consent to or enter into any indenture supplemental hereto or any amendment to any other document related hereto that:

(i)            amends any provision of this Indenture or such other document relating to the institution of proceedings for the Issuer or the Co-Issuer to be adjudicated as bankrupt or insolvent, or the consent by the Issuer or the Co-Issuer to the institution of bankruptcy or insolvency proceedings against it, or the filing with respect to the Issuer or the Co-Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Law or any other similar applicable law, or the consent by the Issuer or the Co-Issuer to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively; or

(ii)           amends any provision of this Indenture or such other document that provides that the obligations of the Co-Issuers or the Issuer, as the case may be, are limited recourse obligations of the Co-Issuers or the Issuer, respectively, payable solely from the Collateral in accordance with the terms of the Indenture.

(b)           Notwithstanding anything to the contrary in this Indenture, no supplemental indenture hereto shall be effective, and the Issuer and the Co-Issuer agree that they will not consent to or enter into any indenture supplemental hereto, that would have a material adverse effect (i) on any Hedge Counterparty to a then existing Hedge Agreement without the consent of such Hedge Counterparty, (ii) on the Delayed Draw Note Agent without the consent of the Delayed Draw Note Agent or (iii) on the Revolving Note Agent without the consent of the Revolving Note Agent.

Section 8.5.            Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.6.            Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Applicable Issuer shall so determine, new Securities, so modified as to conform in the opinion of the Trustee and the Applicable Issuer, to any such supplemental indenture, may be prepared and executed by the Applicable Issuer, and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE 9

REDEMPTION OF NOTES

Section 9.1.            Optional Redemption; Election to Redeem.

(a)           Each Class of Rated Notes shall be redeemable, in whole but not in part, at the Redemption Price by the Co-Issuers at the direction of at least two-thirds of the Aggregate Outstanding Amount of the Subordinated Notes from Sale Proceeds and all other funds available for such purpose (i) on any Payment Date after the Non-Call Period and (ii) on any Payment Date, whether during or after the Non-Call Period, following the occurrence of a Withholding Tax Event.  Any Revolving Notes may be repaid on any Payment Date during the Draw Period.

(b)           If the Subordinated Noteholders direct an optional redemption in accordance with Section 9.1(a), a Majority of the Subordinated Noteholders may direct that the redemption of Rated Notes be achieved by either (i) directing the Collateral Manager to liquidate a sufficient amount of the Collateral to redeem the Rated Notes in full (a “Redemption by Liquidation“) or (ii) directing the Trustee, the Issuer and the Collateral Manager to issue additional notes (the “Replacement Notes”), the proceeds of which will be used to fully redeem the Classes of Rated Notes to be redeemed (a “Redemption by Refinancing“).  A Redemption by Liquidation shall result in the redemption of all of the Rated Notes.  A Redemption by Refinancing may result in the redemption of all or only specified Classes of Rated Notes; provided, that such redemption must include all Notes of a particular Class if any Notes of such Class are to be redeemed.  In connection with a redemption, this Indenture may be amended in any way appropriate to facilitate the sale of the Collateral and the issuance of Replacement Notes with the consent of a Majority of each Class of Notes that is not redeemed (to the extent such consent is required by

Article 8 of the Indenture), and all Classes of Notes that are redeemed shall be deemed to not be affected by such amendments so long as such Notes are redeemed on the Redemption Date at their applicable Redemption Prices.  Any Replacement Notes may have such terms and priorities as are determined at the time of issuance and as are set forth in a supplemental indenture.

(c)           On any Payment Date on or after the Rated Notes are retired or redeemed, the Subordinated Notes may be redeemed, in whole but not in part, at the direction of the Holders of at least two-thirds of the Aggregate Outstanding Amount of the Subordinated Notes.  The Redemption Price of each Subordinated Note will be its proportionate share of the proceeds (if any) of the Collateral remaining after payment in full of all amounts senior in priority to the Subordinated Notes in accordance with the Special Priority of Payments; provided, however, that at the direction of the Holders of at least two-thirds of the Aggregate Outstanding Amount of the Subordinated Notes, payment of the Redemption Price may be made by distributing to each Holder of Subordinated Notes its proportionate share of the Collateral (as determined by the Collateral Manager) remaining after payment in full of all amounts senior in priority to the Subordinated Notes in accordance with the Special Priority of Payments.

(d)           Upon receipt of a notice of Redemption by Liquidation, the Collateral Manager will direct the sale of that portion of Pledged Securities (without regard to the restrictions set forth in Section 12.1) such that the Sale Proceeds therefrom and all other funds subject to this Indenture, including in the Collection Account and the Payment Account (after the payment of, or establishment of a reasonable reserve for, all other amounts payable under the Special Priority of Payments, including all Administrative Expenses and any termination payments due to any Hedge Counterparties) are expected to be at least sufficient to redeem the Classes of Rated Notes in whole but not in part in accordance with the terms hereof; provided, that such Sale Proceeds must be received by the Trustee at least one Business Day prior to the scheduled Redemption Date and shall be used, to the extent necessary, to redeem the Rated Notes.  If such Sale Proceeds and other available funds would not be sufficient to redeem the Rated Notes and to pay all Administrative Expenses and such fees and expenses, the Rated Notes may not be redeemed.  If only the Rated Notes are to be redeemed on the Redemption Date, the Collateral Manager will direct the liquidation of the Collateral only to the extent required to redeem the Rated Notes and to pay other fees and expenses in connection therewith.

(e)           Upon receipt of a notice of Redemption by Refinancing, the Issuer and, to the extent required, the Co-Issuer shall issue Replacement Notes having the terms, priorities and conditions set forth in a supplement to the Indenture approved by a Majority of each Class of Notes that is not to be redeemed (to the extent such consent is required by this Indenture).  The issuance of Replacement Notes, and the redemption of Rated Notes, will be contingent on receipt by the Issuer of sufficient funds from the issuance of the Replacement Notes to fully redeem the Rated Notes and to pay all fees and expenses associated with such redemption and the issuance of Replacement Notes.  If this condition is not met, the Replacement Notes may not be issued and the Rated Notes may not be redeemed unless the Holders of the Subordinated Notes then elect to effect a Redemption by Liquidation.

Section 9.2.            Notice to Trustee of Optional Redemption.

In the event of any redemption pursuant to Section 9.1, the Issuer shall, at least 30 days prior to the Redemption Date (unless the Trustee shall agree to a shorter notice period), notify the Trustee and each Rating Agency of such Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the Redemption Price of such Notes, as determined by the Collateral Manager, in accordance with Section 9.1 hereof.

Section 9.3.            Redemption Procedures.

(a)           In the event of any redemption pursuant to Section 9.1, a notice of redemption shall be given by first class mail, postage prepaid, mailed not later than 10 Business Days prior to the applicable Redemption Date, to each Holder of Securities, the Administrator and each Rating Agency.  In addition, for so long as any Securities are listed on the Irish Stock Exchange and so long as the rules of such exchange so require, notice of such redemption shall also be given to the Irish Stock Exchange.

(b)           All notices of redemption delivered pursuant to this Section 9.3 shall state:

(i)            the applicable Redemption Date;

(ii)           the Redemption Price of the Securities to be redeemed;

(iii)          that interest on the Rated Notes shall cease to accrue on the Payment Date specified in the notice; and

(iv)          the place or places where Securities are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Co-Issuers to be maintained as provided in Section 7.2 and, so long as any Securities are listed on the Irish Stock Exchange, the Irish Paying Agent.

The Co-Issuers will have the option to withdraw any such notice of redemption up to the fourth Business Day prior to the scheduled Redemption Date by written notice to the Trustee and the Collateral Manager (x) if the Collateral Manager does not deliver the sale agreement or agreements or certifications described in clause (c) below or (y) if directed by the same percentage of Holders as was required to direct the redemption pursuant to Section 9.1(a); provided that no irrevocable steps have been taken with respect to such redemption.  If the Issuer so withdraws any notice of redemption or is otherwise unable to complete any redemption of the Notes, the Sale Proceeds received from the sale of any Collateral Debt Securities and other Collateral may, at the Collateral Manager’s discretion, be reinvested during the Reinvestment Period in accordance with the Article 12.

Notice of redemption shall be given by the Co-Issuers or, upon an Issuer Order, by the Trustee in the name and at the expense of the Co-Issuers.  Failure to give notice of redemption, or any defect therein, to any Holder of any Security selected for redemption shall not impair or affect the validity of the redemption of any Securities.

(c)           In the event of any optional redemption pursuant to Section 9.1, no Securities may be redeemed pursuant to a Redemption by Liquidation unless (i) at least ten Business Days before the scheduled Redemption Date the Collateral Manager shall have furnished to the Trustee evidence, in form satisfactory to the Trustee, that the Collateral Manager on behalf of the Issuer has entered into one or more binding agreements with one or more financial or other institutions whose short-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a Person other than such institution) have a short-term credit rating of at least “A-1+” from S&P and “P-1” from Moody’s to purchase, not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Collateral at a sale price at least equal to an amount sufficient, together with all other funds expected to be available on such Redemption Date, to pay (x) Redemption Prices of the Rated Notes to be redeemed and (y) all Administrative Expenses and to terminate all Hedge Agreements and Short Positions, or (ii) prior to selling any Collateral in connection with such redemption, the Collateral Manager shall certify to the Trustee that, in its judgment, the aggregate sum of (A) expected proceeds from the liquidation or disposition of Eligible Investments and any Hedge Agreements, together with any other funds available for such purpose, and (B) with respect to each Collateral Debt Security, the product of the lesser of its Principal Balance or its Market Value multiplied by its Applicable Advance Rate, shall exceed the sum of the Redemption Prices of the Rated Notes to be redeemed and all Administrative Expenses and any payments required in connection with the termination of any Hedge Agreements and Short Positions.

Section 9.4.            Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid and not withdrawn pursuant to Section 9.3, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Rated Notes shall cease to bear interest on the Redemption Date.  Upon final payment on a Security to be redeemed, the Holder shall present and surrender such Security at the place specified in the notice of redemption on or prior to such Redemption Date; provided, however, that if there is delivered to the Applicable Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless (an unsecured indemnity agreement delivered to the Co-Issuers and the Trustee by an institutional investor with a net worth of at least $200,000,000 being deemed to satisfy such security or indemnity requirement) and an undertaking thereafter to surrender such Security, then, in the absence of notice to the Applicable Issuer or the Trustee that the applicable Security has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.  Payments of interest on a Class so to be redeemed whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant Record Date.

If any Rated Notes called for redemption shall not be paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period the Rated Notes remain Outstanding; provided, that the reason for such non-payment is not the fault of such Noteholder.

Section 9.5.            Mandatory Redemption.

On any Payment Date on which any of the Coverage Tests was not met on the immediately preceding Determination Date, principal payments on the Rated Notes will be made in accordance with the Priority of Payments.

Section 9.6.            Effective Date Ratings Downgrade.

At the option of the Collateral Manager, if any Rating Agency has failed to confirm its original ratings on any Class of Rated Notes in connection with the Effective Date, an amount (as determined by the Collateral Manager in its sole discretion) of Interest Proceeds remaining after payments of interest (and payments of principal in connection with failure of any Coverage Tests) in respect of the Rated Notes will be applied to either or both of the following:  (i) such Interest Proceeds may be designated as Principal Proceeds and applied in accordance with the Priority of Principal Proceeds to invest in Eligible Investments or Collateral Debt Securities, or (ii) to payments in accordance with the Note Payment Sequence until confirmation of the original ratings on each Class of Rated Notes is received from each Rating Agency or such Notes are paid in full.  Any Interest Proceeds so designated as Principal Proceeds will be used to purchase additional Collateral Debt Securities.

Section 9.7.            Repurchase of Securities.

The Collateral Manager, on behalf of the Issuer, may (a) at any time repurchase Securities from Holders thereof; provided that Rating Agency Confirmation is obtained and (b) at any time repurchase Notes of the Controlling Class at a purchase price less than the Aggregate Outstanding Amount of such purchased Notes, so long as an equivalent offer is extended to all Holders of the Notes of the same Tranche, pro rata to the Aggregate Outstanding Amount of such Notes held thereby and all Coverage Tests and the Moody’s Weighted Average Rating Factor Test are satisfied.

Section 9.8.            Reduction of Commitments of Delayed Draw Notes.

The Commitments in respect of any Delayed Draw Notes may be reduced at any time by the Collateral Manager on behalf of the Issuer in accordance with the Note Purchase Agreement relating to such Delayed Draw Notes and will be automatically reduced upon payment of principal of Notes of the same Tranche as a result of a Mandatory Redemption pursuant to Section 9.5.  Any such reduction will be final and will be applied on a pro rata basis based on the respective amounts thereof.

Section 9.9.            Repayments and Reduction of Commitments of Revolving Notes.

(a)           During the Draw Period, any Revolving Notes may be repaid (in whole or in part) without premium on any Payment Date at the option of the Issuer (at the direction of the Collateral Manager) from Principal Proceeds to the extent available for such application pursuant to the Priority of Payments.  Any Revolving Notes may also be repaid at any time during the Non-Call Period and the Reinvestment Period.  Amounts repaid may be redrawn at any time during the Draw Period.  In connection with any such repayment, the Collateral Manager, on behalf of the Issuer, shall give the Trustee and the Revolving Note Agent the notice required by the Note Purchase Agreement in respect of any Revolving Notes.

(b)           Except with respect to any repayment required to be made in accordance with the Priority of Payments, the aggregate principal amount of any repayment of the Revolving Notes (taken as a whole) shall be an integral multiple of U.S.$1,000 (or the remaining outstanding amount, if less).  Any repayment shall be made pro rata according to the Drawn Amount of the Revolving Notes.

(c)           The Issuer will duly and punctually perform each of its obligations under the Note Purchase Agreement in respect of any Revolving Notes.

(d)           Subject to Section 10.3(d), the Commitments in respect of the Revolving Notes may be reduced at any time by the Collateral Manager on behalf of the Issuer; provided, that the Commitment will reduce automatically to the extent that principal is paid on the Revolving Notes as the result of a Mandatory Redemption or redemption in connection with a Withholding Tax Event.  Any such reduction will be permanent and will be applied to the Commitments pro rata according to the respective amounts thereof.  At the end of the last day of the Draw Period, any undrawn Commitments in respect of the Revolving Notes will be fully drawn and deposited into the Collection Account as Principal Proceeds unless otherwise set forth in the Supplement.  On the last day of the Draw Period, the Commitments in respect of the Revolving Notes will be reduced to zero after any Draw on such date.

ARTICLE 10

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1.          Collection of Money; General Account Requirements.

(a)           Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Pledged Securities, in accordance with the terms and conditions of such Pledged Securities.  The Trustee shall segregate and hold all such Money and property received by it in trust for the benefit of the Secured Parties and shall apply it as provided in this Indenture.

(b)           The accounts established by the Trustee pursuant to this Article 10 may include any number of sub-accounts deemed necessary by the Trustee or requested by the Collateral Manager for convenience in administering the Collateral.  In addition, all Cash deposited in the accounts established pursuant to this Article 10 shall be invested in Eligible Investments in accordance with the procedures set forth in Sections 10.2(b) and 10.2(c) and any restrictions applicable to such accounts.

(c)           Each Account shall be established with the securities intermediary in the name of the Trustee and maintained pursuant to an Account Agreement providing, inter alia, that the establishment and maintenance of such Account will be governed by the law of a jurisdiction satisfactory to the Issuer and the Trustee.  All Monies held by or deposited with the Trustee in any Account shall be deposited in one or more trust accounts of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity and having a long-term debt rating of at least “Baa2” by Moody’s and “BBB” by S&P to be held in trust for the benefit of the Secured Parties.  The Trustee agrees to give the Co-Issuers and any Hedge Counterparty, immediate notice if any Account or any funds on deposit therein, or otherwise to the credit of such Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.  The Co-Issuer shall not have any legal, equitable or beneficial interest in any Account other than in accordance with the Priority of Payments and Special Priority of Payments.

Section 10.2.          Collection Account.

(a)           The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the Collection Account into which the Trustee shall from time to time deposit, in addition to the deposits required pursuant to Section 10.6(d):

(A)          any amounts received under a Hedge Agreement,

(B)           any amounts received as a result of a Draw,

(C)           all proceeds received from the disposition of any Collateral (unless simultaneously reinvested in Collateral Debt Securities, subject to the Investment Criteria, or in Eligible Investments) and

(D)          all Interest Proceeds and Principal Proceeds.

In addition, the Issuer may, but under no circumstances shall be required to, deposit from time to time such Monies in the Collection Account as it deems, in its sole discretion, to be advisable.  All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Collateral and shall be applied to the purposes herein provided.

(b)           All amounts described in Section 10.2(a) received by the Trustee shall be immediately deposited in the Collection Account.  Subject to Sections 10.2(d) and 10.2(e), all such amounts, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the Trustee in the Collection Account as part of the Collateral subject to disbursement and withdrawal as provided in this Section 10.2.  By Issuer Order executed by an Authorized Officer of the Collateral Manager (which may be in the form of standing instructions), the Issuer shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds received into the Collection Account during a

Due Period, and amounts received in prior Due Periods and retained in the Collection Account, as so directed in Eligible Investments having Stated Maturities no later than the Business Day immediately preceding the next Payment Date.  The Trustee, within one Business Day after receipt of any Distribution or other proceeds which is not Cash, shall so notify the Issuer and the Issuer shall, within five Business Days after receipt of such notice from the Trustee, sell such Distribution or other proceeds for Cash in an arm’s length transaction to a Person which is not an Affiliate of the Issuer or the Collateral Manager and deposit the proceeds thereof in the Collection Account for investment pursuant to this Section 10.2; provided, however, that the Issuer need not sell such Distributions or other proceeds if it delivers an Officer’s certificate to the Trustee certifying that such Distributions or other proceeds constitute Collateral Debt Securities, Equity Securities or Eligible Investments.

(c)           If, prior to the occurrence of an Event of Default, the Issuer shall not have given any investment directions pursuant to Section 10.2(b), the Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of such funds to the Collection Account.  If the Trustee does not thereupon receive written instructions from the Issuer or the Collateral Manager within five Business Days after transfer of such funds to the Collection Account, it shall invest and reinvest the funds held in the Collection Account, as fully as practicable, but only in one or more Eligible Investments of its selection maturing no later than the Business Day immediately preceding the next Payment Date.  If, after the occurrence of an Event of Default, the Issuer shall not have given investment directions to the Trustee pursuant to Section 10.2(b) for three consecutive days, the Trustee shall invest and reinvest such Monies as fully as practicable in Eligible Investments of its selection maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the Business Day immediately preceding the next Payment Date.  All interest and other income from such investments shall be deposited in, any gain realized from such investments shall be credited to, and any loss resulting from such investments shall be charged to the Collection Account.  The Trustee shall not in any way be held liable by reason of any insufficiency of the Collection Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Bank or any Affiliate thereof.

(d)           During the Reinvestment Period, the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, reinvest Principal Proceeds in Collateral Debt Securities (as permitted under and in accordance with the requirements of Article 12 and such Issuer Order).  After the end of the Reinvestment Period, the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, reinvest (1) Principal Proceeds of the Credit Improved Security or a Prepaid Collateral Debt Security and (2) any Current Deferred Management Fee deposited into a Collection Account during a Due Period which is not invested in Eligible Investments pursuant to Section 10.2(b), in Collateral Debt Securities as permitted under and in accordance with the requirements of Article 12 and such Issuer Order.  At any time, the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, apply Principal Proceeds towards any payments required to be made by the Issuer in connection with the sale, assignment, termination or offset of a Short Position (as permitted under and in accordance with the requirements of Article 12 and such Issuer Order).

(e)           An Authorized Officer of the Issuer shall direct the Trustee to, and upon the receipt of such written instructions, the Trustee shall, transfer to the Payment Account, for application pursuant to the Priority of Payments or the Special Priority of Payments, as applicable, on or about the Business Day prior to each Payment Date, any amounts then held in the Collection Account other than proceeds received after the end of the Due Period with respect to such Payment Date and the Interest Reserve Amount; except that, to the extent that Principal Proceeds in the Collection Account as of such date are in excess of the amounts required to be distributed pursuant to the Priority of Payments or the Special Priority of Payments, as applicable, on the next Payment Date as shown in the Security Valuation Report with respect to such Payment Date, the Issuer may direct the Trustee to retain such excess amounts in the Collection Account and not to transfer such excess amounts to the Payment Account.

(f)            An Authorized Officer of the Issuer shall direct the Trustee to, and upon the receipt of such written instructions, the Trustee shall, transfer to the Interest Reserve Account, on or about the Business Day prior to each Payment Date, the Stated Maturity or any Redemption Date, the Interest Reserve Amount.

Section 10.3.          Payment Account, Unused Proceeds Account, Custodial Account; Revolver Funding Account; Synthetic Security Reserve Account; Hedge Collateral Account; Securities Lending Account; Commitment Notes Funding Account; Interest Reserve Account; Expense Reserve Account; Closing Expenses Reserve Account.

(a)           Payment Account.  The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the Payment Account.  Except as provided in the Priority of Payments, the only permitted withdrawals from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Securities in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay the Hedge Payment Amount, Administrative Expenses, Collateral Management Fees and other amounts specified therein, all in accordance with the Priority of Payments or Special Priority of Payments and to make repayments on any Revolving Notes in accordance with Section 9.9.

(b)           Unused Proceeds Account.  The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the Unused Proceeds Account.  During the Reinvestment Period, the Collateral Manager on behalf of the Issuer may direct the Trustee to, and the Trustee shall, use Unused Proceeds (including Unused Proceeds held in the form of Eligible Investments which may be sold for such purpose) as permitted under and in accordance with the requirements of Article 12.  Prior to the first Payment Date, the only permitted withdrawals from or application of funds on deposit in, or otherwise to the credit of, the Unused Proceeds Account shall be as so directed, upon Issuer Order, for the purchase of Collateral Debt Securities (including, in the case of a purchase of a Revolving Collateral Debt Security or Delayed Drawdown Debt Security, for deposit into the Revolver Funding Account).

Up to a certain dollar amount (as set forth in the Supplement, such amount the Maximum Returnable Excess Equity) of the amounts remaining in the Unused Proceeds Account at the end of the first Due Period may, at the option of the Collateral Manager, be designated as Interest Proceeds (in an amount equal to the lesser of (a) the excess (if any) of all accrued and unpaid interest on the Rated Notes on such Payment Date over Interest Proceeds otherwise available for payment of such interest on the Rated Notes on such Payment Date in accordance with the Priority of Payments without regard to this designation and (b) an amount that the Collateral Manager reasonably expects to be available for distribution pursuant to subclause (P) of the Priority of Interest Payments on the second Payment Date) for payment on the first Payment Date in accordance with the Priority of Payments.  Any Unused Proceeds not so designated by the Collateral Manager shall, during the Reinvestment Period, be either (a) invested in Eligible Investments and treated as Principal Proceeds in accordance with the definition of such term, or (b) used to purchase Collateral Debt Securities during the Reinvestment Period.  Any amounts remaining in the Unused Proceeds Account at the end of the Reinvestment Period will become Principal Proceeds to be distributed in accordance with the Priority of Payments.

(c)           Custodial Account.  The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the Custodial Account.  The only permitted withdrawals from the Custodial Account shall be in accordance with this Indenture.

(d)           Revolver Funding Account.  The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the Revolver Funding Account.  By Issuer Order executed by an Authorized Officer of the Collateral Manager (which may be in the form of standing instructions), the Issuer shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds received into the Revolver Funding Account as so directed in Eligible Investments maturing on the next Business Day.  All interest and other income from such investments shall be deposited in the Collection Account.  Any gain realized from such investments shall be credited to the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account.  Subject to the last sentence of this Section 10.3(d), funds in the Revolver Funding Account shall be available solely to cover any future drawdowns on Collateral Debt Securities that are either Revolving Collateral Debt Securities or Delayed Drawdown Debt Securities, and only funds in the Revolver Funding Account shall be used for such purposes.  Upon the purchase of any Collateral Debt Security that is a Revolving Collateral Debt Security or a Delayed Drawdown Debt Security, additional funds from the Unused Proceeds Account or Principal Proceeds in the Collection Account will be deposited, and at all times funds will be maintained, in the Revolver Funding Account such that the amount of funds on deposit in the account will be at least equal to 100% of the Revolver Funding Reserve Amount.  Upon initial purchase, such funds will be treated as part of the purchase price for the related Collateral Debt Security.  After the initial purchase, all principal payments received on any Revolving Collateral Debt Security will be deposited into the Revolver Funding Account (and will not be available for distribution as Principal Proceeds) to the extent required to maintain the Revolver Funding Reserve Amount (including with respect to the amount of such principal payments that may be re-borrowed under such Revolving Collateral Debt Security).  All Distributions in respect of principal payable under any Revolving Collateral Debt Security (up to the amount required to maintain the Revolver Funding Reserve Amount) received by the Trustee shall be deposited into the Revolver Funding Account.  Upon the sale, maturity or termination of a Revolving Collateral Debt Security or Delayed Drawdown Debt Security or termination of the related commitment, any funds in the Revolver Funding Account in excess of the amount needed to maintain the Revolver Funding Reserve Amount will be transferred to the Collection Account and treated as Sale Proceeds.

(e)           Synthetic Security Reserve Account.  The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the Synthetic Security Reserve Account.  Subject to Section 12.4, funds in the Synthetic Security Reserve Account shall be available solely to cover any unfunded amount with respect to Synthetic Securities for which the Issuer was not required to post Synthetic Security Collateral and only funds in the Synthetic Security Reserve Account shall be used for such purposes.

(f)            Hedge Collateral Account.  The Trustee shall, at any time that a Hedge Agreement is entered into, establish a single, segregated trust account which shall be designated as the Hedge Collateral Account.  The Trustee shall deposit all collateral received from a Hedge Counterparty under a Hedge Agreement in the Hedge Collateral Account.  The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Hedge Collateral Account shall be (i) for application to obligations of a Hedge Counterparty to the Issuer under a Hedge Agreement if such Hedge Agreement becomes subject to early termination or (ii) to return collateral to such Hedge Counterparty when and as required by such Hedge Agreement.

(g)           Securities Lending Account.  The Trustee shall, at any time that a Securities Lending Agreement is entered into, establish a single, segregated trust account which shall be designated as a Securities Lending Account.  No funds shall be permitted to be deposited in the Securities Lending Account other than Securities Lending Collateral.  By Issuer Order executed by an Authorized Officer of the Collateral Manager (which may be in the form of standing instructions), the Issuer shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall invest all Cash received into the Securities Lending Account (subject to the terms of the Securities Lending Agreement) in the type of obligations described in the definition of Eligible Investments, but such investments shall not constitute Eligible Investments for any purpose hereunder.

Notwithstanding Section 10.1(c), the Securities Lending Account must be maintained with an intermediary with a long-term debt rating of at least “Baa2” by Moody’s and a short-term debt rating of at least “A-1” by S&P and a capital surplus of at least $100,000,000.  The account agreement must contain, in addition to terms set forth in Exhibit H, agreements by the Intermediary that it will (i) comply with “entitlement orders” (as defined in Article 8 of the UCC) issued by the Trustee without further consent by either the Issuer or the related Securities Lending Counterparty pursuant to which agreement it has agreed to comply with “entitlement orders” made by such Person; (ii) credit all Securities Lending Collateral to the applicable Securities Lending Account; (iii) not accept for credit to any Securities Lending Account any Securities Lending Collateral which is registered in the name of, or payable to the order of, or specially endorsed to, any Person other than the related securities intermediary unless it has been endorsed to such securities intermediary or is endorsed in blank and (iv) waive any right of set-off unrelated to its fees for such Securities Lending Account.  The Intermediary must also agree to provide prompt notice to the Trustee if any Securities Lending Account or any funds on deposit therein, or otherwise to the credit of such Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(h)           Commitment Notes Funding Account.  If Commitment Notes have been issued, the Trustee shall, prior to the Closing Date, establish a segregated trust account designated the Commitment Notes Funding Account.  Any Aggregate Undrawn Amount deposited with the Trustee pursuant to Section 2.12(e) as a result of the failure of a Holder of a beneficial interest in a Commitment Note to satisfy the Revolving Note Rating Criteria or the Delayed Draw Rating Criteria, as applicable, and any subsequent repayments in respect of any such Holder’s Revolving Notes, shall be placed in the Commitment Notes Funding Account and shall be used by the Trustee to fund such Holder’s pro rata portion of any subsequent Draw on the Commitment Notes.  Amounts so placed in the Commitment Notes Funding Account shall, for all other purposes under this Indenture, be part of the Aggregate Undrawn Amount and such Holder shall be entitled to receive the applicable Commitment Fee thereon.

(i)            Interest Reserve Account.  The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the Interest Reserve Account.  Amounts shall be deposited into the Interest Reserve Account pursuant to Section 10.2(f).  On or about the Business Day preceding each Payment Date, the Trustee shall transfer the entire balance in the Interest Reserve Account as of the Determination Date immediately preceding such Payment Date to the Payment Account for application pursuant to the Priority of Interest Payments or the Special Priority of Payments, as applicable.

(j)            Expense Reserve Account.  The Trustee shall, prior to the Closing Date, establish a segregated trust account designated the Expense Reserve Account.  On the Closing Date, the Issuer will deposit into the Expense Reserve Account an amount equal to the Expense Reserve Account Amount.  On each Payment Date, the Trustee will deposit available Interest Proceeds into the Expense Reserve Account in accordance with the Priority of Payments in an amount sufficient to cause the balance of such account to equal the Expense Reserve Account Amount.  Funds in the Expense Reserve Account will be applied from time to time between Payment Dates to pay expenses of the Co-Issuers.

(k)           Closing Expenses Reserve Account.  The Trustee shall, prior to the Closing Date, establish a single, segregated trust account designated as the Closing Expenses Reserve Account.  On the Closing Date, the Issuer will deposit into the Closing Expenses Reserve Account an amount equal to the Closing Expenses Reserve Account Amount.  On any Business Day from the Closing Date to and including the Determination Date relating to the third Payment Date, the Trustee shall apply funds from the Closing Expenses Reserve Account, as directed by the Collateral Manager, to pay certain expenses of the Co-Issuers incurred in connection with the establishment of the Co-Issuers, the structuring and consummation of the offering of the Securities and the issuance of the Securities.  On the Determination Date relating to the third Payment Date following the Closing Date, all funds remaining in the Closing Expenses Reserve Account (after deducting any expenses paid on such Determination Date) will be deposited in the Collection Account as Principal Proceeds and the Closing Expenses Reserve Account will be closed.  Any income earned on amounts deposited in the Closing Expenses Reserve Account will be deposited in the Collection Account as Interest Proceeds as received.

Section 10.4.          Reports by Trustee.

The Trustee shall supply in a timely fashion to the Co-Issuers, the Collateral Administrator, the Administrator and the Collateral Manager any information regularly maintained by the Trustee that the Co-Issuers or the Collateral Manager may from time to time request with respect to the Pledged Securities, each Account and any other information reasonably needed to complete the Monthly Report or the Security Valuation Report.  In addition, the Trustee shall promptly provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.5 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement.  The Trustee shall forward to the Collateral Manager copies of notices and other writings received by it from the issuer of any Collateral Debt Security or from any Clearing Agency with respect to any Collateral Debt Security advising the holders of such security of any rights that the holders might have with respect thereto (including, without limitation, notices of calls and redemptions of securities) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer.  The Trustee shall also cause the amount of interest paid on the Securities on each Payment Date to be communicated to Euroclear, Clearstream and the Irish Stock Exchange (as long as any of the Securities are listed thereon) by the Business Day immediately following such Payment Date.

Nothing in this Section 10.4 shall be construed to impose upon the Trustee any duty to prepare any report or statement required under Section 10.5 or to calculate or compute information required to be set forth in any such report or statement other than information regularly maintained by the Trustee by reason of its acting as Trustee hereunder.

Section 10.5.          Accountings.

(a)           Monthly.  Each month (other than a month in which a Payment Date occurs) commencing in the month in which a Monthly Report Date occurs, the Issuer shall cause a Monthly Report to be compiled, determined as of the Monthly Report Date for the Monthly Report Period, and shall provide such Monthly Report to the Trustee, the Holders (and, upon request, Certifying Holders) of the Securities, the Collateral Manager, the Paying Agent in Ireland, each Rating Agency and the Depositary (accompanied by a request that it be transmitted to the Holders of Securities on the books of the Depositary) not later than eight Business Days following the Monthly Report Date.

Upon receipt of each Monthly Report, the Trustee shall compare the information contained therein to the information contained in its records with respect to the Collateral and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Collateral and detail any discrepancies.  In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy.  If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days cause the Independent accountants appointed pursuant to Section 10.7 to review such Monthly Report and the Trustee’s records to determine the cause of such discrepancy.  If such review reveals an error in the

Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture.  The Issuer may cause an electronic copy of the information from the Monthly Report that the Collateral Manager deems appropriate to be delivered to each Financial Market Publisher.

(b)           Payment Date Accounting.  The Issuer shall cause the Security Valuation Report to be rendered, determined as of each Determination Date, and delivered to the Trustee (who shall deliver such Security Valuation Report to any Holder (or, upon request, Certifying Holder) of a beneficial interest in any Security, the Collateral Manager, each Rating Agency and the Depositary (accompanied by a request that it be transmitted to the Holders of Securities on the books of the Depositary) not later than the second Business Day preceding the related Payment Date.  Upon receipt of each Security Valuation Report, the Trustee, in the name and at the expense of the Co-Issuers, shall notify the Irish Stock Exchange, so long as any Securities are listed thereon, of the Aggregate Outstanding Amount of the Securities of each Class after giving effect to the principal payments, if any, on the next Payment Date.  The Issuer may cause an electronic copy of the information from the Security Valuation Report that the Collateral Manager deems appropriate to be delivered to each Financial Market Publisher.

(c)           Required Notice.  If the Trustee shall not have received any accounting provided for in this Section 10.5 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall use its best efforts to cause such accounting to be made by the applicable Payment Date.  Each Monthly Report and Security Valuation Report sent to any Holder or beneficial owner shall contain, or be accompanied by, the following notice:

The Securities may be beneficially owned only by Persons that (a) are not U.S. persons (within the meaning of Regulation S under the United States Securities Act of 1933, as amended), or are U.S. persons that are also (i) (A) qualified purchasers for purposes of Section 3(c)(7) of the United States Investment Company Act of 1940 (“Qualified Purchasers”) or (B) in the case of the Subordinated Notes only, Knowledgeable Employees (as defined in Rule 3c-6 under the Investment Company Act) (“Knowledgeable Employees”) of either the Collateral Manager, an affiliate of the Collateral Manager or a corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of which is either (x) a Knowledgeable Employee of the Collateral Manager or an affiliate of the Collateral Manager or (y) a Qualified Purchaser that, in the case of (A) and (B) are either (1) (in the case of the Subordinated Notes only) accredited investors (“Accredited Investors”) meeting the requirements of Rule 501(a) under the Securities Act who, in the case of individual Accredited Investors that are not Knowledgeable Employees, have a minimum of $10,000,000 in investable assets or (2) qualified institutional buyers (“Qualified Institutional Buyers”) within the meaning of Rule 144A under the

Securities Act and (b) can make the representations set forth in Section 2.5 of the Indenture or the appropriate Exhibit to the Indenture and (ii) in the case of any interest in a Global Security, qualified institutional buyers within the meaning of Rule 144A and (b) can make the representations set forth in Section 2.5 of the Indenture or the appropriate Exhibit to the Indenture.  A beneficial ownership interest in the Securities may be transferred only to a Person that meets the qualifications set forth in clause (a) of the preceding sentence and that can make the representations referred to in clause (b) of the preceding sentence.  The Issuer has the right to compel any beneficial owner that does not meet the qualifications set forth in clause (a) sell its interest in the Securities, or may sell such interest on behalf of such owner, pursuant to Section 2.11 of the Indenture.

(d)           Payment Date Instructions.  Each Security Valuation Report shall contain instructions to the Trustee to withdraw on the related Payment Date from the Payment Account and pay or transfer the amounts set forth in such report in the manner specified in, and in accordance with the Priority of Payments or the Special Priority of Payments, as applicable.

(e)           Redemption Date Instructions.  Not later than five Business Days after receiving an Issuer Order requesting information regarding a redemption of the Notes of a Class as of a proposed Redemption Date set forth in such Issuer Order, the Trustee shall provide the necessary information (to the extent it is available to the Trustee) to the Co-Issuers and the Co-Issuers shall compute the following information and provide such information in a statement (the “Redemption Date Statement”) delivered to the Trustee:

(i)            the Aggregate Outstanding Amount of the Notes of the Class or Classes to be redeemed as of such Redemption Date;

(ii)           the amount of accrued interest and any Commitment Fees, Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amounts due on such Notes as of the last day of the Interest Accrual Period immediately preceding such Redemption Date; and

(iii)          the amount in the Collection Account available for application to the redemption of such Notes and the payment of expenses pursuant to the Priority of Payments or the Special Priority of Payments, as applicable.

(f)            Trustee to Provide Information.  To the extent the Trustee is required to provide any information or reports pursuant to this Section 10.5 as a result of the failure of the Issuer, the Co-Issuer or the Collateral Manager to provide such information or reports, the Trustee shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Trustee for such Independent certified public accountant shall be reimbursed pursuant to Section 6.7.

(g)           Annual Reminder.  On each anniversary of the Closing Date (or the next Business Day, if such anniversary is not a Business Day), the Trustee will send to the Depository a notice in the form required by Section 10.5(c) accompanied by a request that it be transmitted to the Holders of Securities on the books of the Depository, identifying the Securities to which it relates.

(h)           Each Monthly Report and Security Valuation Report provided to S&P shall be in the S&P Preferred Format.

Section 10.6.          Release of Securities.

(a)           The Collateral Manager may, by Issuer Order delivered to the Trustee at least two Business Days prior to the settlement date for any sale of a Pledged Security certifying that the applicable conditions set forth in Article 12 (and Section 3.3 prior to the Effective Date) have been met, direct the Trustee to deliver such obligation against receipt of payment therefor.

(b)           Subject to Article 12, the Collateral Manager may, by Issuer Order delivered to the Trustee at least two Business Days prior to the date set for redemption or payment in full of a Pledged Security certifying that such obligation is being redeemed or paid in full, direct the Trustee or, at the Trustee’s instruction, the Intermediary, to deliver such obligation, if in physical form, duly endorsed, or, if such obligation is a Clearing Corporation Security, to cause it to be presented (or in the case of a general intangible or a participation, cause such actions as are necessary to transfer such obligation to the designated transferee free of liens, claims or encumbrances created by this Indenture), to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the Redemption Price or payment in full thereof.

(c)           Subject to Article 12, the Collateral Manager may, by Issuer Order delivered to the Trustee at least two Business Days prior to the date set for an exchange, tender or sale, certifying that a Pledged Security is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the Trustee or, at the Trustee’s instructions, to the Intermediary to deliver such obligation, if in physical form, duly endorsed, or, if such obligation is a Clearing Corporation Security, to cause it to be delivered, in accordance with such Issuer Order, in each case against receipt of payment therefor.

(d)           The Trustee shall deposit any sale proceeds received by it from the disposition of a Pledged Security in the Collection Account, unless such sale proceeds are simultaneously applied to the purchase of Collateral Debt Securities or Eligible Investments as permitted under and in accordance with requirements of Article 12.

(e)           Subject to Article 12, the Issuer may, by Issuer Order (delivered to the Trustee at least two Business Days prior to the settlement date under a Securities Lending Agreement), direct the Trustee to deliver any such obligation, if in physical form, duly endorsed to the broker or borrower designated in such Issuer Order or, if such obligation is a Clearing Corporation Security or other non-physical form, to cause an appropriate transfer thereof to be made, in each case against receipt of the Securities Lending Collateral therefor by the Trustee or any collateral agent in the manner specified by the Collateral Manager in such Issuer Order; provided, however, that the Trustee may deliver any such obligation in physical form for examination in accordance with street delivery custom.

(f)            The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding (and the Commitment of any Commitment Notes has been reduced to zero) and all obligations of the Co-Issuers hereunder have been satisfied, release the Collateral.

(g)           Following delivery of any obligation pursuant to clauses (a) through (c), (e) and (f), such obligation shall be released from the lien of this Indenture without further action by the Trustee or the Issuer.

Section 10.7.          Reports by Independent Accountants.

(a)           On the Closing Date, the Collateral Manager on behalf of the Issuer shall appoint a firm of Independent certified public accountants of recognized international reputation for purposes of preparing and delivering any Accountants’ Letters required by this Indenture.  Upon any removal of or resignation by such firm, the Collateral Manager on behalf of the Issuer shall promptly appoint by Issuer Order delivered to the Trustee and each Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation.  If the Collateral Manager shall fail to appoint a successor to a firm of Independent certified public accountants that has resigned within 30 days after such resignation, the Collateral Manager shall promptly notify the Trustee of such failure.  If the Collateral Manager shall not have appointed a successor within 10 days thereafter, the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized international reputation.  The fees of such Independent certified public accountants and its successor shall be payable by the Issuer in accordance with the Priority of Payments or the Special Priority of Payments, as applicable.

(b)           On or before May 31 of each year, commencing in the year following the Closing Date, the Collateral Manager on behalf of the Issuer shall cause to be delivered to the Trustee and each Rating Agency an Accountants’ Letter indicating (i) that such firm has reviewed the Security Valuation Reports received since the last review and applicable information from the Trustee; (ii) that the calculations within such Security Valuation Reports have been performed in accordance with the applicable provisions of this Indenture; (iii) the aggregate principal balance of the Pledged Securities and the aggregate principal balance of the Collateral Debt Securities and any Eligible Principal Investments as of the immediately preceding Determination Date; and (iv) whether the remaining Scheduled Distributions will be sufficient to pay the principal of each Class of Securities by its Stated Maturity together with interest due thereon at the applicable Interest Rate; provided, however, that in the event of a conflict between such firm of Independent certified public accountants and the Collateral Manager or the Issuer with respect to any matter in this Section 10.7, the determination by such firm of Independent public accountants shall be conclusive.

(c)           Any Accountants’ Letter delivered to the Trustee pursuant to clause (b) above shall be delivered by the Trustee to any Holder or Certifying Holder upon request.

Section 10.8.          Reports to Rating Agencies; Ratings Changes.

In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide each Rating Agency with all information or reports delivered to the Trustee hereunder, and such additional information as each Rating Agency may from time to time reasonably request and the Issuer determines in its sole discretion may be obtained and provided without unreasonable burden or expense.  The Issuer shall promptly notify the Trustee if the rating on any Class of Notes has been, or it is known by the Issuer that such rating will be, changed or withdrawn.  Upon receipt of such notice, the Trustee, in the name and at the expense of the Co-Issuers, shall notify the Irish Stock Exchange, so long as any Securities are listed on such exchange, of any reduction or withdrawal in the rating on the Securities.

ARTICLE 11

APPLICATION OF MONIES

Section 11.1.          Disbursements of Monies from Payment Account.

(a)           Notwithstanding any other provision in this Indenture other than Article 5, but subject to the other subsections of this Section 11.1 and Section 13.1, on or before each Payment Date, the Trustee shall disburse amounts, if any, in the Payment Account as follows and for application by the Trustee in accordance with the following priorities (the “Priority of Payments”) set forth in clauses (i) and (ii) below.

Unless otherwise specified in the Supplement, if any clause in the Priority of Payments, Note Payment Sequence or Special Priority of Payments requires payment to more than one Class of Notes, such payments will be allocated (i) in the case of principal, pro rata based upon the outstanding principal amounts thereof, and (ii) in the case of interest, Deferred Interest, Defaulted Interest and other amounts (if any), pro rata based upon the amounts due.

(i)            On each Payment Date, Interest Proceeds will be applied as follows to the payment of:

(A)          accrued and unpaid Administrative Expenses in accordance with the Administrative Expense Payment Sequence, and then to deposit into the Expense Reserve Account an amount sufficient to cause the balance in such account to equal the Expense Reserve Account Amount, up to an aggregate limit paid pursuant to this clause (A) on such Payment Date and on the previous three Payment Dates equal to the Administrative Expense Limit;

(B)           (i) the amounts required to be paid to any Hedge Counterparty under any Hedge Agreement (other than any payments due in respect of the complete or partial termination of such Hedge Agreement) and scheduled payments due with respect to any Short Positions; and then (ii), all amounts due to any Hedge Counterparty or Short Position counterparty with respect to termination (or partial termination) of any Hedge

Agreement or any Short Position where the Issuer is the sole affected or defaulting party (in each case, pro rata based upon the amounts due);

(C)           (i) the Senior Collateral Management Fee for such Payment Date, minus the amount of any Current Deferred Management Fee with respect to such Senior Collateral Management Fee for such Payment Date, and then (ii) any Senior Collateral Management Fee due on an earlier Payment Date that was not paid because funds were not available in accordance with the Priority of Payments;

(D)          accrued and unpaid interest on the Class A Notes and any Commitment Fee Amount;

(E)           accrued and unpaid interest on the Class B Notes;

(F)           (i) the Intermediate Collateral Management Fee for such Payment Date, minus the amount of any Current Deferred Management Fee with respect to such Intermediate Collateral Management Fee for such Payment Date, and then (ii) any Intermediate Collateral Management Fee due on an earlier Payment Date that was not paid because funds were not available in accordance with the Priority of Payments;

(G)           if either Senior Coverage Test is not met on the related Determination Date, principal on the Class A Notes, and then principal on the Class B Notes, in each case until each such test is satisfied as of such Determination Date or such Notes are paid in full;

(H)          (i) accrued and unpaid interest on the Class C Notes, and then (ii) any Deferred Interest with respect to the Class C Notes;

(I)            (i) accrued and unpaid interest on the Class D Notes, and then (ii) any Deferred Interest with respect to the Class D Notes;

(J)            if either Class C/D Coverage Test is not met on the related Determination Date, payment on the Rated Notes (other than the Class E Notes and Class F Notes) in accordance with the Note Payment Sequence, in each case until each such test is satisfied as of such Determination Date or such Notes are paid in full;

(K)          (i) accrued and unpaid interest on the Class E Notes, and then (ii) any Deferred Interest with respect to the Class E Notes;

(L)           if the Class E Overcollateralization Test is not met on the related Determination Date, payment on the Rated Notes (other than the Class F Notes) in accordance with the Note Payment Sequence, until such test is satisfied as of such Determination Date or such Notes are paid in full;

(M)         (i) accrued and unpaid interest on the Class F Notes, and then (ii) any Deferred Interest with respect to the Class F Notes;

(N)          if either Rating Agency has failed to confirm its original rating on any Class of Rated Notes in connection with the Effective Date, an amount (as determined by the Collateral Manager in its sole discretion) of Interest Proceeds remaining after payments of interest (and payments of principal in connection with failure of any Coverage Tests) in respect of the Rated Notes shall be applied to either or both of the following:  (i) such Interest Proceeds may be designated as Principal Proceeds and applied in accordance with the Priority of Principal Payments to invest in Eligible Investments or Collateral Debt Securities, or (ii) to payments in accordance with the Note Payment Sequence until confirmation of the original ratings on each Class of Rated Notes is received from each Rating Agency or such Notes are paid in full;

(O)          an amount equal to the sum of the Terminated Loss Short Recapture Amounts (if any) with respect to such Payment Date (allocated pro rata based upon the amounts due) for deposit into the Collection Account as Principal Proceeds;

(P)           beginning on the second Payment Date, an amount for deposit into the Collection Account as Principal Proceeds, until the aggregate amount so deposited on such Payment Date and all prior Payment Dates is equal to the amount of Unused Proceeds (if any) that were designated by the Collateral Manager as Interest Proceeds in respect of the first Payment Date;

(Q)          (i) any accrued and unpaid Administrative Expenses to the extent not paid pursuant to clause (A) above as a result of the Administrative Expense Limit in accordance with the Administrative Expense Payment Sequence, and then to deposit into the Expense Reserve Account an amount sufficient to cause the balance in such account (after giving effect to deposits made pursuant to clause (A) above), to equal the Expense Reserve Account Amount, and then (ii) any Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amounts, (allocated pro rata based upon the amounts due); provided, that the aggregate amount of any Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amounts paid with Interest Proceeds and Principal Proceeds on such Payment Date shall not exceed an amount (as set forth in the Term Sheet) (such amount, the Revolving Note Gross-Up Limit);

(R)           (i) the Subordinated Collateral Management Fee for such Payment Date, minus the amount of any Current Deferred Management Fee with respect to such Subordinated Collateral Management Fee for such Payment Date, and then (ii) any Subordinated Collateral Management Fee due on an earlier Payment Date that was not paid because funds were not available in accordance with the Priority of Payments;

(S)           all amounts due to a Hedge Counterparty or a Short Position counterparty with respect to termination (or partial termination) of any Hedge Agreement or any Short Position where the Issuer is not the sole affected or defaulting party, (pro rata based upon the amounts due);

(T)           any Cumulative Deferred Management Fee that the Collateral Manager has elected to have paid;

(U)          any portion of any remaining excess Interest Proceeds as Holders of two-thirds or more of the aggregate principal amount of the Subordinated Notes may direct the Trustee in writing (on or before the Determination Date with respect to such Payment Date), for deposit into the Collection Account as Principal Proceeds; and

(V)           all remaining Interest Proceeds to the Holders of Subordinated Notes.

(ii)           On each Payment Date, Principal Proceeds will be applied as follows to the payment of:

(A)          the amounts referred to in (i) clauses (A) through and including the clause pursuant to which payments are made in connection with any failure to meet the Senior Coverage Tests, (ii) the clause in which payments are made in connection with any failure to meet the Class C/D Coverage Tests and (iii) the clause in which payments are made in connection with any failure to meet the Class E Overcollateralization Test, of the Priority of Interest Payments above, in the priority stated therein but only to the extent not paid in full thereunder;

(B)           during the Reinvestment Period, at the option of the Collateral Manager, (i) for deposit into the Collection Account as Principal Proceeds to invest in Eligible Investments or Collateral Debt Securities, (ii) if any Rating Agency has failed to confirm its original ratings on any Class of Rated Notes in connection with the Effective Date, amounts in accordance with the Note Payment Sequence until each such rating is reinstated or such Notes are paid in full, (iii) repayments of any Revolving Notes and/or (iv) after the Non-Call Period, to make payments in accordance with the Note Payment Sequence;

(C)           after the Reinvestment Period, at the option of the Collateral Manager, to the extent of Principal Proceeds with respect to Credit Improved Securities, Credit Risk Securities and Prepaid Collateral Debt Securities, an amount for deposit into the Collection Account as Principal Proceeds to invest in Eligible Investments or Collateral Debt Securities;

(D)          after the Reinvestment Period, amounts in accordance with the Note Payment Sequence until each Class of Rated Notes has been repaid in full;

(E)           (i) Administrative Expenses (in accordance with the Administrative Expense Sequence) and (ii) any Revolving Note Increased Costs and Revolving Note Tax Gross-Up Amounts, in each case only to the extent not paid in full under the Priority of Interest Payments (allocated pro rata based upon the amounts due);

(F)           all amounts due to a Hedge Counterparty or a Short Position counterparty with respect to termination (or partial termination) of any Hedge Agreement or any Short Position where the Issuer is not the sole affected or defaulting party (pro rata based upon the amounts due), but only to the extent not paid in full under the Priority of Interest Payments;

(G)           (i) the Subordinated Collateral Management Fee for such Payment Date, minus the amount of any Current Deferred Management Fee with respect to such Subordinated Collateral Management Fee for such Payment Date, and then (ii) any Subordinated Collateral Management Fee due on an earlier Payment Date that was not paid because funds were not available in accordance with the Priority of Payments, and then (iii) any Cumulative Deferred Management Fee, to the extent not waived by the Collateral Manager, in each case only to the extent not paid in accordance with the Priority of Interest Payments on such Payment Date; and

(H)          all remaining amounts to the Holders of the Subordinated Notes.

The Collateral Manager shall instruct the Trustee to sell all Collateral not maturing on or before Stated Maturity, such that on the Stated Maturity, the Trustee shall pay the net proceeds from the liquidation of the Collateral and all available Cash in accordance with the Priority of Payments; provided, however, that at the direction of the Holders of at least two-thirds of the Aggregate Outstanding Amount of the Subordinated Notes, the Collateral Manager shall instruct the Trustee to sell only that portion of the Collateral (as determined by the Collateral Manager) as shall be necessary to generate sufficient proceeds to pay all Outstanding Rated Notes in full in cash in accordance with the Priority of Payments and to pay all other obligations of the Issuer senior in priority to the Subordinated Notes, and any remaining Collateral shall be distributed to the Holders of the Subordinated Notes pro rata.

(b)           Not later than 12:00 p.m., New York time, on or before the Business Day preceding each Payment Date, the Issuer shall remit or cause to be remitted to the Trustee for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in the Priority of Payments or the Special Priority of Payments, as applicable,  required to be paid on such Payment Date.

(c)           If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Issuer pursuant to Section 10.5(b), the Trustee shall make the disbursements called for in the order and according to the priority set forth under the Priority of Payments or Special Priority of Payments, as applicable, subject to Section 13.1, to the extent funds are available therefor.  Principal Proceeds shall not be paid on any Class of Notes in accordance with the Priority of Payments if, after giving effect to such payment, any Overcollateralization Test with respect to a more senior Class of Notes would be caused to fail.

(d)           In connection with the application of funds to pay Administrative Expenses of the Issuer or the Co-Issuer, as the case may be, in accordance with the Priority of Payments or Special Priority of Payments, the Trustee shall remit such funds as directed, to the extent available, to the appropriate creditor no later than each Payment Date.

(e)           In the event that any Hedge Counterparty defaults in the payment of its obligations to the Issuer under the relevant Hedge Agreement on any Payment Date, the Trustee shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York time, on such date.  The Trustee shall give notice to the Holders of Securities upon the continuing failure by such Hedge Counterparty to perform its obligations during the two Business Days following a demand made by the Trustee on such Counterparty, and shall take such action with respect to such continuing failure directed to be taken by the Securityholders pursuant to Article 5.

(f)            The principal amount of any Class of Rated Notes to be redeemed on any Payment Date for which an Interest Coverage Test is not satisfied as of the related Determination Date will be the amount that, if it had been paid in reduction of the principal amount of such Class of Rated Notes on the immediately preceding Payment Date, would have caused such Interest Coverage Test to be satisfied for the current Determination Date.

The principal amount of any Class of Rated Notes to be redeemed on any Payment Date for which an Overcollateralization Test is not satisfied as of the related Determination Date will be the amount that, if it had been applied to make payments on each class of Rated Notes (including Deferred Interest, if any) in accordance with the Note Payment Sequence on such Payment Date, would have caused such Overcollateralization Test to be satisfied for the current Determination Date.  In determining the amount of any principal payments required to satisfy any Overcollateralization Test, (1) during the Reinvestment Period, (a) for purposes of each clause in Section 11.1(a)(i), the Aggregate Outstanding Amount of Notes for such purposes shall take into account any Interest Proceeds applied or to be applied in payment of the principal amount of such Notes pursuant to all prior clauses in Section 11.1(a)(i) and then (b) for purposes of each clause in Section 11.1(a)(ii), the Aggregate Outstanding Amount of Notes for such purposes shall take into account first the amounts in the preceding clause (a) and second any Principal Proceeds applied or to be applied in payment of the principal amount of such Notes pursuant to all prior clauses in Section 11.1(a)(ii) and (2) after the Reinvestment Period, (a) any Eligible Principal Investments not designated for reinvestment by the Collateral Manager pursuant to Section 11.1(a)(ii)(C) shall be excluded from Principal Collateral Value for such purposes and (b)(i) all Eligible Principal Investments not designated for reinvestment by the Collateral Manager pursuant to Section 11.1(a)(ii)(C) shall be deemed to have been applied in accordance with Section 11.1(a)(ii), and then (ii) for purposes of each clause in Section 11.1(a)(i), the Aggregate Outstanding Amount of Notes for such purposes shall take into account first the amounts in the preceding clause (b)(i) and second any Interest Proceeds applied or to be applied in payment of the principal amount of such Notes pursuant to all prior clauses in Section 11.1(a)(i), and then (iii) for purposes of each clause in Section 11.1(a)(ii), the Aggregate Outstanding Amount of Notes for such purposes shall take into account first the amounts in the preceding clause (b)(i), second the amounts in the preceding clause (b)(ii) and third any Principal Proceeds (other than Principal Proceeds included in the preceding clause (b)(i)) applied or to be applied in payment of the principal amount of such Notes pursuant to all prior clauses in Section 11.1(a)(ii).

In addition to the foregoing, on each Payment Date, (a) the aggregate amount of Interest Proceeds to be applied in accordance with the Priority of Payments to make payments on each Class of Rated Notes to satisfy any Coverage Test as of the related Determination Date shall be determined after giving effect to any Interest Proceeds already allocated to pay principal of the Notes pursuant to an earlier clause in the Priority of Interest Payments on such Payment Date; and (b) the aggregate amount of Principal Proceeds to be applied in accordance with the Priority of Payments to make payments on each Class of Rated Notes to satisfy any Coverage Test as of the related Determination Date shall be determined after giving effect to (i) Interest Proceeds allocated to pay principal of the Rated Notes in accordance with the Priority of Interest Payments on such Payment Date and (ii) Principal Proceeds already allocated to pay principal of the Rated Notes pursuant to an earlier clause in the Priority of Principal Payments on such Payment Date.

ARTICLE 12

SALE OF COLLATERAL

DEBT OBLIGATIONS; SUBSTITUTION

Section 12.1.          Sale of Collateral Debt Securities and Reinvestment.

Subject to the satisfaction of the conditions specified in Section 12.5, the Collateral Manager by Issuer Order may direct the Trustee to sell, and the Trustee will sell in the manner directed by the Collateral Manager, any Collateral Debt Security, Defaulted Security or Equity Security if such sale meets the requirements of any one of paragraphs (a) through (h) of this Section 12.1.

(a)           Credit Risk Securities.  At any time, the Collateral Manager may direct the Trustee to sell a Credit Risk Security without restriction.

(b)           Credit Improved Securities.  The Collateral Manager may direct the Trustee to sell a Credit Improved Security on behalf of the Issuer if:

(i)            the Collateral Manager reasonably believes that it will be able to enter into binding commitments to reinvest all or a substantial portion of the Sale Proceeds from such sale, in compliance with the Investment Criteria, in one or more additional Collateral Debt Securities no later than 20 Business Days following such sale or apply such amounts to repayments on any Revolving Notes during the Draw Period; or

(ii)           after the Reinvestment Period only, if the Sale Proceeds from such sale are at least equal to the Principal Balance of such Credit Improved Security.

(c)           Defaulted Securities.  At any time, the Collateral Manager may direct the Trustee to sell a Defaulted Security without restriction; provided, however, that the Collateral Manager shall use its commercially reasonable efforts to effect the sale of any Defaulted Security within three years after it became a Defaulted Security.

(d)           Equity Securities.  At any time, the Collateral Manager may direct the Trustee to sell an Equity Security without restriction; provided, however, that the Collateral Manager will use commercially reasonable efforts to sell any Collateral Debt Security that constitutes Margin Stock not later than 45 days after the later of (a) the date of the Issuer’s acquisition thereof or (b) the date such Equity Security or Pledged Security became Margin Stock.

(e)           Optional Redemption.  After the Issuer has notified the Trustee of an Optional Redemption of the Notes in accordance with Section 9.2, the Collateral Manager will direct the Trustee to sell, as necessary, all or any portion of the Collateral Debt Securities, if (i) the requirements of Article 9 (including the certification requirements of Section 9.3(c)) are satisfied and (ii) the Independent certified public accountants appointed by the Issuer pursuant to Section 10.7 have confirmed the calculations contained in the certificate furnished by the Collateral Manager pursuant to Section 9.3(c).

(f)            Discretionary Sales. The Collateral Manager may direct the Trustee to sell any Collateral Debt Security that is not a Defaulted Security, an Equity Security, a Credit Risk Security or a Credit Improved Security at any time during the Reinvestment Period (any such sales, “Discretionary Sales”), if:

(i)            after giving effect to such sale, the Aggregate Principal Balance of all Collateral Debt Securities sold after the Effective Date pursuant to this Section 12.1(f)(i) during any period of 12 calendar months ending with such sale is not greater than a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Discretionary Sales Percentage) (calculated assuming such Principal Collateral Value equals the Effective Date Target Par at all times prior to the Effective Date);

(ii)           the Collateral Manager reasonably believes that it will be able to reinvest or enter into binding commitments to reinvest all or a substantial portion of the Sale Proceeds from such sale, in compliance with the Investment Criteria, in one or more additional Collateral Debt Securities within 20 Business Days following such sale or apply such amounts to repayments on any Revolving Notes during the Draw Period; and

(iii)          the Restricted Trading Condition does not apply.

(g)           Mandatory Sales.  Notwithstanding the provisions of this Section 12.1, the Collateral Manager will no later than the Determination Date prior to the Payment Date coinciding with the Stated Maturity, on behalf of the Issuer, instruct the Trustee pursuant to an Issuer Order to, and the Trustee will, sell for settlement in immediately available funds no later than two Business Days before the Stated Maturity any Collateral Debt Securities scheduled to mature after the Stated Maturity of the Notes; provided, however, that at the direction of the Holders of at least two-thirds of the Aggregate Outstanding Amount of the Subordinated Notes and pursuant to the last paragraph of Section 11(a)(ii), the Collateral Manager shall instruct the Trustee to sell only that portion of the Collateral Debt Securities (as determined by the Collateral Manager) as shall be necessary to generate sufficient proceeds to pay all Outstanding Rated Notes in full in cash in accordance with the Priority of Payments and to pay all other obligations of the Issuer senior in priority to the Subordinated Notes.

(h)           Withholding Taxes.  If a Collateral Debt Security becomes subject to withholding tax and the terms of such Collateral Debt Security do not provide for a gross-up that would cause the amount to be received by the Issuer to be not less than the amount the Issuer would have received in the absence of such withholding tax, the Collateral Manager may instruct the Trustee to sell such Collateral Debt Security at any time.

Section 12.2.          Purchase of Additional Collateral Debt Securities and Eligible Investments.

(a)           Purchase of Additional Collateral Debt Securities During Reinvestment Period; Investment Criteria.  The Collateral Manager on behalf of the Issuer may direct the Trustee to invest Principal Proceeds (including Interest Proceeds designated as Principal Proceeds pursuant to the Priority of Interest Payments, and at the discretion of the Collateral Manager, Interest Proceeds with respect to the purchase of accrued interest) and the funds available from Draws on any Commitment Notes in additional Collateral Debt Securities if the conditions specified in this Section 12.2 and Section 12.5 are met.

No Collateral Debt Security may be purchased after the Effective Date unless each of the following conditions (the “Investment Criteria“) are satisfied as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case, after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to:

(i)            such obligation is a Collateral Debt Security;

(ii)           each Coverage Test will be satisfied, or if not satisfied, such Coverage Test will be maintained or improved; provided, however, that Principal Proceeds received in respect of any Defaulted Securities, Equity Securities or Principal Proceeds constituting scheduled distributions, may not be so reinvested after the Effective Date unless each Coverage Test is satisfied immediately before and immediately following any purchase (or commitment to purchase) using such Principal Proceeds;

(iii)          so long as any Rated Notes are rated by S&P, except in connection with the reinvestment of Principal Proceeds of any Defaulted Security or Credit Risk Security, the S&P CDO Monitor Test must be maintained or improved after giving effect to such purchase (or commitment to purchase);

(iv)          either (A) each requirement of the Collateral Quality Test (other than the S&P CDO Monitor Test) and Portfolio Profile Test will be satisfied or (B) if any such requirement was not satisfied immediately prior to such reinvestment, such requirement will be maintained or improved;

(v)           in the case of reinvestment during the Reinvestment Period of Principal Proceeds received with respect to a discretionary sale of a Collateral Debt Security (other than a Defaulted Security, an Equity Security or a Credit Risk Security) or a sale of a Credit Improved Security, either (A) the Aggregate Principal Balance of all Collateral Debt Securities purchased with such Principal Proceeds will at least equal the Aggregate Principal Balance of the Collateral Debt Security sold, or (B) the Class C/D Overcollateralization Ratio is greater than or equal to the Effective Date Target Par Ratio, in either case after such reinvestment;

(vi)          in the case of reinvestment during the Reinvestment Period of Principal Proceeds received with respect to a sale of a Defaulted Security, an Equity Security or a Credit Risk Security, either (A) the Aggregate Principal Balance of all Collateral Debt Securities purchased with such Principal Proceeds will at least equal 100% of such Principal Proceeds or

(B) the Class C/D Overcollateralization Ratio is greater than or equal to the Effective Date Target Par Ratio, in either case after such reinvestment;

(vii)         in the case of reinvestment after the Reinvestment Period of Principal Proceeds received in connection with a Prepaid Collateral Debt Security or sale of a Credit Improved Security or Credit Risk Security, (A) the Collateral Manager elects to invest such amounts in additional Collateral Debt Securities, (B) the Restricted Trading Condition does not apply, (C) the Moody’s Weighted Average Rating Factor Test is satisfied after giving effect to such reinvestment, (D) either (x) the Aggregate Principal Balance of all Collateral Debt Securities purchased with such Principal Proceeds will at least equal the Aggregate Principal Balance of the Collateral Debt Security sold or prepaid or (y) the Class C/D Overcollateralization Ratio is greater than the Effective Date Target Par Ratio after such reinvestment, (E) each of the Coverage Tests will be satisfied after giving effect to such sale (if applicable) and reinvestment, (F) if the aggregate principal balance of all CCC Obligations as of such date is greater than 5% of the Principal Collateral Value, then the Moody’s Rating of any Collateral Debt Security purchased with such Principal Proceeds must be greater than “B3” and (G) each Collateral Debt Security purchased with such Principal Proceeds must have an S&P Rating no lower and a maturity no longer than the Collateral Debt Security that generated such Principal Proceeds; and

(viii)        no Event of Default has occurred and is continuing and has not been waived.

For purposes of calculating compliance with the Investment Criteria, (i) each proposed investment will be evaluated after giving effect to all sales and reinvestments (A) previously settled and (B) not yet settled but reasonably expected to settle within 20 Business Days following the date of calculation, as certified by the Collateral Manager to the Trustee based on outstanding Issuer orders, trade confirmations or executed assignments and (ii) temporary investment of Principal Proceeds received in connection with Credit Improved Securities, Prepaid Collateral Debt Securities and Sale Proceeds invested in Eligible Investments will be disregarded.

(b)           Purchase of Defaulted Securities in Exchange Transactions.  Notwithstanding Section 12.2(a), a Defaulted Security (a “Purchased Defaulted Security”) may be purchased with Sale Proceeds of another Defaulted Security (an “Exchanged Defaulted Security”) if:

(i)            when compared to the Exchanged Defaulted Security, the Purchased Defaulted Security (A) is issued by a different obligor and (B) but for the fact that such debt obligation is a Defaulted Security, such Purchased Defaulted Security would otherwise qualify as a Collateral Debt Security;

(ii)           the Collateral Manager has certified to the Trustee that:

(A)          at the time of the purchase, (i) the Collateral Manager believes the Purchased Defaulted Security has equal or relative credit risk and (ii) each of the S&P rating and Moody’s rating, if any, of the Purchased Defaulted Security is at least as high as the comparable rating, if any, of the Exchanged Defaulted Security;

(B)           both prior to and after giving effect to such purchase, the Portfolio Profile Test will be satisfied or, if the Portfolio Profile Test was not satisfied prior to such exchange, the Portfolio Profile Test will be maintained or improved;

(C)           the Exchanged Defaulted Security was not originally purchased as a Purchased Defaulted Security; and

(D)          the Restricted Trading Condition does not apply;

(iii)          the period during which the Issuer held the Exchanged Defaulted Security will be included for all purposes when determining the period during which the Issuer holds the Purchased Defaulted Security for purposes of any period described above in Section 12.1; and

(iv)          such purchase of the Purchased Defaulted Security will not, when taken together with all other Purchased Defaulted Securities then held, cause the aggregate Principal Balance of all Purchased Defaulted Securities then held by Issuer to exceed a certain percentage (as set forth in the Term Sheet) of the Principal Collateral Value (such percentage, the Maximum Purchased Defaulted Percentage.

For the avoidance of doubt, Exchange Transactions may occur by separate purchase and sale transactions.

(c)           Certification by Collateral Manager.  Each Collateral Debt Security purchased after the Closing Date will be made pursuant to an Issuer Order, which Issuer Order will be deemed a certification by the Collateral Manager that such purchase complies with this Section 12.2 and Section 12.5.

Section 12.3.          Securities Lending.

(a)           Unless an Event of Default has occurred and is continuing, in order to permit the lending of Collateral Debt Securities (other than a Synthetic Security that is not a “security” within the meaning of Section 1236(c) of the Code), the Collateral Manager, on behalf of the Issuer, may, in its discretion and from time to time, enter into a Securities Lending Agreement with a Securities Lending Counterparty, provided, that:

(i)            Rating Agency Confirmation is obtained; and

(ii)           no more than 20% of the principal balance of Collateral Debt Securities may be subject to Securities Lending Agreements and no such Securities Lending Agreements may have a term of greater than 90 days; provided that the duration of any Securities Lending Agreement shall not extend beyond the Stated Maturity of the Notes;

(iii)          each Securities Lending Agreement will be, as determined by the Collateral Manager in its reasonable business judgment in good faith, on market terms (except as required below) and:

(A)          require the Securities Lending Counterparty to pledge as Collateral and deliver to the Issuer collateral in the form of Cash or direct Registered debt obligations of the United States with a maturity not greater than five years to secure its obligation to return the Collateral Debt Securities (“Securities Lending Collateral”) and to maintain such collateral at all times with the Trustee in an amount equal to at least 102% of the current market value (determined daily by the related Securities Lending Counterparty and monitored by the Collateral Manager) of the loaned Collateral Debt Securities;

(B)           provide that any Securities Lending Collateral in the form of Cash shall be invested by the Trustee in Eligible Investments (subject to the terms of the Securities Lending Agreement) and that the Issuer will be entitled to a portion of interest earned on any such Eligible Investments; and if securities are delivered to the Trustee as Securities Lending Collateral, the Issuer will be paid a loan fee for lending the loaned Collateral Debt Securities to the Securities Lending Counterparty;

(C)           require that the Securities Lending Counterparty return to the Issuer debt obligations which are identical (in terms of issue and class) to the loaned Collateral Debt Security, unless the Issuer and the Trustee shall have received an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that the absence of such requirement in such Securities Lending Agreement will not cause the Issuer to be engaged, or deemed to be engaged, in a trade or business in the United States for United States federal income tax purposes or otherwise to be subject to United States federal income tax on a net basis;

(D)          require that the Securities Lending Counterparty pay to the Issuer such amounts as are equal to all interest and other payments to which the owner of the loaned Collateral Debt Security is entitled for the period during which the Collateral Debt Security is loaned and that no such payments are subject to withholding tax of any jurisdiction, unless the Issuer is entitled to a full gross-up (on an after-tax basis) with respect to any such withholding tax;

(E)           satisfy any other requirements of Section 1058 of the Code and the Treasury regulations promulgated thereunder, as certified by the Collateral Manager, unless the Issuer and the Trustee shall have received an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that the absence of such requirement in such Securities Lending Agreement will not cause the Issuer to be engaged, or deemed to be engaged, in a trade or business in the United States for United States federal income tax purposes or otherwise to be subject to United States federal income tax on a net basis;

(F)           be governed by the laws of the state of New York; and

(G)           permit the Issuer to assign its rights thereunder to the Trustee pursuant to this Indenture;

(iv)          each Securities Lending Agreement shall allow the Issuer to terminate if:

(A)          the credit ratings of the Securities Lending Counterparty are withdrawn or downgraded below ratings specified in the Securities Lending Agreement;

(B)           an Optional Redemption occurs;

(C)           the Securities Lending Counterparty is the subject of an insolvency or similar proceeding;

(D)          the Securities Lending Counterparty defaults in the performance of any of its obligations under the related Securities Lending Agreement; or

(E)           the Issuer gives prior written notice to the Securities Lending Counterparty; and

(v)           the Issuer (or the Collateral Manager acting on behalf of the Issuer) complies with Sections 7.17(j) and 10.6(e).

(b)           Upon entering into any Securities Lending Agreement, the Collateral Manager shall provide a certificate to the Trustee:

(i)            notifying the Trustee of the details and identifying the Collateral Debt Securities that are subject to such agreement;

(ii)           certifying to the Trustee that all applicable conditions of this Indenture have been satisfied and that, in its reasonable business judgment, it believes that such Securities Lending Agreement will generate additional net income for the Issuer; and

(iii)          directing, as applicable, the release of any Collateral Debt Security to be delivered pursuant to such Securities Lending Agreement.

(c)           Whenever a loan of a Collateral Debt Security is made by the Issuer to a Securities Lending Counterparty under a Securities Lending Agreement pursuant to this Section 12.3, the lien of the Trustee in such Collateral Debt Security Granted by the Issuer shall, immediately prior to such loan, be released (with no further action required on the part of the Issuer or the Trustee).

(d)           The Trustee shall be authorized to enter into or acknowledge any Securities Lending Agreement (and any account control agreement, collateral agreement or any similar agreement) at the instruction of the Collateral Manager on behalf of the Issuer and to perform in accordance therewith, and to make delivery and accept delivery and return (directly or through a custodian or intermediary) of any collateral pursuant thereto, or pursuant to such instruction as shall be provided by the Collateral Manager in connection therewith and to take any actions and exercise any rights and remedies under any such Securities Lending Agreement (and any account control agreement, collateral agreement or any similar agreement) as the Collateral Manager may instruct; provided, however, that the Trustee shall not be under any obligation to enter into or acknowledge any Securities Lending Agreement (or any account control agreement, collateral agreement or any similar agreement), or to deliver or receive any collateral pursuant thereto, without specific written instruction of the Collateral Manager; and provided, further, that the Trustee shall not be obligated to enter into any Securities Lending Agreement (or any account control agreement, collateral agreement or any similar agreement) that would in its judgment, subject it to any liability, whether financial or otherwise, or cause it to incur or subject it to risk of any expense, cost or disbursement for which it is not, in its judgment, adequately indemnified, or that would impose upon it any duties, obligations or responsibilities that are unacceptable to it.  The Collateral Manager shall provide written instructions to the Trustee with respect to the administration of any such Securities Lending Agreement (and any account control agreement, collateral agreement or any similar agreement) including, without limitation, with respect to any default and the exercise of rights and remedies thereunder, as the Trustee may reasonably require.  Any instruction by the Issuer or Collateral Manager to the Trustee with respect to any Securities Lending Agreement (and any account control agreement, collateral agreement or any similar agreement), the lending or return of Collateral Debt Securities thereunder, the posting of collateral thereunder or other matters concerning the administration thereof or exercise of rights or remedies thereunder, shall contain such information as the Trustee reasonably may require to enable it to perform and carry out the terms thereof.  In connection with any such instruction by the Collateral Manager, the Trustee shall be entitled to receive and rely upon an Officer’s certificate of the Collateral Manager to the effect that such Securities Lending Agreement, any related agreement, and the Securities Lending Counterparty thereunder, is each in compliance with the requirements of this Indenture.  The execution or acknowledgement of any Securities Lending Agreement (and any account control agreement, collateral agreement or any similar agreement) by the Trustee shall not cause, or be deemed to imply, any responsibility of evaluation on the part of the Trustee for the sufficiency, validity or adequacy of the terms thereof.  Nothing herein shall be construed to cause the Trustee to have any fiduciary duties to any Securities Lending Counterparty.

So long as any Collateral Debt Security is on loan pursuant to a Securities Lending Agreement, (i) the Trustee shall have no liability for any failure or inability on its part to receive any information or take any action in respect of such Collateral Debt Security by reason of its being on loan (including without limitation, any failure to take action in respect of a notice of redemption, consent solicitation, exchange or tender offer or similar corporate action) and (ii) any such loaned Collateral Debt Security shall not be disqualified for return to the Trustee as a Pledged Security by reason of any change in circumstance or status during the time while on loan (including any change which would cause such Collateral Debt Security to be ineligible for purchase by the Issuer under the terms hereof if applied to a proposed purchase thereof in the open market at the time of such return from loan).

(e)           Upon termination of a Securities Lending Agreement and upon receipt of a written certification of the Collateral Manager that such transfer is in accordance with the terms of the relevant Securities Lending Agreement, the Trustee shall transfer any Securities Lending Collateral received with respect to such Securities Lending Agreement, either (i) to the Securities Lending Counterparty or (ii) to the Collection Account for application as Interest Proceeds or Principal Proceeds, as applicable.

(f)            If a Securities Lending Counterparty no longer meets the required ratings, then the Issuer, within ten Business Days thereof, will take one of the following actions:

(i)            terminate each Securities Lending Agreement with such Securities Lending Counterparty;

(ii)           obtain a guarantee of the Securities Lending Counterparty’s obligations under each applicable Securities Lending Agreement from a Person meeting the required ratings;

(iii)          reduce the percentage of the Collateral Debt Securities lent to the affected Securities Lending Counterparty so that each such Securities Lending Agreement, together with all other Securities Lending Agreements, is in compliance with the requirements relating to the credit ratings of Securities Lending Counterparties;

(iv)          take such other steps as each Rating Agency that has reduced its rating of such Securities Lending Counterparty may require to cause such Securities Lending Counterparty’s obligations under each Securities Lending Agreement to be treated by such Rating Agency as if such obligations were owed by a counterparty having a rating at least equivalent to the rating that was assigned by such Rating Agency to the affected Securities Lending Counterparty immediately prior to its rating being reduced; or

(v)           take such other action for which Rating Agency Confirmation is obtained.

(g)           Unless an Event of Default has occurred and is continuing, upon an “event of default” (as such term is defined under the applicable Securities Lending Agreement) by a Securities Lending Counterparty, the Collateral Manager, on behalf of the Issuer, shall promptly exercise the Issuer’s remedies under such Securities Lending Agreement, including directing the Trustee to liquidate, or cause the liquidation of, the related Securities Lending Collateral in accordance with written instructions from the Collateral Manager.  If an Event of Default has occurred and is continuing and an “event of default” (as such term is defined under the applicable Securities Lending Agreement) by a Securities Lending Counterparty occurs, the Trustee shall pursue the remedies set forth in Article 5.  Proceeds of any liquidation pursuant to this subsection shall be deposited in the Collection Account for application as Interest Proceeds or Principal Proceeds, as applicable.

(h)           If an Event of Default has occurred and is continuing, the Issuer shall not extend the term of any Securities Lending Agreement or renew any such Agreement.

Section 12.4.                             Synthetic Securities.

(a)           As part of the purchase of a Synthetic Security, the Issuer, or the Collateral Manager on behalf of the Issuer, may be required to deposit Synthetic Security Collateral with a custodian or other third party (which may be the Trustee, acting as collateral agent) and grant to the related Synthetic Security Counterparty a security interest in such Synthetic Security Collateral, and the Synthetic Security Counterparty may be required to post collateral for the benefit of the Issuer in accordance with the terms of such Synthetic Security.  The Issuer may acquire, transfer or assign Synthetic Security Collateral, and the Trustee shall release funds in connection therewith, notwithstanding that such Synthetic Security Collateral may not be Collateral Debt Securities or Eligible Investments; provided, that Synthetic Security Collateral may not include Margin Stock and the ownership of Synthetic Security Collateral will not cause the Issuer to be subject to income tax on a net income basis in any jurisdiction, nor will any payments received with respect to any Synthetic Security Collateral be subject to withholding tax of any jurisdiction, unless the Issuer is entitled to a full gross-up (on an after-tax basis) with respect to any such withholding tax.  Such released funds shall, for purposes of this Indenture, be considered part of the purchase price of the related Synthetic Security.

(b)           In the event the Trustee acts as collateral agent with respect to Synthetic Security Collateral, the Trustee shall deposit such Synthetic Security Collateral in one or more segregated trust accounts, which shall be held in trust in the name of the Trustee, as collateral agent, for the benefit of the related Synthetic Security Counterparty, and shall apply the funds on deposit in such account(s), as instructed by the Collateral Manager pursuant to the terms of the related Synthetic Security.  The Issuer shall grant to the Trustee a second priority security interest in any Synthetic Security Collateral, and shall cause the Synthetic Security Counterparty and the custodian or other third party (including, if applicable, the Trustee as collateral agent) holding the Synthetic Security Collateral to be notified of and acknowledge such second priority security interest.

(c)           Any payments in respect of the Synthetic Security Collateral not retained by the Synthetic Security Counterparty are to be paid to the Trustee.  Interest (or the economic equivalent) received by the Trustee on the Synthetic Security Collateral prior to the release of the Synthetic Security Collateral shall be Interest Proceeds; principal payments (or their economic equivalent) received by the Trustee on the Synthetic Security Collateral prior to the release of the Synthetic Security Collateral shall either be Principal Proceeds or, if required under the terms of the related Synthetic Security, invested in Eligible Investments or any other Synthetic Security Collateral securities acceptable to the Issuer and the Synthetic Security Counterparty and maintained as Synthetic Security Collateral.

(d)           Upon the release of the Synthetic Security Counterparty’s lien on any Synthetic Security Collateral held in relation to a Synthetic Security through the termination or sale of such Synthetic Security or otherwise, the Collateral Manager on behalf of the Issuer shall cause such Synthetic Security Collateral to be Delivered to the Intermediary for the benefit of the Trustee (or shall take or cause the taking of any and all other actions necessary to create in favor of the Trustee a valid, perfected, first-priority security interest in such Synthetic Security Collateral under applicable law and regulations (including without limitation Articles 8 and 9 of the UCC) in effect at the time of such release).  Synthetic Security Collateral Delivered to the Intermediary may be retained by the Trustee or sold by the Collateral Manager without regard to the requirements of Sections 12.1 and 12.2 at the sole discretion of the Collateral Manager to the extent it consists of Collateral Debt Securities.

(e)           With respect to any Synthetic Security with an unfunded amount that does not by its terms require Synthetic Security Collateral, additional funds from Principal Proceeds will be deposited at the time of purchase, and at all times funds will be maintained, in the Synthetic Security Reserve Account such that the amount of funds on deposit in the account will be equal to the unfunded amount of all such outstanding Synthetic Securities.  All payments received on such Synthetic Security will be treated as Interest Proceeds or Principal Proceeds, as the case may be, and all interest received on any investments of funds on deposit in the account will be treated as Interest Proceeds.  Upon the sale of any Synthetic Security, maturity or termination of the Synthetic Security or termination of the future payment obligation, any funds in the Synthetic Security Reserve Account in excess of the unfunded amount on all remaining Synthetic Securities will be transferred to the Collection Account and treated as Sale Proceeds.

Section 12.5.          Conditions Applicable to all Transactions Under Article 12.

(a)           Any transaction effected under this Article 12 or under Section 10.6 in connection with the acquisition of additional Collateral Debt Securities will be conducted on an arm’s-length basis, and, if effected with a Person Affiliated with the Collateral Manager, the Issuer or the Trustee, will be effected on terms as favorable to the Issuer as would be the case if such Person were not so Affiliated; provided, however, that (i) after the Closing Date, the Collateral Manager will not purchase any Collateral Debt Security for inclusion in the Collateral directly from any account or portfolio for which the Collateral Manager serves as investment advisor or sell any Collateral Debt Security directly to any account or portfolio for which the Collateral Manager serves as investment advisor except upon compliance with the requirements of Section 5 of the Collateral Management Agreement; and (ii) the Trustee will have no responsibility to oversee compliance with this clause by the other parties.

(b)           Upon any acquisition of a Pledged Security pursuant to this Article 12, all of the Issuer’s right, title and interest to such Pledged Security will be Granted to the Trustee pursuant to this Indenture, and such Pledged Security will be delivered to the Intermediary.  The Trustee will also receive, not later than the related settlement date with respect to each Collateral Debt Security, (i) an Authorized Officer’s certificate of the Collateral Manager certifying compliance with the provisions of Section 12.2 based on calculations included in such certificate (to the extent applicable) and (ii) an Officer’s certificate of the Issuer certifying that the representations and warranties contained in Section 3.5 are true and correct as of such date.

(c)           Notwithstanding anything contained in this Article 12 to the contrary, so long as an Event of Default has occurred and is continuing, the Issuer will not have the right to effect any sale or purchase of any Collateral Debt Security except with the consent of the Majority of the Notes of the Controlling Class; provided, however, that, unless and to the extent such consent is specifically revoked in writing by a Majority of the Notes of the Controlling Class, the Controlling Class shall be deemed to have consented to any such sale or purchase proposed by the Issuer following the occurrence and during the continuances of an Event of Default.

(d)           Notwithstanding anything to the contrary herein, the Issuer will not purchase or acquire (whether as part of a “unit” with a Collateral Debt Security, in exchange for a Collateral Debt Security or otherwise) (i) any asset the ownership of which would cause the Issuer to be subject to income tax on a net income basis in any jurisdiction or (ii) any asset the gain from the disposition of which would be subject to U.S. federal income or withholding tax under Section 897 or Section 1445, respectively, of the Code and the Treasury regulations promulgated thereunder.

Section 12.6.          Short Positions.

(a)           The Issuer shall not acquire any Short Position unless (i) the Annualized Short Premium (after giving effect to the proposed acquisition) would be less than or equal total Excess Interest minus a certain percentage (as set forth in the Term Sheet) of Excess Interest (such percentage, the Short Premium Excess Interest Haircut) as of the earlier of the date of such acquisition or the entry into an irrevocable commitment to make such acquisition, (ii) the Coverage Tests, the S&P CDO Monitor Test and the Moody’s Weighted Average Rating Factor Test are satisfied and (iii) the Issuer is only required to make payments under such Short Positions on Payment Dates.

(b)           The Issuer shall not acquire any Short Position until after the Effective Date.

(c)           If the Issuer (or the Collateral Manager on behalf of the Issuer) concludes that amounts available on the next Payment Date will be insufficient to pay interest on the Senior Notes in full, the Issuer shall sell, assign, terminate or enter into offsetting positions with respect to Short Positions if such transaction would result in a payment being made to the Issuer, until (i) the amount received in connection therewith, together with other amounts available on the next Payment Date, will be sufficient to pay interest on the Senior Notes in full or (ii) all such Short Positions have been sold, assigned, terminated or offset.

ARTICLE 13

NOTEHOLDERS’ RELATIONS

Section 13.1.          Subordination.

(a)           Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class B Notes, the Mezzanine Notes and the Subordinated Notes agree for the benefit of the Holders of the Class A Notes that the Class B Notes, the Mezzanine Notes, the Subordinated Notes and the Issuer’s rights in and to the Collateral (the “Subordinate Interests”) shall be subordinate and junior to the Class A Notes to the extent and in the manner set forth in this Indenture including, without limitation, as set forth in the Priority of Payments and Special Priority of Payments and hereinafter provided.  If any Event of Default has occurred and has not been cured or waived and acceleration occurs and is not rescinded in accordance with Article 5, including, without limitation, as a result of an Event of Default specified in Section 5.1(g) or (h), the Class A Notes shall be paid in full in Cash or, to the extent a Majority of the Class A Notes, as applicable, consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests.  The Holders of the Class B Notes, the Mezzanine Notes, the Subordinated Notes and the holders of equity in the Issuer and Co-Issuer agree, for the benefit of the Holders of the Class A Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class B Notes, the Mezzanine Notes or the Subordinated Notes or hereunder until the payment in full of the Class A Notes and not before one year and one day (or if longer, the applicable preference period then in effect) have elapsed since such payment.

(b)           Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Mezzanine Notes and the Subordinated Notes agree for the benefit of the Holders of the Class B Notes that the Mezzanine Notes and the Subordinated Notes and the Issuer’s rights in and to the Collateral (also, “Subordinate Interests”) shall be subordinate and junior to the Class B Notes to the extent and in the manner set forth in this Indenture including, without limitation, as set forth in the Priority of Payments and Special Priority of Payments and hereinafter provided.  If any Event of Default has occurred and has not been cured or waived and acceleration occurs and is not rescinded in accordance with Article 5, including, without limitation, as a result of an Event of Default specified in Section 5.1(g) or (h), the Class B Notes shall be paid in full in Cash or, to the extent a Majority of the Class B Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests.  The Holders of the Mezzanine Notes and the Subordinated Notes and the holders of equity in the Issuer and Co-Issuer agree, for the benefit of the Holders of the Class B Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Mezzanine Notes or the Subordinated Notes or hereunder until the payment in full of the Class B Notes and not before one year and one day (or if longer, the applicable preference period then in effect) have elapsed since such payment.

(c)           Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class D Notes, the Class E Notes, the Class F Notes and the Subordinated Notes agree for the benefit of the Holders of the Class C Notes that the Class D Notes, the Class E Notes, the Class F Notes, the Subordinated Notes and the Issuer’s rights in and to the Collateral (also, “Subordinate Interests”) shall be subordinate and junior to the Class C Notes to the extent and in the manner set forth in this Indenture, including, without limitation, as set forth in the Priority of Payments and Special Priority of Payments and hereinafter provided.  If any Event of Default has occurred and has not been cured or waived and acceleration occurs and is not rescinded in accordance with Article 5, including, without limitation, as a result of an Event of Default specified in Section 5.1(g) or (h), the Class C Notes shall be paid in full in Cash or, to the extent a Majority of the Class C Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests.  The Holders of the Class D Notes, the Class E Notes, the Class F Notes and the Subordinated Notes and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class C Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class D Notes, the Class E Notes, the Class F Notes or the Subordinated Notes or hereunder until the payment in full of the Class C Notes and not before one year and one day (or if longer, the applicable preference period then in effect) have elapsed since such payment.

(d)           Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class E Notes, the Class F Notes and the Subordinated Notes agree for the benefit of the Holders of the Class D Notes that the Class E Notes, the Class F Notes and the Subordinated Notes and the Issuer’s rights in and to the Collateral (also, “Subordinate Interests”) shall be subordinate and junior to the Class D Notes to the extent and in the manner set forth in this Indenture, including, without limitation, as set forth in the Priority of Payments and Special Priority of Payments and hereinafter provided.  If any Event of Default has occurred and has not been cured or waived and acceleration occurs and is not rescinded in accordance with Article 5, including, without limitation, as a result of an Event of Default specified in Section 5.1(g) or (h), the Class D Notes shall be paid in full in Cash or, to the extent a Majority of the Class D Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class E Notes, the Class F Notes or the Subordinate Interests.  The Holders of the Class E Notes, the Class F Notes and the Subordinated Notes and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class D Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class E Notes, the Class F Notes or the Subordinated Notes or hereunder until the payment in full of the Class D Notes and not before one year and one day (or if longer, the applicable preference period then in effect) have elapsed since such payment.

(e)           Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class F Notes and the Subordinated Notes agree for the benefit of the Holders of the Class E Notes that the Class F Notes and the Subordinated Notes and the Issuer’s rights in and to the Collateral (also, “Subordinate Interests”) shall be subordinate and junior to the Class E Notes to the extent and in the manner set forth in this Indenture, including, without limitation, as set forth in the Priority of Payments and Special Priority of Payments and hereinafter provided.  If any Event of Default has occurred and has not been cured or waived and acceleration occurs and has not been rescinded in accordance with Article 5, including, without limitation, as a result of an Event of Default specified in Section 5.1(g) or (h), the Class E Notes shall be paid in full in Cash or, to the extent a Majority of the Class E Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class F Notes or the Subordinate Interests.  The Holders of the Class F Notes and the Subordinated Notes and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class E Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class F Notes or the Subordinated Notes or hereunder until the payment in full of the Class E Notes and not before one year and one day (or if longer, the applicable preference period then in effect) have elapsed since such payment.

(f)            Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Subordinated Notes agree for the benefit of the Holders of the Class F Notes that the Subordinated Notes and the Issuer’s rights in and to the Collateral (also, “Subordinate Interests”) shall be subordinate and junior to the Class F Notes to the extent and in the manner set forth in this Indenture, including, without limitation, as set forth in the Priority of Payments and Special Priority of Payments and hereinafter provided.  If any Event of Default has occurred and has not been cured or waived and acceleration occurs and has not been rescinded in accordance with Article 5, including, without limitation, as a result of an Event of Default specified in Section 5.1(g) or (h), the Class F Notes shall be paid in full in Cash or, to the extent a Majority of the Class F Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests.  The Holders of the Subordinated Notes and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class F Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Subordinated Notes or hereunder until the payment in full of the Class F Notes and not before one year and one day (or if longer, the applicable preference period then in effect) have elapsed since such payment.

(g)           In the event that notwithstanding the provisions of this Indenture, any Holder of any Subordinate Interest shall have received any payment or distribution in respect of such Subordinate Interest contrary to the provisions of this Indenture, then, unless and until the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes or the Subordinated Notes, as the case may be, shall have been paid in full in Cash or, to the extent a Majority of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, or the Class F Notes or the Subordinated Notes, as the case may be, consent, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of Class A Notes, Class B Notes, Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes or the Subordinated Notes, as the case may be, in accordance with this Indenture; provided, however, that, if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Collateral and subject in all respects to the provisions of this Indenture, including, without limitation, this Section 13.1.

(h)           Each Holder of Subordinate Interests agrees with all Holders of Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes or Subordinated Notes, as the case may be, that such Holder of Subordinate Interests shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Indenture including, without limitation, this Section 13.1; provided, however, that after the Class A Notes, the Class B Notes, the Class C Note, the Class D Notes, the Class E Notes, the Class F Notes or the Subordinated Notes as the case may be, have been paid in full, the Holders of Subordinate Interests shall be fully subrogated to the rights of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes or the Subordinated Notes, as the case may be.  Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of Subordinate Interests.

Section 13.2.          Standard of Conduct.

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Securityholder under this Indenture, subject to the terms and conditions of the Indenture, including, without limitation, Section 5.9, a Securityholder or Securityholders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Securityholder, the Issuer, or any other Person, except for any liability to which such Securityholder may be subject to the extent such liability results from such Securityholder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

Section 13.3.          Right to List of Holders.

Any Securityholder shall have the right, upon five Business Days’ prior notice to the Trustee to obtain a complete list of Securityholders.

ARTICLE 14

MISCELLANEOUS

Section 14.1.          Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer or the Co-Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Manager or such other Person, unless such Authorized Officer of the Issuer or the Co-Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.  Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer or the Co-Issuer, stating that the information with respect to such matters is in the possession of the Issuer or the Co-Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer or the Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Co-Issuers’ rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

Section 14.2.          Acts of Securityholders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Issuers, if made in the manner provided in this Section 14.2.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

(c)           The principal amount and registered numbers of Securities held by any Person, and the date of its holding the same, shall be proved by the Security Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Securities shall bind the Holder (and any transferee thereof) of such Security and of every Security issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Security.

Section 14.3.                             Notices, etc., to Trustee, the Co-Issuers, the Collateral Manager, the Managers, Moody’s and S&P.

Except as otherwise expressly provided herein, any request, demand, authorization, direction, notice, consent, waiver, confirmation or Act of Securityholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with any of the parties indicated below shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form at the following address (or at any other address provided in writing by the relevant party):

(a)           the Trustee at the Trustee’s Corporate Trust Office, telecopy number (713) 216-2101, Attention:  Institutional Trust Services – KKR Financial CLO 2005-1, Ltd.

(b)           the Issuer c/o Maples Finance Limited, P.O. Box 1093GT, Queensgate House, 113 South Church Street, George Town, Grand Cayman, Cayman Islands, Attention:  The Directors, telecopy no. (345) 949-8080, with a copy to Maples and Calder addressed to it at P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, telecopy number (345) 949-8080, Attention:  Mark Rawlins;

(c)           the Co-Issuer at 850 Library Avenue, Newark, Delaware, 19711, Attention:  The Directors;

(d)           the Collateral Manager addressed to it at Four Embarcadero Center, Suite 2050, San Francisco, CA  94111, telephone number (415) 315-3620, telecopy number (415) 391-3077, Attention:  Chief Operating Officer;

(e)           the Managers at the Managers Addresses set forth in the Supplement;

(f)            Moody’s at Moody’s Investors Service, 99 Church Street, New York, New York 10007, telecopy number (212) 553-0355 (with confirmation of receipt thereof), Attention:  CBO/CLO Monitoring or by email to cdomonitoring@moodys.com;

(g)           S&P at Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, telecopy number (212) 438-2664 (with confirmation of receipt thereof), Attention:  Asset-Backed CBO/CLO Surveillance or by e-mail to cdo_surveillance@sandp.com;

(h)           each Hedge Counterparty at the address specified in the relevant Hedge Agreement;

(i)            to the Paying Agent in Ireland, at the address set forth on the back cover of the Offering Memorandum;

(j)            the Delayed Draw Note Agent (if any Delayed Draw Notes have been issued), at the address set forth in the Note Purchase Agreement relating to any Delayed Draw Notes; or

(k)           the Revolving Note Agent (if any Revolving Notes have been issued), at the address set forth in the Note Purchase Agreement relating to any Revolving Notes.

Section 14.4.                             Notices to Holders; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(a)           such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first class postage prepaid, to each Holder of Securities affected by such event, at the address of such Holder as it appears in the Security Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b)           such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing.

The Trustee will deliver to the Holders of the Securities, any information or notice requested in accordance with this Indenture to be so delivered by at least 25% of the Aggregate Outstanding Amount of any Class of Securities.

The Trustee shall deliver or cause to be delivered to each Hedge Counterparty copies of all notices and reports delivered or caused to be delivered by the Issuer or the Trustee (including those to be delivered by the Collateral Manager on behalf of the Issuer) to any Holder pursuant to the terms hereof by the same means and simultaneously with the delivery thereof to such Holder.

So long as any Securities are listed on the Irish Stock Exchange (or other stock exchange) and the rules of such exchange so require, all notices to Holders will be provided to the Paying Agent in Ireland and any other relevant paying agent and, to the extent required by such exchange, published in accordance with the rules of such exchange (in the case of the Irish Stock Exchange, in the Daily Official List).

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities.  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

The Trustee shall deliver or cause to be delivered to each applicable Holder of Securities any notices that the Collateral Manager is required to deliver to such Holders pursuant to the Collateral Management Agreement, provided that the Collateral Manager delivers such notices to the Trustee along with a request that such notices be forwarded to such Holders.

Any additional notices required to be sent pursuant to this Section 14.4 are set forth in the Supplement.

Section 14.5.          Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6.          Successors and Assigns.

All covenants and agreements in this Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7.          Separability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8.          Benefits of Indenture.

Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Securityholders, the Collateral Manager and the Hedge Counterparties (which shall be express third party beneficiaries of this Indenture) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9.                             Governing Law.

THIS INDENTURE AND EACH SECURITY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Section 14.10.                       Submission to Jurisdiction.

The Co-Issuers hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Securities or this Indenture, and the Co-Issuers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court.  The Co-Issuers hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The Co-Issuers irrevocably consent to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Co-Issuers’ agent set forth in Section 7.2.  The Co-Issuers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.11.                       Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 14.12.                       Pass-Through CP Conduit Non-Petition; Limited Recourse.

(a)           Notwithstanding any provisions contained in this Indenture to the contrary each party hereto covenants and agrees that any Pass-Through CP Conduit shall not, and shall not be obligated to, pay any amount pursuant to this Indenture unless the Pass-Through CP Conduit has received funds which may be used to make such payment and which funds are not required to repay its commercial paper notes when due and after giving effect to such payment, either (x) the Pass-Through CP Conduit could issue commercial paper notes to refinance all of the Pass-Through CP Conduit’s outstanding commercial paper notes (assuming such outstanding commercial paper notes matured at such time) in accordance with the program documents governing the Pass-Through CP Conduit’s commercial paper program or (y) all of the commercial paper notes are paid in full. Any amount that the Pass-Through CP Conduit does not pay pursuant to the operation of this Section 14.12(a) shall not constitute a claim (as defined in

§101 of the Bankruptcy Code) against or an obligation of the Pass-Through CP Conduit for any such insufficiency. This Section 14.12 shall survive the termination of this Indenture.

(b)           Each of the parties hereto hereby covenants and agrees that, prior to the date which is one year and one day (or, if longer, the then applicable preference period) after the payment in full of all outstanding commercial paper notes and other indebtedness for borrowed money of any Pass-Through CP Conduit in respect of any Revolving Note, such Person shall not institute against, or join any other Person in instituting against, such Pass-Through CP Conduit, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings. This provision shall survive the termination of this Indenture.

Section 14.13.        Liability of Co-Issuers.

Notwithstanding any other terms of this Indenture, the Securities or any other agreement entered into between, inter alia, the Co-Issuers or otherwise, neither Co-Issuer shall have any liability whatsoever to the other Co-Issuer under this Indenture, the Securities, any such agreement or otherwise and, without prejudice to the generality of the foregoing, neither Co-Issuer shall be entitled to take any steps to enforce, or bring any action or proceeding, in respect of this Indenture, the Securities, any such agreement or otherwise against the other Co-Issuer.  In particular, neither Co-Issuer shall be entitled to petition or take any other steps for the winding up or bankruptcy of the other Co-Issuer or shall have any claim in respect of any assets of the other Co-Issuer.

Section 14.14.        Acts of Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer’s behalf.

Section 14.15.        Waiver of Jury Trial.

The Trustee and each of the Co-Issuers each hereby knowingly, voluntarily and intentionally waives (to the extent permitted by applicable law) any rights it may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Indenture, the Securities or any other related documents, or any course of conduct, course of dealing, statements (whether verbal or written), or actions of the Trustee or either of the Co-Issuers.  This provision is a material inducement for the Trustee and the Co-Issuers to enter into this Indenture.

Section 14.16.        Escheat.

In the absence of a written request from the Co-Issuers to return unclaimed funds to the Co-Issuers, the Trustee may from time to time following the two year anniversary of the final Payment Date with respect to the Securities deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee; provided, however, that prior to delivering such funds to the authorities, the Trustee shall notify the Issuer and the Issuer shall have the right to act in accordance with Section 7.3.  Any unclaimed funds held by the Trustee pursuant to this Section 14.16 shall be held uninvested and without any liability for interest.

ARTICLE 15

ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT

Section 15.1.          Assignment of Collateral Management Agreement.

(a)           The Issuer, in furtherance of the covenants of this Indenture and as security for the Issuer’s payment obligations hereunder and the performance and observance of the provisions hereof, hereby assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Secured Parties all of the Issuer’s right, title and interest in, to and under the Collateral Management Agreement, including, without limitation, (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that the Issuer may exercise any of its rights under the Collateral Management Agreement without notice to or the consent of the Trustee (except as otherwise expressly required by this Indenture), so long as an Event of Default has not occurred and is not continuing.

(b)           Upon the retirement of the Notes and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

IN WITNESS WHEREOF, we have set our hands as of the 30th day of March 2005.

Executed as a deed by:
KKR FINANCIAL CLO 2005-1, LTD.
as Issuer

By:	/s/ HUGH THOMPSON
Name:
Title: Director

Witnessed by:	/s/ CARLOS FARJALLAH
Name:

KKR FINANCIAL CLO 2005-1 CORP.
as Co-Issuer

By:	/s/ DONALD J. PUGLISI
Name: Donald J. Puglisi
Title: Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
as Trustee

By:	/s/ ELAINE MAH
Name: Elaine Mah
Title: Vice President

SCHEDULE A

Schedule of Collateral Debt Securities

A-1

SCHEDULE B–1

S&P Industry Classifications

Industry Code	Description

0	Zero Default Risk
1	Aerospace & Defense
2	Air transport
3	Automotive
4	Beverage & Tobacco
5	Radio & Television
6	Brokers, Dealers & Investment houses
7	Building & Development
8	Business equipment & services
9	Cable & satellite television
10	Chemicals & plastics
11	Clothing/textiles
12	Conglomerates
13	Containers & glass products
14	Cosmetics/toiletries
15	Drugs
16	Ecological services & equipment
17	Electronics/electrical
18	Equipment leasing
19	Farming/agriculture
20	Financial intermediaries
21	Food/drug retailers
22	Food products
23	Food service
24	Forest products
25	Health care
26	Home furnishings
27	Lodging & casinos
28	Industrial equipment
29	Insurance
30	Leisure goods/activities/movies
31	Nonferrous metals/minerals
32	Oil & gas
33	Publishing
34	Rail industries
35	Retailers (except food & drug)
36	Steel
37	Surface transport
38	Telecommunications/cellular
39	Utilities
49	Project Finance
50	CDO
51	ABS Consumer
52	ABS Commercial
53	CMBS Diversified (Conduit and CTL)
54	CMBS (Large Loan, Single Borrower, and Single Property)
55	REITs and REOCs
56	RMBS A
57	RMBS B&C, HELs, HELOCs, and Tax Lien
58	Manufactured Housing
59	U.S. Agency (Explicitly Guaranteed)
60	Monoline/FER Guaranteed
61	Non-FER Company Guaranteed
62	FFELP Student Loans (Over 70% FFELP)

B-1-1

SCHEDULE B–2

Moody’s Industry Classifications

1.	Aerospace and Defense
2.	Automobile
3.	Banking
4.	Beverage, Food and Tobacco
5.	Buildings and Real Estate
6.	Chemicals, Plastics and Rubber
7.	Containers, Packaging and Glass
8.	Personal and Non-Durable Consumer Products (Manufacturing Only)
9.	Diversified/Conglomerate Manufacturing
10.	Diversified/Conglomerate Service
11.	Diversified Natural Resources, Precious Metals and Minerals
12.	Ecological
13.	Electronics
14.	Finance (including structured products)
15.	Farming and Agriculture
16.	Grocery
17.	Healthcare, Education and Childcare
18.	Home and Office Furnishings, Housewares and Durable Consumer Products
19.	Hotels, Motels, Inns and Gaming
20.	Insurance
21.	Leisure, Amusement, Motion Pictures, Entertainment
22.	Machinery (Non-Agriculture, Non-Construction and Non-Electronic)
23.	Mining, Steel, Iron and Nonprecious Metals
24.	Oil and Gas
25.	Personal, Food and Miscellaneous Services
26.	Printing, Publishing and Broadcasting
27.	Cargo Transport
28.	Retail Stores
29.	Telecommunications
30.	Textiles and Leather
31.	Personal Transportation
32.	Utilities
33.	Broadcasting and Entertainment

B-2-1

SCHEDULE C

Calculation of LIBOR

With respect to the Floating Rate Notes, the London interbank offered rate (“LIBOR”) shall be determined by the Calculation Agent in accordance with the following provisions (in each case rounded to the nearest 0.00001%):

(1)           On the second LIBOR Business Day (as defined below) prior to the commencement of an Accrual Period or prior to a Draw (each such day, a “LIBOR Determination Date”), LIBOR for any given Note shall equal the rate, as obtained by the Calculation Agent from Bloomberg Financial Markets Commodities News, for Eurodollar deposits of the Index Maturity that appears on Dow Jones Telerate Page 3750 (as defined in the International Swaps and Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions), or such other page as may replace such Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date; provided that, with respect to the first Interest Accrual Period and any Draw on a date other than a Payment Date, LIBOR will be interpolated from LIBOR for the number of months in the applicable Interest Accrual Period rounded up to the nearest whole month and LIBOR for the number of months in the applicable Interest Accrual Period rounded down to the nearest whole month; provided that if the applicable Interest Accrual Period is less than one month, LIBOR will be interpolated from LIBOR for one month and LIBOR for one week.

(2)           If, on any LIBOR Determination Date, such rate does not appear on Dow Jones Telerate Page 3750 or such other page as may replace such Page 3750, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks (as defined below) to leading banks in the London interbank market for Eurodollar deposits of the Index Maturity in an amount determined by the Calculation Agent by reference to requests for quotations as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date made by the Calculation Agent to the Reference Banks.  If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations.  If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in the City of New York selected by the Calculation Agent (after consultation with the Collateral Manager) are quoting on the relevant LIBOR Determination Date for Eurodollar deposits of the Index Maturity in an amount determined by the Calculation Agent by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR shall be LIBOR as determined on the previous LIBOR Determination Date.

(3)           As used herein:  “Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent; and “LIBOR Business Day” means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

C-1

With respect to any Collateral Debt Security, LIBOR shall be the London interbank offered rate determined in accordance with the related Underlying Instrument.

C-2

SCHEDULE D

Diversity Score Table

The Diversity Score for the Collateral Debt Securities is calculated by summing each of the Industry Diversity Scores, which are calculated as follows:

(i)            An “Obligor Par Amount” is calculated for each obligor represented in the Collateral Debt Securities by summing the Principal Balance of all Collateral Debt Securities in the Collateral issued by that obligor.

(ii)           An “Average Par Amount” is calculated by summing the Obligor Par Amounts and dividing by the number of obligors represented.

(iii)          An “Equivalent Unit Score” is calculated for each obligor by taking the lesser of (A) one and (B) the Obligor Par Amount for each obligor divided by the Average Par Amount.

(iv)          An “Aggregate Industry Equivalent Unit Score” is then calculated for each of the Moody’s Industry Classification groups by summing the Equivalent Unit Scores for each obligor in the industry.

(v)           An “Industry Diversity Score” is then established by reference to the Diversity Score Table shown below for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores then the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores in the Diversity Score Table.

D-1

Aggregate Industry Unit Score	Diversity Score
0.0000	0.0000
0.0500	0.1000
0.1500	0.2000
0.2500	0.3000
0.3500	0.4000
0.4500	0.5000
0.5500	0.6000
0.6500	0.7000
0.7500	0.8000
0.8500	0.9000
0.9500	1.0000
1.0500	1.0500
1.1500	1.1000
1.2500	1.1500
1.3500	1.2000
1.4500	1.2500
1.5500	1.3000
1.6500	1.3500
1.7500	1.4000
1.8500	1.4500
1.9500	1.5000
2.0500	1.5500
2.1500	1.6000
2.2500	1.6500
2.3500	1.7000
2.4500	1.7500
2.5500	1.8000
2.6500	1.8500
2.7500	1.9000
2.8500	1.9500
2.9500	2.0000
3.0500	2.0333
3.1500	2.0667
3.2500	2.1000
3.3500	2.1333
3.4500	2.1667
3.5500	2.2000
3.6500	2.2333
3.7500	2.2667
3.8500	2.3000
3.9500	2.3333
4.0500	2.3667
4.1500	2.4000
4.2500	2.4333
4.3500	2.4667
4.4500	2.5000
4.5500	2.5333
4.6500	2.5667
4.7500	2.6000
4.8500	2.6333
4.9500	2.6667
5.0500	2.7000
5.1500	2.7333
5.2500	2.7667
5.3500	2.8000
5.4500	2.8333
5.5500	2.8667
5.6500	2.9000
5.7500	2.9333
5.8500	2.9667
5.9500	3.0000
6.0500	3.0250
6.1500	3.0500
6.2500	3.0750
6.3500	3.1000
6.4500	3.1250
6.5500	3.1500
6.6500	3.1750
6.7500	3.2000
6.8500	3.2250
6.9500	3.2500
7.0500	3.2750
7.1500	3.3000
7.2500	3.3250
7.3500	3.3500
7.4500	3.3750
7.5500	3.4000
7.6500	3.4250
7.7500	3.4500
7.8500	3.4750
7.9500	3.5000
8.0500	3.5250
8.1500	3.5500
8.2500	3.5750
8.3500	3.6000
8.4500	3.6250
8.5500	3.6500
8.6500	3.6750
8.7500	3.7000
8.8500	3.7250
8.9500	3.7500
9.0500	3.7750
9.1500	3.8000
9.2500	3.8250
9.3500	3.8500
9.4500	3.8750
9.5500	3.9000
9.6500	3.9250
9.7500	3.9500
9.8500	3.9750
9.9500	4.0000
10.0500	4.0100
10.1500	4.0200
10.2500	4.0300
10.3500	4.0400
10.4500	4.0500
10.5500	4.0600
10.6500	4.0700
10.7500	4.0800
10.8500	4.0900
10.9500	4.1000
11.0500	4.1100
11.1500	4.1200
11.2500	4.1300
11.3500	4.1400
11.4500	4.1500
11.5500	4.1600
11.6500	4.1700
11.7500	4.1800
11.8500	4.1900
11.9500	4.2000
12.0500	4.2100
12.1500	4.2200
12.2500	4.2300
12.3500	4.2400
12.4500	4.2500
12.5500	4.2600
12.6500	4.2700
12.7500	4.2800
12.8500	4.2900
12.9500	4.3000
13.0500	4.3100
13.1500	4.3200
13.2500	4.3300
13.3500	4.3400
13.4500	4.3500
13.5500	4.3600
13.6500	4.3700
13.7500	4.3800
13.8500	4.3900
13.9500	4.4000
14.0500	4.4100
14.1500	4.4200
14.2500	4.4300
14.3500	4.4400
14.4500	4.4500
14.5500	4.4600
14.6500	4.4700
14.7500	4.4800
14.8500	4.4900
14.9500	4.5000
15.0500	4.5100
15.1500	4.5200
15.2500	4.5300
15.3500	4.5400
15.4500	4.5500
15.5500	4.5600
15.6500	4.5700
15.7500	4.5800
15.8500	4.5900
15.9500	4.6000
16.0500	4.6100
16.1500	4.6200
16.2500	4.6300
16.3500	4.6400
16.4500	4.6500
16.5500	4.6600
16.6500	4.6700
16.7500	4.6800
16.8500	4.6900
16.9500	4.7000
17.0500	4.7100
17.1500	4.7200
17.2500	4.7300
17.3500	4.7400
17.4500	4.7500
17.5500	4.7600
17.6500	4.7700
17.7500	4.7800
17.8500	4.7900
17.9500	4.8000
18.0500	4.8100
18.1500	4.8200
18.2500	4.8300
18.3500	4.8400
18.4500	4.8500
18.5500	4.8600
18.6500	4.8700
18.7500	4.8800
18.8500	4.8900
18.9500	4.9000
19.0500	4.9100
19.1500	4.9200
19.2500	4.9300
19.3500	4.9400
19.4500	4.9500
19.5500	4.9600
19.6500	4.9700
19.7500	4.9800
19.8500	4.9900
19.9500	5.0000

D-2

SCHEDULE E

MOODY’S DEFAULT PROBABILITY RATING

(i)            With respect to a Collateral Debt Security that is a Senior Secured Loan or Participation Interest in a Senior Secured Loan, if the obligor of such Collateral Debt Security has a senior implied rating by Moody’s, then such senior implied rating.

(ii)           With respect to a Collateral Debt Security that is a Senior Secured Loan or Participation Interest in a Senior Secured Loan, if not determined pursuant to clause (i) above, if such Collateral Debt Security (A) is publicly rated by Moody’s, such public rating, or (B) is not publicly rated by Moody’s but for which a rating or rating estimate has been assigned by Moody’s upon the request of the Issuer or the Collateral Manager, such rating or the senior implied rating estimate, as applicable.

(iii)          With respect to a Collateral Debt Security other than a Synthetic Security or a Structured Finance Security, if not determined pursuant to clause (i) or (ii) above, (A) if the obligor of such Collateral Debt Security has one or more senior unsecured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation as selected by the Collateral Manager or, if no such rating is available, (B) if such Collateral Debt Security is publicly rated by Moody’s, such public rating or, if no such rating is available, (C) if a rating or rating estimate has been assigned to such Collateral Debt Security by Moody’s upon the request of the Issuer or the Collateral Manager, such rating or, in the case of a rating estimate, the applicable rating estimate for such obligation.

(iv)          With respect to a Collateral Debt Security other than a Synthetic Security or a Structured Finance Security, if not determined pursuant to clause (i), (ii) or (iii) above, the Moody’s Derived Rating.

(v)           With respect to a Synthetic Security or a Structured Finance Security, as determined as set forth in the definition thereof.

(vi)          With respect to a REIT Preferred Security, the Moody’s public or private rating of such security.

For purposes of calculating a Moody’s Default Probability Rating, each applicable rating on credit watch by Moody’s with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

MOODY’S RATING

(i)            With respect to a Collateral Debt Security (including a Synthetic Security or a Structured Finance Security) that (A) is publicly rated by Moody’s, such public rating, or (B) is not publicly rated by Moody’s but for which a rating or rating estimate has been assigned by Moody’s upon the request of the Issuer or the Collateral Manager, such rating or, in the case of a rating estimate,  the applicable rating estimate for such obligation.

(ii)           With respect to a Collateral Debt Security that is a Senior Secured Loan or Participation Interest in a Senior Secured Loan, if not determined pursuant to clause (i) above, if the obligor of such Collateral Debt Security has a senior implied rating by Moody’s, then such senior implied rating.

(iii)          With respect to a Collateral Debt Security other than a Synthetic Security or a Structured Finance Security, if not determined pursuant to clause (i) or (ii) above, if the obligor of such Collateral Debt Security has one or more senior unsecured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation as selected by the Collateral Manager.

(iv)          With respect to a Collateral Debt Security other than a Synthetic Security or a Structured Finance Security, if not determined pursuant to clause (i), (ii) or (iii) above, the Moody’s Derived Rating.

(v)           With respect to a Synthetic Security or a Structured Finance Security, as determined as set forth in the definition thereof.

(vi)          With respect to a REIT Preferred Security, the Moody’s public or private rating of such security.

For purposes of calculating a Moody’s Rating, each applicable rating on credit watch by Moody’s with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

MOODY’S DERIVED RATING

With respect to a Collateral Debt Security whose Moody’s Rating or Moody’s Default Probability Rating cannot otherwise be determined pursuant to the definitions thereof, such Moody’s Rating or Moody’s Default Probability Rating shall be determined as set forth below.

(i)            If the obligor of such Collateral Debt Security has a long-term issuer rating by Moody’s, then such long-term issuer rating.

(ii)           If not determined pursuant to clause (i) above, if another obligation of the obligor is rated by Moody’s, then by adjusting the rating of the related Moody’s rated obligations of the related obligor by the number of rating sub-categories according to the table below:

Obligation Category of Rated Obligation	Rating of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating

Senior secured obligation	greater than or equal to B2	-1

Senior secured obligation	less than B2	-2

Subordinated obligation	greater than or equal to B3	+1

Subordinated obligation	less than B3	0

(iii)          If not determined pursuant to clause (i) or (ii) above, if the obligor of such Collateral Debt Security has a senior implied rating by Moody’s, then one subcategory below such senior implied rating.

(iv)          If not determined pursuant to clause (i), (ii) or (iii) above, then by using any one of the methods provided below:

(A)          (1)

Type of Collateral Debt Security	S&P Rating	Collateral Debt Security Rated by S&P	Number of Subcategories Relative to Moody’s Equivalent of S&P Rating

Not Structured Finance Security	>BBB-	Not a Loan or Participation Interest in Loan	-1

Not Structured Finance Security	<BB+	Not a Loan or Participation Interest in Loan	-2

Not Structured Finance Security		Loan or Participation Interest in Loan	-2

(2)           if such Collateral Debt Security is not rated by S&P but another security or obligation of the obligor is rated by S&P (a “parallel security”), then the rating of such parallel security will at the election of the Collateral Manager be determined in accordance with the table set forth in subclause (A)(1) above, and the Moody’s Rating or Moody’s Default Probability Rating of such Collateral Debt Security will be determined in accordance with the methodology set forth in clause (i) above (for such purposes treating the parallel security as if it were rated by Moody’s at the rating determined pursuant to this subclause (A)(2)); or

(3)           if such Collateral Debt Security is a DIP Collateral Debt Security, no Moody’s Rating or Moody’s Default Probability Rating may be determined based on a rating by S&P or any other rating agency;

(B)           if such Collateral Debt Security is not rated by Moody’s or S&P and no other security or obligation of the issuer of such Collateral Debt Security is rated by Moody’s or S&P, and if Moody’s has been requested by the Issuer or the Collateral Manager to assign a rating or rating estimate with respect to such Collateral Debt Security but such rating or rating estimate has not been received, pending receipt of such estimate, (1) ”B3” if the Collateral Manager certifies to the Trustee that the Collateral Manager believes that such estimate will be at least “B3” and if the Aggregate Principal Balance of Collateral Debt Securities determined pursuant to this clause (B) does not exceed 5% of the Aggregate Principal Balance of all Collateral Debt Securities or (2) otherwise, “Caa1”;

(C)           if the obligor of such Collateral Debt Security is a U.S. obligor and if such Collateral Debt Security is a senior secured obligation of the obligor and (1) neither the obligor nor any of its Affiliates is subject to reorganization or bankruptcy proceedings, (2) no debt securities or obligations of the obligor are in default, (3) neither the obligor nor any of its Affiliates have defaulted on any debt during the past two years, (4) the obligor has been in existence for the past five years, (5) the obligor is current on any cumulative dividends, (6) the fixed-charge ratio for the obligor exceeds 125% for each of the past two fiscal years and for the most recent quarter, (7) the obligor had a net profit before tax in the past fiscal year and the most recent quarter and (8) the annual financial statements of the obligor are unqualified and certified by a firm of Independent accountants of national reputation, and quarterly statements are unaudited but signed by a corporate officer, “Caa1”;

(D)          if the obligor of such Collateral Debt Security is a U.S. obligor and if such Collateral Debt Security is a senior secured or senior unsecured obligation of the obligor and (1) neither the obligor nor any of its Affiliates is subject to reorganization or bankruptcy proceedings and (2) no debt security or obligation of the obligor has been in default during the past two years, “Caa3”;

(E)           if a debt security or obligation of the obligor has been in default during the past two years, “Ca”; or

(F)           with respect to any DIP Collateral Debt Security, one subcategory below the facility rating (whether public or private) of such DIP Collateral Debt Security rated by Moody’s.

For purposes of calculating a Moody’s Derived Rating, each applicable rating on credit watch by Moody’s with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

SCHEDULE F

S&P RATING

With respect to any Collateral Debt Security:

(i)            (a) If the Collateral Debt Security is a DIP Collateral Debt Security, then (A) if such Collateral Debt Security has a S&P credit rating (1) equal to or greater than “BBB-,” then the S&P Rating shall be such credit rating lowered by one rating subcategory, (2) equal to or less than “BB+,” and equal to or greater than “CCC+,” then the S&P Rating shall be such credit rating lowered by two rating subcategories, (3) equal to “CCC,” then the S&P Rating shall be “CCC-” or (4) equal to or less than “CCC-,” then the S&P Rating shall be “D” or (B) the S&P Rating shall be the written credit estimate assigned thereto by S&P upon application therefor by the Issuer or the Collateral Manager, on behalf of the Issuer, in conjunction with the acquisition thereof, or (b) if the Collateral Debt Security is a Current Pay Obligation, then the S&P Rating shall be the higher of (i) the rating assigned to such Collateral Debt Security by S&P or (ii) ”CCC-.”

(ii)           If the Collateral Debt Security is a Synthetic Security, then (A) if such Collateral Debt Security has a S&P credit rating, the S&P Rating shall be such credit rating; or (B) if such Collateral Debt Security does not have a S&P credit rating, the S&P Rating shall be the written credit estimate assigned thereto by S&P upon application therefor by the Issuer or the Collateral Manager, on behalf of the Issuer, in conjunction with the acquisition thereof.

(iii)          (A) If there is a publicly issued S&P long-term issuer credit rating of the obligor, or the guarantor that unconditionally and irrevocably guarantees in writing the timely payment of principal and interest on a Collateral Debt Security, then the S&P Rating will be such rating; or (B) if there is no publicly issued S&P long-term issuer credit rating of the obligor, or such guarantor, as the case may be, but there is a publicly issued S&P long-term rating of another debt obligation of such obligor, or guarantor, then the S&P Rating will be determined by adjusting the rating of the related rated obligation of the related obligor, or guarantor, as the case may be, by the number of rating subcategories according to the table below.  If more than one such publicly issued S&P long-term rating is available, the S&P Rating shall be the lowest such rating determined as described in this subclause (iii) unless S&P consents to the use of a higher S&P Rating.

Obligation Category of Rated Obligations	Rating of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating

Senior Unsecured		0

Senior Secured		-1

Subordinated	less than BB+	+1

Subordinated	greater than or equal to BB+	+2

(iv)          If the Collateral Debt Security is a REIT Preferred Security, the S&P public or private rating of such security.

(v)           If the S&P Rating is not otherwise determinable in accordance with the foregoing clauses (i) through (iii), then the S&P Rating may be determined, at the discretion of the Issuer or the Collateral Manager, on behalf of the Issuer, on the basis of one of the following:

(A)          The S&P Rating shall be the written credit estimate assigned thereto by S&P upon application therefore; provided that if the Collateral Manager determines in good faith that S&P would issue a written credit estimate equal to or greater than “B-”, then pending the assignment of such written credit estimate, the S&P Rating shall be deemed to be “CCC-”; or

(B)           For any Collateral Debt Security other than a S&P Non-Notching Security, if the Collateral Debt Security has a Moody’s rating and such rating (1) is a public Moody’s credit rating or derived from a public Moody’s credit rating (so long as such Moody’s credit rating is not derived from any S&P credit rating); (2) is continuously monitored by Moody’s; (3) contains no qualifiers; and (4) is equal to or greater than “Caa1,” then the S&P Rating shall be reduced below the equivalent Moody’s rating subcategory by (x) one subcategory if such Moody’s rating is higher than “BB+” and (y) two subcategories if such Moody’s rating is less than or equal to “BB+”; provided, however, that the Principal Collateral Value of Collateral Debt Securities so rated shall not exceed 10% of the Principal Collateral Value of all Collateral Debt Securities.

(vi)          If the Collateral Debt Security has not been assigned a S&P Rating pursuant to the foregoing clauses (i) through (v), the S&P Rating shall be deemed to be “D,” and the Collateral Manager shall so notify S&P in writing.

Notwithstanding anything to the contrary in any of the foregoing:

(1)           If the S&P credit rating of any Collateral Debt Security or obligor or guarantor, as the case may be, under clauses (i) through (iv) is on S&P’s Credit Watch list with a “positive” or “negative” designation, then such rating will be raised or lowered by one rating subcategory, respectively;

(2)           If such obligor or guarantor, as the case may be, is not Domiciled in the United States, then any reference to the S&P issuer credit rating shall mean the S&P foreign currency issuer credit rating;

(3)           Any S&P credit rating that contains a qualifier, including “p,” “pi,” “t,” “r” or “q,” shall not be a valid S&P credit rating for use in determining the S&P Rating unless Rating Agency Confirmation has been obtained from S&P for such use; and

(4)           Any reference to S&P credit rating in this definition shall mean the public S&P credit rating and shall not include any private or confidential S&P credit rating unless (1) the obligor and any other relevant party has provided written consent to S&P for the use of such rating; and (2) such rating is subject to continuous monitoring by S&P.

APPENDIX A

SUPPLEMENT

1.             Section 1.1.  Definitions.

“Administrative Expense Limit”:  $170,000 per annum plus 0.0425% of the Principal Collateral Value (prior to giving effect to any payment on the Securities on such Payment Date).

“Class A Notes”:  The Class A-1 Notes and the Class A-2 Notes.

“Class A-1 Notes”:  The Class A-1 Senior Secured Floating Rate Notes, Due 2017, issued by the Co-Issuers, authenticated by the Trustee or any Authenticating Agent and designated as a Class A-1 Senior Secured Floating Rate Note pursuant to the Indenture.

“Class A-2 Notes”:  The Class A-2 Senior Secured Delayed Draw Floating Rate Notes, Due 2017, issued by the Co-Issuers, authenticated by the Trustee or any Authenticating Agent and designated as a Class A-2 Senior Secured Delayed Draw Floating Rate Note pursuant to the Indenture.

“Class B Notes”:  The Class B Senior Secured Floating Rate Notes, Due 2017, issued by the Co-Issuers, authenticated by the Trustee or any Authenticating Agent and designated as a Class B Senior Secured Floating Rate Note pursuant to the Indenture.

“Class C Notes”:  The Class C Deferrable Mezzanine Secured Floating Rate Notes, Due 2017, issued by the Co-Issuers, authenticated by the Trustee or any Authenticating Agent and designated as a Class C Deferrable Mezzanine Floating Rate Note pursuant to the Indenture.

“Class D Notes”:  The Class D Deferrable Mezzanine Floating Rate Notes, Due 2017, issued by the Co-Issuers, authenticated by the Trustee or any Authenticating Agent and designated as a Class D Deferrable Mezzanine Floating Rate Note pursuant to the Indenture.

“Class E Notes”:  The Class E Deferrable Mezzanine Floating Rate Notes, Due 2017, issued by the Co-Issuers, authenticated by the Trustee or any Authenticating Agent and designated as a Class E Deferrable Mezzanine Floating Rate Note pursuant to the Indenture.

“Class F Notes”:  The Class F Deferrable Mezzanine Floating Rate Notes, Due 2017, issued by the Co-Issuers, authenticated by the Trustee or any Authenticating Agent and designated as a Class F Deferrable Mezzanine Floating Rate Note pursuant to the Indenture.

“Delayed Draw Notes”:  The Class A-2 Notes.

“Interim Target”:  The criteria set forth in the table below, as the same may be modified with Rating Agency approval (which modification shall not constitute a supplemental indenture requiring any of the procedures of Article 8 hereunder), for the applicable Interim Target Date.

A-A-1

	First Interim Target Date	Second Interim Target Date
Weighted Average Spread	2.25%	2.25%
Weighted Average Moody’s Rating Factor	2250	2250
Diversity Score	30	35
Par amount of Collateral Debt Securities	$800,000,000	$900,000,000

“Interim Target Dates”:  60 days after the Closing Date and 120 days after the Closing Date, as applicable.

“Manager Addresses”:  Morgan Stanley & Co. International Limited at its principal office at 25 Cabot Square, Canary Wharf, London E14 4QA England, Attention:  Managing Director, Fixed Income Structured Credit Products Transactions, or Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York  10036, Attention:  Managing Director, CDO Group.

“Maximum Returnable Excess Equity”:  $1,000,000.

“Mezzanine Notes”:  The Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes.

“Monthly Report Date”:  The 16th day of each calendar month, commencing in November 2005; provided, however, that if such date shall fall on a day that is not a Business Day, the Monthly Report Date shall be the immediately preceding Business Day.

“Moody’s Weighted Average Rating Factor Adjustment”:  As of any Measurement Date, the amount equal to:

(a)           (i) the amount (not less than zero) equal to (A) the Moody’s Weighted Average Recovery Rate as of such Measurement Date (subject to a maximum percentage of 48.00%) minus (B) 44.00%, multiplied by (ii) 8,000; plus

(b)           (i) the amount (not less than zero) equal to (A) the Moody’s Weighted Average Spread Adjustment as of such Measurement Date (subject to a maximum of 2.40%) minus (B) 2.25%, multiplied by (ii) 50,000.

“Moody’s Weighted Average Rating Factor Ceiling”:  2860.

“Moody’s Weighted Average Rating Factor Matrix”:  The table below:

Option	Diversity Score	Applicable Moody’s Rating Factor
1	Diversity Score is less than 45	2400
2	Diversity Score is equal to or greater than 45 but less than 50	2500
3	Diversity Score is equal to or greater than 50 but less than 55	2575
4	Diversity Score is greater than or equal to 55	2625

A-A-2

“Offering Memorandum”:  The Base Offering Memorandum, dated March 24, 2005 and the Supplement thereto, dated March 24, 2005.

“Rated Notes”:  The Senior Notes and the Mezzanine Notes.

“Reinvestment Yield Percentage”:  N/A.

“Revolving Note Rating Criteria”:  N/A.

“REIT Preferred Securities Recovery Rate”:  N/A

“S&P Recovery Rate”:  With respect to a Collateral Debt Security, the “S&P Recovery Rate” set forth in the following table opposite the appropriate priority category for such Collateral Debt Security.

Priority Category	S&P Recovery Rate(1)
Senior Secured Loans(2)	56.50%
Senior unsecured loans and Second Lien Loans	41.25%
Subordinated loans	23.45%
Senior secured bonds	49.75%
Senior unsecured bonds	37.35%
Subordinated bonds	23.45%
DIP Collateral Debt Securities	56.50%
REIT Preferred Securities	10.00%
Synthetic Securities and Structured Finance Securities	(3)
Non-U.S./Non-Canadian Obligors	(3)
Structured Finance Securities	(4)

(1)           Or, at the option of the Collateral Manager, such higher rates as provided by S&P.

(2)                                  If a Loan satisfies the definition of Second Lien Loan, such Loan shall not be treated as a Senior Secured Loan for purposes of the S&P Recovery Rate.

(3)           As determined by S&P on a case-by-case basis or as published by S&P.

(4)                                  Per the table below, unless a higher recovery rate has been assigned by S&P on a case-by-case basis.

A-A-3

Structured Finance Securities Recovery Rates

Priority Category	S&P Recovery Rate
AAA Senior-most Tranche	80.0%
AA-, AA, AA+ Senior-most Tranche	70.0%
A-, A, A+ Senior-most Tranche	60.0%
BBB+, BBB or BBB- Senior-most Tranche	50.0%
Below BBB- Senior-most Tranche	(1)
AA-, AA, AA+ Not Senior-most Tranche	55.0%
A-, A, A+ Not Senior-most Tranche	40.0%
BBB+, BBB, BBB- Not Senior-most Tranche	30.0%
BB+, BB or BB- Not Senior-most Tranche	10.0%
B+, B or B- Not Senior-most Tranche	2.5%
Below B- Not Senior Most Tranche	0%

(1)           As determined by S&P on a case-by-case basis.

“Securities”:  The Notes.

“Senior Notes”:  The Class A Notes and the Class B Notes.

“Subordinated Notes”:  The Subordinated Notes, Due 2017, issued by the Issuer, authenticated by the Trustee or any Note Authenticating Agent and designated as a Subordinated Note pursuant to the Indenture.

2.             Section 7.18.  Hedge Agreement Provisions.  Section 7.18(a) is hereby deleted in its entirety and replaced with the following:

The Issuer may enter into one or more Hedge Agreements provided that (i) the consent of each Hedge Counterparty (other than counterparties to Hedge Agreements that are concurrently being terminated or assigned) is received, (ii) Rating Agency Confirmation has been received with respect to such Hedge Agreement or the form utilized for such Hedge Agreement and (iii) so long as any Class A Notes remain Outstanding, if such Hedge Agreement constitutes an interest rate swap, cap, floor or collar or otherwise hedges interest rate risk, the consent of a Majority of the Controlling Class is received.  The Issuer shall not amend or terminate a Hedge Agreement unless Rating Agency Confirmation has been received.

3.             Section 8.1.  Supplemental Indentures Without Consent of Securityholders.  The following new paragraph is added to the end of Section 8.1:

Notwithstanding the foregoing, for so long as any Class A Notes are Outstanding, no supplemental indenture shall be adopted with respect to subclauses (i), (l) and (q) above unless the consent of a Majority of the Class A Notes has been received; provided that a Majority of the Class A Notes shall be deemed to have given such consent if they do not respond in writing within 10 days of delivery of notice of such proposed supplemental indenture.

A-A-4

4.             Section 14.4.  Notices to Holders; Waiver.  The following new paragraph is added to the end of Section 14.4:

The Trustee shall deliver or cause to be delivered to Financial Security Assurance Inc., 350 Park Avenue, New York, New York  10022, Attn: Insured Portfolio Management Department, Re: Credit Protection Trust CPT-182; Policy No. 51632-N, telecopy number (212) 339-3518, copies of all notices and reports (i) delivered or caused to be delivered by the Trustee to the Holders to any Holder of Class A Notes pursuant to the terms hereof and (ii) delivered to the Trustee by the Collateral Manager or the Issuer with a request that they be delivered to the Holders to any Holder of Class A Notes, by the same means and simultaneously with the delivery thereof to such Holder.

A-A-5

APPENDIX B

TERM SHEET

Issuer:	KKR Financial CLO 2005-1, Ltd., a Cayman Islands exempted company

Co-Issuer:	KKR Financial CLO 2005-1 Corp., a Delaware corporation

Collateral Manager:	KKR Financial Advisors II, LLC, a Delaware limited liability company

Trustee, Security Registrar and Delayed Draw Note Agent:	JPMorgan Chase Bank, National Association

Managers, Lead Placement Agents and Sole Bookrunners:	Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited

Co-Placement Agent:	J.P. Morgan Securities Inc. (together with the Lead Placement Agents, the “Placement Agents”)

Closing Date:	March 30, 2005

Securities Offered:	Principal Amount		Interest Rate(3)		Moody’s Rating	S&P Rating
Class A-1 Notes	$615,000,000	(1)	LIBOR + 0.27%		Aaa	AAA
Class A-2 Notes	$100,000,000	(2)	LIBOR + 0.27	%(3)	Aaa	AAA
Class B Notes	$58,000,000		LIBOR + 0.45%		Aa2	AA
Class C Notes	$64,000,000		LIBOR + 0.80%		A2	A
Class D Notes	$64,000,000		LIBOR + 2.05%		Baa3	BBB-
Class E Notes	$15,000,000		LIBOR + 5.50%		Ba2	BB-
Class F Notes	$5,000,000		LIBOR + 8.50%		B2	B-
Subordinated Notes	$85,500,000			(5)	N/A	N/A

(1)                                  To the extent the drawn portion of any Commitment Notes are converted into Class A-1 Notes in accordance with the terms of the Indenture, the total outstanding principal amount of the Class A-1 Notes may be increased by an amount up to but not exceeding the initial principal amount of the Commitment Notes, and the principal amount of the Commitment Notes will be reduced accordingly.

(2)                                  In the case of the Class A-2 Notes, the Commitment.

(3)                                  For the definition of LIBOR, see “Glossary of Certain Defined Terms” in the Base Offering Memorandum.

(4)                                  Interest on the Class A-2 Notes will accrue on the Drawn Amount.  The Commitment Fee on the Class A-2 Notes will equal a per annum rate (set forth below) on any undrawn amount and will be paid on each Payment Date on which a Commitment Fee is due.

(5)                                  The Subordinated Notes will not receive a stated rate of interest, but instead will receive on each Payment Date the Interest Proceeds, if any, remaining after all other obligations of the Co-Issuers payable from Interest Proceeds have been paid in accordance with the Priority of Payments.

B-B-1

Stated Maturity:	April 26, 2017

Payment Date:	The 26th day of January, April, July and October of each year (or, if such day is not a Business Day, then the next succeeding Business Day), commencing on October 26, 2005

Closing Date Invested Par Percentage:	65%

Effective Date Target Par:	$1,000,000,000

Outside Effective Date:	180 days after the Closing Date

Non-Call Period:	The period beginning on the Closing Date and ending immediately prior to the Payment Date in April 2008

Reinvestment Period:	The period from and including the Closing Date to and including the last day of the Due Period relating to the Payment Date in April 2011

Delayed Draw Notes:	Commitment: $100,000,000
Commitment Fee: 0.135%
Maximum Number of Draws: 4, on or about April 29, 2005, May 31, 2005, June 30, 2005 and a final Draw, if required, on the Draw Period End Date

Draw Period End Date:	September 30, 2005

Expense Reserve Account Amount:	$150,000

Closing Expenses Reserve Account Amount:	$0

Senior Collateral Management Fee Percentage:	0.15%

Intermediate Collateral Management Fee Percentage:	0% for so long as KKR Financial Advisors II, LLC or an Affiliate is Collateral Manager, and 0.0% at all times thereafter

Subordinated Collateral Management Fee Percentage:	0% for so long as KKR Financial Advisors II, LLC or an Affiliate is Collateral Manager, and 0.35% at all times thereafter

Minimum Spread:	2.25%

Coverage Tests:	Senior Interest Coverage Ratio Minimum: 100% prior to the second Determination Date and 115% thereafter
Senior Overcollateralization Ratio Minimum: 119.4%
Class C/D Interest Coverage Ratio Minimum: 110%

B-B-2

Class C/D Overcollateralization Ratio Minimum: 106%
Class E Overcollateralization Ratio Minimum: 106.2%
Senior Interest Coverage Test Start Date: First Determination Date
Senior Overcollateralization Test Start Date: First Determination Date
Class C/D Interest Coverage Test Start Date: Second Determination Date
Class C/D Overcollateralization Test Start Date: First Determination Date
Class E Overcollateralization Test Start Date: First Determination Date

Collateral Debt Security:	Extended Maturity Obligations Percentage: 2%

Portfolio Profile Test: (1)	Minimum Senior Secured Loan Percentage: 90%

(2)	Maximum Convert Percentage: 5%
Convert Right Price Percentage: 2%

(3)	Maximum Zero Coupon Percentage: 5%
Maximum PIK Percentage: 5%

(4)	Maximum Short-Term Obligations Percentage: 5%

(5)	Maximum Revolver Percentage: 10%

(6)	Maximum Bond and Second Lien Loan Percentage: 10%

(7)	Maximum CCC Purchase Percentage: 5%
Maximum CCC Replacement Percentage: 5%

(8)	Maximum Equity Exposure Percentage: 5%
Warrants Price Percentage: 2%
Maximum Warrants Exceptions Percentage: 3%
Maximum Warrants Price Percentage: 5%

(9)	Maximum Offers Percentage: 0%

(10)	Maximum Single Obligor Percentage: 2%
Single Obligor Exception: 5
Single Obligor Exception Percentage: 3%, with excess over 2% limited to Senior Secured Loans
Maximum Structured Finance Single Obligor Percentage: 1.5%
Maximum Single Obligor High Yield Percentage: 1%
Moody’s High Yield Minimum Rating: “B3”
S&P High Yield Minimum Rating: “B—”

(11)	Maximum S&P Single Industry Percentage: 9%
Maximum S&P Industry Exceptions: 2 (excluding telecommunications/cellular)

B-B-3

Maximum S&P Industry Exceptions Percentage: 12%
Maximum Moody’s Single Industry Percentage: 12%
Maximum Moody’s Industry Exceptions: 2 (excluding telecommunications/cellular)
Maximum Moody’s Industry Exceptions Percentage: 15%

(12)	Maximum Country Exposure Percentages:
	20%	Eligible Countries other than the United States;
	10%	Eligible Countries other than the United States and Canada;
	10%	Eligible Countries other than the United States, Canada and Group I European Countries;
	10%	any single Group I European Country;
	5%	any single Group II European Country, Group III European Country or other Eligible Country (other than the United States and Canada);
	3%	any single Group IV European Country;
	5%	Antilles, Bermuda, the Cayman Islands and the British Virgin Islands (without regard to Structured Finance Securities);
	15%	Canada; and
	5%	all Eligible Countries other than the United States, Canada and European Countries, taken together.

Maximum Non-Senior Secured Eligible Country Percentage: 5%

(13)	Maximum S&P Foreign Obligor Risk Percentage: 20%
Maximum S&P Bi-Variant Risk Percentage: 20%

(14)	Maximum Small Obligor Percentage: 5%
Small Obligor Threshold: $75,000,000

(15)	Maximum Fixed Rate Percentage: 5%

(16)	Maximum Non-Quarterly Pay Percentage: 5%

(17)	Maximum DIP and Current Pay Percentage: 5%
Maximum Single Obligor DIP and Current Pay Percentage: 2%
Maximum Purchased Current Pay Percentage: 2.5%

(18)	Maximum PIK and Partial PIK Percentage: 5%

(19)	Maximum Structured Finance and REIT Preferred Percentage: 5%
Moody’s Structured Finance Minimum Rating: “B1”
S&P Structured Finance Minimum Rating: “B+”

(20)	Maximum REIT Preferred Percentage: 0%

Discretionary Sales:	Discretionary Sales Percentage: 25%

B-B-4

Purchased Defaulted Security:	Maximum Purchased Defaulted Percentage: 2.5%

Short Positions:	Short Premium Excess Interest Haircut: 0%

Aggregate Excess Funded Spread:	Excess Funded Spread Threshold: 0.15%

Discount Obligation:	Discount Loan Minimum Price: 80%
Discount Bond Minimum Price: 75%
Discount Below B3 Loan Minimum Price: 85%
Discount Below B3 Bond Minimum Price: 80%

Funding Rate:	CP Conduit Spread: N/A

Interest Reserve Amount:	Interest Reserve Threshold: 10%

Lowest CCC Obligations:	Lowest CCC Threshold: 5%

Moody’s Diversity Test:	Moody’s Minimum Diversity Score: 40

Moody’s Minimum Weighted Average Recovery Rate Test:	Moody’s Minimum Recovery Rate: 44%

Moody’s Recovery Rate:	REIT Preferred Securities Recovery Rate: N/A

Principal Balance:	REIT Market Value Percentage: N/A
Discount Loan Reset Percentage: 90%
Discount Bond Reset Percentage: 85%
REIT Unpaid Interest Percentage: N/A

S&P Minimum Weighted Average Recovery Rate Test:	S&P Minimum Recovery Rate: 53%

Terminated Loss Short Position:	Terminated Loss Short Position Threshold: N/A

Weighted Average Life Test:	Weighted Average Life Maximum: 9

Hedge Agreement Requirements:	Rating Agency Confirmation

B-B-5